FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-207361-07

November 10, 2017 CSAIL 2017-CX10 Commercial Mortgage Trust Free Writing Prospectus Structural and Collateral Term Sheet Credit Suisse Commercial Mortgage Securities Corp. as Depositor Commercial Mortgage Pass-Through Certificates Series 2017-CX10 Column Financial, Inc. Natixis Real Estate Capital LLC Benefit Street Partners CRE Finance LLC as Sponsors and Mortgage Loan Sellers Credit Suisse Natixis Co-Lead Manager and Joint Bookrunner Co-Lead Manager and Joint Bookrunner THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC (SEC FILE NO. 333-207361) FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, CREDIT SUISSE WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL FREE 1-800-221-1037.

STATEMENT REGARDING ASSUMPTIONS AS TO

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and neither Credit Suisse Securities (USA) LLC nor the other underwriters (collectively, the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you prior to the time of sale, including as part of the Preliminary Prospectus referred to herein relating to the CSAIL 2017-CX10 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates (the “Offering Document”).  The information supersedes any such information previously delivered.  The information should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Free Writing Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the assumptions used in preparing the Computational Materials, or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters nor any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this Free Writing Prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings (Fitch/KBRA/S&P)	Approximate Initial Certificate Principal Balance or Notional Amount(1)	Approximate Initial Available Certificate Principal Balance or Notional Amount(1)(2)	Approximate Initial Retained Certificate Principal Balance or Notional Amount(1)(2)	Approximate Initial Credit Support	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	AAAsf/AAA(sf)/AAA(sf)	$14,888,000	$14,279,000	$609,000	30.000%	2.71	1 - 58	34.6%	18.3%
A-2	AAAsf/AAA(sf)/AAA(sf)	$81,680,000	$78,339,000	$3,341,000	30.000%	4.85	58 - 59	34.6%	18.3%
A-3	AAAsf/AAA(sf)/AAA(sf)	$143,190,000	$137,333,000	$5,857,000	30.000%	6.82	81 - 84	34.6%	18.3%
A-4	AAAsf/AAA(sf)/AAA(sf)	$135,893,000	$130,334,000	$5,559,000	30.000%	9.56	105 - 119	34.6%	18.3%
A-5	AAAsf/AAA(sf)/AAA(sf)	$203,841,000	$195,503,000	$8,338,000	30.000%	9.93	119 - 120	34.6%	18.3%
A-SB	AAAsf/AAA(sf)/AAA(sf)	$19,217,000	$18,431,000	$786,000	30.000%	6.89	59 - 105	34.6%	18.3%
X-A(7)	AAAsf/AAA(sf)/AAA(sf)	$691,723,000	$663,428,000	$28,295,000	NA	NA	NA	NA	NA
X-B(7)	A-sf/AAA(sf)/A-(sf)	$80,184,000	$76,903,000	$3,281,000	NA	NA	NA	NA	NA
A-S	AAAsf/AAA(sf)/AAA(sf)	$93,014,000	$89,209,000	$3,805,000	19.125%	9.96	120 - 120	40.0%	15.8%
B	AA-sf/AA-(sf)/AA-(sf)	$49,180,000	$47,168,000	$2,012,000	13.375%	9.96	120 - 120	42.8%	14.7%
C	A-sf/A-(sf)/A-(sf)	$31,004,000	$29,735,000	$1,269,000	9.750%	9.96	120 - 120	44.6%	14.2%

Privately Offered Certificates(8)

Class	Expected Ratings (Fitch/KBRA/S&P)	Approximate Initial Certificate Principal Balance or Notional Amount(1)	Approximate Initial Available Certificate Principal Balance or Notional Amount(1)(2)	Approximate Initial Retained Certificate Principal Balance or Notional Amount(1)(2)	Approximate Initial Credit Support	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
D	BBB-sf/BBB-(sf)/NR	$34,212,000	$32,812,000	$1,400,000	5.750%	9.96	120 - 120	46.6%	13.6%
X-E(7)	BB-sf/BB-(sf)/NR	$17,106,000	$16,406,000	$700,000	NA	NA	NA	NA	NA
E	BB-sf/BB-(sf)/NR	$17,106,000	$16,406,000	$700,000	3.750%	9.96	120 - 120	47.6%	13.3%
F	B-sf/B-(sf)/NR	$8,553,000	$8,203,000	$350,000	2.750%	9.96	120 - 120	48.1%	13.1%
NR	NR/NR/NR	$23,521,491	$22,559,000	$962,491	0.000%	9.96	120 - 120	49.5%	12.8%

(1)	Approximate, subject to a variance of plus or minus 5%.

(2)	On the Closing Date, the certificates (other than the Class R certificates) with the initial certificate balances or notional amounts, as applicable, set forth in the table under “Approximate Initial Retained Certificate Principal Balance or Notional Amount” are expected to be sold by the Underwriters and Initial Purchasers to Natixis as described in “Credit Risk Retention” in the Preliminary Prospectus relating to the Publicly Offered Certificates dated November 13, 2017 (the “Preliminary Prospectus”). Additionally, with respect to the Class E, Class F and Class NR certificates, the Approximate Initial Available Certificate Principal Balance or Notional Amount of each of the Class E, Class F and Class NR certificates is subject to change based on final pricing of all certificates and the final determination of the portion of the Class F and Class NR certificates that will be retained by the retaining third-party purchaser or its “majority-owned affiliate” as part of the retaining sponsor’s satisfaction of its U.S. risk retention requirements (such retained portion, the “HRR Certificates”). For more information regarding the methodology, key inputs and assumptions used to determine the sizing of the HRR Certificates, see “Credit Risk Retention” in the Preliminary Prospectus.

(3)	Assumes 0% CPR / 0% CDR and a November 30, 2017 closing date. Based on “Modeling Assumptions” as described in the Preliminary Prospectus. Capitalized terms used but not defined herein have the meanings ascribed to them in the Preliminary Prospectus.

(4)	The “Certificate Principal to Value Ratio” for any class (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial certificate principal balance of such class of certificates and all classes of principal balance certificates senior to such class of certificates and the denominator of which is the total initial certificate principal balance of all of the principal balance certificates. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those classes as if they were a single class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

(5)	The “Underwritten NOI Debt Yield” for any class (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) the total initial certificate principal balance of all of the classes of principal balance certificates divided by the total initial certificate principal balance for such class and all classes of principal balance certificates senior to such class of certificates. The Underwritten NOI Debt Yield for each class of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates is calculated in the aggregate for those classes as if they were a single class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

(6)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates are represented in the aggregate.

(7)	The notional amounts of the Class X-A, Class X-B and Class X-E certificates (collectively, the “Class X Certificates”) are described in the Preliminary Prospectus.

(8)	The Class Z and Class R certificates are not shown above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Summary of Transaction Terms

Securities:	$855,299,491 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.
Managers and Bookrunners:	Credit Suisse Securities (USA) LLC and Natixis Securities Americas LLC, as Co-Lead Managers and Joint Bookrunners.
Mortgage Loan Sellers:	Column Financial, Inc. (“Column”) (45.3%), Natixis Real Estate Capital LLC (“Natixis”) (36.4%) and Benefit Street Partners CRE Finance LLC (“BSP”) (18.3%).
Master Servicer:	KeyBank National Association (“KeyBank”).
Special Servicer:	CW Capital Asset Management LLC (“CWCapital”).
Directing Certificateholder:	Eightfold Real Estate Capital Fund V, L.P. or another affiliate of Eightfold Real Estate Capital, L.P.
Trustee:	Wells Fargo Bank, National Association (“Wells Fargo”).
Certificate Administrator:	Wells Fargo.
Operating Advisor:	Park Bridge Lender Services LLC (“Park Bridge”).
Asset Representations Reviewer:	Park Bridge.
U.S. Credit Risk Retention:	For a discussion of the manner by which Natixis, as retaining sponsor, intends to satisfy the credit risk requirements of the Credit Risk Retention Rules, see “Credit Risk Retention” in the Preliminary Prospectus. Note that this securitization transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Risk Retention Consultation Party:	Natixis.
Closing Date:	On or about November 30, 2017.
Cut-off Date:	With respect to each mortgage loan, the respective due date for the monthly debt service payment that is due in November 2017 (or, in the case of any mortgage loan that has its first due date after November 2017, the date that would have been its due date in November 2017 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month).
Distribution Date:	The 4th business day following each Determination Date, commencing in December 2017.
Determination Date:	11th day of each month, or if the 11th day is not a business day, then the business day immediately following such 11th day, commencing in December 2017.
Rated Final Distribution Date:	The Distribution Date in November 2050.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC regular interests for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C certificates will be offered publicly (the “Publicly Offered Certificates”). The Class X-E, Class D, Class E, Class F, Class NR and Class R certificates (the “Privately Offered Certificates”) and the Class Z certificates will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors and to institutions that are not U.S. Persons pursuant to Regulation S.
SMMEA Status:	The certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	1% clean-up call (calculated without regard to the 237 East Fordham Road mortgage loan, if the clean-up call occurs after December 2027 and such mortgage loan remains an asset of the trust fund).
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A and Class X-B certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be available on Bloomberg Financial Markets, L.P., CMBS.com, Inc., Thomson Reuters Corporation, Trepp, LLC, Intex Solutions, Inc., Moody’s Analytics, RealINSIGHT and BlackRock Financial Management, Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Collateral Characteristics(1)

Loan Pool
Initial Pool Balance (“IPB”)(2):	$855,299,491
Number of Mortgage Loans:	31
Number of Mortgaged Properties:	76
Average Cut-off Date Balance per Mortgage Loan:	$27,590,306
Weighted Average Current Mortgage Rate:	4.1280%
10 Largest Mortgage Loans as % of IPB:	62.6%
Weighted Average Remaining Term to Maturity(3):	107
Weighted Average Seasoning:	1
Credit Statistics
Weighted Average UW NCF DSCR(4)(5):	2.67x
Weighted Average UW NOI Debt Yield(4):	12.8%
Weighted Average Cut-off Date LTV(4)(6):	49.5%
Weighted Average Maturity Date LTV(3)(4)(6):	46.6%
Other Statistics
% of Credit Assessment Mortgage Loans(7):	29.9%
% of Mortgage Loans with Additional Debt:	27.5%
% of Mortgaged Properties with Single Tenants:	8.9%
Amortization
Weighted Average Original Amortization Term(8):	358
Weighted Average Remaining Amortization Term(8):	356
% of Mortgage Loans with Interest-Only:	61.2%
% of Mortgage Loans with Amortizing Balloon:	20.9%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	11.0%
% of Mortgage Loans with IO-Balloon, ARD:	6.9%
Cash Management(9)
% of Mortgage Loans with In-Place, Hard Lockboxes:	77.4%
% of Mortgage Loans with Springing Lockbox:	12.8%
% of Mortgage Loans with In-Place, Soft Springing Hard Lockboxes:	9.0%
% of Mortgage Loans with No Lockbox:	0.8%
Reserves
% of Mortgage Loans Requiring Upfront or Ongoing Tax Reserves:	56.3%
% of Mortgage Loans Requiring Upfront or Ongoing Insurance Reserves:	54.5%
% of Mortgage Loans Requiring Upfront or Ongoing CapEx Reserves(10):	45.2%
% of Mortgage Loans Requiring Upfront or Ongoing TI/LC Reserves(11):	67.3%

(1)	Expect where expressly stated, otherwise, statistical information in this term sheet does not include the Yorkshire & Lexington Towers trust subordinate companion loan or The Standard Highline NYC trust subordinate companion loan.

(2)	Subject to a permitted variance of plus or minus 5%.

(3)	In the case of Loan Nos. 8 and 19, with anticipated repayment dates, Remaining Term to Maturity and Maturity Date LTV are calculated through or as of, as applicable, the related anticipated repayment date.

(4)	In the case of Loan Nos. 1, 2, 3, 5, 6, 8, 10, 11, 12, 13, 14, 15 and 17, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan(s). In the case of Loan Nos. 3, 5, 7 and 8, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan(s) or other subordinate indebtedness. In the case of Loan Nos. 3, 8 and 10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the mezzanine loan.

(5)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. In the case of Loan No. 10, the loan pays according to a fixed amortization schedule.

(6)	In the case of Loan No. 15, the Cut-off Date LTV and Maturity Date LTV are calculated based upon a portfolio level appraised value.

(7)	Includes loans that at least one of Fitch and KBRA have indicated, in the context of its inclusion in the Initial Pool Balance, are expected to have credit characteristics consistent with an investment grade obligation. S&P does not provide credit assessments on underlying loans.

(8)	Excludes eighteen (18) mortgage loans that are interest-only or interest-only, ARD for the entire term.

(9)	For a detailed description of cash management, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts—Lockbox Accounts” in the Preliminary Prospectus.

(10)	CapEx Reserves include FF&E reserves for hospitality properties.

(11)	Calculated only with respect to Cut-off Date Balance of mortgage loans secured by industrial, office, mixed use and retail properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Collateral Characteristics

Originator	Sponsor	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB
Column (1)(2)	Column	8	19	$387,452,843	45.3%
Natixis(3)	Natixis	13	24	310,942,664	36.4
BSP(4)	BSP	10	33	156,903,985	18.3
Total:		31	76	$855,299,491	100.0%

(1)	Loan No. 2, originated by Column, represents approximately 8.5% of the IPB, is part of a whole loan that was co-originated by Column and Citi Real Estate Funding Inc.

(2)	Loan No. 6, originated by Column, representing approximately 5.8% of IPB, is part of a whole loan that was co-originated by Column, JPMorgan Chase Bank, National Association and Cantor Commercial Real Estate Lending, L.P.

(3)	Loan No. 3, originated by Natixis, representing approximately 7.0% of IPB, is part of a whole loan that was co-originated by Natixis and UBS AG.

(4)	Loan No. 14, originated by BSP, representing approximately 3.3% of IPB, is part of a whole loan that was co-originated by BSP and JPMorgan Chase Bank, National Association.

Ten Largest Mortgage Loans

No.	Loan Name	Mortgage Loan Seller	No. of Properties	Cut-off Date Balance	% of IPB	SF/ Rooms/ Units	Property Type	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)(3)	Credit Assessment (Fitch/KBRA)
1	Park Center Phase I	Column	1	$78,000,000	9.1%	590,926	Office	3.17x	10.8%	51.4%	51.4%	NR / NR
2	GNL Portfolio	Column	12	73,000,000	8.5	2,620,673	Various	2.22x	10.8%	57.9%	57.9%	NR / NR
3	Yorkshire & Lexington Towers	Natixis	2	60,000,000	7.0	827	Multifamily	4.28x	12.0%	22.5%	22.5%	BBB / BBB
4	Westin Times Square Fee	Column	1	57,000,000	6.7	17,574	Other	1.87x	6.7%	45.2%	45.2%	NR / BBB-
5	One California Plaza	Column	1	50,000,000	5.8	1,047,062	Office	4.42x	18.9%	29.6%	29.6%	A- / A
6	Lehigh Valley Mall	Column	1	50,000,000	5.8	545,233	Retail	2.07x	12.5%	44.9%	35.8%	NR / NR
7	The Standard Highline NYC	Natixis	1	45,000,000	5.3	338	Hotel	5.94x	38.0%	13.2%	13.2%	A / AAA
8	Centre 425 Bellevue	Natixis	1	44,000,000	5.1	356,909	Office	3.85x	16.2%	29.7%	29.7%	BBB+ / A
9	379 West Broadway	Column	1	42,000,000	4.9	69,392	Office	1.60x	7.9%	52.5%	52.5%	NR / NR
10	600 Vine	Natixis	1	35,998,538	4.2	578,893	Office	1.47x	10.4%	74.4%	64.1%	NR / NR
Top 3 Total/Weighted Average			15	$211,000,000	24.7%			3.16x	11.1%	45.4%	45.4%
Top 5 Total/Weighted Average			17	$318,000,000	37.2%			3.13x	11.6%	42.9%	42.9%
Top 10 Total/Weighted Average			22	$534,998,538	62.6%			3.09x	13.9%	42.4%	40.8%

(1)	In the case of Loan Nos. 1, 2, 3, 5, 6, 8 and 10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan(s). In the case of Loan Nos. 3, 5, 7 and 8, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan(s) or other subordinate indebtedness. In the case of Loan Nos. 3, 8, and 10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the mezzanine loan.

(2)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

(3)	In the case of Loan No. 8, with an anticipated repayment date, Maturity Date LTV is calculated through or as of, as applicable, the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Companion Loan Summary

No.	Loan Name	Trust Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Whole Loan Cut-off Date Balance(1)(2)	Lead Pooling and Servicing Agreement	Master Servicer	Special Servicer
1	Park Center Phase I	$78,000,000	$80,000,000	$158,000,000	CSAIL 2017-CX9	Wells Fargo	Rialto
2	GNL Portfolio	$73,000,000	$114,000,000	$187,000,000	CSAIL 2017-CX10	KeyBank	CWCapital
3	Yorkshire & Lexington Towers	$60,000,000	$140,000,000	$400,000,000	CSAIL 2017-CX10	KeyBank	CWCapital
5	One California Plaza	$50,000,000	$86,000,000	$300,000,000	CSMC 2017-CALI	KeyBank	Cohen
6	Lehigh Valley Mall	$50,000,000	$150,000,000	$200,000,000	CSAIL 2017-CX10(3)	KeyBank	CWCapital
8	Centre 425 Bellevue	$44,000,000	$50,000,000	$208,450,000	UBS 2017-C5(4)	Midland	Midland
10	600 Vine	$35,998,538	$16,799,318	$52,797,856	CSAIL 2017-CX10	KeyBank	CWCapital
11	300 Montgomery	$30,000,000	$36,000,000	$66,000,000	CSAIL 2017-CX9	Wells Fargo	Rialto
12	Garden Multifamily Portfolio	$29,333,985	$27,842,426	$57,176,411	CSAIL 2017-CX10	KeyBank	CWCapital
13	333 North Bedford	$28,844,126	$29,333,009	$58,177,135	WFCM 2016-NXS6	Wells Fargo	CWCapital
14	Miracle Mile	$28,000,000	$28,000,000	$56,000,000	CSAIL 2017-CX10	KeyBank	CWCapital
15	Totowa Commerce Center	$26,750,000	$25,000,000	$51,750,000	CSAIL 2017-CX10	KeyBank	CWCapital
17	The Boulders Resort & Spa	$22,952,843	$49,897,484	$72,850,326	CSAIL 2017-CX9	Wells Fargo	Rialto

(1)	In the case of Loan Nos. 3, 5 and 8, includes subordinate debt of one or more B notes.

(2)	In the case of Loan Nos. 3, 8 and 10, excludes one or more mezzanine loans.

(3)	The master servicer and special servicer under the CSAIL 2017-CX10 pooling and servicing agreement will initially service the related whole loan. The controlling Companion Loan is currently held by JPMorgan Chase Bank, National Association and is expected to be contributed to one or more future securitization trusts. Prior to the securitization of the controlling Companion Loan, JPMorgan Chase Bank, National Association will remain the controlling holder of the whole loan. Following the securitization of the controlling Companion Loan, the rights of the controlling holder of the whole loan are expected to be exercised by the directing certificateholder (or an equivalent entity) with respect to such other securitization (prior to a control termination event (or the equivalent thereof) with respect to such other securitization) under the related pooling and servicing agreement for such securitization and the master servicer and the special servicer for the whole loan will be the master servicer and the special servicer for such other securitization.

(4)	The master servicer and special servicer under the UBS 2017-C5 pooling and servicing agreement will initially service the related whole loan. The controlling Companion Loan is currently held by Natixis and is expected to be contributed to one or more future securitization trusts. Prior to the securitization of the controlling Companion Loan, Natixis will remain the controlling holder of the whole loan. Following the securitization of the controlling Companion Loan, the rights of the controlling holder of the whole loan are expected to be exercised by the directing certificateholder (or an equivalent entity) with respect to such other securitization (prior to a control termination event (or the equivalent thereof) with respect to such other securitization) under the related pooling and servicing agreement for such securitization and the master servicer and the special servicer for the whole loan will be the master servicer and the special servicer for such other securitization.

Additional Subordinate and Mezzanine Debt Summary

No.	Loan Name	Trust Cut-off Date Balance	Subordinate and Mezzanine Debt Cut-off Date Balance(1)	Total Debt Cut-off Date Balance(1)(2)	Mortgage Loan UW NCF DSCR	Total Debt UW NCF DSCR	Mortgage Loan Cut-off Date LTV	Total Debt Cut-off Date LTV	Mortgage Loan UW NOI Debt Yield	Total Debt UW NOI Debt Yield
3	Yorkshire & Lexington Towers	$60,000,000	$350,000,000	$550,000,000	4.28x	1.04x	22.5%	61.8%	12.0%	4.4%
5	One California Plaza	$50,000,000	$164,000,000	$300,000,000	4.42x	2.00x	29.6%	65.4%	18.9%	8.6%
7	The Standard Highline NYC	$45,000,000	$125,000,000	$170,000,000	5.94x	1.76x	13.2%	50.0%	38.0%	10.1%
8	Centre 425 Bellevue	$44,000,000	$172,050,000	$266,050,000	3.85x	1.15x	29.7%	84.2%	16.2%	5.7%
10	600 Vine	$35,998,538	$5,899,760	$58,697,617	1.47x	1.19x	74.4%	82.7%	10.4%	9.3%

(1)	In the case of Loan Nos. 3, 5, 7, 8 and 10, the subordinate debt includes one or more B notes and/or one or more mezzanine loans.

(2)	Includes the mortgage loan in this securitization, pari passu loans, subordinate debt and mezzanine debt.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
Office
	CBD	5	$201,998,538	23.6%	91.6%	2.91x	13.1%	46.2%	44.3%
	Suburban	14	163,335,288	19.1	97.4%	2.83x	11.9%	54.6%	54.5%
	Subtotal	19	$365,333,826	42.7%	94.2%	2.87x	12.6%	49.9%	48.9%
Multifamily
	High-Rise	2	$60,000,000	7.0%	92.0%	4.28x	12.0%	22.5%	22.5%
	Garden	19	59,533,985	7.0	95.7%	1.38x	9.3%	68.8%	58.4%
	Mid-Rise	1	6,300,000	0.7	91.7%	1.57x	7.1%	61.2%	61.2%
	Subtotal	22	$125,833,985	14.7%	93.7%	2.77x	10.5%	46.3%	41.4%
Retail
	Super Regional Mall	1	$50,000,000	5.8%	83.9%	2.07x	12.5%	44.9%	35.8%
	Anchored	1	28,000,000	3.3	97.7%	1.52x	9.7%	69.5%	63.4%
	Community Center	1	15,000,000	1.8	100.0%	3.19x	12.9%	40.8%	40.8%
	Single Tenant	1	1,750,000	0.2	100.0%	1.77x	9.4%	47.4%	47.4%
	Subtotal	4	$94,750,000	11.1%	90.8%	2.08x	11.7%	51.6%	44.9%
Hotel
	Full Service	1	$45,000,000	5.3%	90.9%	5.94x	38.0%	13.2%	13.2%
	Resort	1	22,952,843	2.7	73.8%	1.61x	13.2%	55.9%	52.0%
	Subtotal	2	$67,952,843	7.9%	85.1%	4.48x	29.6%	27.6%	26.3%
Industrial
	Flex	16	$36,368,910	4.3%	95.0%	1.94x	10.9%	68.8%	64.2%
	Distribution	3	17,330,668	2.0	100.0%	2.22x	10.8%	57.9%	57.9%
	Single Tenant	1	5,972,727	0.7	100.0%	2.22x	10.8%	57.9%	57.9%
	Warehouse	1	3,528,984	0.4	100.0%	2.22x	10.8%	57.9%	57.9%
	Subtotal	21	$63,201,290	7.4%	97.1%	2.06	10.8%	64.1%	61.5%
Mixed Use
	Office/Retail/ Warehouse	1	$28,844,126	3.4%	90.0%	1.63x	9.9%	61.4%	49.5%
	Office/Retail	2	18,450,000	2.2	83.6%	2.04x	12.2%	55.5%	49.4%
	Office/Industrial	2	12,433,422	1.5	100.0%	2.22x	10.8%	57.9%	57.9%
	Subtotal	5	$59,727,548	7.0%	90.1%	1.88x	10.8%	58.9%	51.2%
Other
	Leased Fee	1	$57,000,000	6.7%	100.0%	1.87x	6.7%	45.2%	45.2%
	Subtotal	1	$57,000,000	6.7%	100.0%	1.87x	6.7%	45.2%	45.2%
Manufactured Housing
	MHC	1	$14,500,000	1.7%	100.0%	1.53x	7.1%	63.0%	63.0%
	RVC	1	7,000,000	0.8	86.5%	1.57x	11.9%	56.3%	43.0%
	Subtotal	2	$21,500,000	2.5%	95.6%	1.54x	8.7%	60.8%	56.5%
Total / Wtd. Avg.:		76	$855,299,491	100.0%	93.4%	2.67x	12.8%	49.5%	46.6%

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 1, 2, 3, 5, 6, 8, 10, 11, 12, 13, 14, 15 and 17, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan(s). In the case of Loan Nos. 3, 5, 7 and 8, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan(s) or other subordinate indebtedness. In the case of Loan Nos. 3, 8 and 10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the mezzanine loan.

(3)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. In the case of Loan No.10, the loan pays according to a fixed amortization schedule.

(4)	In the case of Loan No. 15, the Cut-off Date LTV and Maturity Date LTV are calculated based upon a portfolio-level appraised value.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgaged Properties by Location(1)

State	Number of Properties	Cut-off Date Principal Balance	% of IPB	Weighted Average
				Occupancy	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
NY	9	$261,707,628	30.6%	95.3%	3.13x	14.3%	38.0%	36.6%
GA	4	87,837,461	10.3	99.2%	2.96x	10.6%	53.5%	52.5%
CA	2	80,000,000	9.4	87.8%	3.72x	15.4%	39.2%	39.2%
PA	3	79,928,449	9.3	89.1%	1.88x	11.5%	53.9%	46.0%
OH	13	73,772,757	8.6	86.8%	1.92x	11.6%	66.1%	58.8%
WA	2	54,500,000	6.4	100.0%	3.35x	14.7%	36.2%	34.8%
NJ	13	50,886,845	5.9	96.8%	1.87x	10.2%	66.8%	63.3%
MD	7	25,750,000	3.0	85.8%	2.42x	13.3%	54.5%	50.1%
AZ	1	22,952,843	2.7	73.8%	1.61x	13.2%	55.9%	52.0%
MI	4	20,309,746	2.4	99.0%	2.01x	10.4%	61.2%	58.1%
TX	4	17,694,118	2.1	97.3%	1.94x	10.6%	60.1%	56.3%
IL	1	15,190,000	1.8	97.1%	2.03x	11.7%	64.4%	64.4%
DE	1	14,500,000	1.7	100.0%	1.53x	7.1%	63.0%	63.0%
FL	1	10,430,000	1.2	88.1%	3.42x	17.4%	59.0%	59.0%
IN	3	7,426,578	0.9	96.2%	1.76x	10.0%	64.9%	58.5%
NC	1	7,000,000	0.8	86.5%	1.57x	11.9%	56.3%	43.0%
TN	1	6,648,075	0.8	100.0%	2.22x	10.8%	57.9%	57.9%
SC	1	5,000,000	0.6	95.4%	1.52x	10.5%	70.4%	57.6%
DC	1	4,300,000	0.5	100.0%	1.78x	8.7%	62.3%	62.3%
KY	2	3,576,195	0.4	92.6%	1.33x	9.3%	71.3%	59.0%
WV	1	3,119,091	0.4	100.0%	2.22x	10.8%	57.9%	57.9%
MN	1	2,769,706	0.3	100.0%	2.22x	10.8%	57.9%	57.9%
Total/ Wtd. Avg.:	76	$855,299,491	100.0%	93.4%	2.67x	12.8%	49.5%	46.6%

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 1, 2, 3, 5, 6, 8, 10, 11, 12, 13, 14, 15 and 17, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan(s). In the case of Loan Nos. 3, 5, 7 and 8, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan(s) or other subordinate indebtedness. In the case of Loan Nos. 3, 8 and 10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the mezzanine loan.

(3)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. In the case of Loan No. 10, the loan pays according to a fixed amortization schedule.

(4)	In the case of Loan No. 15, the Cut-off Date LTV and Maturity Date LTV are calculated based upon a portfolio-level appraised value.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Cut-off Date Principal Balance

				Weighted Average
Range of Principal Balances	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)(4)
$1,750,000 - $9,999,999	7	$39,050,000	4.6%	4.8911%	120	1.57x	9.7%	63.3%	56.2%
$10,000,000 - $19,999,999	7	91,370,000	10.7	4.4835%	114	2.32x	11.9%	56.7%	54.7%
$20,000,000 - $29,999,999	6	159,880,953	18.7	4.4745%	107	1.74x	10.9%	64.5%	57.3%
$30,000,000 - $49,999,999	5	196,998,538	23.0	4.4563%	119	3.22x	17.4%	42.9%	41.0%
$50,000,000 - $69,999,999	4	217,000,000	25.4	3.4897%	95	3.17x	12.3%	35.3%	33.2%
$70,000,000 - $78,000,000	2	151,000,000	17.7	3.8375%	100	2.71x	10.8%	54.5%	54.5%
Total/Wtd. Avg.:	31	$855,299,491	100.0%	4.1280%	107	2.67x	12.8%	49.5%	46.6%

Mortgage Interest Rates

				Weighted Average
Range of Mortgage Interest Rates	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)(4)
2.7400% - 3.9999%	7	$318,844,126	37.3%	3.4187%	92	3.15x	11.5%	42.2%	41.1%
4.0000% - 4.4999%	12	332,228,538	38.8	4.2436%	120	2.30x	12.2%	55.8%	51.7%
4.5000% - 4.9999%	5	76,300,000	8.9	4.7269%	120	1.55x	8.0%	57.7%	55.8%
5.0000% - 5.6400%	7	127,926,827	15.0	5.2383%	103	3.10x	20.5%	46.1%	41.4%
Total/Wtd. Avg.:	31	$855,299,491	100.0%	4.1280%	107	2.67x	12.8%	49.5%	46.6%

Original Term to Maturity/ARD in Months

				Weighted Average
Original Term to Maturity/ARD in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)(4)
60	2	$82,952,843	9.7%	3.4982%	59	3.54x	12.3%	31.7%	30.7%
84	3	143,190,000	16.7	3.6767%	82	3.49x	13.7%	45.2%	45.2%
120	26	629,156,649	73.6	4.3137%	119	2.37x	12.6%	52.8%	49.0%
Total/Wtd. Avg.:	31	$855,299,491	100.0%	4.1280%	107	2.67x	12.8%	49.5%	46.6%

(1)	In the case of Loan Nos. 8 and 19, with an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are calculated through or as of, as applicable, the related anticipated repayment date.

(2)	In the case of Loan Nos. 1, 2, 3, 5, 6, 8, 10, 11, 12, 13, 14, 15 and 17, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan(s). In the case of Loan Nos. 3, 5, 7 and 8, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan(s) or other subordinate indebtedness. In the case of Loan Nos. 3, 8 and 10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the mezzanine loan.

(3)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. In the case of Loan No. 10, the loan pays according to a fixed amortization schedule.

(4)	In the case of Loan No. 15, the Cut-off Date LTV and Maturity Date LTV are calculated based upon a portfolio-level appraised value.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Remaining Term to Maturity/ARD in Months

				Weighted Average
Remaining Term to Maturity/ARD in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)(4)
58 - 60	2	$82,952,843	9.7%	3.4982%	59	3.54x	12.3%	31.7%	30.7%
61 - 119	13	368,796,649	43.1	4.0228%	103	2.47x	11.7%	57.7%	53.4%
120	16	403,550,000	47.2	4.3535%	120	2.67x	13.8%	45.5%	43.7%
Total/Wtd. Avg.:	31	$855,299,491	100.0%	4.1280%	107	2.67x	12.8%	49.5%	46.6%

Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)(4)
Interest Only	18	$582,070,000	68.1%	3.9747%	104	3.15x	13.7%	43.2%	43.2%
300	1	7,000,000	0.8	5.6400%	120	1.57x	11.9%	56.3%	43.0%
360	12	266,229,491	31.1	4.4233%	112	1.64x	10.7%	63.0%	54.2%
Total/Wtd. Avg.:	31	$855,299,491	100.0%	4.1280%	107	2.67x	12.8%	49.5%	46.6%

Remaining Amortization Term in Months

				Weighted Average
Remaining Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)(4)
Interest Only	18	$582,070,000	68.1%	3.9747%	104	3.15x	13.7%	43.2%	43.2%
270 - 359	5	124,129,491	14.5	4.6122%	103	1.51x	10.6%	66.2%	56.1%
360	8	149,100,000	17.4	4.3232%	119	1.75x	10.9%	60.1%	52.1%
Total/Wtd. Avg.:	31	$855,299,491	100.0%	4.1280%	107	2.67x	12.8%	49.5%	46.6%

(1)	In the case of Loan Nos. 8 and 19, with an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are calculated through or as of, as applicable, the related anticipated repayment date.

(2)	In the case of Loan Nos. 1, 2, 3, 5, 6, 8, 10, 11, 12, 13, 14, 15 and 17, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan(s). In the case of Loan Nos. 3, 5, 7 and 8, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan(s) or other subordinate indebtedness. In the case of Loan Nos. 3, 8 and 10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the mezzanine loan.

(3)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. In the case of Loan No. 10, the loan pays according to a fixed amortization schedule.

(4)	In the case of Loan No. 15, the Cut-off Date LTV and Maturity Date LTV are calculated based upon a portfolio-level appraised value.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)(4)
Interest Only	16	$523,070,000	61.2%	3.9612%	103	3.09x	13.5%	44.4%	44.4%
Balloon	7	179,129,491	20.9	4.4634%	108	1.67x	11.1%	60.4%	50.5%
IO-Balloon	6	94,100,000	11.0	4.4375%	119	1.59x	10.1%	67.5%	60.6%
IO-Balloon, ARD	2	59,000,000	6.9	4.0941%	120	3.68x	15.4%	32.5%	32.5%
Total/Wtd. Avg.:	31	$855,299,491	100.0%	4.1280%	107	2.67x	12.8%	49.5%	46.6%

Interest Only Periods(5)

				Weighted Average
Interest Only Periods	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)(4)
24 - 48	4	$39,350,000	4.6%	4.6649%	119	1.66x	10.7%	61.2%	53.4%
49 - 119	6	257,940,000	30.2	3.5856%	85	3.26x	12.5%	45.6%	44.3%
120	14	378,880,000	44.3	4.2828%	120	2.85x	14.0%	45.7%	45.7%
Total/Wtd. Avg.:	24	$676,170,000	79.1%	4.0391%	106	2.93x	13.2%	46.6%	45.6%

Underwritten Net Cash Flow Debt Service Coverage Ratios

				Weighted Average
Underwritten Net Cash Flow Debt Service Coverage Ratios	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)(4)
1.26x - 1.49x	4	$82,532,523	9.6%	4.6582%	117	1.38x	9.6%	71.5%	61.1%
1.50x - 1.74x	10	189,346,968	22.1	4.5452%	110	1.58x	9.6%	62.2%	56.9%
1.75x - 1.99x	3	63,050,000	7.4	3.6368%	120	1.86x	6.9%	46.5%	46.5%
2.00x - 2.99x	7	217,940,000	25.5	4.2013%	117	2.32x	11.8%	53.8%	51.2%
3.00x - 5.94x	7	302,430,000	35.4	3.7716%	92	4.12x	17.6%	33.0%	33.0%
Total/Wtd. Avg.:	31	$855,299,491	100.0%	4.1280%	107	2.67x	12.8%	49.5%	46.6%

(1)	In the case of Loan Nos. 8 and 19, with an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are calculated through or as of, as applicable, the related anticipated repayment date.

(2)	In the case of Loan Nos. 1, 2, 3, 5, 6, 8, 10, 11, 12, 13, 14, 15 and 17, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan(s). In the case of Loan Nos. 3, 5, 7 and 8, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan(s) or other subordinate indebtedness. In the case of Loan Nos. 3, 8 and 10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the mezzanine loan.

(3)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. In the case of Loan No. 10, the loan pays according to a fixed amortization schedule.

(4)	In the case of Loan No. 15, the Cut-off Date LTV and Maturity Date LTV are calculated based upon a portfolio-level appraised value.

(5)	Excluding seven (7) loans that have no interest-only period during the loan term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LTV Ratios as of the Cut-off Date

				Weighted Average
Range of Cut-off Date LTVs	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)(4)
13.2% - 49.9%	8	$322,750,000	37.7%	3.8595%	103	3.64x	16.4%	31.8%	30.4%
50.0% - 54.9%	4	158,150,000	18.5	3.9307%	101	2.63x	10.9%	51.8%	51.0%
55.0% - 59.9%	6	154,982,843	18.1	4.4298%	110	2.29x	11.6%	56.9%	55.7%
60.0% - 64.9%	6	79,634,126	9.3	4.3993%	108	1.64x	9.2%	62.6%	57.3%
65.0% - 69.9%	3	42,700,000	5.0	4.4859%	119	1.52x	9.7%	68.7%	62.0%
70.0% - 74.8%	4	97,082,523	11.4	4.4799%	117	1.45x	9.9%	73.4%	63.3%
Total/Wtd. Avg.:	31	$855,299,491	100.0%	4.1280%	107	2.67x	12.8%	49.5%	46.6%

LTV Ratios as of the Maturity Date

				Weighted Average
Range of Maturity/ARD Date LTVs	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)(4)
13.2% - 34.9%	4	$199,000,000	23.3%	3.8935%	93	4.60x	20.6%	23.8%	23.8%
35.0% - 44.9%	3	72,000,000	8.4	4.1831%	120	2.26x	12.5%	45.2%	37.5%
45.0% - 54.9%	8	268,696,968	31.4	3.9658%	102	2.27x	10.1%	51.7%	49.7%
55.0% - 59.9%	8	177,863,985	20.8	4.3771%	119	2.14x	10.7%	60.6%	57.4%
60.0% - 68.2%	8	137,738,538	16.1	4.4325%	115	1.57x	9.6%	70.0%	64.4%
Total/Wtd. Avg.:	31	$855,299,491	100.0%	4.1280%	107	2.67x	12.8%	49.5%	46.6%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)(4)
Defeasance	23	$477,110,953	55.8%	4.1844%	104	2.45x	11.9%	50.9%	46.5%
Yield Maintenance	5	241,190,000	28.2	4.1473%	105	3.25x	15.8%	47.5%	47.5%
Defeasance/Yield Maintenance	3	136,998,538	16.0	3.8976%	119	2.40x	10.7%	47.9%	45.2%
Total/Wtd. Avg.:	31	$855,299,491	100.0%	4.1280%	107	2.67x	12.8%	49.5%	46.6%

(1)	In the case of Loan Nos. 8 and 19, with an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are calculated through or as of, as applicable, the related anticipated repayment date.

(2)	In the case of Loan Nos. 1, 2, 3, 5, 6, 8, 10, 11, 12, 13, 14, 15 and 17, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan(s). In the case of Loan Nos. 3, 5, 7 and 8, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan(s) or other subordinate indebtedness. In the case of Loan Nos. 3, 8 and 10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the mezzanine loan.

(3)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. In the case of Loan No. 10, the loan pays according to a fixed amortization schedule.

(4)	In the case of Loan No. 15, the Cut-off Date LTV and Maturity Date LTV are calculated based upon a portfolio-level appraised value.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)(4)
Refinance	20	$573,379,491	67.0%	4.0712%	107	2.41x	11.2%	50.1%	46.6%
Acquisition	11	281,920,000	33.0	4.2435%	107	3.19x	15.9%	48.1%	46.7%
Total/Wtd. Avg.:	31	$855,299,491	100.0%	4.1280%	107	2.67x	12.8%	49.5%	46.6%

(1)	In the case of Loan Nos. 8 and 19, with an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are calculated through or as of, as applicable, the related anticipated repayment date.

(2)	In the case of Loan Nos. 1, 2, 3, 5, 6, 8, 10, 11, 12, 13, 14, 15 and 17, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan(s). In the case of Loan Nos. 3, 5, 7 and 8, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan(s) or other subordinate indebtedness. In the case of Loan Nos. 3, 8 and 10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the mezzanine loan.

(3)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. In the case of Loan Nos 10, the loan pays according to a fixed amortization schedule.

(4)	In the case of Loan No. 15, the Cut-off Date LTV and Maturity Date LTV are calculated based upon a portfolio-level appraised value.

Previous Securitization History(1)

No.	Loan / Property Name	Location	Property Type	Previous Securitization
4	Westin Times Square Fee	New York, NY	Other	WFRBS 2014-LC14
7	The Standard Highline NYC	New York, NY	Hotel	COMM 2011-FL1
10	600 Vine	Cincinnati, OH	Office	JPMCC 2014-FL6
13	333 North Bedford	Mount Kisco; Bedford, NY	Mixed Use	UBSC 2011-C1
17	The Boulders Resort Spa	Scottsdale, AZ	Hotel	WBCMT 2007-WHL8

(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database. While loans secured by the above mortgaged properties may have been securitized multiple times in prior transactions, mortgage loans in this securitization are only listed in the above chart if the mortgage loan in this securitization paid off a loan in another securitization.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Class A-2(1)

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity/ARD Balance	% of Certificate Class	Original Loan Term	Remaining Loan Term	UW NCF DSCR(2)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(2)
3	Yorkshire & Lexington Towers	New York, NY	$60,000,000	7.0%	$60,000,000	72.3%	60	59	4.28x	12.0%	22.5%	22.5%
17	The Boulders Resort & Spa	Scottsdale, AZ	22,952,843	2.7	21,360,790	27.7	60	58	1.61x	13.2%	55.9%	52.0%
	Total / Wtd. Avg.:	$82,952,843		9.7%	$81,360,790	100.0%	60	59	3.54x	12.3%	31.7%	30.7%

Class A-3(1)

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity/ARD Balance	% of Certificate Class	Original Loan Term	Remaining Loan Term	UW NCF DSCR(2)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(2)
1	Park Center Phase I	Dunwoody, GA	$78,000,000	9.1%	$78,000,000	54.5%	84	81	3.17x	10.8%	51.4%	51.4%
5	One California Plaza	Los Angeles, CA	50,000,000	5.8	50,000,000	34.9	84	84	4.42x	18.9%	29.6%	29.6%
18	701 East 22nd Street	Lombard, IL	15,190,000	1.8	15,190,000	10.6	84	84	2.03x	11.7%	64.4%	64.4%
	Total / Wtd. Avg.:	$143,190,000		16.7%	$143,190,000	100.0%	84	82	3.49x	13.7%	45.2%	45.2%

(1)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the majority of the principal balance of the Class A-3 certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments prior to the maturity date, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each class of certificates, including the Class A-3 certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.

(2)	In the case of Loan Nos. 1, 3, 5 and 17 the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan(s). In the case of Loan Nos. 3 and 5, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan(s) or other subordinate indebtedness. In the case of Loan No. 3, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the mezzanine loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural Overview

Order of Distribution:

On each Distribution Date, funds available for distribution from the pooled mortgage loans, net of specified trust expenses, yield maintenance charges, prepayment premiums and excess interest distributable to the Class Z Certificates, will be distributed in the following amounts and order of priority (in each case to the extent of remaining pooled available funds):

First: To interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B and Class X-E certificates, up to, and pro rata in accordance with, their respective interest entitlements.

Second: To the extent of funds allocated to principal and available for distribution: (i) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the scheduled principal balance for the related distribution date set forth in Annex E to the Preliminary Prospectus, (ii) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (iii) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (iv) fourth, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero, (v) fifth, to principal on the Class A-4 certificates until the certificate balance of the Class A-4 certificates has been reduced to zero, (vi) sixth, to principal on the Class A-5 certificates, until the certificate balance of the Class A-5 certificates has been reduced to zero and (vii) seventh, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero. If the certificate balance of each and every class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata, based on their respective certificate balances, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates.

Third: To reimburse the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest on that amount at the pass-through rate for such class.

Fourth: (i) first, to interest on the Class A-S certificates in the amount of their interest entitlement; (ii) second, to the extent of funds allocated to principal remaining after any distributions in respect of principal to each class of certificates with a higher payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates), to principal on the Class A-S certificates until their certificate balance is reduced to zero; and (iii) third, to reimburse the Class A-S certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

Fifth: (i) first, to interest on the Class B certificates in the amount of their interest entitlement; (ii) second, to the extent of funds allocated to principal remaining after any distributions in respect of principal to each class of certificates with a higher payment

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Order of Distribution (continued):

priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates), to principal on the Class B certificates until their certificate balance is reduced to zero; and (iii) third, to reimburse the Class B certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

Sixth: (i) first, to interest on the Class C certificates in the amount of their interest entitlement; (ii) second, to the extent of funds allocated to principal remaining after any distributions in respect of principal to each class of certificates with a higher payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S and Class B certificates), to principal on the Class C certificates until their certificate balance is reduced to zero; and (iii) third, to reimburse the Class C certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

Seventh: After the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-E, Class A-S, Class B and Class C certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest and principal and to reimburse any unreimbursed losses to the Class D, Class E, Class F and Class NR certificates sequentially in that order in a manner analogous to that described in clause sixth above with respect to the Class C certificates, until the certificate balance of each such class is reduced to zero.

The holders of the loan-specific certificates will only be entitled to receive distributions at the related pass-through rate in respect of, and will only incur losses with respect to, the related trust subordinate companion loan, which are included as assets of the issuing entity, but not part of the pool of mortgage loans backing the other classes of certificates, as described under “—Realized Losses” below.

For more detailed information regarding the distributions on the pooled certificates, see “Description of the Certificates—Distributions—Priority of Distributions” in the Preliminary Prospectus.

Realized Losses:

The certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR certificates will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to such class of certificates on such Distribution Date. On each Distribution Date, any such write-offs will be applied to such classes of certificates in the following order, in each case until the related certificate balance is reduced to zero: first, to the Class NR certificates; second, to the Class F certificates; third, to the Class E certificates; fourth, to the Class D certificates; fifth, to the Class C certificates; sixth, to the Class B certificates; seventh, to the Class A-S certificates; and, finally, pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, based on their then-current respective certificate balances. The notional amount of the Class X-A certificates will be reduced to reflect reductions in the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-B certificates will be reduced to reflect reductions in the certificate balance of the Class B and Class C certificates resulting from allocations of losses realized on the mortgage loans. The

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Realized Losses (continued):

notional amount of the Class X-E certificates will be reduced to reflect reductions in the certificate balance of the Class E certificates resulting from allocations of losses realized on the mortgage loans.

The certificate balances of the privately offered loan-specific certificates will each be reduced without distribution on any Distribution Date as a write off to the extent of any loss realized on the related trust subordinate companion loan allocated to such class of certificates on such Distribution Date. On each Distribution Date, any such write offs with respect to the Y&L Towers Trust Subordinate Companion Loan will be applied to such classes of certificates: first, to the Class UES-E certificates, second, to the Class UES-D certificates, third, to the Class UES-C certificates, fourth, to the Class UES-B certificates and, then, to the Class UES-A certificates, in each case until the related certificate balance is reduced to zero. The notional amount of the Class UES-X certificates will be reduced to reflect reductions in the certificate balance of the Class UES-A certificates resulting from allocations of losses realized on the Y&L Towers trust subordinate companion loan. On each Distribution Date, any such write offs with respect to the Standard Highline Trust Subordinate Companion Loan will be applied to such classes of certificates: first, to the Class STN-C certificates, second, to the Class STN-B certificates and, then, to the Class STN-A certificates, in each case until the related certificate balance is reduced to zero. The notional amount of the Class STN-X certificates will be reduced to reflect reductions in the certificate balance of the Class STN-A certificates resulting from allocations of losses realized on the Standard Highline trust subordinate companion loan.

Prepayment Premiums and Yield Maintenance Charges:

On each Distribution Date, each yield maintenance charge collected on the pooled mortgage loans during the one-month period ending on the related Determination Date is required to be distributed to certificateholders (excluding the Class X-E, Class E, Class F, Class NR, Class Z and Class R certificates) as follows: (1) pro rata, between (x) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A and Class A-S certificates, and (y) the group (the “YM Group B” and collectively with the YM Group A, the “YM Groups”) of the Class X-B, Class B, Class C and Class D certificates, based upon the aggregate amount of principal distributed to the classes of pooled principal balance certificates in each YM Group on such Distribution Date, and (2) as among the respective classes of pooled principal balance certificates in each YM Group in the following manner: (A) on a pro rata basis in accordance with their respective entitlements in those yield maintenance charges, to each class of pooled principal balance certificates in such YM Group with a certificate balance in an amount equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class of pooled principal balance certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the certificates in such YM Group with certificate balances on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment with respect to such class of pooled principal balance certificates, and (z) the aggregate amount of such yield maintenance charge allocated to such YM Group; and (B) the portion of such yield maintenance charge allocated to such YM Group remaining after such distributions to the applicable class(es) of pooled principal balance certificates in such YM Group, in the case of amounts distributable to YM Group A, to the Class X-A certificates and in the case of amounts distributable to YM Group B, to the Class X-B certificates.

Any yield maintenance charges payable in respect of the trust subordinate companion

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Prepayment Premiums and Yield Maintenance Charges (continued):

loans will be distributed to the related loan-specific certificates and will not be allocated to the other classes of certificates.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C and Class D certificates is a fraction (a) whose numerator is the greater of (x) zero and (y) the difference between (i) the pass-through rate on such class of certificates and (ii) the discount rate used in accordance with the related mortgage loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the greater of zero and the difference between (i) the mortgage loan rate on such mortgage loan (or serviced whole loan) and (ii) the discount rate used in accordance with the related mortgage loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one or less than zero. If such discount rate is greater than or equal to the lesser of (x) the mortgage loan rate on the related mortgage loan and (y) the pass-through rate described in the preceding sentence, then the Base Interest Fraction will equal zero; provided, however, that if such discount rate is greater than or equal to the mortgage loan rate, but less than the pass-through rate, the fraction will be one.

If a prepayment premium (calculated as a fixed percentage of the amount prepaid) is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class X-E, Class E, Class F, Class NR, Class Z or Class R certificates. Instead, after the notional amounts of the Class X-A and Class X-B certificates and the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C and Class D certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the pooled mortgage loans will be distributed to holders of the Class X-B certificates, regardless of whether the notional amount of the Class X-B certificates has been reduced to zero. For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A-1 to the Preliminary Prospectus. See also “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments” in the Preliminary Prospectus. Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the mortgage loans as of the related Determination Date. See also “Description of the Certificates—Distributions” in the Preliminary Prospectus.

Non-Serviced Mortgage Loans:

Each of the Park Center Phase I mortgage loan, the Centre 425 mortgage loan, the One California Plaza mortgage loan, the Lehigh Valley Mall mortgage loan (on and after the related servicing shift securitization date), the 300 Montgomery mortgage loan, the 333 North Bedford mortgage loan and The Boulders Resort & Spa mortgage loan is referred to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Non-Serviced Mortgage Loans (continued):	in this Term Sheet as, individually, a “non-serviced mortgage loan” and, collectively, the “non-serviced mortgage loans”. Each non-serviced mortgage loan and the related companion loan(s) are being serviced and administered in accordance with, and all decisions, consents, waivers, approvals and other actions on the part of the holders of such non-serviced mortgage loan and the related companion loan(s) will be effected in accordance with, the Lead Pooling and Servicing Agreement set forth in the “Whole Loan Summary” table above and the related co-lender agreement. Consequently, the servicing provisions set forth in this Term Sheet will generally not be applicable to the non-serviced mortgage loans, but instead such servicing and administration of the non-serviced mortgage loans will, in each case, be governed by the related Lead Pooling and Servicing Agreement. Each Lead Pooling and Servicing Agreement provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The non-serviced mortgage loans are discussed further under “—Whole Loans” below.
Advances:

The master servicer and, if it fails to do so, the trustee, will be obligated to make (i) P&I advances with respect to each mortgage loan in the issuing entity and each trust subordinate companion loan and, (ii) with respect to each mortgage loan (other than the non-serviced mortgage loans) and serviced whole loan, servicing advances, including paying delinquent real estate taxes, assessments and hazard insurance premiums, but only to the extent that those advances are not deemed nonrecoverable from collections on the related mortgage loan (or, if applicable, serviced whole loan) and, in the case of P&I advances, subject to reduction in connection with any appraisal reduction amounts that may occur. The special servicer will have no obligation to make servicing advances; provided that with respect to a specially serviced loan, the special servicer will be entitled to make a servicing advance in an urgent or emergency situation, and the master servicer will be required to reimburse the special servicer for such advance, with interest; provided that the advance is not determined by the master servicer to be nonrecoverable. Notwithstanding the foregoing, servicing advances for the non-serviced mortgage loans will be made by the parties to, and pursuant to, the applicable Lead Pooling and Servicing Agreement.

Appraisal Reduction Amounts:

An appraisal reduction amount generally will be created with respect to a required appraisal loan (which is a serviced mortgage loan (or serviced whole loan, if applicable)) as to which certain defaults, modifications or insolvency events have occurred (as further described in the Preliminary Prospectus) in the amount, if any, by which the principal balance of such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property (as determined by one or more appraisals obtained by the special servicer) plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan (net of other amounts overdue or advanced in connection with such required appraisal loan). In general, subject to the discussion in the next paragraphs, any appraisal reduction amount calculated with respect to a whole loan will be allocated to the related mortgage loan and pari passu companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances. In the case of the non-serviced mortgage loans, any appraisal reduction amounts will be calculated pursuant to, and by a party to, the related Lead Pooling and Servicing Agreement (as discussed under “—Whole Loans” below). As a result of an appraisal reduction amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the most subordinate class(es)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Appraisal Reduction Amounts (continued):

of certificates (exclusive of the Class Z and Class R certificates) then outstanding (i.e., first to the Class NR certificates, then to the Class F certificates, then to the Class E certificates, then to the Class D certificates, then to the Class C certificates, then to the Class B certificates, then to the Class A-S certificates, and then, pro rata based on their respective interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B and Class X-E certificates). In general, a mortgage loan (or whole loan, if applicable) serviced under the pooling and servicing agreement for this transaction will cease to be a required appraisal loan, and no longer be subject to an appraisal reduction amount, when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such serviced loan to be a required appraisal loan.

Appraisal reduction amounts with respect to each of the Yorkshire & Lexington Towers whole loan, The Standard Highline NYC whole loan, the Centre 425 whole loan and the One California Plaza whole loan will be allocated to notionally reduce the outstanding principal balance of the related subordinate companion loan(s) prior to pro rata allocation to the related mortgage loan and any related pari passu companion loan(s).

At any time an appraisal is ordered under the pooling and servicing agreement with respect to a property that would result in an appraisal reduction amount with respect to a mortgage loan that would result in a change in the controlling class, certain certificateholders will have a right to request a new appraisal as described in the Preliminary Prospectus.

Age of Appraisals:

Appraisals (which can be an update of a prior appraisal) with respect to a mortgage loan serviced under the pooling and servicing agreement are required to be no older than 9 months for purposes of determining appraisal reduction amounts, market value, and other calculations as described in the Preliminary Prospectus.

Sale of Defaulted Loans:	There will be no “Fair Market Value Purchase Option”, instead defaulted loans will be sold in a process similar to the sale process for REO property.
Cleanup Call:

On any distribution date on which the aggregate unpaid principal balance of the pooled mortgage loans and the trust subordinate companion loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pooled mortgage loans and the trust subordinate companion loans as of the Cut-off Date (solely for the purposes of this calculation, if such right is being exercised after December 2027 and the 237 East Fordham Road mortgage loan is still an asset of the trust, then such mortgage loan will be excluded from the then-aggregate principal balance of the pooled mortgage loans and the trust subordinate companion loans and from the aggregate principal balance of the mortgage loans and trust subordinate companion loans as of the Cut-off Date), certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining mortgage loans and trust subordinate companion loans (and all property acquired through exercise of remedies in respect of any mortgage loan or trust subordinate companion loan) at the price specified in the Preliminary Prospectus. If the aggregate certificate balances of all certificates (exclusive of the Class X Certificates) senior to the Class D certificates, and the notional amounts of the Class X-A and Class X-B certificates have been reduced to zero, and if the master servicer has consented, the issuing entity could also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (including the loan-specific certificates but excluding the Class Z and Class R certificates), for the mortgage loans and the trust subordinate

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Cleanup Call (continued):	companion loans remaining in the issuing entity, but all of the holders of those classes of outstanding certificates (excluding the Class Z and Class R certificates) would have to voluntarily participate in the exchange.
Directing Certificateholder / Directing Holder:

The “Directing Certificateholder” will generally be the controlling class certificateholder or other representative designated by the holder(s) of at least a majority of the voting rights of the controlling class. The controlling class is the most subordinate class of the Class F and Class NR certificates (the “Control Eligible Certificates”) that has an aggregate certificate balance as notionally reduced by any Cumulative Appraisal Reduction Amounts allocated to such class, that is equal to or greater than 25% of the initial certificate balance of such class of certificates, or if no class of Control Eligible Certificates meets the preceding requirement, the most senior class of Control Eligible Certificates. The Controlling Class as of the Closing Date will be the Class NR certificates. At any time when Class F is the controlling class, the majority Class F certificateholders may elect under certain circumstances to opt-out from its rights under the pooling and servicing agreement. See “Pooling and Servicing Agreement—The Directing Holder” in the Preliminary Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Directing Certificateholder.

Eightfold Real Estate Capital Fund V, L.P. (or its affiliate) is expected to purchase a portion of the Class F, Class NR and Class Z certificates (and possibly certain other classes of certificates, including the Class X-E and Class E certificates) on the Closing Date, and is expected to be the initial Directing Certificateholder.

The “Directing Holder“ will initially be:

(a) with respect to any mortgage loan (other than any non-serviced mortgage loan, servicing shift mortgage loan, the Yorkshire & Lexington Towers Mortgage Loan or The Standard Highline NYC Mortgage Loan) or Serviced Whole Loan (other than the Yorkshire & Lexington Towers Whole Loan or The Standard Highline NYC Whole Loan), the Directing Certificateholder;

(b)  with respect to the Yorkshire & Lexington Towers Whole Loan, (i) for so long as no Y&L Towers Trust Subordinate Companion Loan Control Termination Event exists, the Y&L Towers Directing Holder and (ii) for so long as a Y&L Towers Trust Subordinate Companion Loan Control Termination Event exists, the Directing Certificateholder;

(c)  with respect to The Standard Highline NYC Whole Loan, (i) for so long as no Standard Highline Trust Subordinate Companion Loan Control Termination Event exists, the Standard Highline Directing Certificateholder and (ii) for so long as a Standard Highline Trust Subordinate Companion Loan Control Termination Event exists, the Directing Certificateholder; and

(d) with respect to any Servicing Shift Whole Loan, (i) prior to the related Servicing Shift Securitization Date, the Loan-Specific Directing Certificateholder and (ii) on and after the related Servicing Shift Securitization Date, the Directing Certificateholder.

The “Y&L Towers Directing Certificateholder” will be the Y&L Towers controlling class certificateholder selected by a majority of the Y&L Towers controlling class (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). After the occurrence and during the continuation of a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Directing Holder / Directing Certificateholder (continued):

Y&L Towers Trust Subordinate Companion Loan Control Termination Event, there will be no Y&L Towers Directing Certificateholder.

The “Standard Highline Directing Holder” will be:

■   initially, the holder of the Standard Highline Non-Trust Junior Subordinate Companion Loan;

■   if a Standard Highline Non-Trust Junior Subordinate Companion Loan Control Termination Event has occurred and is continuing, but an Standard Highline Non-Trust Senior Subordinate Companion Loan Control Termination Event has not occurred and is not continuing, the holder of the Standard Highline Non-Trust Senior Subordinate Companion Loan;

■   if a Standard Highline Non-Trust Senior Subordinate Companion Loan Control Termination Event has occurred and is continuing, but a Standard Highline Trust Subordinate Companion Loan Control Termination Event has not occurred and is not continuing, the Standard Highline Directing Certificateholder (or its representative).

The “Standard Highline Directing Certificateholder” will be the Standard Highline controlling class certificateholder selected by a majority of the Standard Highline controlling class (by certificate balance, as certified by the certificate registrar from time to time as provided for in the PSA). After the occurrence and during the continuation of a Standard Highline Trust Subordinate Companion Loan Control Termination Event, there will be no Standard Highline Directing Certificateholder.

The initial Directing Holder with respect to Yorkshire & Lexington Towers whole loan is anticipated to be the Yorkshire & Lexington Towers Directing Certificateholder. The initial Directing Holder with respect to The Standard Highline NYC whole loan is anticipated to be Natixis, which is expected to be the holder of the related non-trust junior subordinate companion loan.

For a description of the directing holder for the Non-Serviced Whole Loan, see “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

Control/Consultation Rights:

The Directing Holder will be entitled to have consultation and approval rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) for so long as no Control Termination Event exists.

So long as a Control Termination Event does not exist, the Directing Holder will be entitled to direct the special servicer to take, or refrain from taking, certain actions that would constitute major decisions with respect to a mortgage loan or whole loan serviced under the pooling and servicing agreement and will also have the right to notice and to consent to certain material actions that would constitute major decisions that the master servicer or the special servicer plan on taking with respect to any such mortgage loan or serviced whole loan subject to the servicing standard and other restrictions as described in the Preliminary Prospectus.

Following the occurrence and during the continuation of a Control Termination Event and until the occurrence of a Consultation Termination Event, all of the rights of the Directing Holder will terminate other than a right to consult with respect to the major decisions and other matters as to which it previously had approval rights. After the occurrence and during the continuation of an Operating Advisor Consultation Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Control/Consultation Rights (continued):

on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, as if those certificateholders and, with respect to a serviced pari passu companion loan, the related pari passu companion loan holder(s) constituted a single lender.

A “Control Termination Event” will occur (a) with respect to any mortgage loan (other than the Yorkshire & Lexington Towers Mortgage Loan and The Standard Highline NYC Mortgage Loan) or serviced whole loan (other than the Yorkshire & Lexington Towers Whole Loan or The Standard Highline NYC Whole Loan) (i) no class of Control Eligible Certificates exists that has a certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) that is at least equal to 25% of the initial certificate balance of such class; (ii) such mortgage loan or whole loan is an excluded loan; or (iii) a holder of the Class F certificates becoming the majority controlling class certificateholder and having irrevocably waived its right, in writing, to exercise any of the rights of the controlling class certificateholder and such rights have not been reinstated to a successor controlling class certificateholder; provided that no Control Termination Event may occur with respect to the Loan-Specific Directing Certificateholder related to a Servicing Shift Whole Loan and the term “Control Termination Event” shall not be applicable to the Loan-Specific Directing Certificateholder related to such Servicing Shift Whole Loan; and (b) with respect to the Yorkshire & Lexington Towers Whole Loan or The Standard Highline NYC Whole Loan, at any date on which (i) such whole loan is an excluded loan, or (ii)(A) a Trust Subordinate Companion Loan Control Termination Event exists with respect to such Whole Loan and (B)(1) no class of Control Eligible Certificates exists that has a certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class) that is at least equal to 25% of the initial certificate balance of such class or (2) a holder of the Class F Certificates becoming the majority controlling class certificateholder and having irrevocably waived its right, in writing, to exercise any of the rights of the controlling class certificateholder and such rights have not been reinstated to a successor controlling class certificateholder; provided that a Control Termination Event shall not be deemed continuing in the event that the certificate balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans. The “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. “AB Modified Loan” means any corrected loan (1) that became a corrected loan (which includes for purposes of this definition any non-serviced mortgage loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the Lead Pooling and Servicing Agreement governing the servicing of such non-serviced mortgage loan) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified mortgage loan and (2) as to which an appraisal reduction amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein),

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Control/Consultation Rights (continued):

over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent Appraised Value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value (or in the calculation of any related appraisal reduction amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided that in the case of a non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related appraisal reduction amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related appraisal reduction amounts.

A “Consultation Termination Event” (a) with respect to any mortgage loan (other than the Yorkshire & Lexington Towers Mortgage Loan and The Standard Highline NYC Mortgage Loan) or Serviced Whole Loan (other than the Yorkshire & Lexington Towers Whole Loan or The Standard Highline NYC Whole Loan) (i) no class of Control Eligible Certificates exists where such class’s aggregate certificate balance is at least equal to 25% of the initial certificate balance of that class, in each case, without regard to the application of any cumulative appraisal reduction amounts or (ii) a holder of Class F certificates is the majority controlling class certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the controlling class certificateholder, and such rights have not been reinstated to a successor controlling class certificateholder; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) shall be deemed to have existed or be in continuance with respect to a successor holder of a majority of the Class F certificates that has not irrevocably waived its right to exercise any of the rights of the controlling class certificateholder; provided, further, that a Consultation Termination Event shall not be deemed to be continuing in the event the certificate balances of all classes of certificates (other than the Class X certificates and the Control Eligible Certificates) have been reduced to zero; provided, further, that no Consultation Termination Event may occur with respect to a Loan-Specific Directing Certificateholder related to a Servicing Shift Whole Loan and the term “Consultation Termination Event” shall not be applicable to the Loan-Specific Directing Certificateholder related to such Servicing Shift Whole Loan; and (b) with respect to the Yorkshire & Lexington Towers Whole Loan or The Standard Highline NYC Whole Loan, at any date on which (A) a Trust Subordinate Companion Loan Control Termination Event exists with respect to such whole loan and (B)(1) no class of Control Eligible Certificates exists where such class’s aggregate certificate balance is at least equal to 25% of the initial certificate balance of that class, in each case, without regard to the application of any cumulative appraisal reduction amounts or (2) a holder of Class F certificates is the majority controlling class certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the controlling class certificateholder, and such rights have not been reinstated to a successor controlling class certificateholder; provided that no Consultation Termination Event resulting solely from the operation of clause (2) shall be deemed to have existed or

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Control/Consultation Rights (continued):

be in continuance with respect to a successor holder of a majority of the Class F certificates that has not irrevocably waived its right to exercise any of the rights of the controlling class certificateholder;. With respect to each non-serviced whole loan, so long as a Consultation Termination Event does not exist, the Directing Certificateholder for this transaction will have certain consultation rights with respect to certain major decisions regarding the non-serviced whole loans, and the applicable directing certificateholder (or equivalent entity) pursuant to the related Lead Pooling and Servicing Agreement will have consultation, approval and direction rights, with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding such non-serviced whole loan, as provided for in the related co-lender agreement and in the related Lead Pooling and Servicing Agreement, and as described under “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, the Directing Certificateholder or any controlling class certificateholder is a Borrower Party (any of the above, as applicable, an “Excluded Controlling Class Holder”), such Excluded Controlling Class Holder will not have any consultation or approval rights with respect to such mortgage loan and will have no right to receive asset status reports or such other information as may be specified in the pooling and servicing agreement. A “Borrower Party” is a borrower, a mortgagor, a manager of a mortgaged property or the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, a person controlling or controlled by or under common control with the foregoing or any other such person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager of a mortgaged property or mezzanine lender; provided that with respect to the loan-specific certificates and any matter relating thereto, including rights and obligations of the holders thereof or any servicing matters relating thereto, the term “Borrower Party” means such parties with respect to the related whole loan.

Risk Retention Consultation Party:

The risk retention consultation party will be the party selected by the holder or holders of more than 50% of the VRR Interest. Natixis is expected to be appointed as the initial risk retention consultation party with respect to the pooled mortgage loans. Except with respect to an excluded loan as to such party, the risk retention consultation party will have certain non-binding consultation rights with respect to certain matters relating to specially serviced loans.

Whole Loans:

The Park Center Phase I mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $78,000,000, represents approximately 9.1% of the Initial Pool Balance, and has one related companion loan that is pari passu in right of payment with the Park Center Phase I mortgage loan, which was contributed to the CSAIL 2017-CX9 securitization transaction. The pari passu companion loan described above is referred to in this Term Sheet as a “pari passu companion loan”, a “non-serviced companion loan” and a “companion loan”. The Park Center Phase I mortgage loan and the related companion loan are collectively referred to in this Term Sheet as the “Park Center Phase I whole loan”, a “non-serviced whole loan” and a “whole loan”. The Park Center Phase I whole loan will be serviced by the CSAIL 2017-CX9 transaction master servicer and, if and to the extent necessary, the CSAIL 2017-CX9

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Whole Loans (continued):

transaction special servicer under the CSAIL 2017-CX9 transaction pooling and servicing agreement (referred to as the “CSAIL 2017-CX9 PSA” in this Term Sheet). Wells Fargo, as the CSAIL 2017-CX9 transaction trustee, or a custodian on its behalf, will hold the mortgage file for the Park Center Phase I whole loan pursuant to the CSAIL 2017-CX9 PSA (other than the promissory note for the related mortgage loan, which will be held by the custodian under the pooling and servicing agreement for this securitization).

The GNL Portfolio mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $73,000,000, represents approximately 8.5% of the Initial Pool Balance, and has three related companion loans that are pari passu in right of payment with the GNL Portfolio mortgage loan, one of which is currently held by Column or an affiliate and is expected to be contributed to one or more future securitization transactions, and two of which are expected to be contributed to the CCUBS 2017-C1 securitization trust. The pari passu companion loans described above are each referred to in this Term Sheet as a “pari passu companion loan”, a “serviced companion loan” and a “companion loan”. The GNL Portfolio mortgage loan and the related companion loans are collectively referred to in this Term Sheet as the “GNL Portfolio whole loan”, a “serviced whole loan” and a “whole loan”.

The Yorkshire & Lexington Towers mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $60,000,000, represents approximately 7.0% of the Initial Pool Balance, and has (i) seven related companion loans that are pari passu in right of payment with the Yorkshire & Lexington Towers mortgage loan, one of which is expected to be contributed to the UBS 2017-C5 securitization transaction, one of which is currently held by Natixis Real Estate Capital LLC and is expected to be contributed to one or more future securitization trusts, and five of which are currently held by UBS AG, New York Branch and are expected to be contributed to one or more future securitization trusts (the “Y&L Towers Pari Passu Companion Loans”) and (i) one related companion loan that is subordinate in right of payment with the Yorkshire & Lexington Towers mortgage loan and which is included in the issuing entity (the “Y&L Towers Trust Subordinate Companion Loan”. Each pari passu companion loan described above is referred to in this Term Sheet as a “pari passu companion loan”, a “serviced companion loan” and a “companion loan”. The subordinate companion loan described above is referred to in this Term Sheet as a “subordinate companion loan”, a “trust subordinate companion loan”, a “serviced companion loan” and a “companion loan”. The Yorkshire & Lexington Towers mortgage loan and the related companion loans are collectively referred to in this Term Sheet as the “Yorkshire & Lexington Towers whole loan”, a “serviced whole loan” and a “whole loan”.

The One California Plaza mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $50,000,000, represents approximately 5.8% of the Initial Pool Balance, and has (i) one related companion loan that is pari passu in right of payment with the One California Plaza mortgage loan, which was contributed to the CSMC 2017-CALI securitization transaction and (ii) one related companion loan that is subordinate in right of payment with the One California Plaza mortgage loan, which was also contributed to the CSMC 2017-CALI securitization transaction. The pari passu companion loan described above is referred to in this Term Sheet as a “pari passu companion loan”, a “non-serviced companion loan” and a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Whole Loans (continued):

“companion loan”. The subordinate companion loan is referred to as a “subordinate companion loan”, a “non-serviced companion loan” and a “companion loan”. The One California Plaza mortgage loan and the related companion loan is collectively referred to in this Term Sheet as the “One California Plaza whole loan”, a “non-serviced whole loan” and a “whole loan”. The One California Plaza whole loan will be serviced by the CSMC 2017-CALI transaction master servicer and, if and to the extent necessary, the CSMC 2017-CALI transaction special servicer under the CSMC 2017-CALI transaction trust and servicing agreement (referred to as the “CSMC 2017-CALI TSA” in this Term Sheet). U.S. Bank National Association, as the CSMC 2017-CALI transaction trustee, or a custodian on its behalf, will hold the mortgage file for the One California Plaza whole loan pursuant to the CSMC 2017-CALI TSA (other than the promissory note for the related mortgage loan, which will be held by the custodian under the pooling and servicing agreement for this securitization).

The Lehigh Valley Mall mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $50,000,000, represents approximately 5.8% of the Initial Pool Balance, and has five related companion loans that are pari passu in right of payment with the Lehigh Valley Mall mortgage loan, two of which are currently held by JPMorgan Chase Bank, National Association or an affiliate, one of which is held by Column Financial, Inc. or an affiliate and two of which are held by Cantor Commercial Real Estate Lending, L.P. or an affiliate, all of which are expected to be contributed to one or more future securitization trusts. Each pari passu companion loan described above is referred to in this Term Sheet as a “pari passu companion loan”, a “serviced companion loan” (prior to the related servicing shift securitization date), a “non-serviced companion loan” (on and after the related servicing shift securitization date) and a “companion loan”. The Lehigh Valley Mall mortgage loan and the related companion loans are collectively referred to in this Term Sheet as the “Lehigh Valley Mall whole loan”, a “serviced whole loan” (prior to the related servicing shift securitization date), a “non-serviced whole loan” (on and after the related servicing shift securitization date) and a “whole loan”.

The Standard Highline NYC mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $45,000,000, represents approximately 5.3% of the Initial Pool Balance, and has (i) one related companion loan that is subordinate in right of payment with The Standard Highline NYC mortgage loan and which is included in the issuing entity (the “Standard Highline Trust Subordinate Companion Loan” and (ii) two related companion loans that are subordinate in right of payment with The Standard Highline NYC mortgage loan and the Standard Highline Trust Subordinate Companion Loan, which are currently held by Natixis Real Estate Capital LLC or an affiliate (the “Standard Highline Non-Trust Senior Subordinate Companion Loan” and the “Standard Highline Non-Trust Junior Subordinate Companion Loan”). Each pari passu companion loan described above is referred to in this Term Sheet as a “pari passu companion loan”, a “serviced companion loan” and a “companion loan”. Each subordinate companion loan described above is referred to in this Term Sheet as a “subordinate companion loan”, a “serviced companion loan” and a “companion loan”. The Standard Highline Trust Subordinate Companion Loan is referred to in this Term Sheet as a “trust subordinate companion loan”. The Standard Highline NYC mortgage loan and the related companion loans are collectively referred to in this Term Sheet as “The Standard Highline NYC whole loan”, a “serviced whole loan” and a “whole loan”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Whole Loans (continued):

The Centre 425 Bellevue mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $44,000,000, represents approximately 5.1% of the Initial Pool Balance, and has (i) two related companion loans that are pari passu in right of payment with the Centre 425 Bellevue mortgage loan, one of which is currently held by Natixis Real Estate Capital LLC or an affiliate, which is expected to be contributed to one or more securitization transactions, and one of which is expected to be contributed to the UBS 2017-C5 securitization trust and (ii) one companion loan that is subordinate in right of payment to the Centre 425 Bellevue mortgage loan, which is currently held by Natixis Real Estate Capital LLC or an affiliate and is expected to be contributed to a securitization transaction. Each pari passu companion loan described above is referred to in this Term Sheet as a “pari passu companion loan”, a “non-serviced companion loan” and a “companion loan”. The Centre 425 Bellevue mortgage loan and the related companion loans are collectively referred to in this Term Sheet as the “Centre 425 Bellevue whole loan”, a “non-serviced whole loan”, and a “whole loan”. The Centre 425 Bellevue whole loan is expected to be serviced initially by the UBS 2017-C5 transaction master servicer and, if and to the extent necessary, the UBS 2017-C5 transaction special servicer under the UBS 2017-C5 transaction pooling and servicing agreement (referred to as the “UBS 2017-C5 PSA” in this Term Sheet). Wells Fargo, as the UBS 2017-C5 transaction trustee, or a custodian on its behalf, will hold the mortgage file for the Centre 425 Bellevue whole loan pursuant to the UBS 2017-C5 PSA (other than the promissory note for the related mortgage loan, which will be held by the custodian under the pooling and servicing agreement for this securitization and any other promissory note not included in the related securitization). On and after the related servicing shift securitization date, the Centre 425 Bellevue mortgage loan will be serviced pursuant to the pooling and servicing agreement governing the securitization transaction to which the related controlling note is contributed.

The 600 Vine mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $35,998,538, represents approximately 4.2% of the Initial Pool Balance, and has one related companion loan that is pari passu in right of payment with the 600 Vine mortgage loan, which is currently held by Natixis Real Estate Capital LLC and is expected to be contributed to one or more future securitization trusts. The pari passu companion loan described above is referred to in this Term Sheet as a “pari passu companion loan”, a “serviced companion loan” and a “companion loan”. The 600 Vine mortgage loan and the related companion loan are collectively referred to in this Term Sheet as the “600 Vine whole loan”, a “serviced whole loan” and a “whole loan”.

The 300 Montgomery mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $30,000,000, represents approximately 3.5% of the Initial Pool Balance, and has one related companion loan that is pari passu in right of payment with the 300 Montgomery mortgage loan, which was contributed to the CSAIL 2017-CX9 securitization transaction. The pari passu companion loan described above is referred to in this Term Sheet as a “pari passu companion loan”, a “non-serviced companion loan” and a “companion loan”. The 300 Montgomery mortgage loan and the related companion loan are collectively referred to in this Term Sheet as the “300 Montgomery whole loan”, a “non-serviced whole loan” and a “whole loan”. The 300 Montgomery whole loan will be serviced by the CSAIL 2017-CX9 transaction master

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Whole Loans (continued):

servicer and, if and to the extent necessary, the CSAIL 2017-CX9 transaction special servicer under the CSAIL 2017-CX9 PSA. Wells Fargo, as the CSAIL 2017-CX9 transaction trustee, or a custodian on its behalf, will hold the mortgage file for the 300 Montgomery whole loan pursuant to the CSAIL 2017-CX9 PSA (other than the promissory note for the related mortgage loan, which will be held by the custodian under the pooling and servicing agreement for this securitization).

The Garden Multifamily Portfolio mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $29,333,985, represents approximately 3.4% of the Initial Pool Balance, and has three related companion loans that are pari passu in right of payment with the Garden Multifamily Portfolio mortgage loan, two of which are currently held by Benefit Street Partners CRE Finance LLC or an affiliate and are expected to be contributed to one or more future securitization transactions, and one of which was contributed to the CSAIL 2017-C8 securitization trust. The pari passu companion loans described above are each referred to in this Term Sheet as a “pari passu companion loan”, a “serviced companion loan” and a “companion loan”. The Garden Multifamily Portfolio mortgage loan and the related companion loans are collectively referred to in this Term Sheet as the “Garden Multifamily Portfolio whole loan”, a “serviced whole loan” and a “whole loan”.

The 333 North Bedford mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $28,844,126, represents approximately 3.4% of the Initial Pool Balance, and has one related companion loan that is pari passu in right of payment with the 333 North Bedford mortgage loan, which was contributed to the WFCM 2016-NXS6 securitization transaction. The pari passu companion loan described above is referred to in this Term Sheet as a “pari passu companion loan”, a “non-serviced companion loan” and a “companion loan”. The 333 North Bedford mortgage loan and the related companion loan are collectively referred to in this Term Sheet as the “333 North Bedford whole loan”, a “non-serviced whole loan” and a “whole loan”. The 333 North Bedford whole loan will be serviced by the WFCM 2016-NXS6 transaction master servicer and, if and to the extent necessary, the WFCM 2016-NXS6 transaction special servicer under the WFCM 2016-NXS6 transaction pooling and servicing agreement (referred to as the “WFCM 2016-NXS6 PSA” in this Term Sheet). Wilmington Trust, National Association, as the WFCM 2016-NXS6 transaction trustee, or a custodian on its behalf, will hold the mortgage file for the 333 North Bedford whole loan pursuant to the WFCM 2016-NXS6 PSA (other than the promissory note for the related mortgage loan, which will be held by the custodian under the pooling and servicing agreement for this securitization).

The Miracle Mile mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $28,000,000, represents approximately 3.3% of the Initial Pool Balance, and has two related companion loans that are pari passu in right of payment with the Miracle Mile mortgage loan, which are currently held by JPMorgan Chase Bank, National Association or an affiliate and are expected to be contributed to one or more future securitization transactions. The pari passu companion loans described above are each referred to in this Term Sheet as a “pari passu companion loan”, a “serviced companion loan” and a “companion loan”. The Miracle Mile mortgage loan and the related companion loans are collectively referred to in this Term Sheet as the “Miracle Mile whole loan”, a “serviced whole loan” and a “whole loan”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Whole Loans (continued):

The Totowa Commerce Center mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $26,750,000, represents approximately 3.1% of the Initial Pool Balance, and has one related companion loan that is pari passu in right of payment with the Totowa Commerce Center mortgage loan, which is expected to be contributed to the UBS 2017-C5 securitization trust. The pari passu companion loan described above is referred to in this Term Sheet as a “pari passu companion loan”, a “serviced companion loan” and a “companion loan”. The Totowa Commerce Center mortgage loan and the related companion loan are collectively referred to in this Term Sheet as the “Totowa Commerce Center whole loan”, a “serviced whole loan” and a “whole loan”.

The Boulders Resort & Spa mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $22,952,843, represents approximately 2.7% of the Initial Pool Balance, and has one related companion loan that is pari passu in right of payment with The Boulders Resort & Spa mortgage loan, which was contributed to the CSAIL 2017-CX9 securitization transaction. The pari passu companion loan described above is referred to in this Term Sheet as a “pari passu companion loan”, a “non-serviced companion loan” and a “companion loan”. The Boulders Resort & Spa mortgage loan and the related companion loan are collectively referred to in this Term Sheet as “The Boulders Resort & Spa whole loan”, a “non-serviced whole loan” and a “whole loan”. The Boulders Resort & Spa whole loan will be serviced by the CSAIL 2017-CX9 transaction master servicer and, if and to the extent necessary, the CSAIL 2017-CX9 transaction special servicer under the CSAIL 2017-CX9 PSA. Wells Fargo, as the CSAIL 2017-CX9 transaction trustee, or a custodian on its behalf, will hold the mortgage file for The Boulders Resort & Spa whole loan pursuant to the CSAIL 2017-CX9 PSA (other than the promissory note for the related mortgage loan, which will be held by the custodian under the pooling and servicing agreement for this securitization).

Each of the Servicing Shift PSAs, the CSAIL 2017-CX9 PSA, the CSMC 2017-CALI TSA, the UBS 2017-C5 PSA and the WFCM 2016-NXS6 PSA is also referred to in this Term Sheet as a “Lead Pooling and Servicing Agreement” insofar as it relates to the non-serviced whole loan serviced thereunder.

In the case of the non-serviced whole loans, the related mortgage loans are referred to as “non-serviced mortgage loans”.

The Yorkshire & Lexington Tower whole loan, the GNL Portfolio whole loan, the Lehigh Valley Mall (prior to the related Servicing Shift Securitization Date), The Standard Highline NYC whole loan, the 600 Vine whole loan, the Garden Multifamily Portfolio whole loan, the Miracle Mile whole loan and the Totowa Commerce Center whole loan will be serviced by KeyBank, as the CSAIL 2017-CX10 master servicer, and special serviced by CWCapital, as the CSAIL 2017-CX10 special servicer pursuant to the terms of the CSAIL 2017-CX10 PSA. Wells Fargo, as the CSAIL 2017-CX10 trustee, or a custodian on its behalf, will hold the mortgage file for the Yorkshire & Lexington Tower whole loan, the GNL Portfolio whole loan, the Lehigh Valley Mall (prior to the related Servicing Shift Securitization Date), The Standard Highline NYC whole loan, the 600 Vine whole loan, the Garden Multifamily Portfolio whole loan, the Miracle Mile whole loan and the Totowa Commerce Center whole loan pursuant to the CSAIL 2017-CX10 PSA (other than the promissory notes for any related companion loans that are not assets of the CSAIL 2017-CX10 securitization). The

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Whole Loans (continued):

Lehigh Valley Mall whole loan (on and after the related servicing shift securitization date) will be serviced pursuant to the terms of the related Servicing Shift PSA, and the related trustee, or a custodian on its behalf, will hold the mortgage file for the Lehigh Valley Mall whole loan (in each case, after the related servicing shift securitization date) pursuant to the related Servicing Shift PSA (other than the promissory note for the related mortgage loan and any other promissory note not included in the related securitization).

For more information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

Servicing Standard:

Each of the mortgage loans (other than the non-serviced mortgage loans) and serviced whole loan(s) will be serviced by the master servicer and the special servicer pursuant to the terms of the pooling and servicing agreement. In all circumstances, each of the master servicer and the special servicer are obligated to act in the best interests of the certificateholders (and, in the case of a serviced whole loan, the holder of the related serviced companion loan) as a collective whole as if such certificateholders (and, if applicable, such companion loan holder), constituted a single lender (taking into account the pari passu or subordinate nature of any related companion loan(s). The special servicer is required to determine the effect on net present value of various courses of action (including workout or foreclosure), using the Calculation Rate as the discount rate, and pursue the course of action that it determines would maximize recovery on a net present value basis.

“Calculation Rate” means:

(a) for principal and interest payments on a mortgage loan or proceeds from the sale of a defaulted loan, the highest of (i) the rate determined by the master servicer or the special servicer, as applicable, that approximates the market rate that would be obtainable by borrowers on similar debt of the borrowers as of such date of determination, (ii) the mortgage loan rate and (iii) the yield on 10-year US treasuries; and

(b) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal).

Termination of Special Servicer:

Except as limited by certain conditions described in the Preliminary Prospectus, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Holder so long as, among other things, the Directing Holder provides a replacement special servicer that meets the requirements of the pooling and servicing agreement.

After the occurrence and during the continuance of a Control Termination Event (but for so long as no control termination event is continuing with respect to the Yorkshire & Lexington Towers whole loan or The Standard Highline NYC whole loan), the holders of at least 25% of the pooled voting rights of the pooled principal balance certificates (other than Class R certificates) may request a vote to replace the special servicer (other than with respect to the Yorkshire & Lexington Towers whole loan or The Standard Highline NYC whole loan). The subsequent vote may result in the termination and replacement of such special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 66-2/3% of a “pooled certificateholder quorum” (holders of pooled certificates evidencing at least 66-2/3% of the aggregate pooled voting rights (taking into account the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Termination of Special Servicer (continued):

application of realized losses) of the certificates (other than the Class X, Class Z and Class R certificates)), or (b) more than 66-2/3% of the pooled voting rights of each class of pooled non-reduced certificates other than any Class X, Class Z and Class R certificates (but in the case of this clause (b) only such classes of pooled principal balance certificates that, in each case, have an outstanding certificate balance, as notionally reduced by any appraisal reduction amounts allocated to such class, equal to or greater than 25% of the initial certificate balance of such class, minus all payments of principal made on such class of certificates), vote affirmatively to so replace such special servicer.

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard and (2) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, the operating advisor will have the right to recommend the replacement of the special servicer. The operating advisor’s recommendation to replace the special servicer must be confirmed within 180 days of after the notice is posted to the certificate administrator’s website by an affirmative vote of holders of certificates evidencing at least a majority of a quorum of certificateholders (which, for this purpose, is the holders of certificates that (i) evidence at least 20% of the voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis, and (ii) consist of at least three certificateholders or certificate owners that are not Risk Retention Affiliated with each other). In the event the holders of such principal balance certificates elect to remove and replace the special servicer, the certificate administrator will be required to obtain a rating agency confirmation from each of the rating agencies at that time.

Excluded Special Servicer:

In the event that, with respect to any mortgage loan (other than any non-serviced mortgage loan), the special servicer has obtained knowledge that it is a Borrower Party with respect to any mortgage loan or serviced whole loan, the special servicer will be required to resign as special servicer of such mortgage loan (an “Excluded Special Servicer Loan”), and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder or the majority controlling class certificateholder on its behalf will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the pooling and servicing agreement (an “Excluded Special Servicer”) with respect to such Excluded Special Servicer Loan unless such Excluded Special Servicer Loan is also an excluded loan with respect to such Directing Certificateholder or the holder of the majority of the controlling class, in which case the resigning special servicer will be required to use reasonable efforts to appoint the Excluded Special Servicer.

Servicing Compensation:

Modification Fees: Certain fees resulting from modifications, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Preliminary Prospectus, will be used to offset expenses on the related serviced mortgage loan (i.e., a mortgage loan other than a non-serviced mortgage loan) or serviced whole loan, if applicable (i.e., reimburse the trust for certain expenses including unreimbursed advances and interest on unreimbursed advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, but not yet reimbursed to the trust or servicers), or to pay expenses (other than special servicing fees, workout

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Servicing Compensation (continued):

fees and liquidation fees) that are still outstanding, in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future). Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or applicable special servicer. Within any prior 12-month period, all excess modification fees earned by the master servicer or by the applicable special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, will be subject to a cap equal to the greater of (i) 1.0% of the outstanding principal balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.

All excess modification fees earned by either special servicer will be required to offset any future workout fees or liquidation fees payable with respect to the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, or related REO property; provided that if the mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the applicable special servicer prior to such mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, ceased to be a corrected loan within 12 months of it becoming a modified mortgage loan (or modified whole loan, if applicable).

Penalty Charges: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable (other than special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or the applicable special servicer or to pay certain expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding on the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, and any excess received with respect to a serviced loan will be paid to the master servicer (for penalty charges accrued while a non-specially serviced loan), and the applicable special servicer (for penalty charges accrued while a specially serviced loan). To the extent any amounts reimbursed out of penalty charges are subsequently recovered on a related serviced loan, they will be paid to the master servicer or applicable special servicer who would have been entitled to the related penalty charges that were previously used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a liquidation fee of $1,000,000, for each mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan that is a specially serviced loan and any REO property, subject in any case to a minimum liquidation fee of $25,000, except that the liquidation fee will be zero with respect to certain liquidation events set forth in the pooling and servicing agreement, and the liquidation fee with respect to each mortgage loan or REO mortgage loan repurchased or substituted for after more than 180 days following the Mortgage Loan Seller’s receipt of notice or discovery of a material breach or material defect will be in an amount equal to the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Servicing Compensation (continued):

liquidation fee rate described above of the outstanding principal balance of such mortgage loan or REO loan. For any mortgage loan (other than a non-serviced loan) or serviced whole loan that is a corrected loan, workout fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest) on the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, from the date such serviced loan becomes a corrected loan through and including the then related maturity date; or in any case such higher rate as would result in a workout fee of $25,000 when applied to each expected payment of principal and interest (other than default interest) on any mortgage loan from the date such serviced loan becomes a corrected loan through and including the then related maturity date.

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related serviced loan within 90 days of the maturity default.

Operating Advisor:

The operating advisor will have access to any final asset status report and information available with respect to the transaction on the certificate administrator’s website and will have certain monitoring responsibilities on behalf of the entire issuing entity. After the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be entitled to consult with the special servicer with respect of the asset status reports and certain major decisions processed by the special servicer on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, in the case of a serviced whole loan, the related companion loan holder(s), as a collective whole, as if those certificateholders and, if applicable, such companion loan holder(s) constituted a single lender (taking into account the pari passu or subordinate nature of any related companion loan(s)).

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed without cause if the holders of at least 25% of the voting rights request a vote to replace the operating advisor and such vote is approved by the holders of at least 75% of the voting rights.

An “Operating Advisor Consultation Event” will occur when with respect to any mortgage loan or serviced whole loan (i) the HRR Certificates have an aggregate certificate balance (as notionally reduced by any appraisal reduction amounts allocable to any class of the HRR certificates) is 25% or less of the initial aggregate certificate balance of the HRR Certificates, or (ii) a Control Termination Event has occurred and is continuing.

Asset Representations Reviewer:

The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. An asset review will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Asset Representations Reviewer (continued):	of a whole loan)) held by the issuing entity as of the end of the applicable collection period.
Replacement of the Asset Representations Reviewer:

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of pooled certificateholders evidencing not less than 25% of the pooled voting rights (without regard to the application of any cumulative appraisal reduction amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all pooled certificateholders and the asset representations reviewer of such request. Upon the written direction of pooled certificateholders evidencing at least 75% of a pooled certificateholder quorum (without regard to the application of any cumulative appraisal reduction amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement, and the proposed successor asset representations reviewer will be appointed.

Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan, the Yorkshire & Lexington trust subordinate companion loan or the Standard Highline trust subordinate companion loan sold to the depositor by a Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a repurchase request is not “Resolved” (as defined below) within 180 days after the related Mortgage Loan Seller receives such repurchase request, then the enforcing servicer will be required to send a notice to the “initial requesting certificateholder” (if any) and to the certificate administrator who will make such notice available to all other certificateholders and certificate owners indicating the enforcing servicer’s intended course of action with respect to the repurchase request. Such notice will notify all certificateholders and certificate owners that in the event any certificateholder disagrees with the enforcing servicer’s intended course of action, the enforcing servicer will be required to follow the course of action agreed to and/or proposed by the majority of the responding certificateholders that involves referring the matter to mediation or arbitration, as the case may be. If (a) the enforcing servicer’s intended course of action with respect to the repurchase request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the repurchase request and the initial requesting certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the repurchase request but the initial requesting certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the initial requesting certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dispute Resolution Provisions (continued):

mediation or arbitration.

“Resolved” means, with respect to a repurchase request, (i) that related material defect has been cured, (ii) the related mortgage loan, Yorkshire & Lexington trust subordinate companion loan or the Standard Highline trust subordinate companion loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller has paid a loss of value payment, (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement.

Deal Website:

The Certificate Administrator will maintain a deal website including, but not limited to:

■      all special notices delivered

■      summaries of final asset status reports

■      all appraisals in connection with appraisal reduction amounts plus any subsequent appraisal updates

■      an “Investor Q&A Forum” and a voluntary investor registry

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — Park Center Phase I

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — Park Center Phase I

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — Park Center Phase I

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — Park Center Phase I

Mortgage Loan Information	Property Information

Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$78,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$78,000,000	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	9.1%	Net Rentable Area (SF):	590,926
Loan Purpose:	Acquisition	Location:	Dunwoody, GA
Borrower:	Corporate Properties Trust II SPE, L.L.C.	Year Built / Renovated:	2016 / NAP
Sponsors:	Mirae Asset Global Investments Co. Ltd; Transwestern Investment Group, L.L.C.	Occupancy:	99.5%
Interest Rate:	3.3400%	Occupancy Date:	7/1/2017
Note Date:	7/27/2017	Number of Tenants:	3
Maturity Date:	8/6/2024	2014 NOI(3):	N/A
Interest-only Period:	84 months	2015 NOI(3):	N/A
Original Term:	84 months	2016 NOI(3):	N/A
Original Amortization:	None	YTD NOI(3):	$15,881,058
Amortization Type:	Interest Only	UW Economic Occupancy:	99.6%
Call Protection:	YM1(74),O(10)	UW Revenues:	$24,931,963
Lockbox(2):	Hard	UW Expenses:	$7,842,171
Additional Debt(1):	Yes	UW NOI:	$17,089,792
Additional Debt Balance(1):	$80,000,000	UW NCF:	$16,965,384
Additional Debt Type(1):	Pari Passu	Appraised Value / Per SF:	$307,500,000 / $520
Additional Future Debt Permitted:	No	Appraisal Date:	6/26/2017

Escrows and Reserves(4)	Financial Information(1)

	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$267
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$267
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	51.4%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	51.4%
TI/LC:	$3,090,000	Springing	N/A	UW NOI DSCR:	3.19x
				UW NCF DSCR:	3.17x
				UW NOI Debt Yield:	10.8%
				UW NCF Debt Yield:	10.7%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Mortgage Loan	$158,000,000	57.7%	Purchase Price	$275,400,000	100.6%
Sponsor Equity	115,737,730	42.3	Closing Credit and Proration	(7,180,915)	(2.6)
			Upfront Reserves	3,090,000	1.1
			Closing Costs	2,428,645	0.9
Total Sources	$273,737,730	100.0%	Total Uses	$273,737,730	100.0%

(1)	The Park Center Phase I loan is part of a larger split whole loan evidenced by two pari passu notes with an aggregate original principal balance of $158.0 million (collectively, the “Park Center Phase I Whole Loan”). The financial information presented in the chart above reflects the Cut-off Date balance of the Park Center Phase I Whole Loan.

(2)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(3)	Historical financials are not available due to the property being built in 2016. YTD represents the annualized trailing five month period ending May 31, 2017.

(4)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — Park Center Phase I

The Loan. The Park Center Phase I loan, which is part of a larger split whole loan, is secured by a first mortgage lien on a 590,926 SF office located on an approximately 3.5-acre site in Dunwoody, Georgia. The Park Center Phase I Whole Loan has an outstanding principal balance of $158.0 million, which is evidenced by two pari-passu notes identified as Note A-1 and Note A-2. Note A-1, which is the controlling note and has an outstanding principal balance as of the Cut-off Date of $80.0 million, was contributed to the CSAIL 2017-CX9 Commercial Mortgage Trust. Note A-2, which has an outstanding principal balance as of the Cut-off Date of $78.0 million is being contributed to the CSAIL 2017-CX10 Commercial Mortgage Trust. The Park Center Phase I Whole Loan is being serviced pursuant to the CSAIL 2017-CX9 pooling and servicing agreement. As the holder of Note A-1 (the “Controlling Noteholder”), the trustee of the CSAIL 2017-CX9 Commercial Mortgage Trust (or, prior to the occurrence and continuance of a control termination event under the CSAIL 2017-CX9 pooling and servicing agreement, the CSAIL 2017-CX9 directing certificateholder) is entitled to exercise all of the rights of the Controlling Noteholder with respect to the Park Center Phase I Whole Loan; however, the holder of Note A-2 is entitled, under certain circumstances, to consult with respect to certain major decisions. The loan has a 7-year term and is interest-only for the entire term.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan (Y/N)	Controlling Piece (Y/N)
Note A-1	$80,000,000	$80,000,000	CSAIL 2017-CX9	Y	Y
Note A-2	78,000,000	78,000,000	CSAIL 2017-CX10	N	N
Total	$158,000,000	$158,000,000

The Borrower. The borrowing entity for the loan is Corporate Properties Trust II SPE, L.L.C., a Delaware limited liability company and special purpose entity. The borrower is indirectly owned and controlled by a joint venture between Transwestern Investment Group, L.L.C (“TIG”), the general partner and special limited partner, (5.5% ownership interest) and Mirae Asset Global Investments Co. Ltd. (“Mirae”), the limited partner, (94.5% ownership interest).

The Sponsors. The loan’s sponsors are TIG and Mirae. The loan does not provide for a nonrecourse carve-out guarantor. TIG is a real estate investment advisor with assets under management of approximately $3.1 billion (including assets in separate accounts, joint ventures and fund formats). TIG has a strong relationship with State Farm, acting not only as an investment fiduciary but also as a property manager. In 2011, State Farm engaged TIG to formulate and execute a core equity investment program across the primary property types on a national level. The equity allocation was $1.0 billion to be invested over four years. Since the program’s inception, TIG has acquired and currently manages more than $1.0 billion in core assets. As a part of that program, TIG is working with State Farm on its reorganization of mission critical operations into three separate regional HUB locations in Atlanta, Georgia (the property), Dallas, Texas, and Tempe, Arizona. TIG continues to manage and have an ownership interest in the property. Mirae is a subsidiary of Mirae Asset Financial Group, a leading independent financial service firm in Asia, with approximately $4.2 billion in real estate invested equity and a net asset value of $8.5 billion.

The Property. The property is a 590,926 SF, Class A, LEED Gold Certified office building located in Dunwoody, Georgia. The property was constructed in 2016 and consists of a 21-story building situated on approximately 3.5 acres, in the southeast quadrant of Hammond Drive and Perimeter Center Parkway Northeast, immediately southwest of Perimeter Mall and the MARTA (rail transit) Dunwoody Station. The build-out of the floors varies throughout the building, but generally features open areas with cubicles, private offices, kitchenettes, break areas and conference rooms. Floors nine and fifteen are training floors, which have large training rooms, and the tenth floor is an executive floor. The ninth floor also has an outdoor patio on the green roof. Floors eight and below are parking garages which contains 2,283 garage parking spaces providing an overall parking ratio of 3.9 spaces per 1,000 SF of NRA. The lobby has a café and seating area and Del Frisco’s executed a lease for retail space facing Hammond Drive and Perimeter Center Parkway.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — Park Center Phase I

As of July 1, 2017, the property was 99.5% leased by 3 tenants. The largest tenant at the property, State Farm Mutual Automobile Insurance Co (S&P: AA) (“State Farm”), leases 569,778 SF (96.4% of the net rentable area (“NRA”)) through June 2037. According to the appraisal, State Farm constructed the campus as a mission critical regional office headquarters. The property is Phase I of a two phase development. Two additional buildings, totaling approximately 1.1 million SF and, not part of the collateral, are under construction across Perimeter Center Parkway Northeast. The first of the two buildings is estimated to be complete in the second quarter of 2020, and the second building is estimated to be complete in the second quarter of 2021. The Phase II buildings are expected to be connected with the property via a to-be-built overhead pedestrian bridge as well as a subterranean parking tunnel that was constructed as part of Phase I. The property’s lobby has granite finishes with a cafe and seating area and direct access to the recently completed entrance to the Dunwoody MARTA rail station. The property has a parking garage with eleven stories which includes the four basement levels and floors 2-8 between the lobby and the office space. The garage has 2,283 spaces, or 3.9 spaces per 1,000 SF of NRA, and can be accessed via four entrances. The property is 99.5% leased, with all of the office space leased to State Farm (569,778 SF, 96.4% of NRA), the remaining spaces are a restaurant leased to Del Frisco’s, which is anticipated to take occupancy on June 1, 2018 (10,090 SF, 1.7% of NRA), a cafeteria and a cafe leased to Compass Food Court (“Compass”) (4,895 SF, 0.8% of NRA), and management and security offices and storage (6,163 SF, 1.0% of NRA). The storage space (2,869 SF) is currently the only vacant space. At closing, the borrower funded an upfront reserve of approximately $3.1 million for outstanding tenant improvement costs and leasing commissions related to the Del Frisco’s space.

The property was built-to-suit by State Farm and TIG to act as one of State Farm’s three regional Hub locations for State Farm. State Farm has an option to extend the lease for up to 20 additional years by exercising multiple extensions. This location acts as State Farm’s southeastern HUB housing operations including, underwriting, claims, accounting, and IT. State Farm occupies approximately 1.2 million SF of additional space in the market. As leases at alternate sites expire, employees will be moving to the property and the two buildings in Phase II. State Farm is a Fortune 500, AA rated by S&P, insurance company with over 65,000 employees and more than 18,000 independent contractor agents. As of December 31, 2016, State Farm had serviced over 84.4 million policies and accounts.

According to the appraiser, the property’s local market area benefits from its close proximity and access to several major thoroughfares, public transportation stations, the City of Atlanta, densely developed residential neighborhoods and commercial nodes. The property benefits from its direct access to the Dunwoody MARTA Station. Additionally, Georgia Highway 400 is 0.7 miles west of the property and Interstate 285 is located just north of the property.

The Market. The property is located in the Central Perimeter area which is located about 12.5 miles north of downtown Atlanta, and houses several major office complexes. The Atlanta-Sandy Springs-Marietta Metropolitan Statistical Area (“Atlanta MSA”) is the ninth largest region in the United States, consisting of 28 counties in northwest Georgia. The City of Atlanta is the largest incorporated area within the Atlanta MSA encompassing, most of Fulton County and a portion extending into neighboring DeKalb County. According to Moody’s Analytics, Atlanta had the third fastest-growing MSA between 2000 and 2010 of the 10 most populous MSAs in the United States.

According to the appraisal, as of February 2017, the region added 95,400 new jobs over the last year pushing total non-farm employment to over 2.7 million. According to the Bureau of Labor Statistics, the Atlanta MSA had the fastest rate of job growth among the 12 largest metropolitan areas in the nation, measuring 3.6% as of the trailing twelve month period ending February 2017. Atlanta gained the third-most jobs in the nation, behind New York (145,800 jobs) and Dallas (119,300 jobs). The Atlanta MSA is home to four Global 500 corporations, thirteen Fortune 500 corporations and 24 Fortune 1000 corporations. Atlanta ranks third in the number of Fortune 500 companies headquartered within city boundaries, behind New York and Houston.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — Park Center Phase I

According to a third-party market research provider, Atlanta Office market contains approximately 143.8 million SF of office space. The property falls in such a third-party market research provider’s North Central/I-285/Georgia 400 submarket which is the largest submarket, containing approximately 23.8 million SF and 16.6% of the area’s total inventory. According to a third-party market research provider as of July 2017, the Atlanta office market reported an inventory of approximately 302.8 million SF, a vacancy rate of 12.2%, and an asking rent of $21.94 PSF. The vacancy rate was up 0.3% over the previous year, was down from the 13.7% historical average. Vacancies have compressed steadily since 2010. Net absorption was positive approximately 1.6 million SF over the 12-month period. According to the appraisal, the property’s competitive set consists of the seven properties detailed in the table below.

Competitive Set Summary(1)

Property	Year Built	Total GLA (SF)	Est. Rent PSF(2)	Est. Occ.	Proximity (miles)
Park Center Phase I(3)	2016	590,926	$29.18	99.5%	N/A
Buckhead Atlanta	2014	112,150	$26.25	UAV	6.9
12th & Midtown	2010	752,710	$24.00	88%	10.9
1180 Peachtree	2006	670,443	$40.00(4)	99%	10.7
CODA Tech Square(5)	2019	775,000	$47.50(4)	UAV	11.6
Concourse Corporate Center	1988	687,107	$33.50(4)	UAV	0.9
Three Alliance	2017	501,678	$27.50 - $30.25	65%	5.5
4004 Perimeter Summit(5)	2017	355,250	$32.00	UAV	1.2

(1)	Source: Appraisal.

(2)	Based on recent leases identified by the appraisal.

(3)	Based on the underwritten rent roll.

(4)	The rents reflect gross rental rates while the other rents reflect net rental rates.

(5)	Currently under construction, Year Built is based on estimates provided by the appraisal.

Corporations with Offices in the Central Perimeter

Property	Fortune 500 Company	Proximity (miles)
UPS World Headquarters	Yes	2.4
First Data Headquarters	Yes	1.7
Mercedes Benz USA Headquarters	N/A	1.8
IHG International Hotels Group	N/A	0.7
Cox Enterprises Headquarters	N/A	0.6
Veritiv Corporate Headquarters	Yes	1.5
Axiall Corporate Headquarters	N/A	1.5

Historical and Current Occupancy(1)

2014	2015	2016	Current(2)
N/A	N/A	N/A	99.5%

(1)	Historical occupancy is not available due to the property being built in 2016.

(2)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — Park Center Phase I

Tenant Summary(1)(2)

Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rents	Lease Expiration Date
State Farm(3)	NR / AA / NR	569,778	96.4%	$29.27	$16,677,288	96.7%	6/30/2037
Del Frisco’s(4)	NR / NR / NR	10,090	1.7%	$51.54	$520,000	3.0%	5/31/2028
Compass Food Court	NR / NR / NR	4,895	0.8%	$9.38	$45,932	0.3%	12/31/2022

(1)	Based on the underwritten rent roll. Rent includes base rent and rent increases for the proceeding 12 month period for Del Frisco’s and Compass. State Farm’s rent, as a credit tenant, is underwritten to the average annual rent over the term of the loan, or $29.27 PSF. Property leased rent is currently $16,267,668, or $27.53 PSF compared to underwritten rent of $17,243,241, or $29.18 PSF.

(2)	The property also includes a 2,143 SF management office and a 1,151 SF security office.

(3)	Ratings provided are for tenant, State Farm Mutual Automobile Insurance Company.

(4)	Del Frisco’s is anticipated to take occupancy in June 2018 upon completion of its space.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	2,869	0.5%	NAP	NAP	2,869	0.5%	NAP	NAP
MTM	0	0	0.0	$0	0.0%	2,869	0.5%	$0	0.0%
2017	0	0	0.0	0	0.0	2,869	0.5%	$0	0.0%
2018	0	0	0.0	0	0.0	2,869	0.5%	$0	0.0%
2019	0	0	0.0	0	0.0	2,869	0.5%	$0	0.0%
2020	0	0	0.0	0	0.0	2,869	0.5%	$0	0.0%
2021	0	0	0.0	0	0.0	2,869	0.5%	$0	0.0%
2022	1	4,895	0.8	45,932	0.3	7,764	1.3%	$45,932	0.3%
2023	0	0	0.0	0	0.0	7,764	1.3%	$45,932	0.3%
2024	0	0	0.0	0	0.0	7,764	1.3%	$45,932	0.3%
2025	0	0	0.0	0	0.0	7,764	1.3%	$45,932	0.3%
2026	0	0	0.0	0	0.0	7,764	1.3%	$45,932	0.3%
2027 & Beyond	2	583,162	98.7	17,197,288	99.7	590,926	100.0%	$17,243,221	100.0%
Total	3	590,926	100.0%	$17,243,221	100.0%

(1)	Based on the underwritten rent roll. Rent includes base rent and rent increases for the proceeding 12 month period for Del Frisco’s and Compass. State Farm’s rent, as a credit tenant, is underwritten to the average annual rent over the term of the loan, or $29.27 PSF. Property leased rent is currently $16,267,668, or $27.53 PSF compared to underwritten rent of $17,243,241, or $29.18 PSF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — Park Center Phase I

Operating History and Underwritten Net Cash Flow

	2014(1)	2015(1)	2016(1)	YTD(2)	Underwritten(3)	PSF	%(4)
Rents in Place	N/A	N/A	N/A	$15,323,094	$17,243,221	$29.18	69.0%
Vacant Income	N/A	N/A	N/A	0	20	$0.00	0.0%
Gross Potential Rent	N/A	N/A	N/A	$15,323,094	$17,243,241	$29.18	69.0%
Total Reimbursements	N/A	N/A	N/A	7,315,074	7,740,078	$13.10	31.0%
Net Rental Income	N/A	N/A	N/A	$22,638,168	$24,983,318	$42.28	100.0%
(Vacancy/Collection Loss)	N/A	N/A	N/A	(44,298)	(108,178)	($0.18)	(0.4)%
Other Income	N/A	N/A	N/A	0	56,823	$0.10	0.2%
Effective Gross Income	N/A	N/A	N/A	$22,593,870	$24,931,963	$42.19	99.8%
Total Expenses	N/A	N/A	N/A	$6,712,812	$7,842,171	$13.27	31.5%
Net Operating Income	N/A	N/A	N/A	$15,881,058	$17,089,792	$28.92	68.5%
Total TI/LC, Capex/RR	N/A	N/A	N/A	0	124,408	$0.21	0.5%
Net Cash Flow	N/A	N/A	N/A	$15,881,058	$16,965,384	$28.71	68.0%

(1)	Historical financials are not available due to the property being built in 2016.

(2)	YTD represents the annualized trailing five months ending May 31, 2017.

(3)	Rents in Place includes base rent and rent increases for the proceeding 12 month period for Del Frisco’s and Compass. State Farm’s rent, as a credit tenant, is underwritten to the average annual rent over the term of the loan, or $29.27 PSF. Property leased rent is currently $16,267,668, or $27.53 PSF compared to underwritten rent of $17,243,241, or $29.18 PSF. Del Frisco’s is anticipated to take occupancy in June 2018 upon completion of its space.

(4)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The property is managed by Transwestern Commercial Services Georgia L.L.C., an affiliate of TIG.

Escrows and Reserves. At origination, the borrower deposited into escrow $3,090,000 for TI/LC reserves.

Tax and Insurance Escrows – The requirement of the borrower to make monthly deposits to the tax reserve and insurance reserve is waived so long as (a) State Farm has paid all taxes and insurance premiums prior to delinquency (such failure, a “Tenant Failure Event”) and (b) no Trigger Period (as defined below) has occurred.

TI/LC Reserves – At origination, the borrower made an initial TI/LC deposit of $3,090,000 related to obligations under the Del Frisco’s lease. The lender will collect $49,244 monthly only during a Trigger Period.

Replacement Reserves – The lender will collect $7,387 monthly only during a Trigger Period.

Lockbox / Cash Management. The loan is structured with a hard lockbox and springing cash management. Tenants have been directed to remit all payments due under their respective leases directly into the lockbox account. All funds in the lockbox account are required to be swept each business day into the lender-controlled cash management account and then to the borrower’s operating account unless a Tenant Failure Event or a Trigger Period has occurred. During the continuance of a Tenant Failure Event, so long as no Trigger Period is continuing, funds sufficient to pay the monthly tax and insurance escrow are retained in the cash management account and disbursed during each interest period in accordance with the loan documents; all additional funds are swept each business day to the borrower’s operating account. During the continuance of a Trigger Period, all funds in the cash management account are retained in the cash management account and disbursed during each interest period of the term of the loan in accordance with the loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — Park Center Phase I

A “Trigger Period” means any period during which (i) an event of default shall have occurred and be continuing, (ii) State Farm is in default under the State Farm lease beyond any applicable notice and cure period, (iii) State Farm is rated below Baa3 by Moody’s (to the extent Moody’s is then rating State Farm) or BBB- by S&P, (iv) State Farm shall have surrendered, cancelled or terminated the State Farm lease or given written notice of its intent to surrender, cancel or terminate the State Farm lease, (v) State Farm fails to continuously occupy at least 50% of the aggregate space demised by the State Farm lease, (vi) State Farm is the subject of a voluntary or involuntary case concerning itself under the bankruptcy code or the subject of any other proceeding under any reorganization, arrangement, adjustment of debt, relief of creditors, dissolution, insolvency or similar law of any jurisdiction whether now or hereafter in effect, or State Farm shall have otherwise dissolved, been adjudicated insolvent or bankrupt or made a general assignment for the benefit of creditors, or (vii) the approved property manager is the subject of a voluntary or involuntary case concerning itself under the bankruptcy code or the subject of any other proceeding under any reorganization, arrangement, adjustment of debt, relief of creditors, dissolution, insolvency or similar law of any jurisdiction whether now or hereafter in effect, or approved property manager shall have otherwise dissolved, been adjudicated insolvent or bankrupt or made a general assignment for the benefit of creditors, and the borrower has not entered into a replacement approved management agreement with a new approved property manager within 90 days.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — GNL Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — GNL Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — GNL Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — GNL Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — GNL Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — GNL Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	Column	Single Asset / Portfolio:	Portfolio of 12 Properties
Original Principal Balance(1):	$73,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$73,000,000	Property Types - Subtypes:	Office/Industrial
% of Pool by IPB:	8.5%	Net Rentable Area (SF):	2,620,673
Loan Purpose:	Refinance	Locations:	Various, Various
Borrowers(2):	Various	Years Built / Renovated:	Various / Various
Sponsor:	Global Net Lease Operating Partnership, L.P.	Occupancy:	100.0%
Interest Rate:	4.3690%	Occupancy Date:	11/6/2017
Note Date:	10/27/2017	Number of Tenants:	12
Maturity Date:	11/6/2027	2014 NOI(5):	N/A
Interest-only Period:	120	2015 NOI(5):	$20,024,180
Original Term:	120	2016 NOI(5)(6):	$21,010,966
Original Amortization:	None	TTM NOI(5)(7):	$21,052,501
Amortization Type:	Interest Only	UW Economic Occupancy:	95.0%
Call Protection:	YM1(116),O(4)	UW Revenues:	$27,197,253
Lockbox(3):	Hard	UW Expenses:	$7,037,633
Additional Debt(1):	Yes	UW NOI:	$20,159,620
Additional Debt Balance(1):	$114,000,000	UW NCF:	$18,425,410
Additional Debt Type(1):	Pari Passu	Appraised Value / Per SF(8):	$323,100,000 / $123
Additional Future Debt Permitted:	No	Appraisal Date(8):	Various

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$71
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$71
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	57.9%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	57.9%
TI/LC Reserves:	$0	Springing	N/A	UW NOI DSCR:	2.43x
				UW NCF DSCR:	2.22x
				UW NOI Debt Yield:	10.8%
				UW NCF Debt Yield	9.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$187,000,000	100.0%	Payoff	$120,021,907	64.2%
			Return of Equity	64,482,284	34.5
			Closing Costs	2,495,809	1.3

Total Sources	$187,000,000	100.0%	Total Uses	$187,000,000	100.0%

(1)	The GNL Portfolio loan was co-originated by Column and Citi Real Estate Funding Inc. The loan is part of a larger split whole loan comprised of four pari passu senior notes with an aggregate original balance of $187.0 million (collectively, the “GNL Portfolio Whole Loan”). The financial information presented in the chart above is based on the Cut-off Date balance of the GNL Portfolio Whole Loan.

(2)	The loan has 12 borrowers, which are each special purpose entities. For a detailed description, please refer to “The Borrowers” below.

(3)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(4)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — GNL Portfolio

(5)	The assets in the portfolio were acquired from January 2014 to May 2017. 2014 portfolio cashflows are not available due to the acquisition dates. The 2015 NOI includes 12 months of financials for all properties, except for C&J Energy Services, Inc. II which was acquired in March 2015 and FedEx Ground Package System, Inc. (WV) which was acquired in March 2017. The 2015 NOI includes approximately 10 months of financials for C&J Energy Services, Inc. II and does not include any information related to FedEx Ground Package System, Inc. (WV).

(6)	2016 NOI includes 12 months of financials for all properties, except for FedEx Ground Package System, Inc. (WV), for which no financial information is included due to the property being acquired in March 2017.

(7)	Represents the trailing twelve month period ending August 31, 2017 for all properties, except for FedEx Ground Package System, Inc. (WV), which includes approximately six months of financials ending August 31, 2017 due to the property being acquired in March 2017.

(8)	Appraisal Dates for the properties range from August 22, 2017 to September 18, 2017.

The Loan. The GNL Portfolio loan, which is part of a larger split whole loan, is a first mortgage loan secured by the borrowers’ fee interest in a cross-collateralized pool of 12, 100% leased, single-tenant properties located across nine states (collectively, “The Portfolio”). The GNL Portfolio Whole Loan has an outstanding principal balance of $187.0 million as of the Cut-off Date, which is comprised of four pari passu notes, Note A-1-A, Note A-1-B, Note A-2-A, and Note A-2-B. Note A-1-A has an outstanding principal balance as of the Cut-off Date of $73.0 million and is being contributed to the CSAIL 2017-CX10 Commercial Mortgage Trust. Note A-2-A, Note A-1-B and Note A-2-B are each expected to be contributed to future securitization trusts.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan (Y/N)	Controlling Piece (Y/N)
Note A-1-A	$73,000,000	$73,000,000	CSMC 2017-CX10	Y	Y
Note A-1-B	25,250,000	25,250,000	Citi	N	N
Note A-2-A	63,500,000	63,500,000	Column	N	N
Note A-2-B	25,250,000	25,250,000	Citi	N	N
Total	$187,000,000	$187,000,000

The Borrowers. There are 12 borrowing entities for the loan: ARC GEGRDMI001, LLC; ARC GSIFLMN001, LLC; ARC MKMDNNJ001, LLC; ARC SZPTNNJ001, LLC; ARC CSVBTMI001, LLC; ARG FEMRGWV001, LLC; ARC NNMFBTN001, LLC; ARC FEBHMNY001, LLC; ARC LPSBDIN001, LLC; ARC PNSCRPA001, LLC; ARC CJHSNTX002, LLC and ARC CJHSNTX001, LLC. Each borrower is a Delaware limited liability company and a special-purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Global Net Lease Operating Partnership, L.P., a subsidiary of Global Net Lease Inc. (“GNL”). GNL (NYSE: GNL) is a real estate investment trust that acquires commercial properties, with an emphasis on sale-leaseback transactions, involving single tenant net-leased commercial properties. GNL began operations in 2011 and owns assets under management valued at approximately $2.9 billion. GNL’s portfolio comprises 312 properties, including 243 properties in the United States and Puerto Rico, 43 properties in the United Kingdom and 26 properties in continental Europe, totaling 22.0 million SF. GNL had a market capitalization of approximately $1.4 billion as of October 26, 2017.

The Properties. The Portfolio consists of 12 office, industrial and mixed use office and industrial properties totaling approximately 2.6 million SF located across nine states and 11 markets. The Portfolio contains five industrial buildings (1,584,004 SF/60.4% NRA), five office buildings (571,520 SF/21.8% NRA), and two mixed use office and industrial buildings (465,149 SF/17.7% of NRAs). Each property is single tenant leased with 11 of the properties leased on a net basis and one leased on a modified gross basis. The tenancy is diversified across multiple industries, including aerospace, pharmaceuticals, energy, financial services, freight, U.S. government services, automotive, and metals processing. The top three tenants by underwritten base rent in the Portfolio are Sandoz, Inc. (AA/Aa3/AA- by Fitch/Moody’s/S&P – 19.2% of UW Base Rent), Intervet Inc. (A/A1/AA by Fitch/Moody’s/S&P – 15.4% of UW Base Rent), FedEx Ground Package Systems, Inc. (Baa2/BBB Moody’s/S&P – 13.1% of UW Base Rent).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — GNL Portfolio

Portfolio Summary(1)

#	Property	Market(2)	GLA (SF)	Year Built	Property Type	UW NOI	% of UW NOI	Allocated Loan Amount(3)	% of Allocated Loan Amount	Appraised Value
1	Sandoz, Inc.	Princeton, NJ	154,101	2001	Office	$3,915,526	19.4%	$34,880,000	18.7%	$59,400,000
2	Intervet Inc.	Madison, NJ	146,366	1988	Office	3,151,708	15.6	26,950,000	14.4	49,000,000
3	GE Aviation Systems, LLC	Grand Rapids, MI	369,000	1986	Office/Ind.	2,479,718	12.3	24,050,000	12.9	37,000,000
4	FedEx Ground Package System, Inc. (NY)	Long Island, NY	158,520	1976	Industrial	1,723,168	8.5	19,375,000	10.4	33,000,000
5	Nissan North America Inc.	Nashville, TN	462,155	2008	Industrial	1,542,780	7.7	17,030,000	9.1	29,000,000
6	Constellium Automotive USA, LLC	Detroit, MI	320,680	1998	Industrial	1,845,258	9.2	15,300,000	8.2	25,500,000
7	C&J Energy Services, Inc. II	Houston, TX	125,000	2013	Office	1,342,379	6.7	12,550,000	6.7	25,100,000
8	Lippert Components Manufacturing, Inc.	South Bend/ Mishawaka, IN	539,137	2003	Industrial	923,715	4.6	9,040,000	4.8	15,400,000
9	FedEx Ground Package System, Inc. (WV)	Morgantown, WV	103,512	2016	Industrial	887,168	4.4	7,990,000	4.3	13,600,000
10	C&J Energy Services, Inc. I	Houston, TX	96,149	2013	Office/Ind.	866,515	4.3	7,800,000	4.2	15,600,000
11	U.S. General Services Administration	International Falls, MN	33,000	2009	Office	976,349	4.8	7,095,000	3.8	12,900,000
12	PNC Bank N.A.	Scranton, PA	113,053	1975	Office	505,336	2.5	4,940,000	2.6	7,600,000
Total/Wtd Avg.:			2,620,673	1999		$20,159,620	100.0%	$187,000,000	100.0%	$323,100,000

(1)	Based on the underwritten rent roll dated November 6, 2017.

(2)	Source: Appraisal.

(3)	Based on the GNL Portfolio Whole Loan.

Market Concentration(1)

#	Market	Property Count	GLA (SF)	Weighted Average Year Built	Occupancy	UW NOI	% of NOI	Allocated Loan Amount(2)	% of Allocated Loan Amount	Appraised Value
1	Princeton, NJ	1	154,101	2001	100%	$3,915,526	19.4%	$34,880,000	18.7%	$59,400,000
2	Madison, NJ	1	146,366	1988	100%	3,151,708	15.6	26,950,000	14.4	49,000,000
3	Grand Rapids, MI	1	369,000	1986	100%	2,479,718	12.3	24,050,000	12.9	37,000,000
7, 10	Houston, TX	2	221,149	2013	100%	2,208,894	11.0	20,350,000	10.9	40,700,000
4	Long Island, NY	1	158,520	1976	100%	1,723,168	8.5	19,375,000	10.4	33,000,000
5	Nashville, TN	1	462,155	2008	100%	1,542,780	7.7	17,030,000	9.1	29,000,000
6	Detroit, MI	1	320,680	1998	100%	1,845,258	9.2	15,300,000	8.2	25,500,000
8	South Bend/Mishawaka, IN	1	539,137	2003	100%	923,715	4.6	9,040,000	4.8	15,400,000
9	Morgantown, WV	1	103,512	2016	100%	887,168	4.4	7,990,000	4.3	13,600,000
11	International Falls, MN	1	33,000	2009	100%	976,349	4.8	7,095,000	3.8	12,900,000
12	Scranton, PA	1	113,053	1975	100%	505,336	2.5	4,940,000	2.6	7,600,000
Total/Wtd. Avg.:		12	2,620,673	1999	100%	$20,159,620	100.0%	$187,000,000	100.0%	$323,100,000

(1)	Source: Appraisal.

(2)	Based on GNL Portfolio Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Type(1)

Property Type	Property Count	GLA (SF)	Weighted Average Year Built	Occupancy	UW NOI	% of NOI	Allocated Loan Amount(2)	% of Allocated Loan Amount	Appraised Value

Office	5	571,520	1996	100%	$9,891,298	49.1%	$86,415,000	46.2%	$154,000,000
Industrial	5	1,584,004	2002	100%	6,922,089	34.3	68,735,000	36.8	116,500,000
Office/Industrial	2	465,149	1992	100%	3,346,233	16.6	31,850,000	17.0	52,600,000
Total/Wtd. Avg.:	12	2,620,673	1999	100%	$20,159,620	100.0%	$187,000,000	100.0%	$323,100,000

(1)	Source: Appraisal.

(2)	Based on GNL Portfolio Whole Loan.

The Tenants. The tenancy is diversified across multiple industries, including aerospace, pharmaceuticals, energy, financial services, freight, U.S. government services, automotive, and metals processing. In addition, seven of the ten tenants are, or are subsidiaries of, credit rated companies. The Portfolio’s top four tenants by underwritten base rent are Sandoz, Inc., Intervet, Inc. FedEx Ground Package Systems, Inc. and GE Aviation Systems, LLC.

Sandoz, Inc. The Sandoz, Inc. property represents 19.2% of UW base rent and leases 5.9% of The Portfolio’s GLA. Its lease expires on July 31, 2026. Sandoz, Inc. develops, manufactures, markets, and distributes generic pharmaceutical products. Its therapeutic drug categories include anti-infectives, central nervous system disorder treatments, cardiovascular medicines, gastrointestinal agents, oncology therapies, respiratory therapies, alimentary tract and metabolism, blood and blood-forming organs, and antineoplastic and immunomodulating agents. The company provides oral solid generics to advanced application forms, such as transdermal patches and implants; and complex products, such as follow-on biologics (biosimilars), injectables, and inhalables. Sandoz, Inc. is a division of Novartis, which is rated AA/Aa3/AA- by Fitch, Moody’s and S&P, respectively.

Intervet, Inc. The Intervet, Inc. property represents 15.4% of UW base rent and leases 5.6% of The Portfolio’s GLA. Its lease expires on August 31, 2025. Intervet, Inc., doing business as Merck Animal Health, develops, manufactures, and markets a range of veterinary medicines and services. It offers products for the prevention, treatment, and control of diseases in major farm and companion animal species. The company provides a range of veterinary pharmaceuticals, parasiticides, vaccines, and health management solutions to veterinarians, farmers, pet owners, and governments worldwide. Intervet Inc. is a subsidiary of Merck & Co., which is rated A/A1/AA by Fitch, Moody’s and S&P, respectively.

FedEx Ground Package System, Inc. The two FedEx Ground Package System (“FedEx”) properties represent 13.1% of UW base rent and leases 10.0% of The Portfolio’s GLA. FedEx leases two of the properties and has leases expiring on July 31, 2024 and October 31, 2026. FedEx Ground Package System, Inc. provides business-to-business package shipping and ground deliver services. The company provides day-certain service to every business address in the United States and Canada, as well as residential delivery through its FedEx Home Delivery service. The company also includes FedEx SmartPost, which consolidates and delivers high volumes of low-weight, less time-sensitive business-to-consumer packages using the United States Postal Service for final delivery to any residential address of post office box in the United States. FedEx Ground Package System, Inc. is a subsidiary of FedEx Corporation, which is rated Baa2/BBB by Moody’s and S&P, respectively.

GE Aviation Systems, LLC. The GE Aviation Systems, LLC property represents 12.1% of the UW base rent and leases 14.1% of The Portfolio’s GLA. Its lease expires on December 31, 2025. GE Aviation is a world-leading provider of commercial, military and business and general aviation jet and turboprop engines and components as well as avionics, electrical power and mechanical systems for aircraft. GE has a global service network to support these offerings. GE Aviation designs and assembles components and integrated systems for commercial, military, business and general aviation aircraft at the property. The Common Core System, the primary computing environment, for the Boeing 787 Dreamliner is designed, manufactured, and tested at the property and in Cheltenham, UK. GE Aviation is a subsidiary of General Electric Corporation, which is rated AA-/A1/AA- by Fitch, Moody’s and S&P, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — GNL Portfolio

Subleases: Three tenants sublease a portion of their space but remain obligated for the full lease obligations.

Lippert Components Manufacturing, Inc. subleases 238,164 SF (9.1% of The Portfolio’s GLA) to National Distribution Centers through September 1, 2019 at a rent premium of $2.77 PSF with two three-year sublease renewal options. Lippert Components Manufacturing, Inc. leased the building in 2014, which provided both existing building space for future expansion as well as excess land for future development. The property is situated on approximately 71 acres. The lease is guaranteed by the parent Lippert Components, Inc. (NYSE:LCII).

Nissan North America, Inc. subleases 59,977 SF to Logistics Insight Corp. The sublease is at a rent premium of $7.39 PSF through May, 2020 with a one-year extension option and an option to terminate.

PNC Bank, National Association subleases space to four law firms and a café. The subleases are de minimis to the overall cash flow.

Tenant Summary(1)

#	Tenant	Credit Rating (Fitch/Moody’s /S&P)(2)	Property Count	GLA (SF)	% of GLA	UW Base Rent PSF	UW Base Rent	% of UW Base Rent	Lease Expiration Date
1	Sandoz, Inc.	AA / Aa3 / AA-	1	154,101	5.9%	$27.71	$4,270,139	19.2%	7/31/2026
2	Intervet Inc.	A / A1 / AA	1	146,366	5.6	$23.50	3,439,601	15.4	8/31/2025
4, 9	FedEx Ground Package System, Inc.	NR / Baa2 / BBB	2	262,032	10.0	$11.18	2,928,941	13.1	Various(3)
3	GE Aviation Systems LLC	AA- / A1 / AA-	1	369,000	14.1	$7.33	2,705,582	12.1	12/31/2025
7, 10	C&J Energy Services, Inc.	NR / NR / NR	2	221,149	8.4	$11.13	2,461,490	11.0	10/31/2023
6	Constellium Automotive USA, LLC	NR / Caa1 / B-	1	320,680	12.2	$6.24	1,999,468	9.0	11/30/2029
5	Nissan North America, Inc.	BBB+ / NR / A	1	462,155	17.6	$3.78	1,746,946	7.8	9/30/2028
11	U.S. General Services Administration	AAA / Aaa / AAA	1	33,000	1.3	$33.71	1,112,304	5.0	7/18/2025
8	Lippert Components Manufacturing, Inc.	NR / NR / NR	1	539,137	20.6	$1.96	1,058,608	4.7	8/31/2026
12	PNC Bank, National Association	A+ / A3 / A-	1	113,053	4.3	$5.05	570,455	2.6	7/31/2029
Total/Wtd. Avg.			12	2,620,673	100.0%	$8.51	$22,293,534	100.0%

(1)	Based on the underwritten rent roll dated November 6, 2017.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	FedEx Ground Package System, Inc. (NY) lease expires July 31, 2024 and FedEx Ground Package System, Inc. (WV) lease expires October 31, 2026.

Historical Occupancy(1)

2014(2)	2015(2)	2016(2)	Current(3)
N/A	100.0%	100.0%	100.0%

(1)	Occupancies are as of December 31 of each respective year.

(2)	The assets in the Portfolio were acquired from January 2014 to May 2017. 2014 portfolio occupancy is not available due to the acquisition dates. 2015 and 2016 occupancy includes all properties except FedEx Ground Package System, Inc. (WV) which was acquired in March 2017.

(3)	Based on underwritten rent roll dated November 6, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — GNL Portfolio

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	GLA Expiring	% of GLA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative GLA Expiring	Cumulative % of GLA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2017	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021(2)	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023(2)	2	221,149	8.4	2,461,490	11.0	221,149	8.4%	$2,461,490	11.0%
2024	1	158,520	6.0	1,948,502	8.7	379,669	14.5%	$4,409,992	19.8%
2025	3	548,366	20.9	7,257,487	32.6	928,035	35.4%	$11,667,479	52.3%
2026	3	796,750	30.4	6,309,186	28.3	1,724,785	65.8%	$17,976,665	80.6%
2027 & Thereafter	3	895,888	34.2	4,316,869	19.4	2,620,673	100.0%	$22,293,534	100.0%
Total/Wtd. Avg.	12	2,620,673	100.0%	$22,293,534	100.0%

(1)	Based on the underwritten rent roll dated November 6, 2017.

(2)	Sandoz, Inc. and Nissan North America, Inc. have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule. Sandoz, Inc. has the right to terminate its lease on July 31, 2021 with 12 months’ notice and payment of a termination fee equal to $23.0 million. Nissan North America, Inc. has the right to terminate its lease on September 30, 2023 with 19 months’ written notice and payment of a termination fee equal to $5.1 million.

Operating History and Underwritten Net Cash Flow

	2014(1)	2015(1)	2016(2)	TTM(3)	Underwritten(4)	PSF	%(5)
Rents in Place	N/A	$20,271,940	$21,376,301	$21,383,427	$22,293,534	$8.51	77.9%
Vacant Income	N/A	0	0	0	0	$0	0.0%
Gross Potential Rent	N/A	$20,271,940	$21,376,301	$21,383,427	$22,293,534	$8.51	77.9%
Total Reimbursements	N/A	3,156,586	3,147,665	3,846,674	6,335,154	$2.42	22.1%
Net Rental Income	N/A	$23,428,526	$24,523,966	$25,230,101	$28,628,687	$10.92	100.0%
(Vacancy/Collection Loss)	N/A	0	0	0	(1,431,434)	($0.55)	(5.3%)
Other Income	N/A	0	0	0	0	$0	0.0%
Effective Gross Income	N/A	$23,428,526	$24,523,966	$25,230,101	$27,197,253	$10.38	100.0%
Total Expenses	N/A	3,404,346	3,513,000	4,177,600	7,037,633	$2.69	25.9%
Net Operating Income	N/A	$20,024,180	$21,010,966	$21,052,501	$20,159,620	$7.69	74.1%
Total TI/LC, Capex/RR	N/A	0	0	0	1,734,210	$0.66	6.4%
Net Cash Flow	N/A	$20,024,180	$21,010,966	$21,052,501	$18,425,410	$7.03	67.7%

(1)	The assets in portfolio were acquired from January 2014 to May 2017. 2014 portfolio cashflows are not available due to the acquisition dates. The 2015 financials includes 12 months of financials for all properties, except for C&J Energy Services, Inc. II which was acquired in March 2015 and FedEx Ground Package System, Inc (WV) which was acquired in March 2017. The 2015 financials includes approximately 10 months of financials for C&J Energy Services, Inc. II and does not include any information related to FedEx Ground Package System, Inc. (WV).

(2)	2016 financials includes 12 months of financials for all properties, except for FedEx Ground Package System, Inc. (WV), for which no financial information is included due to the property being acquired in March 2017.

(3)	Represents the trailing twelve months ending August 31, 2017 for all properties, except for FedEx Ground Package System, Inc. (WV), which due to being acquired in March 2017, only includes approximately six months of financials ending August 31, 2017.

(4)	Underwritten Rents in Place are based on the November 6, 2017 rent roll and includes approximately $213,000 for rent steps and approximately $93,000 for credit tenant rent steps. Rent steps reflect the difference between in-place rent and annualized contractual base rent steps through October 1, 2018. Credit tenant rent steps reflects the difference between in-place rent plus annualized contractual base rent steps through October 1, 2018 and credit tenants’ average rent from November 6, 2017 through the maturity date.

(5)	% column represents the percentage of Net Rental Income for all revenue lines and represents the percentage of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — GNL Portfolio

Property Management. Each of The Portfolio properties is managed by Global Net Lease Properties, LLC, except for the U.S. General Services Administration property, which is managed by CBRE of Virginia, Inc.

Escrows and Reserves.

Tax & Insurance Escrows – The requirement of the borrowers to make monthly deposits into a Tax & Insurance reserve account is waived so long as a Cash Sweep Period (as defined below) is not continuing. During a Cash Sweep Period, 1/12th of the estimated annual taxes and insurance premiums are required to be deposited into the Tax & Insurance Escrows reserve account on a monthly basis.

TI/LC Reserves – The requirement of the borrowers to make monthly deposits to the TI/LC reserve account is waived so long as a Cash Sweep Period is not continuing. During a Cash Sweep Period, 1/12th of $1.00 PSF is required to be deposited into the TI/LC reserve account on a monthly basis.

Replacement Reserve – The requirement of the borrowers to make monthly deposits to the replacement reserve account is waived so long as a Cash Sweep Period is not continuing. During a Cash Sweep Period, 1/12th of $0.25 PSF is required to be deposited into the replacement reserve account on a monthly basis.

Lockbox / Cash Management. The GNL Portfolio Whole Loan is structured with a hard lockbox and in place cash management. Tenants have been directed to remit all payments due under their respective leases directly into the lockbox account controlled by the lender. The borrower will, and will cause manager to, deposit all amounts received constituting rents directly into the lockbox within two business days after receipt. All funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the GNL Portfolio Whole Loan documents. If no Cash Sweep Period or Lease Sweep Period (as defined below) exists, all excess cash flow will be disbursed to borrower after payment of debt service and fees of the cash management bank. If no Cash Sweep Period exists but a Lease Sweep Period exists, after payment of debt service and fees of the cash management bank, an amount equal to all cash flow attributable to any lease which caused the Lease Sweep Event will be deposited into the TI/LC reserve account and all remaining excess cash flow will be disbursed to borrower. During the continuance of a Cash Sweep Period (whether or not a Lease Sweep Period exists), all excess cash flow, after payments made in accordance with the GNL Portfolio Whole Loan documents for, amongst other things, debt service, required reserves and operating expenses, will be held as additional collateral for the loan.

A “Cash Sweep Period” will commence upon: (i) the occurrence of an event of default under the GNL Portfolio Whole Loan documents; (ii) the occurrence of any bankruptcy action of the borrower, guarantor or manager; (iii) the debt yield being less than 8.20% based upon the trailing 12-month period immediately preceding the date of determination; or (iv) the lessee of all or a portion of an individual property going dark in more than 40% of the gross leasable area. A Cash Sweep Period will end, with respect to clause (i), upon the acceptance by the lender of a cure of such event of default; with respect to clause (ii) if caused by a bankruptcy action of a manager, if the manager causes the dismissal or discharge of the same within 90 days after the filing of such bankruptcy action or the borrower replaces the manager with a qualified manager under a replacement management agreement; with respect to clause (iii), the achievement of a debt yield equal to or greater than 8.20%; and with respect to clause (iv), at such time as the tenants that have “gone dark” in, or ceased to operate in their respective spaces, constitute not more than 30% of the gross leasable area of the properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — GNL Portfolio

A “Lease Sweep Period” will commence upon the occurrence of a Lease Sweep Event (as defined below) and will end, with respect to clause (i) of the definition of “Lease Sweep Event”, if (A) one or more of such tenants are no longer “dark” and such tenants have reoccupied their respective individual properties or a replacement tenant reasonably acceptable to lender has occupied the applicable demised premises in accordance with a lease reasonably acceptable to lender and (B) no more than one tenant remains dark in or no longer occupies its respective demised premises; with respect to clause (ii) of the definition of “Lease Sweep Event”, if (A) one or more of such tenants are no longer “dark” and such tenants have reoccupied their respective individual properties or a replacement tenant reasonably acceptable to lender has occupied the applicable demised premises in accordance with a lease reasonably acceptable to lender and (B) no more than one tenant remains dark in or no longer occupies its respective demised premises; and with respect to clause (iii) of the definition of “Lease Sweep Event”, if tenant causes the dismissal or discharge of such bankruptcy action or a replacement tenant reasonably acceptable to lender has executed a new lease on terms and conditions reasonably acceptable to lender, it being agreed that in each instance where lender’s reasonable approval of a replacement tenant is required that a tenant having a lower investment grade rating will not in and of itself cause such tenant to not be reasonably acceptable provided such difference would not be deemed material to a prudent lender.

A “Lease Sweep Event” means the occurrence of any of the following: (i) two or more tenants “go dark” in or cease to occupy their respective demised premises as of any date of determination, (ii) any tenant gives written notice of its election to either terminate or not renew its lease or any tenant fails to renew its lease during its renewal notice period, provided that a Lease Sweep Event will not be deemed to occur under this clause (ii) until the last day on which such tenant has a right to notify the borrower of such tenant’s election to renew its lease regardless of when the tenant may have notified the borrower that such tenant is not renewing or does not intend to renew its lease, and/or (iii) any bankruptcy action of any tenant.

Property Releases. The borrowers may release a property (or properties) from the GNL Portfolio Whole Loan by prepayment of a portion of the GNL Portfolio Whole Loan equal to: (i) 110% (120% if the released property is being transferred to an affiliate) of the applicable allocated loan amount for such property (see Portfolio Summary chart, above) until such time as the GNL Portfolio Whole Loan balance is reduced to 90% of the original loan amount and (ii) 115% (125% of the released property is being transferred to an affiliate) of the applicable allocated loan amount for such property or properties for the remainder of the whole loan amount, provided that after giving effect to such release the aggregate portfolio debt yield is at least the greater of (i) the aggregate portfolio debt yield on October 27, 2017 and (ii) the aggregate portfolio debt yield immediately prior to such release. Further, notwithstanding the foregoing, if the tenant(s) in any property or properties being released has vacated the respective property, the release price for such property will be 100% of the applicable allocated loan amount for such property together with the payment of the applicable yield maintenance premium. No release will be permitted if such release would result in a “prohibited transaction” or the disqualification of the loan as a “qualified mortgage” for REMIC tax purposes. All prepayments in connection with the release of any property or properties will be applied pro rata among the pari passu notes of the GNL Portfolio Whole Loan. All releases prior to August 6, 2027 are subject to payment of the yield maintenance premium.

Substitution. If a Lease Sweep Event has occurred and is continuing or default exists or if the borrower anticipates that there will be a Lease Sweep Event based on written notice from the tenant that it intends to not renew its lease, to terminate its lease or to go dark, the borrower has the right to replace one or more of the properties with a substitute property subject to satisfaction of certain conditions, including, without limitation: (i) no event of default is then continuing, (ii) the borrower has obtained a rating agency confirmation, (iii) the lender has approved the substitute property in its sole discretion, (iv) the property substitution will not have a material adverse effect, (v) after giving effect to the substitution, the debt yield for the properties will not be less than the greater of 11.40% and the debt yield immediately prior to the substitution, (vi) adjustments to reserves, if applicable, and (vii) satisfaction of REMIC requirements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 3 — Yorkshire & Lexington Towers

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Yorkshire & Lexington Towers

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Yorkshire & Lexington Towers

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Yorkshire & Lexington Towers

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	Natixis	Single Asset / Portfolio:	Portfolio of 2 Properties
Original Principal Balance(1):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$60,000,000	Property Type - Subtype:	Multifamily – High Rise
% of Pool by IPB:	7.0%	Net Rentable Area (Units):	827
Credit Assessment (Fitch/KBRA)(2):	BBB / BBB	Location:	New York, NY
Loan Purpose:	Refinance	Year Built / Renovated:	Various / 2014-2017
Borrowers:	CF E 88 LLC; SM E 88 LLC; CF E 86 LLC; SM E 86 LLC; LSG E 86 LLC	Occupancy:	92.0%
Sponsors:	The Chetrit Group LLC; Stellar Management LLC	Occupancy Date:	9/24/2017
Interest Rate:	2.7400%
Note Date:	10/3/2017	Number of Tenants:	N/A
Maturity Date:	10/6/2022	2014 NOI(5):	N/A
Interest-only Period:	60 months	2015 NOI:	$10,053,207
Original Term:	60 months	2016 NOI:	$9,556,571
Original Amortization:	None	TTM NOI(6):	$12,322,089
Amortization Type:	Interest Only	UW Economic Occupancy:	86.9%
Call Protection(3):	L(25), Def(28),O(7)	UW Revenues:	$38,084,023
Lockbox(4):	Soft	UW Expenses:	$14,135,899
Additional Debt(1):	Yes	UW NOI(6):	$23,948,124
Additional Debt Balance(1):	$490,000,000	UW NCF:	$23,764,985
Additional Debt Type(1):	Pari Passu; B-Note; Mezzanine	Appraised Value / Per Unit(7):	$890,000,000 / $1,076,179
Additional Future Debt Permitted:	No	Appraisal Date:	8/15/2017

Escrows and Reserves(8)	Financial Information(1)

	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$241,838
Taxes:	$2,724,408	$681,102	N/A	Maturity Date Loan / Unit:	$241,838
Insurance:	$89,787	$29,929	N/A	Cut-off Date LTV(7):	22.5%
Replacement Reserves:	$0	$11,369	(9)	Maturity Date LTV(7):	22.5%
TI/LC:	$0	$12,640	N/A	UW NOI DSCR:	4.31x
Debt Service Reserve:	$2,000,000	$0	N/A	UW NCF DSCR:	4.28x
Renovation/Tenant Buyout:	$3,500,000	Springing	N/A	UW NOI Debt Yield:	12.0%
Holdback Reserve Funds:	$4,102,064	$0	N/A	UW NCF Debt Yield:	11.9%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan (A Notes)	$200,000,000	36.4%	Payoff Existing Debt	$394,073,271	71.6%
Mortgage Loan (B Note)	200,000,000	36.4%	Upfront Reserves	12,416,259	2.3%
Mezzanine Loans	150,000,000	27.3%	Closing Cost	19,423,650	3.5%
			Return of Equity	124,086,820	22.6%
Total Sources	$550,000,000	100.0%	Total Uses	$550,000,000	100.0%

(1)	The Yorkshire & Lexington Towers Whole Loan was co-originated by Natixis and UBS AG and is a part of a larger split whole loan evidenced by nine senior pari passu notes (collectively, the “A Notes”) and one subordinate note (the “B Note”, together with the A Notes, the “The Yorkshire & Lexington

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Yorkshire & Lexington Towers

Towers Whole Loan”) with an aggregate original principal balance of $400.0 million. The Yorkshire & Lexington Towers Whole Loan is accompanied by two mezzanine loans with an aggregate original principal balance as of the Cut-off Date of approximately $150.0 million (the “Yorkshire & Lexington Towers Mezzanine Loans”). The financial information presented in the chart above and herein reflects the Cut-off Date balance of the $200.0 million A Notes, but not the $200.0 million B Note or the $150.0 million Yorkshire & Lexington Towers Mezzanine Loans.

(2)	Fitch and KBRA have each confirmed that the loan has, in the context of its inclusion in the Initial Pool Balance, credit characteristics consistent with an investment grade obligation.

(3)	The lockout period will be at least 25 payments beginning with and including the first payment date of November 6, 2017. Following the lockout period on any date before April 6, 2022, the borrower has the right to defease all or any portion of Yorkshire & Lexington Towers Whole Loan. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) October 3, 2021. The Yorkshire & Lexington Towers Whole Loan is prepayable without penalty on or after April 6, 2022.

(4)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(5)	The Yorkshire & Lexington Towers properties were acquired in 2014. As such, historical information is not available.

(6)	Represents the trailing twelve month period ending June 30, 2017. The increase in NOI is driven by a combination of higher occupancy levels and higher rental rates due to the conversion of rent stabilized units into free market units, unit renovations and improved property amenities. UW NOI is underwritten to the September 24, 2017 rent roll occupancy of 92.0%, compared to occupancy of 83.6% as of June 30, 2017. For a more detailed description of the financial information, please refer to “Operating History and Underwritten Net Cash Flow” below. See also “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks” in the Preliminary Prospectus.

(7)	The Cut-off Date LTV and Maturity Date LTV ratios presented above are based on the aggregate “as-is” appraised value of the Yorkshire & Lexington Towers properties of $890.0 million, as of August 15, 2017. The appraiser concluded an aggregate “as-stabilized” appraised value, which assumes that the borrowers’ planned investments of $1.03 billion related to tenant buyout costs, recapture and renovation of rent regulated units, leasing costs, and in-unit renovations of market rate and rent regulated units have been completed, as of September 1, 2020. Based on the aggregate “as- stabilized” appraised value and the A Notes, the Cut-off Date LTV ratio and Maturity Date LTV ratio are 19.4% and 19.4%, respectively. Based on the aggregate “as-stabilized” appraised value and the Yorkshire & Lexington Towers Whole Loan, the Cut-off Date LTV ratio and Maturity Date LTV ratio are 38.8% and 38.8%, respectively.

(8)	For a more detailed description of escrows and reserves, please refer to “Escrows and Reserves” below.

(9)	Monthly replacement reserve is capped at the product of (x) $750 and (y) the number of free market residential apartment units located at the properties at the time of calculation.

The Loan. The Yorkshire & Lexington Towers loan, which is part of a larger split whole loan, is a first mortgage loan secured by the borrower’s fee interest in a two-property, 827-unit high rise multifamily portfolio located at 305 East 86th Street and 160 East 88th Street in New York, New York. The Yorkshire & Lexington Towers Whole Loan has an outstanding principal balance of $400.0 million, which is comprised of the A Note, which includes nine pari passu notes, with an aggregate original principal balance of $200.0 million, and the B Note with an original principal balance of $200.0 million (the “Yorkshire & Lexington Towers Trust Subordinate Companion Loan”).

Note A-1 and Note A-2 have an aggregate outstanding principal balance, as of the Cut-off Date, of $60.0 million and are being contributed to the CSAIL 2017-CX10 Commercial Mortgage Trust. Note A-4 has an outstanding principal balance, as of the Cut-off Date, of $40.0 million and is expected to be securitized in UBS Commercial Mortgage Trust 2017-C5. Six of the A Notes, Note A-3, Note A-5, Note A-6, Note A-7, Note A-8-1 and Note A-8-2, with an aggregate original principal balance of $100.0 million are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The Yorkshire & Lexington Towers Trust Subordinate Companion Loan will be an asset of the issuing entity but will not be pooled together with the other mortgage loans, and payments of interest and principal received in respect of the Yorkshire & Lexington Towers Trust Subordinate Companion Loan will be available to make distributions in respect of [four] loan-specific classes of certificates only. The Yorkshire & Lexington Towers Trust Subordinate Companion Loan is subordinate to the A Notes.

Under the Yorkshire & Lexington Towers co-lender agreement and the CSAIL 2017-CX10 pooling and servicing agreement, the directing holder will be (i) until the outstanding principal balance of the Yorkshire & Lexington Towers Trust Subordinate Companion Loan (taking into account any appraisal reduction amounts or realized losses allocated to the Yorkshire & Lexington Towers Trust Subordinate Companion Loan) is less than 25% of (a) the initial principal balance of the Yorkshire & Lexington Towers Trust Subordinate Companion Loan less (b) any principal payment allocated to and received by the holder of such companion loan (the “Yorkshire & Lexington Towers Trust Subordinate Companion Loan Control Termination Event”), the holder of the Yorkshire & Lexington Towers Trust Subordinate Companion Loan (which rights will be exercised by the Yorkshire & Lexington Towers directing certificateholder), and (ii) during the continuance of an Yorkshire & Lexington Towers Trust Subordinate Companion Loan Control Termination Event, the trustee of the CSAIL 2017-CX10 Commercial Mortgage Trust (or, prior to the occurrence and continuance of a control termination event under the CSAIL 2017-CX10 pooling and servicing agreement, the CSAIL 2017-CX10 directing certificateholder on its behalf) as holder of the Note A-1; however, the holder of the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Yorkshire & Lexington Towers

other A Notes will be entitled, under certain circumstances, to consult with the trustee or the directing holder, as the case may be with respect to certain major decisions under the CSAIL 2017-CX10 pooling and servicing agreement.

Note A-1 and Note A-2 accrue interest at the same rate as the pari passu Note A-3, Note A-4, Note A-5, Note A-6, Note A-7, Note A-8-1 and Note A-8-2 and are entitled to payments of interest and principal on a pro rata and pari passu basis with Note A-4, Note A-5, Note A-6, Note A-7, Note A-8-1 and Note A-8-2. Note B is a subordinate note as and to the extent described under “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—The Yorkshire & Lexington Tower Whole Loan” in the Preliminary Prospectus.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan (Y/N)	Controlling Piece (Y/N)
Note A-1	$40,000,000	$40,000,000	CSAIL 2017-CX10	Y	N
Note A-2	20,000,000	20,000,000	CSAIL 2017-CX10	N	N
Note A-3	20,000,000	20,000,000	Natixis	N	N
Note A-4	40,000,000	40,000,000	UBS 2017-C5(1)	N	N
Note A-5	40,000,000	40,000,000	UBS AG	N	N
Note A-6	20,000,000	20,000,000	UBS AG	N	N
Note A-7	10,000,000	10,000,000	UBS AG	N	N
Note A-8-1	5,000,000	5,000,000	UBS AG	N	N
Note A-8-2	5,000,000	5,000,000	UBS AG	N	N
Note B	200,000,000	200,000,000	CSAIL 2017-CX10 UES Loan-Specific Certificates	N	Y
Total	$400,000,000	$400,000,000

(1)	The UBS 2017-C5 transaction is expected to close November 16, 2017.

Yorkshire & Lexington Towers Total Debt Capital Structure

(1)	Based on an “as-is” appraised value of $890.0 million as of August 15, 2017 per the appraisals.

(2)	Based on the UW NOI of $23,948,124.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Yorkshire & Lexington Towers

(3)	Based on the UW NCF of $23,764,985 and the coupon of 2.74000% on the A Notes, the coupon of 4.25000% on the Yorkshire & Lexington Towers Trust Subordinate Companion Loan, the coupon of 5.45215% on the Yorkshire & Lexington Towers Mezzanine A Loan and the coupon of 6.50000% on the Yorkshire & Lexington Towers Mezzanine B Loan.

(4)	Implied Equity is based on the “as-is” appraised value of $890.0 million, less total debt of $550.0 million.

The Borrowers. The borrowing entities for the loan are CF E 88 LLC, SM E 88 LLC, CF E 86 LLC, SM E 86 LLC and LSG E 86 LLC, five tenants-in-common, each a single-purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors.

The Sponsors. The nonrecourse carve-out guarantors of the Yorkshire & Lexington Towers Whole Loan are Jacob Chetrit and Laurence Gluck. Jacob Chetrit has been involved in a prior deed in lieu of foreclosure and Laurence Gluck is currently subject to litigation, as described under “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” and “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus, respectively.

Jacob Chetrit is a principal of The Chetrit Group LLC, a real estate development firm based in New York City, with over 30 years of experience in real estate acquisition and development. Some of The Chetrit Group’s projects include the purchase, repositioning and sale of the 100-story Sears Tower, the multifamily and retail development of Columbus Square, the 91-unit condominium and retail development of 135 West 52nd Street, and the 420-key Empire Hotel. Laurence Gluck is the founder of Stellar Management LLC, a real estate development and management firm founded in 1985. Based in New York City, Stellar Management LLC owns and manages a portfolio of over 12,000 apartments in 100 buildings located across New York City and Miami and over two million SF of office space. Prior to founding Stellar Management LLC, Laurence Gluck served as a real estate attorney at Proskauer, Rose, Goetz & Mendellsohn and later as a partner at Dreyer & Traub. Laurence Gluck is also a member of the Board of Governors of the Real Estate Board of New York. The sponsors of the Yorkshire & Lexington Towers Whole Loan are The Chetrit Group LLC and Stellar Management LLC.

The Properties. The following table represents each property comprising the Yorkshire & Lexington Towers properties:

Property Name	Allocated Cut-off Date Loan Amount(1)	% of Allocated Cut-off Date Loan Amount	Year Built/ Renovated	No. of Units(2)	No. of Free Market Units(2)	No. of Rent Stabilized Units(2)	Avg. Unit Size (SF)	Occupancy(2)	Appraised Value(3)	Allocated Cut-off Date LTV Ratio(1)
Yorkshire	$167,400,000	83.7%	1964 / 2014-2017	690	448	242	895	93.0%	$745,000,000	22.5%
Lexington	32,600,000	16.3	1963 / 2014-2017	137	65	72	841	86.9%	145,000,000	22.5%
Total/Wtd. Avg.	$200,000,000	100.0%		827	513	314	886	92.0%	$890,000,000	22.5%

(1)	Based on the Cut-off Date balance of the A Notes.

(2)	Information is based on the underwritten rent roll.

(3)	Based on the aggregate “as-is” appraised value of $890.0 million ($1,076,179 per unit), as of August 15, 2017.

Yorkshire Towers Property. The Yorkshire Towers Property is a 21-story apartment building situated on the northeast corner of East 86th Street and Second Avenue within the Upper East Side of Manhattan totaling 674,399 net rentable SF, which is comprised of 690 residential units (617,810 SF, 91.6% of property net rentable area) including five employee/management units, five commercial units (23,589 SF, 3.5% of property net rentable area) and a 168-space parking garage (33,000 SF, 4.9% of property net rentable area) leased to a local parking operator. Situated on a 1.45-acre site, the Yorkshire Towers Property was constructed in 1964 and recently renovated from 2014 to 2017. The five commercial units include a CVS (19,813 SF), two doctor’s offices (2,399 SF), a dry cleaner (762 SF) and a vacant unit (615 SF). The Yorkshire Towers Property residential unit mix includes 96 studios, 328 one-bedroom units, 208 two-bedroom units, 57 three-bedroom units, and one four-bedroom unit, with an average unit size of 895 SF. There are 448 free market units (64.9% of residential units) totaling 392,652 SF, or 876 SF per unit, and 242 rent stabilized units (35.1% of residential units) totaling 225,158 SF, or 930 SF per unit. See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks” in the Preliminary Prospectus. According to the underwritten rent roll dated September 24, 2017, the rent stabilized units and free market units are 100.0% and 89.3% occupied, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Yorkshire & Lexington Towers

The Yorkshire Towers Property features laundry facilities on each floor, which are managed by a third party laundry operator pursuant to a lease, a health club including a fitness center, heated indoor swimming pool, men’s and women’s locker rooms with saunas and indoor children’s playroom, storage units, resident lounge, outdoor landscaped terrace, security cameras throughout, valet service, on-site below-grade parking, and 24/7 doorman. All units feature nearly 9-foot ceiling heights and full kitchen appliances, and many units include a private balcony. Renovated units feature hardwood flooring in a herringbone pattern, marble countertop kitchens, Bosch stainless steel appliances including a refrigerator, dishwasher, microwave, gas-fired stove and oven, California style closets, and Bosch washer and dryer.

Prior ownership reportedly completed approximately $14.3 million ($20,761 per unit) in renovations since 2014 at the Yorkshire Towers Property, which included installation of new cooling towers, electrical updates, local law 11 repairs, and the conversion of the boilers to a dual-fired system. According to the sponsors, between 2014 and 2017, the sponsors invested approximately $16.4 million ($23,806 per unit) towards capital improvements at the Yorkshire Towers Property, for a cumulative total of approximately $30.7 million ($44,567 per unit). Improvements included renovations to the hallways, lobby, interior and exterior common areas, retail space, health club, updating the main entrance, installing new elevator cabs, and completing numerous apartment renovations. A total of 63 rent stabilized units have been recaptured and renovated over the past 35 months, which equates to approximately 23 units per annum. The upgrades have averaged approximately $75,000 per unit.

Lexington Towers Property. The Lexington Towers Property is a 15-story apartment building situated on the southeast corner of East 88th Street and Lexington Avenue within the Upper East Side of Manhattan totaling 132,938 net rentable SF, which is comprised of 137 residential units (115,188 SF, 86.6% of property net rentable area) including one employee unit, seven commercial units (8,864 SF, 6.7% of property net rentable area) and a 36-space parking garage (8,886 SF, 6.7% of property net rentable area) leased to a local parking operator. Situated on a 0.31-acre site, the Lexington Towers Property was constructed in 1963 and recently renovated from 2014 to 2017. The seven commercial units include a Le Pain Quotidien (2,714 SF), a doctor’s office (1,320 SF), a nail salon and spa (1,220 SF), a clothing store (913 SF) and three vacant units (2,697 SF). The Lexington Towers Property residential unit mix includes 43 studios, 70 one-bedroom units, 16 two-bedroom units, seven three-bedroom units, and one four-bedroom unit, with an average unit size of 841 SF. There are 65 free market units (47.4% of residential units) totaling 54,948 SF, or 845 SF per unit, and 72 rent stabilized units (52.6% of residential units) totaling 60,240 SF, or 837 SF per unit. See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks” in the Preliminary Prospectus. According to the underwritten rent roll dated September 24, 2017, the rent stabilized units and free market units are 100.0% and 72.3% occupied, respectively.

The Lexington Towers Property features laundry facilities on each floor, which are managed by a third party laundry operator pursuant to a lease, a recently renovated fitness center, security cameras throughout, below-grade parking, and 24/7 doorman. All units feature hardwood floors, nearly 9-foot ceiling heights and full kitchen appliances, and many units include a private balcony. Renovated units feature hardwood flooring in a herringbone pattern, granite countertop kitchens, stainless steel appliances including a refrigerator, dishwasher, microwave, gas-fired stove and oven, and washer and dryer. Prior ownership reportedly completed approximately $2.9 million ($21,081 per unit) in renovations in 2014 at the Lexington Towers Property, which included boiler and chiller replacement, local law 11 repairs, installation of security cameras, electrical upgrades, condensate pipe relining, and modernization of the elevators. According to the sponsors, between 2014 and 2017, the sponsors invested approximately $3.3 million ($24,323 per unit) towards capital improvements at the Lexington Towers Property, for a cumulative total of approximately $6.2 million ($45,404 per unit). Improvements included renovations to the hallways, lobby, interior and exterior common areas, a newly constructed fitness center, updated the main entrance, and completed numerous apartment renovations. A total of six rent stabilized units have been recaptured and renovated over the past 35 months, which equates to approximately two units per annum. The upgrades have averaged approximately $75,000 per unit.

Going forward, the sponsors have indicated that they intend on reconfiguring unit layouts at the Yorkshire & Lexington Towers properties into more efficient floorplans, modernizing dated units through renovation as they become available, and converting rent stabilized units to free market units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Yorkshire & Lexington Towers

At loan origination, $3.5 million was reserved for a portion of renovations and tenant buyouts. Additionally, a debt service reserve was collected at loan origination in the amount of $2.0 million that will be available to be used solely for renovations and tenant buyouts if and when the Yorkshire & Lexington Towers properties achieves a debt service coverage ratio (in the aggregate taking into account both the Yorkshire & Lexington Towers Whole Loan and the Yorkshire & Lexington Towers Mezzanine Loans) based on the trailing twelve-month period of 1.10x.

Yorkshire & Lexington Towers Properties Unit Mix(1)

Unit Type	No. of Units	% of Total	Occupancy	Average Unit Size (SF)	No. of Rent Stabilized Units	Rent Stabilized Unit Occupancy (%)	Monthly Rental Rate Per Rent Stabilized Unit	No. of Free Market Units	Free Market Unit Occupancy (%)	Monthly Rental Rate Per Free Market Unit	Monthly Market Rental Rate Per Unit(2)
Studio	139	16.8%	93.5%	571	55	100.0%	$1,750	84	89.3%	$2,903	$3,468
1 BR / 1 BA	389	47.0%	93.6%	786	161	100.0%	$1,858	228	89.0%	$3,897	$4,775
1 BR / 1.5 BA	9	1.1%	66.7%	1,035	4	100.0%	$2,358	5	40.0%	$4,825	$6,291
2 BR / 1 BA	3	0.4%	100.0%	878	0	NAP	NAP	3	100.0%	$4,417	$5,333
2 BR / 1.5 BA	4	0.5%	100.0%	905	1	100.0%	$2,687	3	100.0%	$5,133	$5,500
2 BR / 2 BA	216	26.1%	92.6%	1,120	84	100.0%	$2,367	132	87.9%	$5,072	$6,808
2 BR / 2.5 BA	1	0.1%	100.0%	1,266	0	NAP	NAP	1	100.0%	$8,000	$7,692
3 BR / 2 BA	59	7.1%	79.7%	1,344	9	100.0%	$3,089	50	76.0%	$7,580	$8,165
3 BR / 2.5 BA	1	0.1%	0.0%	1,322	0	NAP	NAP	1	0.0%	NAP	$8,033
3 BR / 3 BA	3	0.4%	100.0%	1,216	0	NAP	NAP	3	100.0%	$7,633	$7,387
3 BR / 3.5 BA	1	0.1%	100.0%	1,237	0	NAP	NAP	1	100.0%	$7,495	$7,516
4 BR / 3 BA	1	0.1%	100.0%	1,725	0	NAP	NAP	1	100.0%	$10,300	$10,481
4 BR / 3.5 BA	1	0.1%	100.0%	1,908	0	NAP	NAP	1	100.0%	$14,000	$11,593
Total/Wtd. Avg.	827	100.0%	92.0%	886	314	100.0%	$2,020	513	87.1%	$4,443	$5,386

Yorkshire Tower Property Unit Mix(1)

Unit Type	No. of Units	% of Total	Occupancy	Average Unit Size (SF)	No. of Rent Stabilized Units	Rent Stabilized Unit Occupancy (%)	Monthly Rental Rate Per Rent Stabilized Unit	No. of Free Market Units	Free Market Unit Occupancy (%)	Monthly Rental Rate Per Free Market Unit	Monthly Market Rental Rate Per Unit(2)
Studio	96	11.6%	97.9%	546	31	100.0%	$1,699	65	96.9%	$2,862	$3,299
1 BR / 1 BA	328	39.7%	94.5%	785	129	100.0%	$1,860	199	91.0%	$3,889	$4,744
2 BR / 1 BA	3	0.4%	100.0%	878	0	NAP	NAP	3	100.0%	$4,417	$5,303
2 BR / 1.5 BA	1	0.1%	100.0%	815	0	NAP	NAP	1	100.0%	$4,250	$4,924
2 BR / 2 BA	203	24.5%	92.6%	1,112	75	100.0%	$2,381	128	88.3%	$5,101	$6,716
2 BR / 2.5 BA	1	0.1%	100.0%	1,266	0	NAP	NAP	1	100.0%	$8,000	$7,649
3 BR / 2 BA	53	6.4%	77.4%	1,337	7	100.0%	$2,915	46	73.9%	$7,362	$8,077
3 BR / 2.5 BA	1	0.1%	0.0%	1,322	0	NAP	NAP	1	0.0%	NAP	$7,987
3 BR / 3 BA	2	0.2%	100.0%	1,168	0	NAP	NAP	2	100.0%	$7,200	$7,057
3 BR / 3.5 BA	1	0.1%	100.0%	1,237	0	NAP	NAP	1	100.0%	$7,495	$7,474
4 BR / 3 BA	1	0.1%	100.0%	1,725	0	NAP	NAP	1	100.0%	$10,300	$10,422
Total/Wtd. Avg.	690	83.4%	93.0%	895	242	100.0%	$2,031	448	89.3%	$4,422	$5,410

(1)	Based on the underwritten rent roll dated September 24, 2017.

(2)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Yorkshire & Lexington Towers

Lexington Tower Property Unit Mix(1)

Unit Type	No. of Units	% of Total	Occupancy	Average Unit Size (SF)	No. of Rent Stabilized Units	Rent Stabilized Unit Occupancy (%)	Monthly Rental Rate Per Rent Stabilized Unit	No. of Free Market Units	Free Market Unit Occupancy (%)	Monthly Rental Rate Per Free Market Unit	Monthly Market Rental Rate Per Unit(2)
Studio	43	5.2%	83.7%	626	24	100.0%	$1,816	19	63.2%	$3,114	$3,913
1 BR / 1 BA	61	7.4	88.5%	789	32	100.0%	$1,849	29	75.9%	$3,961	$4,932
1 BR / 1.5 BA	9	1.1	66.7%	1,035	4	100.0%	$2,358	5	40.0%	$4,825	$6,471
2 BR / 1.5 BA	3	0.4	100.0%	935	1	100.0%	$2,687	2	100.0%	$5,575	$5,846
2 BR / 2 BA	13	1.6	92.3%	1,258	9	100.0%	$2,252	4	75.0%	$3,950	$7,862
3 BR / 2 BA	6	0.7	100.0%	1,405	2	100.0%	$3,700	4	100.0%	$9,433	$8,781
3 BR / 3 BA	1	0.1	100.0%	1,311	0	NAP	NAP	1	100.0%	$8,500	$8,194
4 BR / 3.5 BA	1	0.1	100.0%	1,908	0	NAP	NAP	1	100.0%	$14,000	$11,925
Total/Wtd. Avg.	137	16.6%	86.9%	841	72	100.0%	$1,980	65	72.3%	$4,625	$5,255

(1)	Based on the underwritten rent roll dated September 24, 2017.

(2)	Source: Appraisal.

The Market. The Yorkshire & Lexington Towers properties are located in the Upper East Side neighborhood of New York, New York. The Upper East Side neighborhood is bordered by Central Park and the East River and is home to some of the city’s oldest cultural institutions including the Metropolitan Museum of Art, The Guggenheim Museum, The Museum of the City of New York, and the Frick Collection, as well as upscale retailers and Michelin-starred restaurants. The Yorkshire Towers Property and Lexington Towers Property are located approximately five blocks and three blocks away from Central Park, respectively, and three blocks and five blocks away from Carl Shurz Park, respectively. The Yorkshire & Lexington Towers properties are within two blocks of Whole Foods and Fairway Market and surrounded by a variety of retail stores including Gap, Urban Outfitters, Banana Republic, LOFT, CVS, Duane Reade, Best Buy, Modell’s Sporting Goods, Petco, East 86th Street Cinema and AMC Lowes Orpheum 7. Private and public schools are located throughout the Upper East Side neighborhood, adding to the area’s attraction to families. In addition, the Upper East Side is home to several hospitals including Mount Sinai, Lenox Hill, Memorial Sloan-Kettering Cancer Center, Metropolitan, Gracie Square Hospital, Manhattan Eye, Ear and Throat, and Doctors Hospital. According to the appraisal, the vast collection of general and specialist health care creates a multi-billion-dollar industry.

The Yorkshire & Lexington Towers properties are served by numerous transportation options via the 4, 5 and 6 subway lines and the Q subway line, New York City’s newest subway line extension along Second Avenue, with a station situated at East 86th Street on the corner of the Yorkshire Towers Property and approximately two blocks from the Lexington Towers Property, with connections to the F subway line at East 63rd Street. In addition, the M1, M2, M3 and M4 buses run along East 86th Street, providing north/south service to upper and lower Manhattan, while the M72 and M79 buses provide crosstown service to the west side of Manhattan. Metro-North at Grand Central Terminal and the 125th Street Station connect the Upper East Side to locations outside of Manhattan. Additional access to the Yorkshire & Lexington Towers properties is provided by Park Avenue (within three blocks to the west), a north/south thoroughfare that runs parallel to Madison Avenue to the west and Lexington Avenue to the east, and the Franklin D. Roosevelt East River Drive (within five blocks to the east), a freeway-standard parkway that begins north of the Battery Park Underpass at South and Broad Streets and runs along the entire length of the East River to the Triborough Bridge connecting with Harlem River Drive.

According to a third party market research report, the estimated 2017 population and average household income within a one-, three-, and five-mile radius of the Yorkshire Towers Property is 223,511, 1,227,080, and 2,936,240, respectively, and $168,900, $129,618, and $108,388, respectively. According to a third party market research report, the estimated 2017 population and average household income within a one-, three-, and five-mile radius of the Lexington Towers Property is 239,420, 1,234,297, and 2,884,223, respectively, and $165,737, $129,064, and $108,766, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Yorkshire & Lexington Towers

According to a third party market research report, as of the first quarter of 2017, the Manhattan rental market exhibited average rents of $2,328 for studios, $3,098 for one-bedrooms, $4,098 for two-bedrooms, and $5,261 for three-bedrooms. The market saw a vacancy rate of 1.92% as of the first quarter of 2017, compared to 2.06% as of the fourth quarter of 2016 and 1.77% as of the first quarter of 2016. According to a third party market research report, the Yorkshire & Lexington Towers properties are located in the Upper East Side apartment submarket, which exhibited an effective rent of $4,247 per unit and a vacancy rate of 2.3%, as of the second quarter of 2017. There are 452 units scheduled to be delivered to the Upper East Side submarket over the next four years.

Competitive Set Summary(1)

Unit Type	Minimum Monthly Rent	Average Monthly Rent	Maximum Monthly Rent
Studio	$2,502	$3,034	$3,491
One-bedroom	$2,802	$4,054	$4,982
Two-bedroom	$3,803	$6,376	$7,926
Three-bedroom	$5,505	$9,353	$12,143
(1)	Source: Appraisals.

Historical and Current Occupancy(1)

Property	2014	2015	2016	Current(2)
Yorkshire Towers Property	75.0%	65.0%	80.0%	93.0%
Lexington Towers Property	90.0%	77.0%	72.0%	86.9%

(1)	Historical Occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.

(2)	Based on the September 24, 2017 underwritten rent roll.

Operating History and Underwritten Net Cash Flow

	2015	2016	TTM(1)	Underwritten(2)	Appraisal Stabilized Year 4(3)	Stabilized UW Year 4(4)	Per Unit(5)	%(6)
Rents in Place(7)(8)	$18,619,740	$20,916,142	$23,920,451	$31,189,462	$42,943,803	$43,464,126	$37,714	86.9%
Vacant Income	0	0	0	4,683,815	1,705,390	1,344,251	$5,664	13.1%
Gross Potential Rent	$18,619,740	$20,916,142	$23,920,451	$35,873,277	$44,649,193	$44,808,378	$43,378	100.0%
Total Reimbursements	0	0	0	0	0	0	$0	0.0%
Net Rental Income	$18,619,740	$20,916,142	$23,920,451	$35,873,277	$44,649,193	44,808,378	$43,378	100.0%
(Vacancy/Collection Loss)(9)	(180,604)	(1,647,218)	(1,639,254)	(5,074,133)	(1,705,390)	(1,344,251)	($6,136)	(14.1%)
Other Income(10)	4,492,920	3,013,861	3,183,115	7,284,878	7,318,294	7,239,421	$8,809	20.3%
Effective Gross Income	$22,932,055	$22,282,785	$25,464,312	$38,084,023	$50,262,097	$50,703,547	$46,051	106.2%
Total Expenses	$12,878,848	$12,726,214	$13,142,223	$14,135,899	$16,235,888	$16,576,405	$17,093	37.1%
Net Operating Income	$10,053,207	$9,556,571	$12,322,089	$23,948,124	$34,026,209	$34,127,142	$28,958	62.9%
Total TI/LC, Capex/RR	0	0	0	183,139	263,191	183,139	$221	0.5%
Net Cash Flow	$10,053,207	$9,556,571	$12,322,089	$23,764,985	$33,763,018	$33,944,003	$28,736	62.4%

(1)	Represents the trailing twelve-month period ending June 30, 2017.

(2)	The increase in NOI is driven by a combination of higher occupancy levels and higher rental rates due to the conversion of rent stabilized units into free market units, unit renovations, and improved property amenities. Underwritten NOI is underwritten to the September 24, 2017 rent roll occupancy of 92.0%, compared to occupancy of 83.6% as of June 30, 2017.

(3)	Appraisal Stabilized Year 4 information is based on the appraisal, forecasting operating performance for September 1, 2020 to September 1, 2021 under the following assumptions: annual rent growth rates of 1.5% for Years 1 and 2 and 3.0% for Years 3 and 4 for rent stabilized units, and 0.0% for Year 1 and 4.0% in Years 2 to 4 for free market units, stabilized occupancy rate of 97.0%, real estate tax expenses at 5.75% annually, and operating expenses growing at 3.5% annually.

(4)	Stabilized UW Year 4 information is projected based on the following assumptions: annual rent growth rates of 1.5% for Years 1 and 2 and 3.0% for Years 3 and 4 for rent stabilized units, and 0.0% for Year 1 and 4.0% in Years 2 to 4 for free market units, rent-regulated units are converted at a rate of 10% (32

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Yorkshire & Lexington Towers

units in the first year and 220 units over holding period) to free market status, stabilized occupancy rate of 97.0%, rent regulated units assumed to be converted at a recapture rate of 10% to free market status (25 units for Year 1 and 170 units over the holding period at the Yorkshire Towers Property and seven units for Year 1 and 50 units over the holding period at the Lexington Towers Property), real estate tax expenses growing at 5.75% annually at the Yorkshire Towers Property and 8.00% annually at the Lexington Towers Property, and operating expenses growing at 3.5% annually. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

(5)	Per Unit values are based on 827 units.

(6)	% column representing percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(7)	Rents In Place have been increasing due to higher asking rents for 69 rent regulated units that have been converted and renovated into free market units over the 35 months ending August 2017 in combination with property-wide improvements, unit reconfigurations, and renovations of existing free market rents with luxury finishes.

(8)	Underwritten Rents in Place are underwritten to the September 24, 2017 rent roll, which reflects physical occupancy of 92.0% and includes the gross up of vacant space based on the appraiser’s concluded market rents of $4,683,815 and credit loss of ($253,990). Underwritten Gross Potential Rent excludes four management units and two employee units with assumed rental rates of $1 per month.

(9)	Vacancy/Collection Loss increased in 2016 over 2015 due to leasing incentives offered while the lobbies, hallways, roofs, and apartment units underwent renovation and construction.

(10)	Other Income includes contractual rent paid by the laundry operator of $234,000 at the Yorkshire & Lexington Towers properties, contractual rent paid by six commercial tenants at the Yorkshire Towers Property of $5,278,134, contractual rent paid by six commercial tenants at the Lexington Towers Property of $1,127,432, eight storage leases at the Yorkshire Towers Property of $12,000, straight-line rent of $414,930 for CVS Pharmacy at the Yorkshire Towers Property and other non-rental income such as late fees, and pet fees. Total Other Rental Income was lower in 2015, 2016, and June 30, 2017 TTM primarily due to the CVS Pharmacy lease commencing May 2017 and A&P, a previous retail tenant, vacating in 2015.

Property Management. The property is managed by Jumeaux Management LLC, an affiliate of the borrower and a Delaware limited liability company.

Escrows and Reserves. At origination, the borrower deposited into escrow $4,102,064 for the holdback reserve funds, $3,500,000 for unit renovations and tenant buyouts relating to renovations to residential units in connection with the deregulation of such units from rent regulatory laws and units not subject to rent regulation laws, $2,724,408 for real estate taxes, $2,000,000 for debt service reserves and $89,787 for annual insurance premiums.

Tax Escrow - On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to $681,102.

Insurance Escrow - On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to $29,929.

Replacement Reserves - On a monthly basis, the borrower is required to escrow (a) 1/12th of $0.15 PSF of retail and garage space (excluding CVS so long as (i) no event of default under the Yorkshire & Lexington Towers Whole Loan, (ii) the CVS lease is in full force and effect and (iii) no default exists under the CVS lease beyond all applicable notice and cure periods) for commercial replacement reserves and (b) 1/12th of $250 per free market residential unit for residential replacement reserves subject to a cap calculated on a quarterly basis equal to the product of (x) $750 and (y) the number of free market residential units at the Yorkshire & Lexington Towers properties at the time of calculation.

TI/LC Reserve - On a monthly basis, the borrower is required to escrow $1.00 PSF of retail space (excluding garage space and CVS (with respect to CVS, so long as (i) no event of default under the Yorkshire & Lexington Towers Whole Loan, (ii) the CVS lease is in full force and effect and (iii) no default exists under the CVS lease beyond all applicable notice and cure periods)) for tenant improvements and leasing commissions.

Holdback Reserve - During any period that amounts on deposit in the holdback reserve funds exceed an amount equal to five times the difference of (x) $38,000,000 and (y) the gross income from operations of the Yorkshire & Lexington Towers properties, in the aggregate, at the time of calculation (the “Holdback Threshold Amount”), and provided no event of default has occurred or is continuing, funds on deposit in the holdback reserve funds in excess of the Holdback Threshold Amount, if any, will be (i) during a Cash Management Trigger Event (as defined below), transferred to the cash management account or (ii) returned to the borrower. The lenders will not be required to disburse holdback reserve funds more than once each calendar month and each disbursement must be at least $250,000 (or a lesser amount if the total remaining balance in the holdback reserve funds is less than $250,000, in which case only one disbursement of the amount remaining in the holdback reserve funds will be made).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Yorkshire & Lexington Towers

Debt Service Reserve - Provided that no event of default has occurred or is continuing, the borrower may, upon written request to the lenders at least three business days prior to the monthly payment date, request funds held in the debt service reserve to be applied to the monthly debt service payment due under the Yorkshire & Lexington Towers Whole Loan and the Yorkshire & Lexington Towers Mezzanine Loans, provided that the borrower delivers evidence of a shortfall between net operating income and the monthly debt service payment for the month of disbursement among other conditions detailed in the loan documents. In the event the Yorkshire & Lexington Towers properties achieve a debt service coverage ratio (in the aggregate taking into account both the Yorkshire & Lexington Towers Whole Loan and the Yorkshire & Lexington Towers Mezzanine Loans) based on the trailing twelve-month period of greater than 1.10x (the “Debt Service Shortfall Reserve Transfer Date”), all funds remaining on deposit in the debt service reserve will be transferred to the renovation and tenant buyout reserve. In the event the balance of the renovation and tenant buyout reserve falls below $500,000, the borrower is required to deposit with the lenders an additional amount necessary to achieve a balance of at least $1,000,000. After November 6, 2019, the borrower may request a portion of the funds in the renovation and tenant buyout reserve (subject to a cap) be disbursed for replacements (subject to the conditions for disbursement of funds from the commercial replacement reserve and/or residential replacement reserve, as applicable).

Lockbox/Cash Management. The Yorkshire & Lexington Towers loan is structured with a soft lockbox with respect to the residential units and a hard lockbox with respect to the commercial tenants and springing cash management. Prior to the continuance of a Cash Management Trigger Event for the Yorkshire & Lexington Towers Whole Loan, all funds in the lockbox account will be disbursed to the borrower. During the continuance of a Cash Management Trigger Event for the Yorkshire & Lexington Towers Whole Loan, funds in the lockbox account are required to be applied on each monthly payment date to fund the required reserves deposits as described above under “Escrows and Reserves,” to pay debt service on the Yorkshire & Lexington Towers Whole Loan, to pay operating expenses not otherwise paid or reserved for as described above under “Escrows and Reserves” and referenced in the annual budget approved by the lenders together with other amounts incurred by the borrower in connection with the operation and maintenance of the Yorkshire & Lexington Towers properties, to pay debt service on the Yorkshire & Lexington Towers Mezzanine Loans, and during the continuance of a Cash Sweep Trigger Event (as defined below), to disburse the remainder to an account to be held by the lenders as additional security for the Yorkshire & Lexington Towers Whole Loan (the “Excess Cash Flow Account”). During the continuance of an event of default under the Yorkshire & Lexington Towers Mezzanine Loans, funds on deposit in the Excess Cash Flow Account will be allocated to the applicable mezzanine loan subaccount. Provided that no event of default under the Yorkshire & Lexington Towers Mezzanine Loans and Cash Sweep Trigger Event has occurred and is continuing, funds on deposit in the Excess Cash Flow Account may be disbursed to the borrower in accordance with the loan documents.

A “Cash Management Trigger Event” will occur upon (i) an event of default under the Yorkshire & Lexington Towers Whole Loan, (ii) an event of default under the Yorkshire & Lexington Towers Mezzanine Loans, (iii) any bankruptcy action involving the borrower, the sponsors, the guarantors, or the property manager, (iv) the date (a) following the Debt Service Shortfall Reserve Transfer Date prior to the second anniversary of the first payment date, the debt service coverage ratio (in the aggregate taking into account both the Yorkshire & Lexington Towers Whole Loan and the Yorkshire & Lexington Towers Mezzanine Loans) based on the trailing twelve-month period falling below 1.05x and (b) after the second anniversary of the first payment date, the debt service coverage ratio based on the trailing twelve-month period falling below 1.10x (the “DSCR Cash Management Trigger Event Threshold”), or (v) any indictment for fraud or misappropriation of funds by the borrower, the sponsors, the guarantors, or the property manager. A Cash Management Trigger Event will continue until, in regard to clause (i) and (ii) above, the cure of such event of default and acceptance of such cure by the lenders, in regard to clause (iii) above, the filing being discharged, stayed or dismissed within 60 days for the borrower, the sponsors, or the guarantors, or within 120 days for the property manager, and lenders’ determination that such filing does not materially affect the monetary obligations of the borrower, the sponsors, or the guarantors, or the property manager, in regard to clause (iv) above, (a) the date the debt service coverage ratio (in the aggregate taking into account both the Yorkshire & Lexington Towers Whole Loan and the Yorkshire & Lexington Towers Mezzanine Loans) based on the trailing twelve-month period is greater than the DSCR Cash Management Trigger Event Threshold for two consecutive quarters or (b) the borrower delivers to the lenders the DSCR Trigger Cure Deposit (as defined below) (collectively, the “DSCR Cure Event”), or in regard to clause (v) above, the dismissal of the related

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Yorkshire & Lexington Towers

indictment for the borrower, the sponsors, or the guarantors, or replacement of the property manager with a qualified manager pursuant to the loan documents.

A “DSCR Trigger Cure Deposit” means a deposit with the lenders in the form of cash or a letter of credit equal to (A) an amount that, if used to repay the Yorkshire & Lexington Towers Whole Loan and Yorkshire & Lexington Towers Mezzanine Loans, pro-rata, results in a debt service coverage ratio greater than the DSCR Cash Management Trigger Event Threshold or (B) the positive difference between (x) the amount of net operating income necessary to achieve a debt service coverage ratio over a twelve month period equal to the DSCR Cash Management Trigger Event Threshold and (y) the lesser of (i) the amount of net operating income necessary to achieve a debt service coverage ratio of 1.00x and (ii) the net operating income over a twelve month period.

A “Cash Sweep Trigger Event” will occur upon (i) an event of default under the Yorkshire & Lexington Towers Whole Loan, (ii) any bankruptcy action involving the borrower, the sponsors, or the guarantors, or the property manager, or (iii) the date (a) following the Debt Service Shortfall Reserve Transfer Date but prior to the second anniversary of the first payment date, the debt service coverage ratio (in the aggregate taking into account both the Yorkshire & Lexington Towers Whole Loan and the Yorkshire & Lexington Towers Mezzanine Loans) based on the trailing twelve-month period falling below 1.05x and (b) after the second anniversary of the first payment date, the debt service coverage ratio based on the trailing twelve-month period falling below 1.10x. A Cash Sweep Trigger Event will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lenders, in regard to clause (ii) above, the filing being discharged, stayed or dismissed within 60 days for the borrower, the sponsors, or the guarantors, or within 120 days for the property manager, and lenders’ determination that such filing does not materially affect the monetary obligations of the borrower, the sponsors, or the guarantors, or the property manager, or in regard to clause (iii) above, a DSCR Cure Event.

Additional Debt. In addition to Note A-1 and Note A-2, the Yorkshire & Lexington Towers properties are also security for the other A Notes and the Yorkshire & Lexington Towers Trust Subordinate Companion Loan. The Yorkshire & Lexington Towers Trust Subordinate Companion Loan has an outstanding principal balance as of the Cut-off Date of $200.0 million and a coupon of 4.2500%. The Yorkshire & Lexington Towers Whole Loan (inclusive of the Yorkshire & Lexington Towers Trust Subordinate Companion Loan) has a Cut-off Date LTV of 44.9%, an UW NCF DSCR of 1.68x and an UW NOI Debt Yield of 6.0%. Two mezzanine loans, with an aggregate original principal amount of $150.0 million were provided in connection with the financing of the Yorkshire & Lexington Towers properties that are secured by the mezzanine borrower’s equity interest in the borrower and are coterminous with the mortgage loan. The Mezzanine A loan has an original principal amount of $105.0 million, and accrues interest at a rate of 5.45215% per annum and is senior to the Mezzanine B loan. The Mezzanine B loan has an original principal amount of $45.0 million, and accrues interest at a rate of 6.5000% per annum. Including the mezzanine loans, the Cut-off Date LTV is 61.8%, the UW NCF DSCR is 1.04x and the UW NOI Debt Yield is 4.4%. Based on the aggregate “as stabilized” appraised value and the Yorkshire & Lexington Towers Whole Loan and Yorkshire & Lexington Towers Mezzanine Loans, the Cut-off Date LTV ratio and Maturity Date LTV ratio are 53.4% and 53.4%, respectively.

Release of Property. The borrower may obtain the release of the Lexington Towers Property, provided that, among other things, (i) no event of default has occurred and is continuing, (ii) the borrower pays an amount equal to the greater of (a) 125% of the allocated amount of the Yorkshire & Lexington Towers Whole Loan with respect to the Lexington Towers Property ($65.2 million) and (b) the net sales proceeds applicable to Lexington Towers Property, (iii) the debt service coverage ratio with respect to the remaining Yorkshire Towers Property is no less than the greater of (a) 1.05x and (b) the debt service coverage ratio immediately preceding the release of the Lexington Towers Property, (iv) the debt yield with respect to the remaining Yorkshire Towers Property is no less than the greater of (a) 4.4% and (b) the debt yield immediately preceding the release of the Lexington Towers Property and (v) the loan-to-value ratio with respect to the remaining Yorkshire Towers Property is no greater than the lesser of (a) 61.8% and (b) the loan-to-value ratio immediately preceding the release of the Lexington Towers Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Westin Times Square Fee

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Westin Times Square Fee

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Westin Times Square Fee

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Westin Times Square Fee

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$57,000,000	Title:	Leased Fee
Cut-off Date Principal Balance:	$57,000,000	Property Type – Subtype(3):	Other – Leased Fee
% of Pool by IPB:	6.7%	Net Rentable Area (SF):	17,574
Credit Assessment (KBRA)(1):	NR / BBB-	Location:	New York, NY
Loan Purpose:	Refinance	Year Built / Renovated:	2002 / 2016
Borrower:	THR 43 Land LLC	Occupancy / ADR / RevPAR(4):	96.4% / $302.36 / $291.55
Sponsor:	Tishman Hotel & Realty LP	Occupancy / ADR / RevPAR Date(4):	8/31/2017
Interest Rate:	3.5100%	Number of Tenants:	N/A
Note Date:	10/31/2017	2014 NOI(5):	$3,575,000
Maturity Date:	11/6/2027	2015 NOI(5):	$3,628,624
Interest-only Period:	120 months	2016 NOI(5):	$3,683,054
Original Term:	120 months	TTM NOI(5):	N/A
Original Amortization:	None	UW Revenues(5):	$3,794,375
Amortization Type:	Interest Only	UW Expenses(5):	$0
Call Protection:	YM1(35),Def or YM1(78),O(7)	UW NOI(5):	$3,794,375
Lockbox(2):	Hard	UW NCF(5):	$3,794,375
Additional Debt:	No	Appraised Value / Per SF(7):	$126,000,000 / $7,170
Additional Debt Balance:	NAP	Appraisal Date:	9/7/2017
Additional Debt Type:	NAP
Additional Future Debt Permitted:	No

Escrows and Reserves(6)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$3,243
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$3,243
Insurance:	$0	Springing	N/A	Cut-off Date LTV(7):	45.2%
FF&E Reserves:	$0	Springing	N/A	Maturity Date LTV(7):	45.2%
				UW NOI DSCR:	1.87x
				UW NCF DSCR:	1.87x
				UW NOI Debt Yield:	6.7%
				UW NCF Debt Yield:	6.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$57,000,000	100.0%	Payoff Existing Debt(8)	$56,032,744	98.3%
			Closing Costs	886,410	1.6
			Return of Equity	80,846	0.1
Total Sources	$57,000,000	100.0%	Total Uses	$57,000,000	100.0%

(1)	KBRA has confirmed that the loan has, in the context of its inclusion in the Initial Pool Balance, credit characteristics consistent with an investment grade obligation.

(2)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(3)	The Westin Times Square Fee loan is secured by land occupied by the Westin Times Square Hotel located at 270 West 43rd Street in New York, NY.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Westin Times Square Fee

The Westin Times Square Hotel is subject to a ground lease that expires on July 14, 2096. The improvements are not collateral for the Westin Times Square Fee loan.

(4)	Represents performance statistics for the non-collateral Westin Times Square Hotel and is provided for informational purposes only.

(5)	Historical and UW NOI reflects the contractual ground rent. TTM NOI was not provided due to NOI being equal to the annual ground rent payment. The 2017 ground rent payment is $3,738,300 and the 2018 ground rent payment is $3,794,375.

(6)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(7)	The aggregate fee and leasehold value is $533.0 million, which would result in a Cut-off LTV and Maturity Date LTV of 10.7%.

(8)	The Westin Times Square Fee was previously securitized in WFRBS 2014-LC14.

The Loan. The Westin Times Square Fee loan, is a $57.0 million first mortgage loan secured by the leased fee interest in the land (the “Westin Times Square Fee”) beneath the Westin Times Square, a 873-room, AAA Four Diamond, full service hotel (the “Building” or “Westin Times Square Hotel”) located in New York, New York. The loan has a 10-year term and is interest-only for the term of the loan.

The Borrower. The borrowing entity for the loan is THR 43 Land LLC, a Delaware limited liability company and special purpose entity. The borrowing entity is owned by 75.8% by Tishman Hotel & Realty LP (“Tishman”) and 24.2% by Metropolitan Life Insurance Co. (“MetLife”).

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Tishman, a vertically integrated real estate owner, developer, operator and advisor. With roots dating back to 1898, Tishman is comprised of a diversified staff of experienced real estate, financial and hotel management specialists, and is complemented by a technical staff of architects, engineers and construction management professionals. According to the sponsor, over the last 30 years, Tishman has owned and developed roughly 10 million SF for its own account and has sourced and structured nearly $8.0 billion of debt and equity for its projects. Tishman has managed a total of over 50 hotels including over 20,000 rooms and has acted as a third-party advisor to other hotel stakeholders as well. Tishman’s wide range of hospitality services include: hotel management, hotel asset management, immediate management takeover and operations & market analysis. Current assets under management exceed $4.0 billion in real estate and other asset classes. Unlike traditional real estate investment managers, Tishman’s own account represents nearly $3.0 billion, or roughly 75% of its assets under management.

The Property. The property is a 17,574 SF parcel of land located near the center of Manhattan in the area called Times Square. The property is subject to a 99-year ground lease to THR Times Square, LLC, which owns the property’s improvements, a 48-story building that operates as the 873-room Westin Times Square Hotel.

The Ground Lease. The property is subject to a ground lease between the borrower (the “Lessor”) and a sponsor affiliate, THR Times Square, LLC (the “Lessee”), which expires on July 14, 2096. The 2018 annual ground rent is $3,794,375, and increases 1.5% annually through the end of the lease term.

The Westin Times Square Hotel. The Westin Times Square Hotel is a 48-story (including two subterranean floors), 873-room, full service, AAA Four Diamond hotel that was constructed in 2002. According to the sponsor, the Westin Times Square Hotel underwent various extensive renovations totaling approximately $47.6 million between 2012 and 2016. Major areas of upgrade included the lobby & lobby gift shop, guestrooms & select guestroom technology, select guestroom bathrooms, guestroom corridors and the restaurant & bar. Additionally, according to the sponsor, future renovations totaling approximately $34.4 million are planned from 2017-2022.

The unit mix at the Westin Times Square Hotel consists of 454 king units, 381 double units, 8 corner units, 23 junior suites, five one-bedroom suites, one Renewal Suite, and one Empire suite. Amenities and services at the Westin Times Square Hotel include a food and beverage outlet, 28,760 SF of meeting space, a fitness center, a business center, a gift shop, Europan Café (operated by a third party), a FedEx Office Print & Ship Center and E-Walk on 42nd Street. The food and beverage outlets, Foundry Kitchen and Foundry Bar, underwent extensive renovation in 2015 and 2016. Foundry Kitchen is located on the mezzanine level and the Foundry Bar is located on the third floor (lobby level). The meeting space includes three ballrooms, one each on the 3rd, 4th and 5th floors of the hotel. An additional 25 meeting spaces (ranging in size from 200 to 2,000 SF) are located primarily on the mezzanine level, floors three through five, and the ninth floor. Valet parking is available as no parking is available on the property site.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Westin Times Square Fee

The property is located on the city block bound by West 43rd Street the north, West 42nd Street to the south, 7th Avenue to the east and 8th Avenue to the west on a 1.33-acre lot. Local access is further enhanced by the New York Pennsylvania Station and Grand Central Terminal, both major intercity and commuter rail stations in Midtown Manhattan serving approximately 1.35 million passengers daily. Nearby airports include LaGuardia Airport (7.9 miles), John F. Kennedy International Airport (14.3 miles), and Newark Liberty International Airport (15.2 miles).

Historical Occupancy, ADR, RevPAR

	Competitive Set(1)			Westin Times Square(2)(3)			Penetration Factor(1)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014	92.0%	$319.34	$293.78	92.8%	$329.46	$305.68	100.9%	103.2%	104.1%
2015	90.9%	$312.34	$284.06	93.2%	$319.93	$298.28	102.5%	102.4%	105.0%
2016	91.6%	$296.94	$271.96	95.5%	$302.33	$288.73	104.3%	101.8%	106.2%
TTM(4)	91.8%	$296.00	$271.74	96.4%	$302.36	$291.55	105.0%	102.1%	107.3%

(1)	Source: third party data provider. The competitive set consists of the following hotels: Marriott New York Marquis, Renaissance New York Times Square Hotel, Crowne Plaza Times Square Manhattan, Millennium Broadway New York Times Square, DoubleTree Suites New York City Times Square, Hilton Times Square, W Hotel New York Times Square and The Premier New York Times Square.

(2)	Represents the non-collateral Westin Times Square Hotel.

(3)	Source: Borrower provided financials.

(4)	Represents the trailing twelve month period ending August 31, 2017

The Market. The property is located in New York, New York, within New York County, in the New York-Northern New Jersey-Long Island, NY-NJ-PA metropolitan statistical area (“MSA”). New York City is recognized as an international commercial and cultural center, housing more than eight million residents, it is one of the most populous cities in the nation and one of the largest in the world. According to the appraisal, New York City is one of the most popular tourist destinations in the country. It is home to the United Nations, the Statue of Liberty and the Empire State Building. The theaters in the Broadway district attract international attention. New York City is home to Carnegie Hall, Radio City Music Hall, and a variety of live performance theaters. Major TV networks – ABC, NBC, FOX, and CBS – are headquartered in the city, as well as global entertainment conglomerates, such as Viacom and Sony. Also headquartered in New York are three of the “Big Five” music recording companies as well as other media/entertainment companies including Time Warner and Virgin Records. New York is home to six major commodities, futures, and stock exchanges, including the New York Stock Exchange (NYSE), NASDAQ, International Securities Exchange, and the New York Mercantile Exchange. New York City is the headquarters of many of the world’s commercial and investment banks including domestic firms such as Citigroup, Goldman Sachs, JPMorgan Chase and Morgan Stanley. The accounting and insurance industries are prevalent in New York City, housing the “Big Four” accounting firms, such as Ernst & Young, and large global insurance companies headquarters including, American International Group, MetLife, New York Life, Prudential Financial, Travelers Companies, and Voya Financial. New York City is a major center for additional industries, such as fashion, advertising, public relations, jewelry, design, and technology. According to a third party market data provider. New York City recorded 2016 population of 8,547,370, indicating a 0.2% increase over the previous year, and is projected to increase to 8,749,680 by 2021. According to the U.S. Bureau of Labor Statistics, 2016 unemployment for the city and MSA was 4.5% and 4.8%, respectively; both represent the lowest unemployment since 2007.

According to a third party data provider, as of June 2017, the Manhattan market contained 420 hotels with a lodging inventory of 96,000 rooms. The Manhattan lodging market achieved an aggregate occupancy level of 86.9% with an ADR of $275.73, reflecting a RevPAR of $239.59. According to the appraisal, while a full recovery of hotel performance in Manhattan has been more drawn out, the area’s fundamental strengths provide for a solid foundation for growth over the long term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Westin Times Square Fee

Underwritten Net Cash Flow

Underwritten(1)
Ground Lease Payment	$3,794,375
(Vacancy/Collection Loss)	0
Effective Gross Income	$3,794,375
Total Operating Expenses	0
Net Operating Income	$3,794,375
Total TI/LC, Capex/RR	0
Net Cash Flow	$3,794,375

(1)	The underwritten ground lease payment represents the 2018 contractual ground rent.

Westin Times Square Hotel Property Management. The Westin Times Square Hotel is managed by Westin Hotel Management L.P., an affiliate of Starwood (recently acquired by Marriott), under a management agreement with a fully extended expiration through 2042. Starwood was acquired by Marriott in September 2016 for $12.4 billion, and together comprise the largest global hospitality company with 5,700 properties and 30 brands in 110 countries.

Escrows and Reserves. The Westin Times Square Fee loan documents do not require ongoing monthly escrows for property taxes, insurance and FF&E reserves as long as (i) the ground lease requires the tenant thereunder to pay all property taxes, insurance and capital improvement items with respect to the Westin Times Square Fee property, (ii) the Ground Lease is in full force and effect, (iii) no event of default has occurred and is continuing and (iv) the borrower provides satisfactory evidence to the lender of payment of property taxes and insurance and that FF&E funds are reserved pursuant to the Westin Times Square management agreement.

Lockbox / Cash Management. The Westin Times Square Fee loan is structured with a hard lockbox and in-place cash management. The monthly ground rent payment and all other income, if any, accruing to the borrower (as the owner of the fee estate) will be deposited into a cash management account under the control of the lender or the lender’s servicer and disbursed during each interest period of the term of the loan in accordance with the Westin Times Square Fee loan documents. During the continuance of a Cash Trap Event Period (as defined below), all excess cash flow, after payments made in accordance with the Westin Times Square Fee loan documents for, amongst other things, debt service, required reserves, if any, and operating expenses incurred by the borrower, if any, will be held as additional collateral for the loan.

“Cash Trap Event Period” means: a period commencing upon the earlier of (i) the occurrence and continuance of an event of default under the Westin Time Square Fee loan documents or (ii) the occurrence of a monetary default by the Lessee under the ground lease with respect to the payment of base rent.

Affiliated Ground Lessee. The Lessee, THR Times Square, LLC, is affiliated with the borrower and Tishman. The Westin Times Square Fee loan will become full recourse to Tishman if the Ground Lease is amended, modified, terminated, cancelled, surrendered, expires or otherwise ceases to be in full force and effect, in each case without the prior written consent of the lender.

Terrorism Insurance. The Westin Times Square Fee loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Westin Times Square Hotel; provided however, that the borrower will not be required to spend more than 200% of the cost of the all-risk insurance coverage immediately prior to the date that TRIPRA or a similar government backstop is no longer in effect. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a twelve-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 5 — One California Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — One California Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — One California Plaza

*Stacking plan is for illustrative purposes and some information may differ from actual.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — One California Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — One California Plaza

Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$50,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$50,000,000	Property Type - Subtype:	Office – CBD
% of Pool by IPB:	5.8%	Net Rentable Area (SF):	1,047,062
Credit Assessment (Fitch/KBRA)(2):	A- / A	Location:	Los Angeles, CA
Loan Purpose:	Refinance	Year Built / Renovated:	1985 / 2012-2016
Borrower:	CNI One Cal Plaza Owner, LLC	Occupancy:	87.7%
Sponsor:	Colony Capital Operating Company, LLC
Interest Rate:	3.8000%	Occupancy Date:	9/1/2017
Note Date:	10/26/2017	Number of Tenants:	34
Maturity Date:	11/6/2024	2014 NOI:	$13,406,792
Interest-only Period:	84	2015 NOI:	$13,694,632
Original Term:	84	2016 NOI:	$15,115,679
Original Amortization:	None	TTM NOI(5)(6):	$16,022,562
Amortization Type:	Interest Only	UW Economic Occupancy:	87.6%
Call Protection(3):	L(24),Def(54),O(6)	UW Revenues:	$42,571,241
Lockbox(4):	Hard	UW Expenses:	$16,843,619
Additional Debt:	Yes	UW NOI(6):	$25,727,622
Additional Debt Balance(1):	$250,000,000	UW NCF:	$23,168,914
Additional Debt Type(1):	Pari Passu, B-Note	Appraised Value / Per SF:	$459,000,000 / $438
Additional Future Debt Permitted:	No	Appraisal Date:	9/7/2017

Escrows and Reserves(7)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$130
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$130
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	29.6%
Replacement Reserve:	$0	Springing	$628,237	Maturity Date LTV:	29.6%
TI/LC Reserve:	$0	Springing	$3,141,186	UW NOI DSCR:	4.91x
Other Reserve:	$3,219,209	$0	N/A	UW NCF DSCR:	4.42x
				UW NOI Debt Yield:	18.9%
				UW NCF Debt Yield:	17.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$300,000,000	100.0%	Payoff Existing Debt	$288,056,148	96.0%
			Return of Borrower Sponsor Equity	7,330,981	2.4
			Upfront Reserves	3,219,209	1.1
			Closing Costs	1,393,663	0.5
Total Sources	$300,000,000	100.0%	Total Uses	$300,000,000	100.0%

(1)	The One California Plaza loan is a part of a larger split whole loan evidenced by two senior pari passu A-notes with an aggregate original balance of $136.0 million (collectively, the “One California Plaza Senior Loan”) and a subordinate Note B with an original principal balance of $164.0 million (together, the “One California Plaza Whole Loan”). The financial information presented in the chart above and herein reflects the Cut-off Date balance of the One California Plaza Senior Loan.

(2)	Fitch and KBRA have each confirmed that the loan has, in the context of its inclusion in the Initial Pool Balance, credit characteristics consistent with an investment grade obligation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — One California Plaza

(3)	The lockout period will be at least 24 payments beginning with and including the first payment date of December 6, 2017. Defeasance of the full One California Plaza Whole Loan is permitted at any time after the earlier to occur of (i) October 26, 2020 or (ii) the date that is two years after the closing date of the securitization that includes the last note to be securitized.

(4)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(5)	Represents the trailing twelve-month period ending April 30, 2017.

(6)	The TTM financials were prepared by the former owner of the property prior to the borrower’s acquisition in June 2017. The TTM financials presented reflect base rent and reimbursements net of concessions paid to various in-place tenants including AECOM (LCD: 3/2016), Nixon Peabody LLP (LCD: 5/2016) and McKool Smith (LCD: 11/2016) among other tenants. The underwritten financials are based on the current in-place rent roll at the property and no concessions have been underwritten as all unfunded obligations were reserved by the lender at closing.

(7)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The One California Plaza loan, which is part of a larger split whole loan, is a first mortgage loan secured by the fee interest in a 1,047,062 SF Class A office building located in downtown Los Angeles, California. The loan has a 7-year term and is interest-only for the term of the loan. The One California Plaza loan is a part of a larger whole loan that is evidenced by two pari passu promissory notes (Notes A-1 and A-2) and one subordinate note (“Note B”). For more information see “Description of the Mortgage Pool – The Whole Loans – The Non-Serviced AB Whole Loans – The One California Plaza Whole Loan” in the Preliminary Prospectus. Note A-1 and Note B are being contributed to the CSMC 2017-CALI Trust, a private securitization pursuant to which the One California Plaza Whole Loan is expected to be serviced and administered. The Note A-2 is being contributed to the CSAIL 2017-CX10 Trust. The trustee of the CSMC 2017-CALI Trust is entitled to exercise all of the rights of the controlling noteholder with respect to the One California Plaza Whole Loan, however, the holder of Note A-2 is entitled, under certain circumstances, to consult with respect to certain major decisions.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan (Y/N)	Controlling Piece (Y/N)
Note A-1	$86,000,000	$86,000,000	CSMC 2017-CALI	Y	N
Note A-2	50,000,000	50,000,000	CSAIL 2017-CX10	N	N
Note B	164,000,000	164,000,000	CSMC 2017-CALI	N	Y
Total	$300,000,000	$300,000,000

One California Plaza Total Debt Capital Structure

(1)	Based on the “as-is” appraised value of $459.0 million as of September 7, 2017.

(2)	Based on the UW NOI of $25,727,622.

(3)	Based on the UW NCF of $23,168,914 and the coupon of 3.8000% on the One California Plaza Whole Loan.

(4)	Implied Equity is based on the “as-is” appraised value of $459.0 million, less total debt of $300.0 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — One California Plaza

The Borrower. The borrowing entity for the loan is CNI One Cal Plaza Owner, LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Colony Capital Operating Company, LLC. The sponsor is a subsidiary of Colony NorthStar, Inc., a global real estate investment and asset management firm with $56.0 billion of real estate assets under management as of year-end 2016.

The Property. The property is a 1,047,062 SF, Class A, LEED Platinum certified, office tower located in downtown Los Angeles, California. The 42-story property, situated on 2.86 acres, was constructed in 1985 and renovated from 2012-2016. The property is configured with 42 stories above a podium containing a retail pavilion and a five level underground parking garage with 1,328 parking spaces (1.27 per 1,000 SF). The property consists of 1,024,839 SF of office space with 22,223 SF of retail space.

As of September 1, 2017, the property was 87.7% leased by 34 tenants. The largest tenant at the property, Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), leases 144,736 SF (13.8% of the net rentable area (“NRA”)) through November 2021. Skadden has 22 offices, more than 1,700 attorneys and 50-plus practice areas. Skadden advises businesses, financial institutions and governmental entities around the world on complex, high-profile matters. Skadden has been a tenant at the property since 1986. The second largest tenant at the property, AECOM, leases 123,779 SF (11.8% of the NRA) through February 2032. AECOM engages in designing, building, financing, and operating infrastructure assets worldwide. AECOM moved into the property in 2016 and is rated Ba3/BB by Moody’s and S&P, respectively. The third largest tenant at the property by base rent, Bank of the West, leases 89,568 SF (8.6% of the NRA) through August 2020. Bank of the West provides a range of financial services to consumers, businesses, and government agencies in the United States and the Pacific Rim. Bank of the West has been a tenant at the property since 1995 and is rated A1/A by Moody’s and S&P, respectively.

The previous owner invested approximately $15.0 million from 2012-2016 for renovations and upgrades, which included the lobby, elevators and other amenities. Tenants at the property have access to a number of amenities including a rooftop helipad, rooftop terrace, retail pavilion, large conference rooms and an outdoor water court that can transform into an amphitheater.

The property is situated in the heart of the downtown Bunker Hill district of Los Angeles directly adjacent to the Civic Center, a complex of county, city, state, and federal government offices, buildings, and courthouses, accessible via shuttle from in front of the property. The property has many large law firm tenants, as it is the closest Class A office building to City Hall and the courthouses. The Civic Center contains the largest concentration of public employees in the U.S. outside of Washington, D.C., and is adjacent to the 12-acre Grand Park. The property is within walking distance of cultural attractions and has bus, rail, and freeway access given its proximity to the hub of the regional transportation system serving the City of Los Angeles and five-county metro region.

The Market. The property is located in the City of Los Angeles in the central business district, on the east side of Grand Avenue in downtown Los Angeles, within the Bunker Hill district. The downtown area is in the approximate center of Los Angeles County, and benefits as the center of the area’s regional transportation system. Grand Avenue is downtown’s cultural center, and contains the Music Center, Museum of Contemporary Art, Central Library, and Walt Disney Concert Hall. Bunker Hill is also home to one of the downtown’s high-rise residential communities and has a high concentration of Class A office space. The district is bounded by the area South of 1st Street, North of 4th Street, West of Hill Street, and East of the 110 Freeway. The MSA has an extensive transportation network, and the regional transportation system was designed with downtown Los Angeles as its hub for the City of Los Angeles and the entire five-county metro region. The area is served by an extensive freeway network, an expanding mass transit system of over 500 miles, and has easy access to multiple airports including Los Angeles International Airport (18.4 miles), Bob Hope Airport (15.6 miles) and Long Beach Airport (25.1 miles).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — One California Plaza

According to a third party market data provider, as of the second quarter of 2017, the downtown Los Angeles office market contained approximately 36.2 million SF of office space with an overall vacancy rate of 11.5%. The appraisal concluded per square foot market rents of $23.00 PSF for low-rise, $24.00 for mid-rise and $25.00 for high rise space office space. According to the appraisal, the property’s competitive set consists of the six properties detailed in the table below.

Competitive Set Summary(1)

Property	Year Built / Renovated	Total GLA (SF)	Est. Rent PSF	Est. Occ.	Proximity (miles)	Anchor Tenants
One California Plaza	1985 / 2012-2016	1,047,062	$25.20	87.7%	N/A	Skadden
Two California Plaza	1990 / 2016	1,420,000	$41.40	71.4%	Adjacent South	PNC Bank National Association
355 South Grand Avenue	1982 / N/A	1,124,960	$23.00	96.8%	Across Grand Avenue	Ryan LLC
333 South Hope Street	1974 / 2009	1,405,428	$24.00	98.9%	0.6 Miles West	Harrington, Foxx, Dubrow & Canter
444 South Flower Street	1981 / 2004	891,056	$26.52	78.3%	0.2 Miles Southwest	Meylan Davitt Jain & Arevian
633 West 5th Street	1989 / N/A	1,432,539	$26.00	78.1%	0.2 Miles Southwest	LA Visitors and Convention Bureau
505-515 South Flower Street	1971 / 2005	2,708,587	$25.50	93.8%	0.5 Miles Southwest	Cal Wellness

(1)	Source: Appraisal.

Historical and Current Occupancy(1)(2)

2014	2015	2016	Current(3)
69.2%	67.4%	86.3%	87.7%

(1)	Source: Historical Occupancy is provided by the Borrower. Occupancies are as of December 31 of each respective year.

(2)	In an effort to increase occupancy, the previous owner invested approximately $15.0 million into the property from 2012-2016 for renovations and upgrades.

(3)	Based on the underwritten rent roll dated September 1, 2017.

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent	Base Rent PSF(3)	% of Total Base Rents(3)	Lease Expiration Date
Skadden		144,736	13.8%	$3,625,301	$25.05	16.0%	11/30/2021
AECOM	Ba3 / BB / NR	123,779	11.8	2,471,585	$19.97	10.9	2/29/2032
Bank of the West	A1 / A / NR	89,568	8.6	2,395,469	$26.74	10.6	8/31/2020
Morgan, Lewis & Bockius LLP		92,407	8.8	2,263,543	$24.50	10.0	12/31/2021
Dentons LLP(4)		62,690	6.0	1,697,953	$27.08	7.5	9/30/2022
Locke Lord LLP		40,797	3.9	1,312,439	$32.17	5.8	9/30/2025
Nixon Peabody LLP		47,006	4.5	1,118,848	$23.80	4.9	4/30/2028
Willis Towers Watson(4)	Baa3 / BBB / BBB	39,861	3.8	1,049,142	$26.32	4.6	10/31/2022
Hill Farrer LLP		36,623	3.5	1,042,657	$28.47	4.6	6/30/2025
FINRA		38,297	3.7	969,297	$25.31	4.3	6/30/2024
Top 10 Total:		715,764	68.4%	$17,946,233	$25.07	79.3%
Other		187,062	17.9	4,690,103	$25.69(5)	20.7
Vacant/BOMA(6)		144,236	13.8	NAP	NAP	NAP
Total:		1,047,062	100.0%	$22,636,336	$25.20	100.0%

(1)	Based on the underwritten rent roll dated September 1, 2017.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Rent includes in-place base rent occurring through September 1, 2017.

(4)	A portion of Dentons LLP (24,108 SF) and Willis Towers Watson (14,999 SF) spaces are dark, but both tenants are paying rent.

(5)	Other Base Rent PSF excludes SF from management and building exhaust room spaces totaling 4,510 SF.

(6)	NRA includes 15,720 SF of remeasured BOMA space with no attributed rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — One California Plaza

Lease Rollover Schedule(1)

Year	Number of Leases Expiring(2)	NRA Expiring	% of NRA Expiring	Base Rent Expiring(3)	% of Base Rent Expiring(3)	Cumulative NRA Expiring(2)	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring(3)	Cumulative % of Base Rent Expiring(3)
2017	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2018	1	434	0.0	13,181	0.1	434	0.0%	$13,181	0.1%
2019	2	27,085	2.6	740,340	3.3	27,519	2.6%	$753,520	3.3%
2020	11	111,049	10.6	2,990,274	13.2	138,568	13.2%	$3,743,795	16.5%
2021	17	283,912	27.1	7,068,724	31.2	422,480	40.3%	$10,812,518	47.8%
2022	10	105,118	10.0	2,817,828	12.4	527,598	50.4%	$13,630,346	60.2%
2023	1	1,517	0.1	37,394	0.2	529,115	50.5%	$13,667,740	60.4%
2024	7	48,387	4.6	1,247,752	5.5	577,502	55.2%	$14,915,492	65.9%
2025	8	82,405	7.9	2,502,377	11.1	659,907	63.0%	$17,417,869	76.9%
2026	4	29,314	2.8	694,784	3.1	689,221	65.8%	$18,112,652	80.0%
2027 & Beyond(4)	17	229,325	21.9	4,523,683	20.0	918,546	87.7%	$22,636,336	100.0%
Vacant	NAP	128,516	NAP	NAP	NAP	1,047,062	100.0%	NAP	NAP
Total(5)	78	1,047,062	100.0%	$22,636,336	100.0%

(1)	Based on the underwritten rent roll dated September 1, 2017.

(2)	Certain tenants have more than one lease.

(3)	Rent includes in-place base rent occurring through September 1, 2017.

(4)	NRA includes 15,720 SF of remeasured space with no attributed rent.

(5)	A portion of Dentons LLP (24,108 SF) and Willis Towers Watson (14,999 SF) spaces are dark, but both tenants are paying rent.

Operating History and Underwritten Net Cash Flow

	2015	2016	TTM(1)(2)	Budget(2)	Underwritten(2)(3)	PSF(4)	%(5)
Rents in Place	$16,299,599	$19,820,256	$16,621,173	$26,235,856	$22,636,336	$21.57	51.6%
Vacant Income	0	0	0	0	3,268,473	$3.12	7.5%
Rent Bumps	0	0	0	0	769,671	$0.74	1.8%
Gross Potential Rent	$16,299,599	$19,820,256	$16,621,173	$26,235,856	$26,674,480	$25.48	60.9%
Total Reimbursements	10,575,297	10,549,495	10,627,552	15,206,266	17,091,959	$16.32	39.1%
Net Rental Income	$26,874,895	$30,369,751	$27,248,725	$41,442,122	$43,766,439	$41.80	100.0%
(Vacancy/Collection Loss)	(770,031)	(3,558,809)	0	(2,911,826)	(5,405,581)	($5.16)	(12.7%)
Parking Income	2,735,637	3,618,291	3,870,631	4,013,799	4,013,799	$3.83	9.2%
Other Income	183,473	231,351	269,070	197,555	196,584	$0.07	0.5%
Effective Gross Income	$29,023,974	$30,660,584	$31,388,426	$42,741,650	$42,571,241	$40.66	97.3%
Total Expenses	$15,329,342	$15,544,905	$15,365,864	$17,023,066	$16,843,619	$16.09	39.6%
Net Operating Income	$13,694,632	$15,115,679	$16,022,562	$25,718,584	$25,727,622	$24.57	60.4%
Total TI/LC, Capex/RR	0	0	0	0	2,558,708	$2.44	6.0%
Net Cash Flow	$13,694,632	$15,115,679	$16,022,562	$25,718,584	$23,168,914	$22.13	54.4%

(1)	Represents the trailing twelve-month period ending April 30, 2017.

(2)	The TTM financials were prepared by the former owner of the property prior to the borrower’s acquisition in June 2017. The TTM financials presented reflect base rent and reimbursements net of concessions paid to various in-place tenants including AECOM (LCD: 3/2016), Nixon Peabody LLP (LCD: 5/2016) and McKool Smith (LCD: 11/2016) among other tenants. The underwritten financials are based on the current in-place rent roll at the property and no concessions have been underwritten as all unfunded obligations were reserved by the lender at closing.

(3)	Rents in Place include base rent and rent increases occurring through November 2018 and include $54,188 of signed not occupied rent, based on the borrower’s rent roll as of September 1, 2017.

(4)	Based on 1,047,062 SF.

(5)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — One California Plaza

Property Management. The property is sub-managed by Rising Realty Partners, L.P., a minority owner in the One California Plaza Development.

Escrows and Reserves. At origination, the borrower deposited into escrow $3,219,209 for tenant improvements, leasing commissions and in support of free rent and gap rent that were outstanding as of the origination date.

Tax & Insurance Escrows – Upon the commencement of a Cash Sweep Period (as defined below) and on each mortgage loan payment date during the continuance of a Cash Sweep Period, 1/12th of an amount which would be sufficient to pay the taxes, other charges and, to the extent not obtained pursuant to a lender approved blanket policy, insurance premiums estimated by the lender to be payable during the next ensuing 12 months in order to accumulate with the lender sufficient funds to pay all such taxes, other charges and insurance premiums at least 30 days prior to their respective date of delinquency.

Replacement Reserve – The borrower is required to escrow $17,451 monthly during a Cash Sweep Period subject to a cap of $628,237.

TI/LC Reserve – The borrower is required to escrow $87,255 monthly during a Cash Sweep Period subject to a cap of $3,141,186.

Lockbox / Cash Management. The One California Plaza loan is structured with a hard lockbox. At origination, the borrower and property manager were required to send direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are required to be remitted to the borrower on a daily basis in the absence of a Cash Sweep Period. During the continuance of a Cash Sweep Period, all excess cash flow, after payments made in accordance with the loan documents for, amongst other things, debt service, required reserves and operating expenses, will be held as additional collateral for the loan.

“Cash Sweep Period” means: (i) an event of default under the One California Plaza Whole Loan documents (ii) any bankruptcy action of (a) the borrower or (b) the manager that, with respect to this clause (b), has continued for 30 days, (iii) the debt yield is less than 6.7% for two consecutive calendar quarters, or (iv) the occurrence of a Skadden Trigger Period (as defined below); provided that with regard to item (iv) above, such event shall not be deemed to trigger a cash sweep period if the debt yield is equal to or greater than 7.7%.

“Skadden Trigger Period” means the first to occur of (i) Skadden (a) going dark for a period of 30 consecutive days or more, (b) vacating and/or (c) giving written notice pursuant to the terms of the Skadden lease of its intent to vacate and/or terminate the Skadden lease with respect to, in the aggregate for each of the foregoing clauses (a), (b) and/or (c), 72,368 or more of the SF of the space demised under the Skadden lease; (ii) Skadden failing to exercise its option to extend the Skadden lease by the date required therein (or if no such date is specified, the date that is 12 months prior to the then-current expiration date of the Skadden lease); (iii) Skadden being in default in the payment of monthly base rent (after the expiration of any notice and cure periods) under the Skadden lease, and/or (iv) Skadden (and/or any guarantor of the Skadden lease) filing and/or being the subject of any bankruptcy or similar insolvency proceeding or having its assets made subject to the jurisdiction of the bankruptcy courts, in each case, only if such proceeding is not dismissed within 60 days of filing. The Skadden excess cash flow sweep is capped $50.00 PSF of the applicable NRA under the Skadden Trigger Period.

Additional Debt. The One California Plaza loan is a part of the One California Plaza Whole Loan that is evidenced by two pari passu promissory notes and one subordinate note. The One California Plaza Whole Loan was originated on October 26, 2017 by Column. The One California Plaza Whole Loan has an outstanding principal balance as of the Cut-off Date of $300.0 million and accrues interest at an interest rate of 3.8000% per annum. The One California Plaza Whole Loan has a Cut-off Date LTV of 65.4%, an UW NCF DSCR of 2.00x and an UW NOI Debt Yield of 8.6%.

Note A-1 and Note B, which had an aggregate original principal balance of $250.0 million, were contributed to the CSMC 2017-CALI Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The One California Plaza Whole Loan” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — Lehigh Valley Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — Lehigh Valley Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

 Mortgage Loan No. 6 — Lehigh Valley Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — Lehigh Valley Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — Lehigh Valley Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — Lehigh Valley Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — Lehigh Valley Mall

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$50,000,000	Title(5):	Fee
Cut-off Date Principal Balance(1):	$50,000,000	Property Type - Subtype:	Retail - Super Regional Mall
% of Pool by IPB:	5.8%	Net Rentable Area (SF)(5):	545,233
Loan Purpose:	Refinance	Location:	Whitehall, PA
Borrower:	Lehigh Valley Mall, LLC	Year Built / Renovated:	1976 / 2006
Sponsor:	Simon Property Group, L.P.	Occupancy(6):	83.9%
Interest Rate:	4.0560%	Occupancy Date:	10/12/2017
Note Date:	10/13/2017	Number of Tenants:	127
Maturity Date:	11/1/2027	2014 NOI:	$26,485,779
Interest-only Period:	None	2015 NOI:	$26,642,237
Original Term:	120	2016 NOI:	$27,494,559
Original Amortization:	360	TTM NOI(7)(8):	$26,376,248
Amortization Type:	Balloon	UW Economic Occupancy:	92.3%
Call Protection(2):	L(24),Def(89),O(7)	UW Revenues:	$33,855,086
Lockbox(3):	Hard	UW Expenses:	$8,922,902
Additional Debt(1):	Yes	UW NOI(8):	$24,932,184
Additional Debt Balance(1):	$150,000,000	UW NCF:	$23,926,828
Additional Debt Type(1):	Pari Passu	Appraised Value / Per SF(5):	$445,000,000 / $816
Additional Future Debt Permitted(4):	Yes	Appraisal Date:	9/4/2017

Escrows and Reserves(9)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF(5):	$367
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF(5):	$292
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	44.9%
Replacement Reserves:	$0	Springing	$327,140	Maturity Date LTV:	35.8%
TI/LC:	$0	$81,785	$2,994,258	UW NOI DSCR:	2.16x
Outstanding TI/LC Reserve:	$443,000	$0	N/A	UW NCF DSCR:	2.07x
Tenant Rent Holdback:	$208,533	$0	N/A	UW NOI Debt Yield:	12.5%
				UW NCF Debt Yield:	12.0%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$200,000,000	100.0%	Payoff Existing Debt	$127,854,213	63.9%
			Return of Equity	70,181,202	35.1
			Closing Costs	1,313,052	0.7
			Upfront Reserves	651,533	0.3
Total Sources	$200,000,000	100.0%	Total Uses	$200,000,000	100.0%

(1)	The Lehigh Valley Mall Whole Loan was co-originated by Column, JPMorgan Chase Bank, National Association (“JPMCB”) and Cantor Commercial Real Estate Lending, L.P. (“CCRE”).The Lehigh Valley Mall loan is a part of a larger split whole loan evidenced by six senior pari passu A notes with an original balance of $200.0 million (collectively, (“The Lehigh Valley Mall Whole Loan”). The financial information presented in the chart above and herein reflects the Cut-off Date balance of The Lehigh Valley Mall Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — Lehigh Valley Mall

(2)	The lockout period will be at least 24 payments beginning with and including the first payment date of December 1, 2017. Defeasance of the Lehigh Valley Mall Whole Loan is permitted at any time after the earlier to occur of (i) October 13, 2020 or (ii) the date that is two years after the closing date of the securitization that includes the last note to be securitized. See also “Partial Release” below.

(3)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(4)	For a more detailed description of Additional Future Debt Permitted, please refer to “Additional Debt” below.

(5)	The borrower ground leases the property from an affiliate, which has mortgaged the fee interest in the property to the lender. SF excludes non-owned and ground leased tenants.

(6)	As of October 12, 2017, the property was 92.1% physically occupied. Most recent occupancy of 83.9% reflects the underwritten occupancy, which excludes Babies R Us, Teavana, Bath and Body Works and Gymboree, each of which has been underwritten as vacant for various reasons. Additionally, most recent occupancy includes Bob’s Discount Furniture, which is expected to take occupancy in April 2018.

(7)	Represents the trailing twelve-month period ending October 12, 2017.

(8)	The decrease in UW NOI from TTM is driven by the following spaces being underwritten as vacant: Babies R Us (37,968 SF), Teavana (1,034 SF) and Freeman Jewelers (2,340 SF). Babies R Us parent company, Toys R Us, filed for Chapter 11 bankruptcy in September 2017, Teavana’s parent company, Starbucks, announced the closure of all Teavana stores nationwide and Freeman Jewelers is vacating the property.

(9)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Lehigh Valley Mall loan, which is part of a larger split whole loan, is a first mortgage loan secured by the fee and leasehold interest in a 1.2 million SF super regional mall located in Whitehall, Pennsylvania. The loan has a 10-year term and will amortize on a 30-year schedule. The Lehigh Valley Mall loan is a part of a whole loan (the “Lehigh Valley Mall Whole Loan”) that is evidenced by six pari passu promissory notes (Note A-1-B, and Notes A-1-A, A-1-C, A-2-A, A-2-B and A-2-C). The non-controlling Note A-1-B has an outstanding principal balance of $50.0 million and is being contributed to the CSAIL 2017-CX10 Commercial Mortgage Trust. The controlling Note A-1-A, which has an outstanding principal balance of $50.0 million, is currently held by JPMCB and is expected to be contributed to one or more future securitizations.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan (Y/N)	Controlling Piece (Y/N)
Note A-1-A	$50,000,000	$50,000,000	JPMCB	Y	Y
Note A-1-B	50,000,000	50,000,000	CSAIL 2017-CX10	N	N
Note A-1-C	25,000,000	25,000,000	CCRE	N	N
Note A-2-A	27,500,000	27,500,000	JPMCB	N	N
Note A-2-B	27,500,000	27,500,000	Column	N	N
Note A-2-C	20,000,000	20,000,000	CCRE	N	N
Total	$200,000,000	$200,000,000

The Borrower. The borrower, Lehigh Valley Mall, LLC, is a Delaware limited liability company and special purpose entity with two independent directors in its organizational structure.

The Sponsors. The nonrecourse carve-out guarantor is Simon Property Group, L.P. and the sponsors of the borrower are Simon Property Group, L.P. and Pennsylvania Real Estate Investment Trust. Simon Property Group, L.P. is an affiliate of Simon Property Group Inc. (“SPG”). SPG was founded in 1960 and is headquartered in Indianapolis, Indiana. SPG (NYSE: SPG, rated A3/A by Moody’s and S&P) is an S&P 100 company and the largest public real estate owner in the world. SPG currently owns or has an interest in 227 retail properties in North America, Europe and Asia comprising approximately 189.7 million SF. Pennsylvania Real Estate Investment Trust (“PREIT”) is a publicly traded REIT (NYSE: PEI) that is focused on the ownership and management of shopping malls. PREIT is currently headquartered in Philadelphia, Pennsylvania and owns and operates over 25.0 million SF of retail space in the United States, with a concentration in the Mid-Atlantic region. The liability of the nonrecourse carve-out guarantor under the guaranty is capped at $40.0 million in the aggregate, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred in connection with the enforcement of or the preservation of the lender’s rights under the guaranty.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — Lehigh Valley Mall

SPG acquired its interest in the Lehigh Valley Mall property in 2003 through its acquisition of The Kravco Company, which at the time owned the property in a 50/50 joint venture with PREIT. In 2006, approximately $41.0 million was invested to develop a lifestyle component to the property. Additionally, approximately $3.5 million has been invested since 2006 to renovate and add enhancements to the vertical transportation, restrooms and skylight ceilings.

The Property. The property is a super regional mall located in Whitehall, Pennsylvania consisting of a traditional two-story enclosed mall and outparcel strip center, as well as a more recently constructed, one-story lifestyle center component. The original improvements were constructed in 1976, while the lifestyle center addition was developed in 2006 by the sponsors at a cost of approximately $41.0 million. The property totals approximately 1.2 million SF, of which 545,233 SF serves as collateral for the Lehigh Valley Mall Whole Loan, and is situated on an approximately 123.8 acre site. The property serves as a shopping, dining and entertainment destination within the greater Allentown and Bethlehem areas and benefits from a unique mix of national and international retailers and restaurants. The addition of the lifestyle center component in 2006 allowed the property to attract higher end retail tenants such as Apple and ultimately cater to more affluent customers, which further expanded the trade area of the mall. Additionally, the property’s Apple Store is the only Apple Store location within 50 miles. Since 2007, net operating income at the property has increased approximately 63.8% from approximately $16.8 million in 2007, the first full year of operation of the lifestyle center component, to approximately $27.5 million in 2016. The property provides 5,934 parking spaces, resulting in a parking ratio of approximately 5.1 spaces per 1,000 SF of total mall area.

The Lehigh Valley Mall property benefits from three nationally recognized anchor tenants, Macy’s, JCPenney and Boscov’s. Macy’s (212,000 SF; $37.3 million in 2016 sales) owns its own improvements but not the underlying land. Macy’s ground lease expires in July 2022 and contains three remaining five-year renewal options. Additionally, the Macy’s at the property is the only Macy’s within an approximately 30 mile radius, with the next closest location at Montgomery Mall in North Wales, Pennsylvania. JCPenney (187,659 SF, $17.3 million in 2016 sales) and Boscov’s (164,694 SF, $25.5 million in 2016 sales) own their respective improvements and underlying land and do not serve as collateral for the Lehigh Valley Mall Whole Loan. Macy’s and JCPenney outperform their national average, as measured by a third party market research provider, in gross sales.

As of October 12, 2017, the property was 92.1% physically occupied by a mix of 127 national and international retailers. Physical occupancy was underwritten to 83.9%, driven by the recent bankruptcy of Toys R Us in September 2017, the parent company of Babies R Us (37,968 SF), and the announcement by Starbucks, the parent company of Teavana (1,034 SF), to close all Teavana stores nationwide. Additionally, Bath & Body Works (3,267 SF), Gymboree (2,349 SF) and Freeman Jewelers (2,340 SF) have been underwritten as vacant as each tenant has vacated or is expected to vacate its respective space. The sponsors have experienced significant leasing momentum since 2016, as evidenced by 26 successfully executed new leases and 13 lease renewals totaling 183,638 SF and approximately $6.3 million in underwritten base rent (approximately $34.10 PSF). Most notably, Bob’s Discount Furniture executed a new 10-year lease for 30,204 SF, which will commence in April 2018. Additionally, major tenants at the mall include Barnes & Noble, Modell’s Sporting Goods, Pottery Barn, New York & Company, The Gap/Gap Kids and Guitar Center, which together total 88,151 SF. The lifestyle center, which totals 84,549 SF, is near the main entrance of the mall and includes Apple, Sephora, lululemon, J. Crew, Coach and Williams-Sonoma. Additionally, the property features a range of nationally recognized restaurants and food court tenants, including Bonefish Grill, Ruby Tuesday, Chick-fil-A, Chipotle Mexican Grill and ColdStone Creamery. Additional restaurant options include Chuck E. Cheese’s, Golden Corral and Red Lobster, each of which owns its respective improvements but not the underlying land, which is ground leased from the borrower on outparcels. The August 2017 trailing twelve-month collateral tenant sales totaled to approximately $208.5 million, resulting in a weighted average sales PSF and occupancy cost for the property of $456 and 13.3%, respectively. Comparable tenant sales for that same period were $461 and 13.3%, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — Lehigh Valley Mall

Historical and Current Occupancy(1)(2)

2014	2015	2016	Current(3)
97.4%	95.3%	96.1%	83.9%

(1)	Source: Historical Occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.

(2)	Includes collateral tenants only and excludes temporary tenants.

(3)	As of October 12, 2017, the property was 92.1% physically occupied. Most recent occupancy of 83.9% reflects the underwritten occupancy, which excludes Babies R Us (37,968 SF), Teavana (1,034 SF), Bath and Body Works (3,267 SF) and Gymboree (2,349 SF), each of which has been underwritten as vacant for various reasons. Additionally, most recent occupancy includes Bob’s Discount Furniture, which is expected to take occupancy in April 2018.

Comparable In-line Sales and Occupancy Costs(1)

	2014(2)	2015(2)	2016(2)	TTM(3)
Major Tenants (>10,000 SF)
Major Tenant Sales PSF(2)	$228	$224	$207	$179
Major Tenant Occupancy Cost(2)	9.7%	10.2%	12.4%	16.4%
In-Line Tenants (Including Apple) (<10,000 SF)
In-Line Tenant Sales PSF	$541	$567	$571	$564
In-Line Tenant Occupancy Cost	13.1%	13.0%	13.0%	13.0%
In-Line Tenants (Excluding Apple) (<10,000 SF)
In-Line Tenant Sales PSF	$450	$477	$469	$457
In-Line Tenant Occupancy Cost	12.3%	15.5%	15.9%	16.1%
Apple Sales PSF	$6,916	$6,776	$7,608	$8,021
Apple Occupancy Cost	0.7%	0.7%	0.6%	0.6%
Total/Wtd. Avg. Mall Sales PSF	$447	$463	$455	$461
Total/Wtd. Avg. Mall Occupancy Cost	12.5%	12.6%	12.9%	13.3%

(1)	Sales figures were provided by the borrower and are inclusive of collateral tenants only. The above table reflects only comparable tenant sales.

(2)	2014, 2015 and 2016 Major Tenant Sales PSF and Occupancy Cost are inclusive of hhgregg Inc. (“hhgregg”). hhgregg filed for chapter 11 bankruptcy protection in March 2017 and permanently closed all stores in April 2017. As of 2016, the hhgregg at the property reported total sales of approximately $8.5 million ($285 PSF) and an occupancy cost of approximately 4.6%.

(3)	Represents the trailing twelve-month period ending August 31, 2017. TTM includes Babies R Us, which is currently in occupancy and paying rent, but whose parent company, Toys R Us, filed for chapter 11 bankruptcy protection in September 2017. As of the August 31, 2017 trailing 12 month period, Babies R Us reported total sales of approximately $5.9 million, or $157 PSF, however has been underwritten as vacant.

The Market. The property is located in Whitehall Township, Lehigh County, Pennsylvania, located approximately one hour north of Philadelphia and an hour and a half from New York City. The property is also located less than one mile north of Allentown, the fourth largest city in Pennsylvania and the third largest urbanized area in the state, only behind Philadelphia and Pittsburgh. Additionally, the Allentown central business district is located approximately two miles south of the property. According to the Whitehall Township website, Whitehall Township is home to approximately 27,500 residents and the largest employers in the area include Walmart, Amazon.com, St. Luke’s Hospital and Lehigh Valley Physician Group. Additionally, the Allentown area is expected to benefit from a $335 million warehouse and logistics hub that FedEx Ground is constructing. According to the appraisal, the facility is expected to open in 2018 and will employ approximately 700 people, which upon completion is expected to be the company’s largest facility in the United States.

Regional access to Whitehall Township is provided primarily by the Pennsylvania Turnpike (Interstate 476), which provides direct access to Philadelphia and US Route 22 which runs east/west servicing all of Lehigh Valley and providing direct access to the property. The property is also located approximately 3.0 miles east of the Lehigh Valley International Airport, which offers several major carriers, daily nonstop flights to all major east coast and Midwest destinations and international service to Canada. Additionally, the property is located along the major retail commercial corridor within Allentown and, according to the appraisal, is considered the catalyst for the area’s retail development serving as the retail focal point in Allentown.

The primary trade area of the property is an approximately 15-mile radius and the total trade area is an approximately 20-mile radius. Within a 10-, 15- and 20-mile radius of the Lehigh Valley Mall property, the estimated 2016 population was 471,802, 662,455 and 838,734, respectively, with an estimated 2016 average household income of $77,062, $78,437 and $78,984, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — Lehigh Valley Mall

Competitive Set Summary(1)

Property	Property Type	Year Built / Renovated	Total GLA (SF)	Est. Occ.	Proximity (miles)	Anchor Tenants
Lehigh Valley Mall	Super Regional Mall	1976 / 2006	545,233(2)	83.9%(2)	NAP	Macy’s, JCPenney, Boscov’s, Bob’s Discount Furniture, Modell’s Sporting Goods
Palmer Park Mall	Regional Center	1972 / 1998	461,154	96.0%	12.0 miles	Boscov’s, The Bon-Ton
Phillipsburg Mall	Regional Center	1989 / 2003	588,122	88.0%	17.0 miles	The Bon-Ton, Kohl’s, Sears, Black Rose Antiques
Berkshire Mall	Super Regional Mall	1972 / NAP	791,601	90.0%	32.0 miles	The Bon-Ton, Boscov’s, Sears
Fairgrounds Square Mall	Regional Center	1980 / 1996	748,385	59.0%	29.0 miles	Boscov’s Burlington Coat Factory, Limerick Furniture
Montgomery Mall	Super Regional Mall	1976 / 1996	1,102,755	90.0%	29.0 miles	JCPenney, Macy’s, Sears, Dick’s Sporting Goods, Wegman’s
South Mall	Regional Center	1971 / 1992	405,272	91.0%	6.0 miles	The Bon-Ton, Stein Mart, Ross Dress for Less, Petco, Staples

(1)	Source: Appraisal.

(2)	Based on the October 12, 2017 underwritten rent roll and excludes non-owned and ground leased tenants.

Top Tenant Summary(1)(2)

Tenant	Ratings Moody’s/ S&P/Fitch(3)	Net Rentable Area (SF)	% of Total NRA(4)	Base Rent PSF	% of Total Base Rent	Total Sales (000s)(5)	Sales PSF(5)	Occupancy Cost %(5)	Lease Expiration Date
Anchor Tenants(6)
Macy’s (Ground Leased)	Baa3 / BBB-/ BBB	212,000	19.1%	(7)	NAP	$37,299	$176	NAP	7/28/2022
JCPenney (Non-Collateral)	B1 / B+ / B+	187,659	16.9	NAP	NAP	$17,300	$92	NAP	NAP
Boscov’s (Non-Collateral)	NR / NR / NR	164,649	14.8	NAP	NAP	$25,493	$155	NAP	NAP
Sub-Total/Wtd. Avg.		564,308	50.9%
Major Tenants > 10,000 SF
Bob’s Discount Furniture	NR / NR / NR	30,204	5.5	$12.00	1.8%	NAV	NAP	NAP	3/31/2028
Barnes & Noble	NR / NR / NR	29,874	5.5	$20.08	3.0	$5,060	$169	10.9%	1/31/2023
Modell’s Sporting Goods	NR / NR / NR	13,882	2.5	$28.15	1.9	$2,530	$182	28.8%	1/31/2022
Pottery Barn	NR / NR / NR	13,011	2.4	$19.06	1.2	$3,747	$288	6.7%	1/31/2020
New York & Company	NR / NR / NR	11,306	2.1	$25.72	1.4	$1,339	$118	50.0%	3/31/2018
The Gap/Gap Kids	Baa2 / BB+ / BB+	10,078	1.8	$34.39	1.7	$2,216	$220	28.9%	7/31/2024
Guitar Center	B3 / NR / NR	10,000	1.8	$19.80	1.0	NAV	NAP	NAP	10/31/2021
Sub-Total/Wtd. Avg.		118,355	21.7%	$20.59	12.1%
In-Line Tenants < 10,000 SF		339,352	62.2%		87.9%
Total/Wtd. Avg.		457,707	83.9%		100.0%
Vacant		87,526	16.1
Total/Wtd. Avg.(8):		545,233	100.0%

(1)	Based on the underwritten rent roll dated October 12, 2017.

(2)	A number of tenants including certain anchor tenants have lease termination options related to co-tenancy provisions, exclusivity provisions and sales thresholds that may become exercisable prior to the originally stated expiration date of the tenant lease.

(3)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(4)	% of Total NRA for Non-Collateral and ground leased Anchor Tenants is based on the total Lehigh Valley Mall SF of 1,109,541, with the remaining tenants based on the collateral SF of 545,233.

(5)	With respect to the Anchor Tenants, Total Sales and Sales PSF are based on the loan sponsor’s 2016 estimate. With respect to all other tenants, Total Sales, Sales PSF and Occupancy Cost % were provided by the borrower and represent the projected 2017 annual sales as of August 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — Lehigh Valley Mall

(6)	Non-Collateral Anchor Tenants, JCPenney and Boscov’s, have no attributable base rent but are liable for their proportionate share of reimbursements, equal to an annual total of $613,133 as of October 12, 2017. Additionally, Macy’s owns it’s improvements but not the underlying land, which is ground leased from the borrower and is subject to an annual ground rent payment equal to $73,750.

(7)	Macy’s pays ground rent of $73,750 annually along with a portion of CAM charges. Macy’s has three remaining five year extension options.

(8)	Total / Wtd. Avg. does not include SF associated with JCPenney and Boscov’s, each a Non-Collateral Anchor Tenant, and Macy’s, a Ground Leased Anchor Tenant.

Lease Rollover Schedule(1)(2)

Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cum. % of Base Rent Expiring
MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2017	1	2,753	0.5	143,156	0.7	2,753	0.5%	$143,156	0.7%
2018(3)	26	84,759	15.5	3,914,919	19.4	87,512	16.1%	$4,058,076	20.2%
2019	15	44,789	8.2	2,237,921	11.1	132,301	24.3%	$6,295,997	31.3%
2020	13	49,516	9.1	1,698,159	8.4	181,817	33.3%	$7,994,156	39.7%
2021	9	35,437	6.5	1,362,711	6.8	217,254	39.8%	$9,356,867	46.5%
2022(4)	19	50,886	9.3	3,095,059	15.4	268,140	49.2%	$12,451,926	61.8%
2023(5)	16	71,417	13.1	2,939,741	14.6	339,557	62.3%	$15,391,669	76.4%
2024(6)	6	17,143	3.1	944,177	4.7	356,700	65.4%	$16,335,847	81.1%
2025	6	25,871	4.7	1,264,923	6.3	382,571	70.2%	$17,600,770	87.4%
2026	6	15,809	2.9	794,714	3.9	398,380	73.1%	$18,395,484	91.4%
2027	7	22,294	4.1	1,023,075	5.1	420,674	77.2%	$19,418,559	96.4%
Thereafter	3	37,033	6.8	717,520	3.6	457,707	83.9%	$20,136,079	100.0%
Vacant	NAP	87,526	16.1	NAP	NAP	545,233	100.0%	NAP
Total / Wtd. Avg.	127	545,233	100.0%	$20,136,079	100.0%

(1)	Based on the underwritten rent roll dated October 12, 2017, excluding non-collateral anchor tenants Boscov’s and JCPenney.

(2)	A number of tenants, including certain anchor tenants, have lease termination options related to co-tenancy provisions, exclusivity provisions and sales thresholds that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule or the site plan.

The following tenants are excluded from NRA Expiring but included in Base Rent Expiring in the Lease Rollover Schedule above:

(3)	2018 includes Red Lobster, which owns its own improvements but not the underlying land, which is ground leased from the borrower. Annual ground rent associated with the Red Lobster ground lease is $137,500.

(4)	2022 includes Macy’s, which owns its own improvements but not the underlying land, which is ground leased from the borrower. Annual ground rent associated with the Macy’s ground lease is $73,750, and Keystone pub which pays $15,000 annually.

(5)	2023 includes Golden Corral, which owns its own improvements but not the underlying land, which is ground leased from the borrower. Annual ground rent associated with the Golden Corral ground lease is $132,000.

(6)	2024 includes Chuck E. Cheese’s, which owns its own improvements but not the underlying land, which is ground leased from the borrower. Annual ground rent associated with the Chuck E. Cheese’s ground lease is $165,581.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — Lehigh Valley Mall

Operating History and Underwritten Net Cash Flow

	2014	2015	2016	TTM(1)	Underwritten(2)	PSF(3)	%(4)
Base Rent	$20,705,621	$20,521,969	$21,009,668	$20,613,635	$20,136,079	$36.93	58.9%
Value of Vacant Space	0	0	0	0	2,804,729	$5.14	8.2%
Gross Potential Rent	$20,705,621	$20,521,969	$21,009,668	$20,613,635	$22,940,809	$42.08	67.1%
CAM Reimbursements	7,620,226	7,905,140	7,809,944	7,356,644	6,524,040	$11.97	19.1%
Other Reimbursements(5)	5,061,978	4,821,757	4,885,481	4,777,090	4,481,264	$8.22	13.1%
Percentage Rent	240,426	300,349	366,760	311,061	233,232	$0.43	0.7%
Net Rental Income	$33,628,251	$33,549,215	$34,071,853	$33,058,430	$34,179,345	$62.69	100.0%
Total Other Income(6)	2,620,889	2,601,931	2,526,936	2,388,908	2,480,475	$4.55	7.3%
Less: Vacancy & Credit Loss(7)	0	0	0	0	(2,804,733)	($5.14)	(8.2%)
Effective Gross Income	$36,249,140	$36,151,146	$36,598,789	$35,447,338	$33,855,086	$62.09	99.1%
Total Operating Expenses	9,763,361	9,508,909	9,104,230	9,071,090	8,922,902	$16.37	26.4%
Net Operating Income	$26,485,779	$26,642,237	$27,494,559	$26,376,248	$24,932,184	$45.73	73.6%
TI/LC	0	0	0	0	923,571	$1.69	2.7%
Capital Expenditures	0	0	0	0	81,785	$0.15	0.2%
Net Cash Flow	$26,485,779	$26,642,237	$27,494,559	$26,376,248	$23,926,828	$43.88	70.7%

(1)	TTM is the trailing twelve-month period ending August 31, 2017.

(2)	Underwritten Base Rent includes $362,448 attributable to Bob’s Discount Furniture, whose lease commences in April 2018, as well as approximately $349,000 in percentage rent attributable to Williams-Sonoma and Pottery Barn.

(3)	PSF is based on collateral tenants’ SF of 545,233.

(4)	% column represents percent of Base Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(5)	Other Reimbursements include utilities and real estate taxes.

(6)	Underwritten Total Other Income includes approximately $1.4 million rent attributable to temporary tenants.

(7)	Underwritten Vacancy & Credit Loss is inclusive of Babies R Us, Bath & Body Works, Gymboree and Teavana, each of which is currently in occupancy and paying rent. As a result of the announced bankruptcy of Babies R Us’ parent company, Toys R Us, in September 2017, Babies R Us has been underwritten as vacant. Bath & Body Works and Gymboree are each expected to vacate its space and have been underwritten as vacant. Teavana parent company Starbucks announced the closure of all Teavana stores and Teavana has been underwritten as vacant.

Property Management. The property is managed by Simon Management Associates, LLC, an affiliate of SPG.

Escrows and Reserves. At origination, the borrower deposited into escrow $443,000 for outstanding tenant improvements and leasing commissions related to three tenants, Bob’s Discount Furniture, Lolli and Pops and Time After Time and (ii) $208,533 for a rent holdback related to Bob’s Discount Furniture.

Tax & Insurance Escrows – The borrower is required to deposit 1/12 of annual estimated real estate taxes during the continuance of (i) an event of default under the Lehigh Valley Mall Whole Loan documents, (ii) a DSCR Reserve Trigger Event (as defined below), (iii) a Lockbox Event (as defined below) triggered by an Occupancy Trigger Event (as defined below), or (iv) if the borrower fails to pay taxes prior to the assessment of any penalty or provide evidence of satisfactory payment of all taxes due. The borrower is required to deposit 1/12 of the annual insurance premiums (i) during the continuance of an event of default under the Lehigh Valley Mall Whole Loan documents or (ii) if an acceptable blanket insurance policy is no longer in place.

Replacement Reserve – The borrower is required to escrow $9,087 monthly only during the continuance of (i) an event of default under the Lehigh Valley Mall Whole Loan documents, (ii) a DSCR Reserve Trigger Event or (iii) a Lockbox Event triggered by an Occupancy Trigger Event. This reserve is subject to a cap of $327,140.

TI/LC Reserve – The borrower is required to escrow $81,785 monthly for ongoing TI/LC subject to a cap of $2,994,258.

A “DSCR Reserve Trigger Event” means the debt service coverage ratio based on the trailing four calendar quarter period immediately preceding the date of such determination is less than 1.65x for two consecutive calendar quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — Lehigh Valley Mall

Lockbox / Cash Management. The Lehigh Valley Mall Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required to send tenant direction letters within 30 days of the origination date to all tenants instructing them to deposit all rents and payments into the lender-controlled lockbox account. If a Lockbox Event has occurred and is continuing, all funds in the lockbox account are required to be transferred to an account controlled by the borrower. Upon the occurrence and during the continuance of a Lockbox Event, all funds in the lockbox account are required to be swept weekly to a segregated cash management account under the control of the lender. The lender has been granted a first priority security interest in the cash management account. Upon the occurrence and during the continuance of a Lockbox Event arising in connection with a DSCR Trigger Event, Anchor Trigger Event (as defined below) or Occupancy Trigger Event, all funds deposited into the cash management account after payment of debt service, required reserves and budgeted operating expenses will be held as additional security for the loan.

A “Lockbox Event” means (i) an event of default under the Lehigh Valley Mall Whole Loan documents, (ii) any bankruptcy action of the borrower, (iii) any bankruptcy action of the property manager if the manager is an affiliate of borrower and provided the manager is not replaced within 60 days with a qualified manager (as defined in the Lehigh Valley Mall Whole Loan documents), (iv) the debt service coverage ratio based on the trailing four calendar quarter period immediately preceding the date of such determination is less than 1.50x for two consecutive calendar quarters, (a “DSCR Trigger Event”) (v) any time two or more anchor tenants close, cease operation, go dark, vacate or abandon the space operated under their respective lease (an “Anchor Trigger Event”) or (vi) less than 70% of the gross leasable square footage of in-line space at the property is leased (an “Occupancy Trigger Event”).

Partial Release. The borrower may obtain the release of the Macy’s release parcel from the lien of the Lehigh Valley Mall Whole Loan and concurrently transfer the Macy’s release parcel in connection with the exercise by Macy’s of the purchase option in accordance with the terms of the Macy’s lease subject to, among other terms and conditions: (i) either (a) a partial prepayment or partial defeasance of the Lehigh Valley Mall Whole Loan, as applicable, equal to the Release Parcel Amount (as defined below), in accordance with the loan documents, or (b) the deposit of the Release Parcel Amount into the release parcel reserve account; and (ii) either (x) the ratio of the unpaid principal balance of the Lehigh Valley Mall Whole Loan to the value of the remaining property must be equal to or less than 125% or (y) borrower pays down the principal balance of the Lehigh Valley Mall Whole Loan in accordance with the Lehigh Valley Mall Whole Loan documents, unless the lender receives an opinion of counsel that if the amount in (y) is not paid, the securitization will not fail to maintain its status as a REMIC as a result of the transfer and release. The borrower is also permitted to make transfers of immaterial or non-income producing portions of the property in accordance with the loan documents.

“Release Parcel Amount” means 100% of the gross cash proceeds received by the borrower from Macy’s (net of any reasonable and customary closing costs actually incurred by the borrower in connection with such sale to Macy’s) with respect to the exercise by Macy’s of the purchase option in accordance with the Macy’s lease.

Additional Debt. The borrower is permitted to enter into a Property Assessed Clean Energy (PACE) loan for an amount not to exceed $5,000,000, subject to (a) the lender’s approval (which may not be unreasonably withheld, conditioned or delayed) and (b) delivery of a rating agency confirmation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — The Standard Highline NYC

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — The Standard Highline NYC

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — The Standard Highline NYC

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — The Standard Highline NYC

Mortgage Loan Information	Property Information

Mortgage Loan Seller:	Natixis	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$45,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$45,000,000	Property Type - Subtype:	Hotel – Full Service
% of Pool by IPB:	5.3%	Net Rentable Area (Rooms):	338
Credit Assessment (Fitch/KBRA)(2):	A / AAA	Location:	New York, NY
Loan Purpose:	Acquisition	Year Built / Renovated:	2006-2008 / NAP
Borrower:	GC SHL, LLC	Occupancy / ADR / RevPAR:	90.9% / $380.07 / $345.41
Sponsor:	GC SHL, LLC	Occupancy / ADR / RevPAR Date:	7/31/2017
Interest Rate:	5.28377778%	Number of Tenants:	N/A
Note Date:	10/27/2017	2014 NOI:	$22,976,378
Maturity Date:	11/5/2027	2015 NOI:	$22,440,011
Interest-only Period:	120 months	2016 NOI(4):	$19,293,015
Original Term:	120 months	TTM NOI(4)(5):	$15,461,988
Original Amortization:	None	UW Occupancy / ADR / RevPAR:	90.9% / $380.07 / $345.41
Amortization Type:	Interest Only	UW Revenues:	$92,588,606
Call Protection:	YM1(113),O(7)	UW Expenses:	$75,481,416
Lockbox(3):	Hard	UW NOI(4):	$17,107,190
Additional Debt(1):	Yes	UW NCF:	$14,329,532
Additional Debt Balance(1):	$125,000,000	Appraised Value / Per Room:	$340,000,000 / $1,005,917
Additional Debt Type(1):	B-Note	Appraisal Date:	9/7/2017
Additional Future Debt Permitted(1):	Yes

Escrows and Reserves(6)	Financial Information(1)

	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$133,136
Taxes:	$3,361,606	Springing	N/A	Maturity Date Loan / Room:	$133,136
Insurance:	$206,890	Springing	N/A	Cut-off Date LTV:	13.2%
FF&E Reserves:	$0	Springing	N/A	Maturity Date LTV:	13.2%
Deferred Maintenance:	$4,350	Springing	N/A	UW NOI DSCR:	7.10x
Façade Remediation Reserve:	$2,080,425	Springing	N/A	UW NCF DSCR:	5.94x
Seasonal Reserve:	$980,986	Springing	N/A	UW NOI Debt Yield:	38.0%
				UW NCF Debt Yield:	31.8%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan (A Note)	$45,000,000	12.8%	Purchase Price	$340,000,000	97.0%
Mortgage Loan (B Notes)	125,000,000	35.7%	Upfront Reserves	6,634,256	1.9
Sponsor Equity	180,415,084	51.5%	Closing Costs	3,780,828	1.1
Total Sources	$350,415,084	100.0%	Total Uses	$350,415,084	100.0%

(1)	The Standard Highline NYC loan is a part of a larger split whole loan (the “The Standard Highline NYC Whole Loan”) evidenced by one senior note with a Cut-off Date balance of $45.0 million and The Standard Highline NYC Trust Subordinate Companion Loan (as defined below) with a Cut-off Date balance of $58.4 million and the Non-Trust Subordinate Companion Loans (as defined below) with an aggregate Cut-off Date balance of $66.6 million. The financial information presented in the chart above and herein reflects the Cut-off Date balance of the $45.0 million senior note, but not The Standard Highline NYC Trust Subordinate Companion Loan or the Non-Trust Subordinate Companion Loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — The Standard Highline NYC

(2)	Fitch and KBRA have each confirmed that the loan has, in the context of its inclusion in the Initial Pool Balance, credit characteristics consistent with an investment grade obligation.

(3)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(4)	The decline in TTM NOI from 2016 NOI is due to construction activities in the ground floor restaurant spaces, including The Standard Grill, The Standard Biergarten, and The Standard Plaza/Living Room. The property manager anticipates construction to wind down at the end of 2017 resulting in an increased UW NOI from the trailing twelve-months.

(5)	Represents the trailing twelve month period ending July 31, 2017.

(6)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Standard Highline NYC loan, which is part of a larger split whole loan, is a first mortgage loan secured by the fee interest in a 338-room full service hotel property located in New York, New York.

The Standard Highline NYC Whole Loan has an outstanding principal balance as of the Cut-off Date of $170.0 million, and is comprised of one senior note, Note A-A, with an outstanding principal balance of $45.0 million, one subordinate Note A-B with an outstanding principal balance of $58.4 million (“The Standard Highline NYC Trust Subordinate Companion Loan”), one non-controlling subordinate Note B-A with an outstanding principal balance of $36.6 million (the “Non-Trust Senior Subordinate Companion Loans”) and one initially controlling subordinate Note B-B with an outstanding principal balance of $30.0 million (the “Non-Trust Junior Subordinate Companion Loan”, and together with Non-Trust Senior Subordinate Companion Loan, the “Non-Trust Subordinate Companion Loans”, and collectively with The Standard Highline NYC Trust Subordinate Companion Loan, “The Standard Highline NYC Subordinate Companion Loans”).

Note A-A is being contributed to the CSAIL 2017-CX10 Commercial Mortgage Trust. The Standard Highline NYC Trust Subordinate Companion Loan will be contributed to the CSAIL 2017-CX10 Commercial Mortgage Trust but will not be pooled together with the other mortgage loans, and payments of interest and principal received in respect of The Standard Highline NYC Trust Subordinate Companion Loan will only be available to make distributions in respect of [four] loan-specific classes of certificates. The Standard Highline NYC Trust Subordinate Companion Loan is subordinate to Note A-A and is senior to Note B-A and Note B-B. Note A-B, Note B-A and Note B-B are subordinate to Note A-A. For more information see “Description of the Mortgage Pool—The Whole Loans-The Standard Highline NYC Whole Loan” in the Preliminary Prospectus. The Non-Trust Subordinate Companion Loans will not be assets of the issuing entity.

Under The Standard Highline NYC co-lender agreement and the CSAIL 2017-CX10 pooling and servicing agreement, the directing holder with respect to the Standard Highline NYC Whole Loan will be (i) until the outstanding principal balance of the Non-Trust Junior Subordinate Companion Loan (taking into account any appraisal reduction amounts or realized losses allocated to the Non-Trust Junior Subordinate Companion) is less than 25% of (a) the initial principal balance of Non-Trust Junior Subordinate Companion Loan less (b) any principal payment allocated to and received by the holder of such companion loan (“Non-Trust Junior Subordinate Companion Loan Control Termination Event”), the holder of Non-Trust Junior Subordinate Companion Loan; (ii) during the continuance of a Non-Trust Junior Subordinate Companion Loan Control Termination Event, and until the outstanding principal balance of the Non-Trust Senior Subordinate Companion Loan (taking into account any appraisal reduction amounts or realized losses allocated to Non-Trust Senior Subordinate Companion Loan) is less than 25% of (a) the initial principal balance of Non-Trust Senior Subordinate Companion Loan less (b) any principal payment allocated to and received by the holder of such companion loan (“Non-Trust Senior Subordinate Companion Loan Control Termination Event”), the holder of the Non-Trust Senior Subordinate Companion Loan; (iii) during the continuance of a Non-Trust Senior Subordinate Companion Loan Control Termination Event, and until the outstanding principal balance of The Standard Highline NYC Trust Subordinate Companion Loan (taking into account any appraisal reduction amounts or realized losses allocated to The Standard Highline NYC Trust Subordinate Companion Loan) is less than 25% of (a) the initial principal balance of The Standard Highline NYC Trust Subordinate Companion Loan less (b) any principal payment allocated to and received by the holder of such companion loan (“The Standard Highline NYC Trust Subordinate Companion Loan Control Termination Event”), the holder of The Standard Highline NYC Trust Subordinate Companion Loan (which rights will be exercised by The Standard Highline NYC directing certificateholder), and (iv) during the continuance of The Standard Highline NYC Trust Subordinate Companion Loan Control Termination Event, the trustee of the CSAIL 2017-CX10 Commercial Mortgage Trust (or, prior to the occurrence and continuance of a control termination event under the CSAIL 2017-CX10 pooling and servicing agreement, the CSAIL 2017-CX10 directing certificateholder) as holder of the Note A-A.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — The Standard Highline NYC

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan (Y/N)	Controlling Piece (Y/N)
Note A-A	$45,000,000	$45,000,000	CSAIL 2017-CX10	Y	N
Note A-B	58,400,000	58,400,000	CSAIL 2017-CX10 STN Loan-Specific Certificates	N	N
Note B-A	36,600,000	36,600,000	Natixis	N	N
Note B-B	30,000,000	30,000,000	Natixis	N	Y
Total	$170,000,000	$170,000,000

The Standard Highline NYC Total Debt Capital Structure

(1)	Based on an “as-is” appraised value of $340.0 million as of September 7, 2017 per the appraisal.

(2)	Based on the UW NOI of $17,107,190.

(3)	Based on the UW NCF of $14,329,532 and the coupon of 5.28377778% on Note A-A, the coupon of 4.3000% on The Standard Highline NYC Trust Subordinate Companion Loan, the coupon of 4.5000% on The Standard Highline NYC Non-Trust Senior Subordinate Companion Loan and the coupon of 5.0000% on The Standard Highline NYC Non-Trust Junior Subordinate Companion Loan.

(4)	Implied Equity is based on the “as-is” appraised value of $340.0 million, less total debt of $170.0 million.

The Borrower. The borrowing entity is GC SHL, LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The borrower, GC SHL, LLC, is the sole party liable for any breach or violation of the non-recourse carveout provisions in the loan documents. The borrower is an affiliate of Gaw Capital Partners, a Hong Kong-based real estate private equity firm founded in 2005 by brothers Goodwin Gaw and Kenneth Gaw. Gaw Capital Partners is a private equity fund management company that focuses on global real estate markets. Since its inception, Gaw Capital Partners has raised $8.6 billion of equity and commands assets of $13 billion under management as of the second quarter of 2017. According to Private Equity Real Estate, Gaw Capital Partners is the 19th largest real estate private equity fund in the world and the second largest real estate private equity fund in Asia. The Gaw family has been investing in the US since the 1970’s.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — The Standard Highline NYC

The Property. The Standard Highline NYC property is an 18-story, 338-room full-service hotel located at 848 Washington Street in New York, New York. The Standard Highline NYC property is situated in Manhattan’s Meatpacking District straddling High Line Park, a former elevated rail structure located on Manhattan’s west side that has been transformed to an approximately 1.5 mile long pedestrian walkway. The property features approximately 22,703 SF of indoor and outdoor food and beverage space open to the public, including The Standard Grill, The Standard Biergarten, The Standard Plaza Outdoor Café & Living Room, and the nightclubs Top of the Standard and Le Bain. All food and beverage outlets are operated in-house. Additionally, the property features 6,995 SF of flexible indoor meeting and event space, 3,150 SF of outdoor meeting space and event space, private dining rooms and a 1,500 SF gym. The property also features an outdoor public plaza with rotating art installations and a winter ice rink. The property offers ten different room types ranging from the 240 SF standard queen and king rooms to the 875 SF empire suite. Guest accommodations are located on floors four through seventeen and feature floor-to-ceiling glass windows with views of the Hudson River and the Manhattan skyline. Standard guestroom amenities also include HDTV, a fully-stocked mini bar, an iHome clock radio with alarm, complimentary Wi-Fi, and in-room safes.

The development of the property’s design and interiors was personally overseen by André Balazs, who created The Standard brand in 1998. André Balazs is a developer and manager of boutique hotels, restaurants, and bars, including The Mercer Hotel, Hollywood’s Chateau Marmont, and The Standard brand hotels. The Standard Highline NYC property won numerous awards upon completion, including the Engineering Excellence Diamond Award by the American Council of Engineering Companies New York; Award of Excellence by the Society of American Registered Architects/New York Council; MASterworks Award for Best New Building by the Municipal Art Society; and the National Design Award by the Society of American Registered Architects. Less than a year after fully opening in June 2010, the property was named on the Condé Nast Traveler “Hot List” 2010.

The Market. According to the appraisal, the property benefits from its location at the corner of Washington Street and 13th Street in the heart of New York’s Meatpacking District, a high rent district that serves as a hub for the fashion industry as well as creative industries; including artists, writers, photographers, architects and graphic designers.

Guests of the property have access to retail and dining outlets in addition to nightlife options. The property benefits from its location atop the only elevated park in New York City, the High Line Park. The 1.5-mile strip was restored in 2009 and turned into a park that runs from Hudson Yards in the north to the northern edge of Chelsea in the south. The park hosts over eight million annual visitors per year. Other attractions include the new Whitney Museum of American Art, Chelsea Piers, the Chelsea Market and Pier 57, which is being renovated into a 560,000 SF mixed-use development that is expected to have an Anthony Bourdain-run food hall and a rooftop park.

The property is three blocks southwest of Google’s New York City headquarters. In 2015, Google signed a 15-year lease to occupy 250,000 SF at Pier 57, and since then has been the top account by nights occupied at the property. The property’s other top negotiated corporate accounts by nights occupied consist primarily of companies within the fashion/retail, entertainment, and technology sectors including LVMH, Nike, Spotify, Target, Apple, Gucci, Theory, Palantir Technologies, and Omnicom.

The property is also located 1.2 miles south of Hudson Yards. When completed, the Hudson Yards project is expected to include more than 17 million SF of commercial and residential space, 100 shops, a collection of restaurants, and 14 acres of public space. According to the developer of Hudson Yards, expected tenants include companies such as Coach Inc., L’Oréal USA, SAP, Boston Consulting Group, VaynerMedia, Intersection, Sidewalk Labs, Time Warner, HBO, CNN, Warner Bros., Turner Broadcasting, KKR, Wells Fargo, DNB, Related Companies, Oxford Properties Group, and BlackRock.

According to the appraisal, The Standard Highline NYC property competes primarily with upscale hotels in the surrounding area. The property’s competitive set consists of five hotels totaling 1,107 rooms including the SoHo Grand, Sixty SOHO, The Roxy Hotel Tribeca, W Hotel Union Square and Gansevoort Meatpacking NYC. The hotels in this competitive set were opened between 1996 and 2004, have between 97 and 353 guest rooms and offer amenities comparable to those at the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — The Standard Highline NYC

The chart below includes Occupancy, ADR, and RevPAR statistics for the property, other luxury hotels, which consists primarily of resort hotels, and the competitive set for the trailing twelve month period ending in July 2017.

Historical Occupancy, ADR, RevPAR(1)

	Competitive Set			The Standard Highline NYC Hotel			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014	84.5%	$377.32	$318.91	91.0%	$402.11	$365.92	107.7%	106.6%	114.7%
2015	87.4%	$373.04	$326.08	90.8%	$395.16	$358.73	103.9%	105.9%	110.0%
2016	86.9%	$366.78	$318.58	91.0%	$384.25	$349.52	104.7%	104.8%	109.7%
TTM(2)	88.0%	$361.95	$318.61	90.9%	$380.05	$345.41	103.3%	105.0%	108.4%

(1)	Source: Third party data provider. The competitive set consists of the following hotels: SoHo Grand Hotel, Sixty SOHO, The Roxy Hotel Tribeca, W Hotel Union Square, and Gansevoort Meatpacking NYC.

(2)	Represents the trailing twelve-month period ending July 31, 2017.

Competitive Hotels Profile(1)

				2016 Estimated Market Mix			2016 Estimated Operating Statistics
Property	Rooms	Year Built	Meeting Space (SF)	Commercial	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
The Standard Highline NYC	338	2008	3,800	35%	10%	55%	91.2%	$384.26	$350.48
W Hotel Union Square	270	2000	6,750	50%	10%	40%	91.0%	$380.00	$345.80
Dream Downtown	314	2011	15,000	45%	10%	45%	84.0%	$315.00	$264.60
Sixty SOHO	97	2001	0	55%	10%	35%	86.0%	$340.00	$292.40
Trump Hotel Collection SoHo New York	377	2010	10,000	55%	15%	30%	80.0%	$465.00	$372.00
NoMO SoHo	263	2011	4,500	50%	10%	40%	87.0%	$330.00	$287.10
The James New York SoHo	114	2010	800	55%	10%	35%	85.0%	$390.00	$331.50
The Roxy Hotel Tribeca	201	2000	2,000	60%	10%	30%	83.0%	$355.00	$294.65
SoHo Grand Hotel	353	1996	2,500	45%	10%	45%	82.0%	$340.00	$278.80
Gansevoort Meatpacking NYC	186	2004	600	65%	10%	25%	83.0%	$380.00	$315.40
Gansevoort Park Hotel	249	2010	3,000	60%	5%	35%	NAV	NAV	NAV
Total(2)	2,424

(1)	Source: Appraisal.

(2)	Excludes the subject property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — The Standard Highline NYC

Operating History and Underwritten Net Cash Flow

	2014	2015	2016	TTM(1)	Underwritten	Per Room(2)	%(3)
Occupancy	91.1%	90.8%	91.0%	90.9%	90.9%
ADR	$401.00	$395.00	$384.00	$380.07	$380.07
RevPAR	$365.49	$358.72	$349.52	$345.41	$345.41
Room Revenue	$45,090,942	$44,254,918	$43,238,551	$42,613,151	$42,613,151	$126,074	46.0%
Food and Beverage(4)	52,951,382	53,707,648	53,034,993	48,636,796	48,636,796	$143,896	52.5%
Other Departmental Revenues	988,171	1,218,290	1,626,423	1,338,659	1,338,659	$3,961	1.4%
Total Revenue	$99,030,495	$99,180,856	$97,899,967	$92,588,606	$92,588,606	$273,931	100.0%
Room Expense	10,640,916	10,360,862	10,878,523	10,977,575	10,977,575	$32,478	25.8%
Food and Beverage Expense	37,956,774	36,956,784	38,322,858	36,507,700	36,507,700	$108,011	75.1%
Other Departmental Expenses	731,102	889,094	812,931	746,297	746,297	$2,208	55.7%
Departmental Expenses	$49,328,792	$48,206,740	$50,014,312	$48,231,572	$48,231,572	$142,697	52.1%
Departmental Profit	$49,701,703	$50,974,116	$47,885,655	$44,357,034	$44,357,034	$131,234	47.9%
Operating Expenses	$22,189,651	$23,145,901	$22,501,268	$22,153,947	$19,924,733	$58,949	21.5%
Gross Operating Profit	$27,512,052	$27,828,215	$25,384,387	$22,203,087	$24,432,301	$72,285	26.4%
Fixed Expenses(5)	4,535,674	5,388,204	6,091,372	6,741,099	7,325,111	$21,672	7.9%
Net Operating Income	$22,976,378	$22,440,011	$19,293,015	$15,461,988	$17,107,190	$50,613	18.5%
FF&E	0	0	0	0	2,777,658	$8,218	3.0%
Net Cash Flow	$22,976,378	$22,440,011	$19,293,015	$15,461,988	$14,329,532	$42,395	15.5%

(1)	Represents the trailing twelve-month period ending July 31, 2017.

(2)	Per Room values are based on 338 rooms.

(3)	% column represents percent of Total Revenue except for Room Expense, Food and Beverage and Other Departmental Expenses, which are based on their corresponding revenue line items.

(4)	The decline in Food and Beverage performance in TTM is mainly due to construction activities in the ground floor restaurant spaces, including The Standard Grill, The Standard Biergarten, and The Standard Plaza/Living Room. The property manager anticipates construction to wind down at the end of 2017.

(5)	The increase in Fixed Expenses from year to year was due to an increase in real estate taxes pursuant to the transitional assessment method whereby the property owner does not get a full reassessment in one year but instead is phased in over time.

Property Management. The property is managed by Standard High Line Management, LLC. Standard High Line Management, LLC is the management arm of Standard International Management, a private hotel operations and management company that manages The Standard hotels across the United States. The company’s current portfolio consists of The Standard High Line NYC, The Standard East Village NYC, The Standard Hollywood, The Standard Downtown Los Angeles and The Standard Spa Miami Beach.

Escrows and Reserves. At origination of The Standard Highline NYC Whole Loan, the borrower deposited into escrow $3,361,606 for real estate taxes, $2,080,425 for the Façade Remediation Reserve, $980,986 for the Seasonal Reserve $206,890 for insurance premiums and $4,350 for deferred maintenance.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments. The requirement to escrow for real estate taxes is waived so long as the property manager or any replacement property manager is directly paying the real estate taxes pursuant to The Standard Highline NYC Whole Loan documents.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments. The requirement to escrow for insurance premium is waived so long as the property manager or any replacement property manager is directly paying the insurance premiums for all coverages required pursuant to The Standard Highline NYC Whole Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — The Standard Highline NYC

FF&E Reserve – On a monthly basis, the borrower is required to escrow an amount equal to 1/12th of 3% of gross income from operations for the previous calendar year. The requirement to fund the FF&E Reserve is waived to the extent the existing management agreement is not terminated or a replacement management agreement is in place that adequately reserves for furniture, fixtures, and equipment.

Deferred Maintenance – The borrower is required to escrow an amount equal to $483 on each payment date occurring in December 2017, January 2018 and May 2018 and is required to escrow an amount equal to $242 on each payment date occurring in June 2018 - November 2018.

Façade Remediation Reserve – The borrower is required to escrow an amount equal to $231,158 on each payment date occurring in December 2017, January 2018 and May 2018. Additionally, the borrower is required to escrow an amount equal to $115,579 on each payment date occurring from June 2018 - November 2018; provided, however, if available cash on any payment date is insufficient to make the full monthly payment into the Façade Remediation Reserve, any shortfall will be added to the monthly amount to be collected on the subsequent payment date. Upon approval of the façade report by lender, lender will be required to increase or decrease the monthly payment deposit required above to reflect a new monthly deposit amount such that 110% of the budgeted amount set forth in the façade report will be deposited in the normal course by the December 2018 payment date.

Seasonal Reserve – On December 5, 2017, the borrower is required to deposit $980,986 into the Seasonal Reserve. On each payment occurring in each of the months of May through January inclusive, monthly 1/9th of the amount (“Shortfall Amount”) by which (i) the total amount of all debt service, reserves and all other amounts due and payable to lender under the loan documents on the payment dates in the prior February, March and April months, exceeded (ii) the total amount of the net income deposited for such payment dates in the prior February, March and April months, if DSCR is less than 1.70x on any April payment date. If DSCR is not less than 1.70x on any April payment date, the borrower is only required to make a single deposit of the Shortfall Amount on the following December payment date.

Lockbox / Cash Management. The Standard Highline NYC loan is structured with a hard lockbox with in place cash management. The loan requires all amounts payable by the property manager to the borrower pursuant to the management agreement (or any replacement management agreement entered into in accordance with provisions of the loan agreement) to be transmitted directly into a lockbox account controlled by the lender (including, without limitation, by sending credit card direction letters to all credit card companies at origination and under any new merchant agreements). All funds in the lockbox account are required to be swept on each business day to a clearing account controlled by the lender, and applied and disbursed in accordance with The Standard Highline NYC Whole Loan documents. If a Cash Sweep Period (as defined below) is occurring, excess cash will be held as additional security for the loan. Upon the termination of any Cash Sweep Period, excess cash will no longer be held by the lender and, provided that no event of default has occurred and is continuing, all amounts then on deposit in the cash collateral reserve account will be disbursed to the borrower.

A “Cash Sweep Period” will occur upon (i) an event of default having occurred and being continuing or (ii) the debt yield on The Standard Highline NYC Whole Loan at the end of any calendar quarter based on the trailing 12-month period falling below 6.0%. A Cash Sweep Period will end (x) with regard to a Cash Sweep Period that occurred pursuant to clause (i) above, if such event of default is cured by the borrower or waived by the lender, and (y) with regard to a Cash Sweep Period that occurred pursuant clause (ii) above, if, for three consecutive months following the commencement of a Cash Sweep Period (a) no event of default has occurred or is continuing; (b) no event that would trigger another Cash Sweep Period has occurred and (c) the debt yield on The Standard Highline NYC Whole Loan is at least equal to 6.5%.

Additional Debt. In addition to Note A-A, the property is also security for The Standard Highline NYC Subordinate Companion Loans. The Standard Highline NYC Trust Subordinate Companion Loan has an outstanding principal balance as of the Cut-off Date of $58.4 million and a coupon of 4.3000%. The Standard Highline NYC Non-Trust Senior Subordinate Companion Loan has an outstanding principal balance as of the Cut-off Date of $36.6 million and a coupon of 4.5000%. The Standard Highline NYC Non-Trust Junior Subordinate Companion Loan has an outstanding principal balance as of the Cut-off Date of $30.0 million and a coupon of 5.0000%. The Standard Highline NYC Whole Loan (inclusive of The Standard Highline NYC

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — The Standard Highline NYC

Subordinate Companion Loans) has a Cut-off Date LTV of 50.0%, an UW NCF DSCR of 1.76x and an UW NOI Debt Yield of 10.1%.

In addition, an affiliate of the borrower may obtain a mezzanine loan secured by a pledge of all of the direct ownership interests in the borrower from an institutional investor wholly acceptable to the lender upon satisfaction of certain terms and conditions which include, without limitation, (i) the mezzanine lender meeting a qualified lender provision in the loan documents; (ii) the combined loan-to-value ratio on the origination date of the mezzanine loan not exceeding 75.0%; (iii) the combined debt service coverage ratio not being less than 1.50x and (iv) the lenders entering into an intercreditor agreement wholly acceptable to the lender and the rating agencies.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

  Mortgage Loan No. 8 — Centre 425 Bellevue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

 Mortgage Loan No. 8 — Centre 425 Bellevue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

 Mortgage Loan No. 8 — Centre 425 Bellevue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

 Mortgage Loan No. 8 — Centre 425 Bellevue

Mortgage Loan Information	Property Information

Mortgage Loan Seller:	Natixis	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$44,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$44,000,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	5.1%	Net Rentable Area (SF):	356,909
Credit Assessment (Fitch/KBRA)(2):	BBB+ / A	Location:	Bellevue, WA
Loan Purpose:	Acquisition	Year Built / Renovated:	2017 / NAP
Borrower:	Starvue LLC	Occupancy:	100.0%
Sponsors:	Aby Rosen; Michael Fuchs; David Edelstein	Occupancy Date:	11/1/2017

Interest Rate(3):	4.1510%	Number of Tenants:	2
Note Date:	10/18/2017	2014 NOI(6):	N/A
Maturity Date(3):	11/7/2027	2015 NOI(6):	N/A
Interest-only Period:	120 months	2016 NOI(6):	N/A
Original Term:	120 months	TTM NOI(6):	N/A
Original Amortization:	None	UW Economic Occupancy(7):	97.0%
Amortization Type(3):	Interest Only, ARD	UW Revenues:	$21,464,140
Call Protection(4):	L(24),Def or YM1(89),O(7)	UW Expenses:	$6,198,423
Lockbox(5):	Hard	UW NOI:	$15,265,716
Additional Debt(1):	Yes	UW NCF:	$15,230,026
Additional Debt Balance(1):	$222,050,000	Appraised Value / Per SF:	$316,000,000 / $885
Additional Debt Type(1):	Pari Passu ; B-Note; Mezzanine	Appraisal Date:	10/1/2017
Additional Future Debt Permitted:	No

Escrows and Reserves(8)	Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$263
Taxes:	$149,734	$149,734	N/A	Maturity Date Loan / SF:	$263
Insurance:	$102,289	$17,204	N/A	Cut-off Date LTV:	29.7%
Condominium:	$0	$0	N/A	Maturity Date LTV:	29.7%
Replacement Reserves:	$0	Springing	N/A	UW NOI DSCR:	3.86x
TI/LC:	$1,871,090	$0	N/A	UW NCF DSCR:	3.85x
Free Rent:	$10,923,817	$0	N/A	UW NOI Debt Yield:	16.2%
Seller Credit Reserve:	$5,000,000	$0	N/A	UW NCF Debt Yield:	16.2%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan (A Notes)	$94,000,000	27.8%	Purchase Price	$313,000,000	92.7%
Mortgage Loan (B Note)	114,450,000	33.9	Upfront Reserves	18,046,930	5.3
Mezzanine Loan	57,600,000	17.1	Closing Costs	6,494,699	1.9
Sponsor Equity	71,491,629	21.2
Total Sources	$337,541,629	100.0%	Total Uses	$337,541,629	100.0%

(1)	The Centre 425 Bellevue loan is a part of a larger split whole loan evidenced by three senior pari passu notes and one subordinate note with an aggregate original principal balance as of the Cut-off Date of $208.45 million (collectively, the “Centre 425 Bellevue Whole Loan”). The Centre 425 Bellevue Whole Loan is accompanied by a mezzanine loan with an original principal balance as of the Cut-off Date of $57.6 million. The financial information presented in the chart above and herein reflects the Cut-off Date balance of the $94.0 million A Notes, but not the $114.45 million B Note or the $57.6 million mezzanine loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 — Centre 425 Bellevue

(2)	Fitch and KBRA have each confirmed that the loan has, in the context of its inclusion in the initial pool balance, credit characteristics consistent with an investment grade obligation.

(3)	The Centre 425 Bellevue Whole Loan has an anticipated repayment date (“ARD”) of November 7, 2027 and a stated maturity date of January 30, 2033. In the event the Centre 425 Bellevue Whole Loan is not repaid in full by the ARD, the interest rate per annum will increase to the sum of (i) 4.1510% (the “Initial Interest Rate”), plus (ii) the lesser of (y) 4.0000% and (z) 3.5000% plus the amount (if any) by which the 10-year treasury rate exceeds 2.5000% (the “Adjusted Interest Rate”). The payment of the additional interest (which will be the difference between the interest accrued at the Adjusted Interest Rate and the Initial Interest Rate) will be deferred until the entire principal balance of the loan is paid in full. The borrower’s failure to repay the Centre 425 Bellevue Whole Loan in full at least one month prior to the ARD automatically triggers a full cash flow sweep whereby all excess cash flow will pay down the principal of the Centre 425 Bellevue Whole Loan. Such excess cash flow is paid after payment of interest on the Centre 425 Bellevue Whole Loan at the Adjusted Interest Rate. Please refer to “The Loan” section below for additional details.

(4)	The lockout period will be at least 24 payments beginning with and including the first payment date of December 7, 2017. Following the lockout period on any date before May 7, 2027, the borrower has the right to defease the Centre 425 Bellevue Whole Loan in whole or to prepay all or any portion of the Centre 425 Bellevue Whole Loan, provided that the borrower also pays an amount equal to the greater of the yield maintenance premium or 1.0% of the then-outstanding principal balance. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) October 18, 2020. The Centre 425 Bellevue Whole Loan is prepayable without penalty on or after May 7, 2027.

(5)	For a more detailed description of the lockbox, please refer to “Lockbox / Cash Management” below.

(6)	Historical financials are not available due to the property being built in 2017.

(7)	Underwritten economic occupancy at the property is 97.0%. The property is 100.0% leased and 100.0% physically occupied based on the November 1, 2017 rent roll.

(8)	For a more detailed description of escrows and reserves, please refer to “Escrows and Reserves” below.

The Loan. The Centre 425 Bellevue loan, which is part of a larger split whole loan, is a first mortgage loan secured by the borrower’s fee interest in the Commercial Unit (as defined below) within a newly constructed 16-story, 356,909 SF Class A office building located on a 0.88 acre site in Bellevue, Washington approximately ten miles from Seattle. The Centre 425 Bellevue Whole Loan has an outstanding principal balance of approximately $208.45 million, which is comprised of three notes, identified as Note A-1, Note A-2 and Note A-3 (collectively, the “A Notes”), and Note B.

The non-controlling Note A-3 has an outstanding principal balance of $44.0 million and is being contributed to the CSAIL 2017-CX10 Commercial Mortgage Trust. The non-controlling Note A-2 is expected to be contributed to the UBS Commercial Mortgage Trust 2017-C5. Note A-1 is currently held by Natixis and is expected to be contributed to one or more future securitization transactions. Note B is currently held by Natixis.

Note A-3 accrues interest at the same rate as the pari passu Note A-1 and Note A-2, and is entitled to payments of interest and principal on a pro rata and pari passu basis with Note A-1 and Note A-2, and Note B is a subordinate note, and is entitled to payments of interest and principal to the extent described under “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—The Centre 425 Bellevue Whole Loan” in the Preliminary Prospectus. The holders of Note A-1, Note A-2, Note A-3 and Note B have entered into an agreement among note holders which sets forth the allocation of collections on the Centre 425 Bellevue Whole Loan. The Centre 425 Bellevue Companion Loan is expected to be serviced pursuant to the pooling and servicing agreement for the UBS 2017-C5 Commercial Mortgage Trust until securitization of the Note A-1. The holder of Note A-2 (or after securitization of Note A-1, the holder of Note A-1) will be required under certain circumstances to obtain the consent of the holder of Note B with respect to certain major decisions. The holder of Note A-3 is entitled, under certain circumstances, to consult with the controlling noteholder with respect to certain major decisions. The loan has 10-year term and is interest-only for the entire term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

 Mortgage Loan No. 8 — Centre 425 Bellevue

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan (Y/N)	Controlling Piece (Y/N)
Note A-1	$10,000,000	$10,000,000	Natixis	Y	N
Note A-2	40,000,000	40,000,000	UBS 2017-C5(1)	N	N
Note A-3	44,000,000	44,000,000	CSAIL 2017-CX10	N	N
Note B	114,450,000	114,450,000	Natixis	N	Y
Total	$208,450,000	$208,450,000

(1)	The UBS 2017-C5 transaction is expected to close November 16, 2017.

Centre 425 Bellevue Total Debt Capital Structure

(1)	Based on an “as-is” appraised value of $316.0 million as of October 1, 2017 per the appraisal.

(2)	Based on the UW NOI of $15,265,716.

(3)	Based on the UW NCF of $15,230,026 and the coupon of 4.1510% on the A Notes, the coupon of 4.3580388% on Note B and the coupon of 7.2500% on mezzanine loan.

(4)	Implied Equity is based on the “as-is” appraised value of $316.0 million, less total debt of $266.05 million.

The Borrower. The borrowing entity for the loan is Starvue LLC, a Delaware limited liability company and special purpose entity.

The Sponsors. The loan’s sponsors are Aby Rosen, Michael Fuchs, and David Edelstein. Aby Rosen and Michael Fuchs founded RFR Holding LLC (“RFR”), a Manhattan based real estate investment, development and management company, in 1991. RFR has a diverse portfolio of office, retail, residential, and hospitality assets in New York City, Connecticut, Las Vegas, Miami, Israel and Germany. Notably, RFR’s portfolio includes 375 Park Avenue (The Seagram Building) and 390 Park Avenue (Lever House). David Edelstein is the president of TriStar Capital. Mr. Edelstein began his career in real estate in the 1970s and made a career in buying and selling residential buildings and shopping plazas, including the Miracle Mile Shops in Las Vegas and the Lincoln Road Pedestrian Mall in South Beach. Mr. Edelstein also developed the 408-room W South Beach in Miami Beach, Florida.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

 Mortgage Loan No. 8 — Centre 425 Bellevue

The Property. The property is the Commercial Unit (as defined below) within a newly developed, LEED Silver, 16-story Class A office building comprised of approximately 356,909 SF, including approximately 1,991 SF of ground floor retail space. Amenities include The 425 Exchange, a two-story gathering and collaborative workspace, the Vue, an outdoor deck and rooftop lounge area offering views of Seattle, Lake Washington and Mount Rainier, a 105-person capacity conference center, a wellness center with an athletic club, locker room and showers, as well as a bike storage center with full showers, changing rooms and lockers. Parking is provided by a controlled access, 8.5-level subterranean garage with a total of 695 parking spaces for a ratio of 1.9 spaces per 1,000 SF net rentable area. The property comprises one of two condominium units within the Centre 425 Bellevue building. The other condominium unit comprises 6,213 SF of ground level retail owned by Bank of America (the “Bank Unit”) and is not included in the collateral. Bank of America was originally on the site, and as part of the development agreement remained on site within the ground level of the new development. The property represents the commercial unit that includes the entire remainder of the building site including the office portion, retail portion, garage, land and airspace (the “Commercial Unit”).

As of November 1, 2017, the property was 100.0% leased by two tenants. The largest tenant at the property, Amazon Corporate (“Amazon”), leases 354,918 SF of space (99.4% of the net rentable area through September 2033) with three, five-year extension options remaining. Amazon started taking occupancy in June 2017 and was fully occupying its space by October 2017. Amazon is also obligated to purchase a total of 828 monthly parking permits and pay an initial rate of $225 per tenant parking permit per month for each tenant parking permit obtained. Amazon.com, Inc. (“Guarantor”) guarantees the full and complete payment of all monetary sums payable under its lease. The Guarantor’s maximum cumulative liability for tenant lease obligations under the guaranty will be $190,000,000 (the “Guaranty Cap”) through the sixth year of the lease term and on each annual anniversary thereafter, the Guaranty Cap will be reduced by $19.0 million with respect to tenant lease obligations accruing after the applicable annual anniversary. At origination, approximately $10.9 million of rent credit with respect to the Amazon’s lease were escrowed and will be applied toward base rent, Amazon’s share of operating costs and parking rent first payable after the commencement date. The Guarantor is an internet-based retailer and provider of cloud computing services. As of October 27, 2017, Amazon had a market capitalization of $530.5 billion. The Guarantor is rated Baa1/AA- by Moody’s and S&P, respectively. The Guarantor employs over 341,000 people, having added more than 110,000 employees over the past year, primarily in their fulfillment centers around the world. The Guarantor employs over 40,000 in the Seattle area. According to the sponsors, Amazon has not disclosed what business groups will be in the Centre 425 Bellevue office. In addition, Amazon has mentioned a target density of 135 SF per employee, which translates to roughly 2,600 employees. The second tenant at the property, Starbucks Corporation (“Starbucks”), leases 1,991 SF of space (0.6% of the net rentable area through June 2027) with two, five-year extension options remaining. Starbucks took occupancy of their space in April 2017 and commenced paying rent on June 30, 2017. Starbucks may terminate its lease at the end of the fifth lease year subject to (i) the payment of a termination fee capped at $180,000 and equal to the unamortized portion of the tenant allowance and leasing commissions plus nine months’ rent and (ii) four months’ prior written notice. Starbucks is a roaster, marketer, and retailer of specialty coffee worldwide. Starbucks operates retail locations worldwide and sells whole bean coffees through its sales group, direct response business, supermarkets, and on the World Wide Web. Starbucks also produces and sells bottled coffee drinks and a line of ice creams. As of October 27, 2017, Starbucks had a market capitalization of $79.2 billion. Starbucks is rated A2/A/A by Moody’s, S&P and Fitch, respectively.

The property benefits from its location in the Bellevue central business district’s (“CBD”) pedestrian corridor at the corner of NE 4th St and 106th Ave NE providing walking access to residential, restaurant and retail amenities including the Bellevue Downtown Park, Bellevue Collection, Lincoln Square and the Bravern. Nearly 50 sit-down restaurants and an additional 20+ grab-n-go food outlets are located within three blocks of the property. The property is also located in proximity of local highways and mass transit. Interstate 405, located less than half a mile away, provides regional access. Additionally, Interstate 90 is located approximately 2.5 miles south and Highway 520 is 2.1 miles north. The Bellevue Transit Center is two blocks away and additional transit accessibility is expected to be provided in the future by Sound Transit’s East Link Extension Light Rail Project, which is scheduled to be completed in 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

 Mortgage Loan No. 8 — Centre 425 Bellevue

The Market. The property is located in Bellevue, approximately three miles east of Seattle, Washington, across Lake Washington, in Seattle’s Eastside market. Bellevue has a population of over 130,000. Bellevue was ranked the second best U.S. city to live in by USA Today in 2014. According to a third party market report, Bellevue is home to five of the top 25 largest public companies in Washington including Puget Sound Energy, a regional electric and natural gas utility; PACCAR, a manufacturer of trucks and other heavy equipment; Western Wireless and T-Mobile USA, wireless communication companies; and Esterline Technologies, a diversified manufacturing company.

According to the appraisal, the area has experienced significant in-migration, with the population within one-mile of the property increasing 22.9% between 2010 and 2017. The estimated 2017 population within a one-, three- and five-mile radius of the Centre 425 Bellevue Property is 21,164, 81,976 and 245,880, respectively. Estimated 2017 average household income within a one-, three- and five-mile radius of the property is $123,857, $146,168 and $146,218, respectively.

According to a third party market report, Bellevue has also established itself as one of the Pacific Northwest region’s retail destinations in the Pacific Northwest offering over 4.5 million SF with another 200,000 SF coming online by year-end 2017. Major retail developments include the 1.5 million SF Bellevue Square Mall, which is located four minutes walking distance from the property, is anchored by Nordstrom’s, features many high-end brands such as Tiffany & Co., Michael Kors, and Ted Baker London and includes a new 365 by Whole Foods Market. Other nearby retail includes Lincoln Square, a mixed-use pedestrian retail and entertainment lifestyle development and Bellevue Place, which features specialty boutique retail and dining. Entertainment and cultural attractions include the Bellevue Art Museum, Meydenbauer Center Theatre, and Bellevue Botanical Gardens.

According to a third party market report, the property is located in the Bellevue CBD submarket, which is the largest submarket within the Eastside primary office area, containing over 10.7 million SF. Bellevue CBD includes a diversified tenant base representing both corporate users and technology based firms including Microsoft, Salesforce, Expedia, PACCAR and WeWork among others. The submarket has a vacancy rate of 8.3% with 1,005,332 SF of year-to-date net absorption for 2017. The submarket boasts the highest average rental rates on the Eastside at $41.65 PSF. The Class A inventory in the submarket consists of 29 buildings totaling over 9.2 million SF with a vacancy rate of 8.6% and average asking rental rate of $43.32 PSF.

The appraisal identified seven comparable recent office leases ranging in tenant size from 3,619 SF to 367,543 SF. The comparable leases are all located in buildings similar in class to the property, and are in the property’s general competitive market according to the appraisal. The comparable leases have terms ranging from 3.3 to 16 years and exhibit a range of rents from $33.00 PSF to $42.00 PSF.

Competitive Set Summary(1)

Property	Year Built	Total GLA (SF)	Est. Rent PSF	Estimated Occupancy	Proximity (miles)	Anchor Tenants
Centre 425 Bellevue	2017	356,909(2)	$38(2)	100%(2)	N/A	Amazon
929 Office Tower	2015	462,000	$33 - $38	46%	0.4	AdColony, Salesforce
400 Lincoln Square	2016	712,002	$37 - $42	77%	0.2	Pokemon, Epic Games, Samsung, WeWork
Lincoln Square Office	2007	540,000	$36	100%	0.3	Microsoft (Renewal)
Civica Office Commons	2001	323,562	$34 - $36	98%	0.2	Expedia, Morgan Stanley
Bellevue Place Bank of America	1988	390,000	$39 - $41	99%	0.3	Comerica
Urban Union	2016	290,647	$35	100%	10.1	Amazon
Midtown 21	2017	373,458	$35	100%	10.8	Amazon

(1)	Source: Appraisal.

(2)	Based on underwritten rent roll dated November 1, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

 Mortgage Loan No. 8 — Centre 425 Bellevue

Historical and Current Occupancy

2014(1)	2015(1)	2016(1)	Current(2)
N/A	N/A	N/A	100.0%

(1)	Historical occupancies are not available due to the property being built in 2017.

(2)	Based on the November 1, 2017 underwritten rent roll.

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(1)	Lease Expiration Date
Amazon	Baa1 / AA- / NA(2)	354,918	99.4%	$38.35	9/30/2033
Starbucks	A2 / A / A(3)	1,991	0.6%	$39.90	6/30/2027

(1)	Based on the underwritten rent roll dated November 1, 2017, including rent averaging for Amazon totaling $1,321,005. As of November 1, 2017, Amazon and Starbucks’ current rental rates are $34.63 and $39.90 PSF, respectively.

(2)	The lease is guaranteed by Amazon.com, Inc. the rated entity.

(3)	The entity on the lease is Starbucks Corporation, which is the rated entity.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	NRA (SF) Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2017	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	1	1,991	0.6	79,441	0.6	1,991	0.6%	$79,441	0.6%
2028 & Beyond	1	354,918	99.4	13,611,815	99.4	356,909	100.0%	$13,691,256	100.0%
Total	2	356,909	100.0%	$13,691,256	100.0%

(1)	Based on the underwritten rent roll dated November 1, 2017, including rent averaging for Amazon totaling $1,321,005.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

 Mortgage Loan No. 8 — Centre 425 Bellevue

Operating History and Underwritten Net Cash Flow

	2014(1)	2015(1)	2016(1)	Underwritten(2)	PSF	%(3)
Rents in Place	N/A	N/A	N/A	$13,691,256	$38.36	68.8%
Vacant Income	N/A	N/A	N/A	0	$0.00	0.0%
Gross Potential Rent	N/A	N/A	N/A	$13,691,256	$38.36	68.8%
Total Reimbursements	N/A	N/A	N/A	6,198,423	$17.37	31.2%
Net Rental Income	N/A	N/A	N/A	$19,889,679	$55.73	100.0%
(Vacancy/Collection Loss)	N/A	N/A	N/A	(663,839)	($1.86)	(3.3)%
Other Income(4)	N/A	N/A	N/A	2,238,300	$6.27	11.3%
Effective Gross Income	N/A	N/A	N/A	$21,464,140	$60.14	107.9%
Total Expenses	N/A	N/A	N/A	6,198,423	$17.37	28.9%
Net Operating Income	N/A	N/A	N/A	$15,265,716	$42.77	71.1%
Total TI/LC, Capex/RR	N/A	N/A	N/A	35,691	$0.10	0.2%
Net Cash Flow	N/A	N/A	N/A	$15,230,026	$42.67	71.0%

(1)	Historical financials are not available due to the property being built in 2017.

(2)	Rent in Place includes base rent and rent averaging for Amazon totaling $1,321,005.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Other Income consists of parking income per the Amazon lease (828 parking spaces at $225).

Property Management. The property is managed by SW Property Management LLC, a Delaware limited liability company.

Escrows and Reserves. At origination, the borrower deposited into escrow $10,923,817 for outstanding free rent, $5,000,000 in the seller credit reserve, $1,871,090 for outstanding tenant improvements and leasing commissions, $149,734 for real estate taxes and $102,289 for annual insurance premiums. Provided that no event of default has occurred and is continuing, the lender will disburse on each payment date into the clearing account the lesser of (i) the amount on deposit in the seller credit reserve subaccount and (ii) the monthly amount shown in the Centre 425 Bellevue Whole Loan documents.

Tax Escrow – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to $149,734.

Insurance Escrow - On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to $17,204.

Replacement Reserves – Commencing on the 37th payment date and on a monthly basis, the borrower is required to escrow an amount initially equal to $2,974. The lender may reassess the amount of the monthly payment required from time to time in its reasonable discretion.

Condominium Escrow – On a monthly basis, the borrower is required to escrow 1/12th of the condominium assessments, which currently equates to $0.

Lockbox / Cash Management. The Centre 425 Bellevue loan is structured with a hard lockbox and in place cash management. Funds deposited into the lockbox account are required to be swept on a daily basis into a cash management account controlled by the lender and applied and disbursed in accordance with the Centre 425 Bellevue Whole Loan documents. Following the occurrence of a Cash Sweep Period (as defined below), excess cash will be held as additional collateral for the Centre 425 Bellevue Whole Loan. Upon the termination of any Cash Sweep Period, excess cash will no longer be held by the lender and, provided that no event of default has occurred and is continuing (and no other Cash Sweep Period is then in effect), all amounts then on deposit in the lockbox account will be disbursed to the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

 Mortgage Loan No. 8 — Centre 425 Bellevue

A “Cash Sweep Period” will commence upon: (i) the occurrence of an event of default, (ii) the Centre 425 Bellevue Whole Loan debt service coverage ratio falling below 1.05x at the end of any calendar quarter, or (iii) the commencement of a Primary Tenant Sweep Period (as defined below) and (iv) the failure by the borrower to repay the Centre 425 Bellevue Whole Loan in full at least one month prior to the ARD. A Cash Sweep Period will end with respect to clause (ii), if for three consecutive months (a) no default or event of default has occurred; (b) no event that would trigger another Cash Sweep Period has occurred; and (c) the Centre 425 Bellevue Whole Loan debt service coverage ratio is at least 1.15x; and, with respect to clause (iii), a Primary Tenant Sweep Period Cure (as defined below) has occurred (and no other Cash Sweep Period is then continuing).

A “Primary Tenant Sweep Period” will commence upon: (i) any termination of a Primary Tenant (as defined below) lease, provided, however, the Primary Tenant Sweep Period will commence upon the date that is twelve months prior to the date set forth in the notice for the lease to terminate provide if such period is less than twelve months the Primary Tenant Sweep Period will commence immediately; (ii) the Primary Tenant has become the subject of a bankruptcy action, (iii) the Primary Tenant has gone dark in a majority of the Primary Tenant premises, provided, however, Primary Tenant Sweep Period will not be triggered under this subsection (iii) if the Amazon Lease Guaranty (as defined below) with respect to the Primary Tenant lease is in place and Amazon.com, Inc., maintains a senior long-term debt rating by a S&P or Moody’s of at least A-, provided further that notwithstanding the foregoing, in the event the Primary Tenant is dark in a majority of the Primary Tenant premises during the last twelve months of the term of the loan the Primary Tenant Sweep Period will be triggered regardless of whether the Amazon Lease Guaranty (as defined below) is in place or Amazon.com, Inc. has an A- rating or above, or (iv) the occurrence of any monetary or material non-monetary default under the Primary Tenant lease.

A “Primary Tenant Sweep Period Cure” will commence (a) with respect to clause (i) above, if a Primary Tenant Replacement Event (as defined below) has occurred and such acceptable replacement tenant has delivered an acceptable tenant estoppel and adequate sums are on deposit in the Primary Tenant reserve subaccount with respect to all tenant improvements, leasing commissions and free rent periods still due under any lease for an acceptable replacement tenant; or if the Primary Tenant Replacement Event Debt Service Coverage Ratio (as defined below) is greater than 1.15x; (b) with respect to clause (ii) above, if the bankruptcy action is dismissed and the Primary Tenant lease is affirmed; (c) with respect to clause (iii) above, if the Primary Tenant or another tenant re-opens for business for a continuous period of not less than three months; or (d) with respect to clause (iv) above, if the monetary or material non-monetary default is cured and no other monetary or material non-monetary default (beyond any applicable notice and/or cure period) exists under the Primary Tenant lease.

A “Primary Tenant Replacement Event” means the termination of the Primary Tenant lease and the borrower entering into one or more new leases for all or substantially all of the Primary Tenant premises with acceptable replacement tenant(s) and upon such terms and conditions as are reasonably acceptable to the lender in all respects.

A “Primary Tenant Replacement Event Debt Service Coverage Ratio” as of any date, is the ratio calculated by the lender of (i) the net operating income of the property calculated based on (x) the in-place rent roll of the property for the succeeding twelve month period and (y) expenses for the previous twelve month period commencing with the most recently completed calendar month after deducting therefrom deposits to (but not withdrawals from) any reserves required under the loan agreement to (ii) the debt service for the Centre 425 Bellevue Whole Loan and mezzanine loan debt service with respect to such twelve month period.

A “Primary Tenant” means Amazon as a tenant under the Amazon Lease and thereafter any acceptable replacement tenants occupying all or substantially all of the Primary Tenant premises under a lease that qualifies as a Material Lease (as defined below).

An “Amazon Lease” means the certain lease agreement, dated October 5, 2016 by and between SWB-I Bellevue, LLC, a Delaware limited liability company, as landlord, and Amazon, as tenant, as the same may be amended, modified, supplemented or replaced from time to time.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

 Mortgage Loan No. 8 — Centre 425 Bellevue

An “Amazon Lease Guaranty” means the certain limited guaranty of lease, dated September 30, 2016 by and between SWB-I Bellevue, LLC, a Delaware limited liability company, as landlord, and Amazon.com, Inc., a Delaware corporation, as guarantor, as the same may be amended, modified, supplemented or replaced from time to time.

A “Material Lease” means the (x) Amazon Lease or (y) all leases which individually or in the aggregate with respect to the same tenant and its affiliates (i) constitute 10.0% or more of the property’s gross leasable area, (ii) have a gross annual rent of 10.0% or more of the total annual rents, or (iii) demise at least one full floor of the improvements.

Additional Debt. In addition to Note A-3, the property is also security for the pari passu Note A-1, Note A-2 and Note B. Note B has an outstanding principal balance as of the Cut-off Date of $114.45 million and a coupon of 4.3580388%. The Centre 425 Bellevue Whole Loan (inclusive of the Centre 425 Bellevue Subordinate Companion Loan) has a Cut-off Date LTV of 66.0%, an UW NCF DSCR of 1.69x and an UW NOI Debt Yield of 7.3%. A $57.6 million mezzanine loan was provided in connection with the financing of the property that is secured by the mezzanine borrower’s equity interest in the borrower and is coterminous with the mortgage loan. The mezzanine loan has a coupon of 7.2500%. Including the mezzanine loan, the Cut-off Date LTV is 84.2%, the UW NCF DSCR is 1.15x and the UW NOI Debt Yield is 5.7%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — 379 West Broadway

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — 379 West Broadway

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — 379 West Broadway

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — 379 West Broadway

Mortgage Loan Information	Property Information

Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$42,000,000	Title:	Fee
Cut-off Date Principal Balance:	$42,000,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	4.9%	Net Rentable Area (SF):	69,392
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	CLdN NY LLC	Year Built / Renovated:	1889 / 1987
Sponsor:	CLdN IMMO SA	Occupancy:	100.0%
Interest Rate:	4.7410%	Occupancy Date:	10/1/2017
Note Date:	10/12/2017	Number of Tenants:	3
Maturity Date:	11/6/2027	2014 NOI:	$916,935
Interest-only Period:	120 months	2015 NOI:	$2,902,682
Original Term:	120 months	2016 NOI:	$3,473,340
Original Amortization:	None	TTM NOI(2):	$3,579,327
Amortization Type:	Interest Only	UW Economic Occupancy:	95.0%
Call Protection:	L(24),Def(89),O(7)	UW Revenues:	$5,518,187
Lockbox(1):	Hard	UW Expenses:	$2,203,579
Additional Debt:	No	UW NOI:	$3,314,608
Additional Debt Balance:	N/A	UW NCF:	$3,231,338
Additional Debt Type:	N/A	Appraised Value / Per SF:	$80,000,000/ $1,153
Additional Future Debt Permitted:	No	Appraisal Date:	6/1/2017

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$605
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$605
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	52.5%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	52.5%
TI/LC Reserves:	$0	Springing	N/A	UW NOI DSCR:	1.64x
Open Violations Reserve:	$300,000	N/A	N/A	UW NCF DSCR:	1.60x
Unfunded Obligations Reserve:	$16,156	N/A	N/A	UW NOI Debt Yield:	7.9%
				UW NCF Debt Yield	7.7%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$42,000,000	100.0%	Payoff Existing Debt	$23,946,852	57.0%
			Return of Equity	16,668,162	39.7
			Closing Costs	1,068,830	2.5
			Upfront Reserves	316,156	0.8
Total Sources	$42,000,000	100.0%	Total Uses	$42,000,000	100.0%

(1)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(2)	Represents trailing twelve months ending September 30, 2017.

(3)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — 379 West Broadway

The Loan. The 379 West Broadway loan, is a $42.0 million first mortgage loan secured by the fee interest in a 69,392 SF office building with ground floor retail located in New York, New York. The loan has a 10-year term and is interest-only for the term of the loan.

The Borrower. The borrowing entity for the loan is CLdN NY LLC, a New York limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is CLdN Immo SA. CLdN Immo SA is part of the CLdN group of companies (“CLdN”), a consortium of six Luxemburg based companies, formerly known as Cobelfret, founded in 1928. CLdN Immo SA is a real estate company, which has been buying, renting, maintaining and renovating office and other commercial properties since 2009. CLdN Immo SA has an ownership interest in 10 properties located in the U.S. U.K., Belgium and France.

The Property. The 379 West Broadway property is a 5-story, Class B, 69,392 SF office property located in New York, New York. Constructed in 1889, the property is situated on approximately 0.25 acres in the Manhattan neighborhood of SoHo. The property consists of 56,159 SF of office and 13,233 SF of retail. The retail component is 100.0% leased to Celine, Inc. (“Celine”) and Ralph Lauren Retail, Inc. (“Ralph Lauren”). The office component is 100.0% leased to WeWork.

The largest tenant at the property, WW 379 W Broadway LLC (“WeWork”), leases 56,159 SF (80.9% of the net rentable area) through March 2024. WeWork provides shared workspace, community, and services for entrepreneurs. WeWork has more than 237 office locations in 23 US cities and 20 countries including Australia, Canada, India, China, Hong Kong, France and the United Kingdom. WeWork has 44 locations in Manhattan. The second largest tenant, Celine, leases 6,902 SF (9.9% of the net rentable area) through June 2024. Celine has been in occupancy since 2014 and is a ready-to-wear and leather luxury goods brand founded in 1945 by Celine Vipiana. The Celine brand owns 140 stores worldwide and is distributed through a network including department stores such as Barneys New York, Bergdorf Goodman, Harrods (London) and Galeries Lafayette (Paris). Celine is rated A+ by S&P. The third largest tenant, Ralph Lauren, leases 6,331 SF (9.1% of the net rentable area) through January 2027. Ralph Lauren has been in occupancy since 2002 and is known for its clothing, marketing and distribution of products in four categories of apparel, home, accessories and fragrances. Ralph Lauren directly operates 466 retail stores, 619 concession-based shop-within-shops, 105 Ralph Lauren stores, 22 Ralph Lauren concession shops and 136 Club Monaco stores and shops through licensing partners. Ralph Lauren Corporation is rated A2/A- by Moody’s and S&P, respectively.

The property benefits from its location at the intersection of Broome Street and Wooster Street, which is just blocks from Canal Street. Primary access to the location is provided by Broadway, the major thoroughfare running the length of Manhattan; and by West Broadway and Sixth Avenue which run along the western boundary. Cross-town traffic is provided by Houston and Canal Streets.

The Market. The property is located on the east side of West Broadway between Broome and Spring Streets in the SoHo neighborhood of Manhattan, New York. New York is recognized as an international commercial and cultural center. With approximately 8.6 million residents, it is one of the most populous cities in the nation and one of the largest in the world.

SoHo is a 26 block area bounded by: Houston Street to the north; Crosby Street to the east; Canal Street to the south; and West Broadway to the west. It is surrounded by the neighborhoods of: Greenwich Village to the west, NoHo to the north; Little Italy to the east; and Chinatown to the south and east. The most prominent user of space in the area is New York University. SoHo is characterized by its cast-iron architecture and is home to luxury retail, fine dining, luxury homes and hotels. Central roadways such as Mercer Street, Prince Street, Spring Street and Wooster Street have attracted notable retailers and galleries. Three museums are located in SoHo, most notably, a branch of the Guggenheim Museum.

Public transportation is provided by the N and R subway lines stopping at Broadway and Prince Streets as well as the C and E subway lines at Spring Street. Subway access is also provided by the B, F and D subway lines stop at Broadway and Houston Street. In addition there is a cross-town bus at Houston Street, one block north of the property. Access to the Holland Tunnel is three blocks west of the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — 379 West Broadway

According to the appraisal, as of the first quarter 2017, the property is located within the Midtown South Office and the SoHo office market. The Midtown South Office market contained 67.2 million SF of office space with overall asking rents of $71.48 PSF and a vacancy rate of 7.7%. The SoHo Office submarket contained 3.9 million SF of office space, with asking rents of $79.96 per SF for Class B office space and an overall vacancy rate of 11.0%. The SoHo Retail submarket, contains 648 retail units with asking rents of $488.00 PSF and an availability rate of 22.8%.

The appraisal concluded per square foot market rents of $300.00 PSF modified gross for avenue retail space, $175.00 PSF modified gross for side street retail space and $70.00 PSF modified gross for the office space. According to the appraisal, the property’s competitive set consists of the properties detailed in the tables below.

Competitive Office Set Summary(1)

Property	Year Built / Renovated	Total GLA (SF)	Proximity (miles)	Annual Base Rent PSF	Lease Date/Term	Lease Area (SF)	Tenant Name	Lease Type
379 West Broadway	1889 / 1987	69,392(2)	N/A	$60.12(2)	Jan. 2017 / 10 Years(2)	56,159(2)	WeWork(2)	Gross
115 Seventh Avenue	1924 / NA	42,579	1.5	$80.00	May 2017 / 10 Years	32,010	Sosa	Gross
434 Broadway	1910 / NA	67,500	0.3	$73.00	April 2017 / 8 Years	7,205	Elysium Health	Gross
434 Broadway	1910/ NA	67,500	0.3	$75.00	March 2017 / 10 Years	7,230	Modern Post	Gross
233 Spring Street	1900/ NA	250,000	0.3	$83.00	April 2017 / 15 Years	86,524	MAC Cosmetics	Gross
250 Hudson Street	1928 / NA	300,000	0.5	$71.00	Jan. 2017 / 10 Years	27,778	Bed Bath and Beyond	Gross
560 Broadway	1903 / NA	100,000	0.6	$54.00	Dec. 2016 / 10 Years	2,376	Solar Antique Tiles	Gross
568-578 Broadway	1921 / NA	302,400	0.5	$66.00	Nov. 2016 / 10 Years	83,000	ZocDoc	Gross

(1)	Source: Appraisal.

(2)	Based on the October 1, 2017 underwritten rent roll.

Competitive Retail Set Summary(1)

Property	Proximity (miles)	Annual Base Rent PSF	Lease Date/Term	Lease Area (SF)	Tenant Name	Lease Type
379 West Broadway	N/A	$268.89(2)	February 2017 / 7 years(2)	4,314(2)	Ralph Lauren(2)	Mod Gross
379 West Broadway	N/A	$158.27(2)	July 2017 / 10 years(2)	4,315(2)	Celine(2)	Mod Gross
53 Greene Street	0.3	$324.00	May 2017 / 10 Years	3,429	Andrea Lieberman Collection	Mod Gross
350 West Broadway	0.1	$243.00	March 2017 / 10 Years	7,000	Amazon	Mod Gross
68 Greene Street	0.4	$235.00	March 2017 / 10 Years	2,600	Interior Define	Mod Gross
51 Mercer Street	0.3	$250.00	March 2017 / 10 Years	2,500	Off White	Mod Gross
56 Greene Street	0.3	$175.00	March 2017 / 10 Years	2,200	BTC Lighting	Mod Gross
109 Mercer Street	0.6	$283.00	Dec. 2016 / 10 Years	2,756	Follain	Mod Gross
83 Wooster Street	0.1	$250.00	Dec. 2016 / 10 Years	2,400	Hudson Furniture	Mod Gross
470 Broome Street	0.3	$291.00	Dec. 2016 / 10 Years	1,200	Dr. Smood	Mod Gross
78 Greene Street	0.4	$250.00	Dec. 2016 / 10 Years	6,250	Veronica Beard	Mod Gross
372 West Broadway	0.1	$190.00	Dec. 2016 / 10 Years	1,900	Finello	Mod Gross

(1)	Source: Appraisal.

(2)	Ralph Lauren leases 6,331 SF, which includes 4,314 SF of grade level retail space and 2,017 SF of basement storage space. Celine leases 6,902 SF, which includes 4,314 SF of grade level retail space and 2,587 SF of basement storage space. Annual rent is based on the October 1, 2017 underwritten rent roll, however, for comparison purposes the Lease Area (SF) and Annual Base Rent PSF are based upon the grade level retail space only. Inclusive of the basement area, the annual base rent PSF for Ralph Lauren and Celine is $183.23 and $98.95, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — 379 West Broadway

Historical and Current Occupancy(1)

2014	2015	2016	Current(2)
100.0%	100.0%	100.0%	100.0%

(1)	Source: Historical Occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.

(2)	Based on the October 1, 2017 underwritten rent roll.

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rents	Lease Expiration Date
WeWork	NR / NR / NR	56,159	80.9%	$60.12	64.7%	3/31/2024
Celine	NR / A+ / NR	6,902	9.9%	$98.95	13.1%	6/30/2024
Ralph Lauren	A2 / A- / NR	6,331	9.1%	$183.23	22.2%	1/31/2027

(1)	Based on the October 1, 2017 underwritten rent roll, including rent increases occurring through July 31, 2018.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Base Rent PSF includes ground level retail space and subgrade storage space.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring(2)	NRA Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2017	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	6	63,061	90.9	4,059,210	77.8	63,061	90.9%	$4,059,210	77.8%
2025	0	0	0.0	0	0.0	63,061	90.9%	$4,059,210	77.8%
2026	0	0	0.0	0	0.0	63,061	90.9%	$4,059,210	77.8%
2027 & Beyond	2	6,331	9.1	1,160,000	22.2	69,392	100.0%	$5,219,210	100.0%
Total	8	69,392	100.0%	$5,219,210	100.0%

(1)	Based on the October 1, 2017 underwritten rent roll. Rent includes base rent and rent increases occurring through July 31, 2018.

(2)	Certain tenants have more than one lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — 379 West Broadway

Operating History and Underwritten Net Cash Flow

	2014	2015	2016	TTM(1)	Underwritten(2)	PSF(2)	%(3)
Rents in Place	$2,532,011	$4,394,938	$5,003,279	$5,093,147	$5,219,210	$75.21	90.5%
Vacant Income	0	0	0	0	0	$0	0.0%
Gross Potential Rent	$2,532,011	$4,394,938	$5,003,279	$5,093,147	$5,219,210	$75.21	90.5%
Total Reimbursements	162,650	560,206	583,807	550,664	550,488	$7.93	9.5%
Net Rental Income	$2,694,661	$4,955,144	$5,587,086	$5,643,811	$5,769,698	$83.15	100.0%
(Vacancy/Collection Loss)	(0)	(0)	(0)	(0)	(290,431)	($4.19)	(5.3%)
Other Income	89,185	11,463	11,684	38,920	38,920	$0.56	0.7%
Effective Gross Income	$2,783,846	$4,966,607	$5,598,770	$5,682,731	$5,518,187	$79.52	100.0%
Total Expenses	$1,866,911	$2,063,925	$2,125,430	$2,103,404	$2,203,579	$31.76	39.9%
Net Operating Income	$916,935	$2,902,682	$3,473,340	$3,579,327	$3,314,608	$47.77	60.1%
Total TI/LC, Capex/RR	0	0	0	0	83,270	$1.20	1.5%
Net Cash Flow	$916,935	$2,902,682	$3,473,340	$3,579,327	$3,231,338	$46.57	58.6%

(1)	Represents the trailing twelve month period ending September 30, 2017.

(2)	Rents in Place include base rent and rent increases occurring through July 31, 2018.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The property is managed by Olmstead Properties, Inc.

Escrows and Reserves. At origination, the borrower deposited into escrow $300,000 for an Open Violations Reserve relating to civil penalties regarding various compliance records and judgments which are the responsibility of WeWork and $16,156 for an Unfunded Obligations Reserve for Celine.

Tax and Insurance Escrows – Upon the commencement of a Cash Sweep Event (as defined below) and on each mortgage loan payment date during the continuance of a Cash Sweep Event, 1/12th of an amount which would be sufficient to pay the taxes, other charges and insurance premiums estimated by the lender to be payable during the next ensuing 12 months in order to accumulate with the lender sufficient funds to pay all such taxes, other charges and insurance premiums at least 30 days prior to their respective due dates.

Replacement Reserves – The borrower is required to escrow $1,157 monthly only during a Cash Sweep Event.

TI/LC Reserve – The borrower is required to escrow $5,783 monthly only during a Cash Sweep Event.

Lockbox / Cash Management. The 379 West Broadway loan is structured with a hard lockbox and in-place cash management. Tenants have been directed to remit all payments due under their leases directly into such lockbox account. The borrower will, and will cause the manager to, deposit all amounts received constituting rents into the lockbox account within one business day after receipt. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents. Upon the occurrence of a Cash Sweep Event (as defined below), all excess cash flow, after payments made in accordance with the loan documents for, amongst other things, debt service, required reserves and operating expenses, will be held as additional collateral for the loan.

A “Cash Sweep Event” will commence upon (i) the occurrence of an event of default; (ii) the occurrence of any bankruptcy action of the borrower or manager, (iii) the debt yield being less than 6.5% on any date of determination; or (iv) the payment date occurring in February 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — 600 Vine

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — 600 Vine

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — 600 Vine

*Stacking plan is for illustrative purposes and some information may differ from actual.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — 600 Vine

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — 600 Vine

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Natixis	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$36,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$35,998,538	Property Type - Subtype:	Office – CBD
% of Pool by IPB:	4.2%	Net Rentable Area (SF):	578,893
Loan Purpose:	Refinance	Location:	Cincinnati, OH
Borrower:	Hertz Center at 600 Vine, LLC	Year Built / Renovated:	1984 / 2005
Sponsors:	Sarah Rachel Gordon; Isaac Hertz; William Z. Hertz	Occupancy(6):	80.1%
Interest Rate:	4.201553%	Occupancy Date:	7/10/2017
Note Date:	8/31/2017	Number of Tenants:	53
Maturity Date:	9/5/2027	2014 NOI:	$3,788,454
Interest-only Period:	None	2015 NOI:	$5,220,578
Original Term:	120 months	2016 NOI:	$4,882,289
Original Amortization(2):	360 months	TTM NOI(7):	$5,097,276
Amortization Type:	Balloon	UW Economic Occupancy:	90.2%
Call Protection(3):	L(26),Def/YM1 (90),O(4)	UW Revenues:	$10,786,828
Lockbox(4):	Hard	UW Expenses:	$5,308,300
Additional Debt(1)(5):	Yes	UW NOI:	$5,478,528
Additional Debt Balance(1)(5):	$22,699,078	UW NCF:	$4,615,977
Additional Debt Type(1)(5):	Pari Passu, Mezzanine	Appraised Value / Per SF:	$71,000,000 / $123
Additional Future Debt Permitted:	No	Appraisal Date:	8/1/2017

Escrows and Reserves(8)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$91
Taxes:	$456,181	$152,060	N/A	Maturity Date Loan / SF:	$79
Insurance:	$23,308	$5,827	N/A	Cut-off Date LTV:	74.4%
Replacement Reserves:	$0	$11,578	N/A	Maturity Date LTV:	64.1%
TI/LC:	$4,500,000	Springing	$3,000,000	UW NOI DSCR(2):	1.74x
Deferred Maintenance:	$1,802,722	$0	N/A	UW NCF DSCR(2):	1.47x
Initial TI/LC:	$324,855	$0	N/A	UW NOI Debt Yield:	10.4%
Free Rent:	$37,082	$0	N/A	UW NCF Debt Yield:	8.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Mortgage Loan	$52,800,000	89.9%	Payoff Existing Debt(9)	$47,223,093	80.4%
Mezzanine Loan	5,900,000	10.1	Upfront Reserves	7,144,147	12.2
			Return of Equity	3,593,129	6.1
			Closing Costs	739,631	1.3
Total Sources	$58,700,000	100.0%	Total Uses	$58,700,000	100.0%

(1)	The 600 Vine loan is part of a larger split whole loan evidenced by two pari passu promissory notes with an aggregate original principal balance as of Cut-off Date of $52,797,856 (collectively, the “600 Vine Whole Loan”). The 600 Vine Whole Loan is accompanied by a mezzanine loan with an original principal balance of $5,900,000. The financial information presented in the chart above is based on the Cut-off date balance of the 600 Vine Whole Loan.
(2)	The 600 Vine Whole Loan amortizes based on a non-standard amortization schedule and the UW NCF DSCR is calculated based on the aggregate of the twelve-month debt service payments commencing October 2026. Based on the aggregate of the twelve-month debt service payments commencing

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — 600 Vine

November 2017, the UW NCF DSCR is 2.04x and based on the average debt service over the remaining term of the loan, the UW NCF DSCR is 1.61x. See “Annex G-600 Vine Amortization Schedule” in the Preliminary Prospectus.
(3)	Following the lockout period, on any date before June 5, 2027, the 600 Vine Borrower has the right to defease the 600 Vine Whole Loan or to prepay the all or any portion of the 600 Vine Whole Loan, provided that the 600 Vine Borrower also pays an amount equal to the greater of the yield maintenance premium or 1.0% of the then-outstanding principal balance (the prepayment premium). The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last 600 Vine Whole Loan note to be securitized or (ii) August 30, 2021. The 600 Vine Whole Loan is prepayable without penalty on or after June 5, 2027.
(4)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.
(5)	For a more detailed description of pari passu and mezzanine debt, please refer to “The Loan” and “Additional Debt” below.
(6)	Vacant space includes 5,942 SF of dark space for which Cole + Russell Architects is still paying rent.
(7)	Represents the trailing twelve month period ending May 31, 2017.
(8)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(9)	600 Vine was previously securitized in JPMCC 2014-FL6.

The Loan. The 600 Vine loan, which is part of a larger split whole loan, is secured by a first mortgage lien on a 30-story, 578,893 SF, Class A office building located in Cincinnati, Ohio. The 600 Vine Whole Loan has an outstanding principal balance as of the Cut-off Date of approximately $52,797,856, evidenced by two notes identified as Note A-1 and Note A-2.

Note A-1 is being contributed to the CSAIL 2017-CX10 Commercial Mortgage Trust. Note A-2 is currently held by Natixis and is expected to be contributed to one or more future securitizations. The holder of Note A-1 will be the controlling noteholder of the 600 Vine Whole Loan. The trustee of the CSAIL 2017-CX10 Commercial Mortgage Trust, as the holder of Note A-1, will be entitled to exercise all of the rights of the controlling noteholder with respect to the 600 Vine Whole Loan; however, the holder of Note A-2, will be entitled, under certain circumstances, to consult with respect to certain major decisions. The 600 Vine Whole Loan will be serviced pursuant to the terms of the pooling and servicing agreement governing the CSAIL 2017-CX10 Commercial Mortgage Trust.

Note A-1 accrues interest at the same rate as Note A-2 and is entitled to payments of interest and principal on a pro rata and pari passu basis with Note A-2, as and to the extent described under “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus. The Loan has a 10-year term and amortizes on a 30-year schedule.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan (Y/N)	Controlling Piece (Y/N)
Note A-1	$36,000,000	$35,998,538	CSAIL 2017-CX10	Y	Y
Note A-2	16,800,000	16,799,318	Natixis	N	N
Total	$52,800,000	$52,797,856

600 Vine Total Debt Capital Structure

(1)	Based on an “as-is” appraised value of $71.0 million as of August 1, 2017 per the appraisal.
(2)	Based on the UW NOI of $5,478,528.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — 600 Vine

(3)	The UW NCF DSCR of the 600 Vine Whole Loan is based on underwritten NCF of approximately $4.6 million and aggregate debt service payable for the 12-month period commencing October 2026 on the principal balance of the 600 Vine Whole Loan, as set forth in the non-standard amortization schedule set forth in Annex G to the Preliminary Prospectus. The UW NCF DSCR of the mezzanine loan is calculated based on the aggregate debt service payable for the 600 Vine Whole Loan and the mezzanine loan for the 12 month period commencing October 2026.
(4)	The UW NCF DSCR of the 600 Vine Whole Loan, based on underwritten NCF of approximately $4.6 million and aggregate debt service payable for the twelve-month period commencing November 2017 on the principal balance of the 600 Vine Whole Loan, as set forth in the non-standard amortization schedule set forth in Annex G to the Preliminary Prospectus, is 2.04x.
(5)	Implied Equity is based on the “as-is” appraised value of $71.0 million, less total debt balance as of Cut-off Date of $58,700,000.

The Borrower. The borrower is Hertz Center at 600 Vine, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the 600 Vine Borrower delivered a non-consolidation opinion in connection with the origination of the 600 Vine Whole Loan.

The Sponsors. The non-recourse carve-out guarantors are Sarah Rachel Gordon, Isaac Hertz and William Z. Hertz, who are the principals of the Hertz Investment Group. The Hertz Investment Group is a national real estate investment and management company currently headquartered in Woodland Hills, California. The company’s business plan focuses its acquisition strategy towards secondary central business districts and state capitals. Since its founding in 1977 by Judah Hertz, the company has grown to own and manage approximately 20.0 million SF of commercial real estate.

The Property. The property is a 30-story Class A high-rise office building comprised of approximately 578,893 SF in the Cincinnati, Ohio central business district. The property is situated at the northeast corner of the intersection of Vine Street and East Sixth Street directly north of Fountain Square, with accessibility from four of the area’s major interstate highways including Interstates 71, 74, 75, and 471. Additionally, the property is located one block west of an area called Restaurant Row that has a diverse variety of restaurants. The ground floor colonnade opens into a 3-story glass-enclosed lobby, which is characterized by flamed and polished granite, with wood wall covering accents. The property has a five-level subterranean parking garage that provides 449 parking spaces (0.78 per 1,000 SF). The parking garage is accessed via two of the twelve elevators located in two banks of six elevators that also service the office floors. Since July 2012, according to the borrower sponsors, they have invested approximately $1.5 million in various capital expenditures, approximately $4.7 million in tenant improvements and $1.4 million in leasing commissions with an additional $3.4 million in capital improvements planned through 2019. The planned capital improvements include renovating the lobby and modernizing the elevators.

As of July 10, 2017, the property is 80.1% occupied, with a total of 66 suites leased to companies in various industries including legal, real estate, media, insurance, beverage providers and transportation operations. Nearly 70% of the current tenants have been in occupancy at the property since 2010 and approximately 30% of the tenants have been in occupancy at the property since 2007.

The largest tenant at the property, FirstGroup America, leases 102,435 SF (17.7% of the NRA) through March 17, 2024. FirstGroup America has been in occupancy since July 2008 under a 123-months lease that expires in October 2018. In October 2013, the tenant extended the lease term for five years and five months to March 2024. FirstGroup America is a transport operator in the United Kingdom and North America. The company operates five divisions, which are varied by geography, customer base and a mix of contract backed and passenger revenue. According to the FirstGroup America website, the five divisions include First Student, the largest provider of student transportation in North America; First Transit, one of the largest private sector providers of public transit management and contracting in North America; Greyhound, the only national operator of scheduled intercity coach transportation services in the United States and Canada; First Bus, one of the largest bus operators in the United Kingdom, serving towns and cities across the country; and First Rail, one of the United Kingdom’s most experienced rail operators, running every type of service from Cornwall to Scotland. FirstGroup America operates, manages or maintains a combined fleet of 50,000 vehicles and during the last year, around two billion passengers relied on FirstGroup America for commuting. FirstGroup America is listed on the London Stock Exchange and is a constituent of the FTSE 250 Index, with revenues of approximately £5.7bn a year.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — 600 Vine

The second largest tenant at the property, Ulmer & Berne, LLP, leases 33,264 SF (5.7% of the NRA) through February 28, 2022. Ulmer & Berne, LLP has been in occupancy since March 2002 under its original lease of 6,816 SF on the 27th floor and 16,632 SF. on the 28th floor. In August 2004, the tenant surrendered the 6,816 SF on the 27th floor and leased an additional 16,632 SF on the 29th floor. The term of the lease was also extended for an additional 10 years with the current lease expiring in February 2022. Ulmer & Berne, LLP is a law firm in Cincinnati founded in 1908 representing companies in many industries including publicly traded and privately held companies, financial institutions, hedge funds, private equity funds, and nonprofit organizations. The National Law Journal has ranked Ulmer & Berne, LLP as one of the 350 largest firms in the U.S.

The third largest tenant at the property, Cole + Russell Architects, leases 29,577 SF (5.1% of the NRA) through April 30, 2019. Cole + Russell Architects was founded in 1982 and has 60 employees, with 24 licensed architects on staff. The firm has completed more than 100 education projects, including new construction and renovation projects, many for Cincinnati public schools. The company currently has offices in Denver, Dallas, Minneapolis and Seattle and is headquartered in Cincinnati. Cole + Russell Architects specializes in Commercial, K-12 Education, Higher Education, Retail, Housing, Government, hospitality and Senior Living. The property is the headquarter location for Cole + Russell Architects.

The Market. According to the appraisal, the property is located in the heart of the Cincinnati central business district commercial office market within the Cincinnati, OH Metropolitan Statistical Area. The local area contains a vast array of uses as is typical in a downtown corridor, including low-rise retail buildings, both older and newer high-rise office buildings, hotel facilities and department stores. Other local landmarks include the Great American Ballpark, Paul Brown Stadium, U.S. Bank Arena and several other museums and local landmarks found within the Central Business District. According to the appraisal, there is little new supply coming to the market and there is supply coming out of the market as older office buildings are being converted to hotels, multi-family, or mixed-use properties. Available land sites are pretty scarce and there is more development geared towards other uses, particularly multi-family, as the public incentives to develop multi-family units are generally higher than they are to develop office space.

According to a third party market report, as of third quarter 2017, the Cincinnati office market had approximately 34.5 million SF of office inventory with a vacancy of 17.7% and quoted rental rate of $15.61 PSF. According to a third party market report, as of third quarter 2017, the Cincinnati Central Business District submarket had approximately 11.6 million SF of office inventory. The third quarter 2017 quoted rental rate in the submarket is $15.89 PSF, representing a year-over-year increase of $0.41, or 2.6%. The 3Q 2017 vacancy rate for the market is 11.0%, representing a year-over-year improvement of 0.9%.

According to the appraisal, the property’s competitive set consists of the seven properties detailed in the table below.

Competitive Set Summary(1)

Property	Year Built	Lease Size (SF)	Initial Rent PSF	Lease Type	Proximity (miles)	Tenant Name
Atrium II	1984	2,328	$13.50	NNN	0.4	CoStar Group
The Executive Building	1908	4,679	$8.75	NNN	0.1	Confidential
Carew Tower	1931	3,257	$15.00	Modified	0.2	Confidential
36 East Seventh Street	1989	3,561	$9.30	NNN	0.1	Confidential
PNC Center	1979	4,410	$13.46	NNN	0.4	Confidential
525 Vine Street	1984	2,731	$10.50	NNN	0.1	Confidential
312 Elm Street	1992	5,925	$12.75	NNN	0.5	Confidential

(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — 600 Vine

Historical and Current Occupancy(1)

2014	2015	2016	Current(2)
76.2%	76.7%	77.9%	80.1%

(1)	Source: Historical occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.

(2)	Based on the July 10, 2017 underwritten rent roll.

Top Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rents	Lease Expiration Date
FirstGroup America	NR / NR / NR	102,435	17.7%	$10.31	20.0%	3/17/2024(3)
Ulmer & Berne, LLP	NR / NR / NR	33,264	5.7	$14.70	9.3	2/28/2022(4)
Cole + Russell Architects	NR / NR / NR	29,577	5.1	$13.40	7.5	4/30/2019
Rendigs, Fry, Kiely & Dennis	NR / NR / NR	25,897	4.5	$11.00	5.4	7/31/2027
Bartlett & Co.	NR / NR / NR	21,113	3.6	$13.12	5.3	4/30/2019
Wood & Lamping	NR / NR / NR	21,113	3.6	$13.78	5.5	5/31/2019
Protective Life Corporation	Baa1 / BBB+ / A-	21,113	3.6	$12.14	4.9	4/30/2021(5)
Conopco, Inc.	A1 / A+ / A+	19,291	3.3	$9.82	3.6	9/30/2021
Coca-Cola North America	Aa3 / AA- / A+	15,701	2.7	$9.08	2.7	1/31/2027(6)
O’Connor Acciani & Levy Co	NR / NR / NR	15,497	2.7	$9.98	2.9	4/30/2024
Total:		305,001	52.7%		67.0%

(1)	Based on the July 10, 2017 underwritten rent roll which includes rent steps of $144,150 through September 2018.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	FirstGroup America has the option to terminate the lease on March 31, 2022 either (i) as to the entire space or (ii) as to 2 contiguous full floors of its space, with written notice no later than March 31, 2021 and a termination fee in the amount of $726,264 in case of termination of the entire space, and in the amount of $331,479 in case of termination with respect to 2 floors.

(4)	Ulmer & Berne, LLP has the option to terminate the lease on March 31, 2019 with 12 months prior written notice, and payment of a termination fee in the aggregate amount of (i) $245,460 and (ii) the unamortized tenant improvement allowance.

(5)	Protective Life Corporation has the right to terminate its lease on November 30, 2018 with 9 months prior written notice and payment of a termination fee in the aggregate amount of (i) the unamortized costs of any broker’s commissions, and (ii) the unamortized leasehold improvements costs to be amortized over the third. Both tenant and landlord have the right to terminate the rental of the conference room at any time by giving the other party 30 days prior written notice.

(6)	Coca-Cola North America has the right to terminate the lease as of the last day of the 84th full calendar month of the term with one-year prior written notice and payment of a termination fee in the aggregate amount of (i) the unamortized costs of any broker’s commissions, (ii) any abated base rent, (iii) the tenant improvement allowance and (iv) (if applicable) the additional allowance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — 600 Vine

Lease Rollover Schedule(1)(2)

Year	Number of Leases Expiring(3)	NRA Expiring	% of NRA Expiring(3)	Base Rent Expiring	% of Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant(4)	NAP	115,481	19.9%	NAP	NAP	115,481	19.9%	NAP	NAP
MTM	15	12,707	2.2	$85,995	1.6%	128,188	22.1%	$85,995	1.6%
2017	0	0	0.0	0	0.0	128,188	22.1%	$85,995	1.6%
2018	3	17,349	3.0	215,722	4.1	145,537	25.1%	$301,717	5.7%
2019	8	86,944	15.0	1,120,603	21.2	232,481	40.2%	$1,422,320	27.0%
2020	3	16,855	2.9	177,328	3.4	249,336	43.1%	$1,599,648	30.3%
2021	8	66,644	11.5	761,841	14.4	315,980	54.6%	$2,361,489	44.8%
2022	4	48,326	8.3	645,483	12.2	364,306	62.9%	$3,006,972	57.0%
2023	3	21,374	3.7	277,554	5.3	385,680	66.6%	$3,284,526	62.3%
2024	3	121,868	21.1	1,254,848	23.8	507,548	87.7%	$4,539,374	86.0%
2025	2	2,307	0.4	30,833	0.6	509,855	88.1%	$4,570,207	86.6%
2026	1	12,109	2.1	93,118	1.8	521,964	90.2%	$4,663,325	88.4%
2027	3	56,929	9.8	612,906	11.6	578,893	100.0%	$5,276,231	100.0%
2028 & Beyond(2)	0	0	0.0	0	0.0	578,893	100.0%	$5,276,231	100.0%
Total	53	578,893	100.0%	$5,276,231	100.0%

(1)	Based on the July 10, 2017 underwritten rent roll which includes rent steps of $144,150 through September 2018.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	Certain tenants lease multiple suites under same lease.

(4)	Vacant space includes 5,942 SF of dark space for which Cole + Russell Architects is still paying rent.

Operating History and Underwritten Net Cash Flow

	2014	2015	2016	TTM(1)	Underwritten(2)	PSF	%(3)
Rents in Place	$3,586,425	$4,698,250	$4,953,983	$4,954,805	$5,276,231	$9.11	48.9%
Vacant Income	0	0	0	0	1,171,946	$2.02	10.9%
Gross Potential Rent	$3,586,425	$4,698,250	$4,953,983	$4,954,805	$6,448,177	$11.14	59.8%
Total Reimbursements	3,728,857	3,974,835	3,803,549	4,274,244	4,337,606	$7.49	40.2%
Net Rental Income	$7,315,282	$8,673,085	$8,757,532	$9,229,049	$10,785,783	$18.63	100.0%
(Vacancy/Collection Loss)	0	0	0	0	(1,171,946)	($2.02)	(10.9%)
Other Income(4)	1,239,028	1,216,022	1,208,012	1,172,991	1,172,991	$2.03	10.9%
Effective Gross Income	$8,554,310	$9,889,107	$9,965,544	$10,402,040	$10,786,828	$18.63	100.0%
Total Expenses	$4,765,855	$4,668,529	$5,083,255	$5,304,764	$5,308,300	$9.17	49.2%
Net Operating Income	$3,788,454	$5,220,578	$4,882,289	$5,097,276	$5,478,528	$9.46	50.8%
Total TI/LC, Capex/RR	0	0	0	0	862,550	$1.49	8.0%
Net Cash Flow	$3,788,454	$5,220,578	$4,882,289	$5,097,276	$4,615,977	$7.97	42.8%

(1)	Represents the trailing twelve month period ending May 31, 2017.

(2)	Rents in Place is underwritten based on the July 10, 2017 rent roll and includes rent steps of $144,150 through September 2018.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Underwritten Other Income has been underwritten based on the TTM.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — 600 Vine

Property Management. The property is managed by Hertz Investment Group, LLC, an affiliate of the sponsors.

Escrows and Reserves. At origination, the borrower deposited $4,500,000 for tenant improvements and leasing commissions, $1,802,722 for deferred maintenance, $456,181 for annual real estate taxes, $324,855 for initial tenant-specific TI/LC reserve, $37,082 for free rent reserve and $23,308 for annual insurance premiums.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equals to $152,060.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equals to $5,827.

Replacement Reserves – On a monthly basis, the borrowers are required to escrow $11,578 for replacement reserves.

TI/LC Reserves – The borrower is also required to escrow monthly $36,181 into TI/LC reserve (the “Required Deposit”) and $24,121 into TI/LC reserve (the “Regular Deposit”, together with the Required Deposit, the “Ongoing TI/LC Reserve”). The Ongoing TI/LC Reserve, together with $4,500,000 upfront TI/LC reserve is subject to a reserve cap in an amount of $3,000,000 and a reserve floor in an amount of $1,000,000. As a result, at the origination of the 600 Vine Mortgage Loan, no monthly Ongoing TI/LC Reserve is required to be deposited. In addition, on each payment date through and including the payment date occurring in September, 2020, the applicable amount ranging from $62,885 to $87,450 defined in 600 Vine Whole Loan documents (the “Special TI/LC Reserve”) is required to be deposited. The collection of Special TI/LC Reserve is not subject to the cap or floor.

Lockbox / Cash Management. The 600 Vine Whole Loan is structured with a hard lockbox and in place cash management. The 600 Vine Whole Loan requires all rents to be transmitted directly into a lockbox account controlled by the lender (including, without limitation, by sending tenant direction letters to all tenants at origination/new lease execution). All funds in the lockbox account are required to be swept on each business day to a cash management account controlled by the lender, and applied and disbursed in accordance with the 600 Vine Whole Loan documents. If a Cash Trap Period (as defined below) is occurring, excess cash is required to be held as additional security for the 600 Vine Whole Loan. Upon the termination of any Cash Trap Period, excess cash will no longer be required to be held by the lender and, provided that no event of default has occurred and is continuing, all amounts then on deposit in the cash collateral reserve account will be disbursed to the 600 Vine Borrower.

A “Cash Trap Period” will commence upon: (i) an event of default under the 600 Vine Whole Loan documents; (ii) the failure by the 600 Vine Borrower, after the end of a calendar quarter, to maintain the debt service coverage ratio of at least 1.10x, (iii) a Primary Tenant Sweep Period (as defined below), or (iv) the occurrence of a mezzanine loan event of default; and will end (u) if the loan and all other obligations under the 600 Vine Whole Loan documents have been repaid in full; (v) there has been a full defeasance of the loan; (w) with respect to clause (i) above, if the lender has accepted a cure of such event of default; (x) with respect to clause (ii) above, if for three consecutive calendar months since the commencement of the existing Cash Trap Period (A) no event of default under the 600 Vine Whole Loan documents has occurred, (B) no event that constitutes another Cash Trap Period has occurred, and (C) the debt service coverage ratio is at least equal to 1.10x; (y) with respect to clause (iii) above, a Primary Tenant Sweep Period has terminated and no event that triggers another Cash Trap Period has occurred; (z) and with respect to clause (iv) above, a mezzanine loan default revocation notice has been received by the lender. Notwithstanding the foregoing, a Cash Trap Period shall not be deemed to expire in the event a Cash Trap Period then exists for any other reason.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — 600 Vine

A “Primary Tenant Sweep Period” will commence upon (i) any termination of, or receipt by the 600 Vine Borrower of a notice to terminate, the FirstGroup America lease, and thereafter the lease of any acceptable replacement tenant occupying all or substantially all of FirstGroup America premises; (ii) FirstGroup America, and thereafter any acceptable replacement tenant occupying all or substantially all of the FirstGroup America premises becoming the subject of a bankruptcy action; (iii) FirstGroup America, and thereafter any acceptable replacement tenant occupying all or substantially all of the FirstGroup America premises “going dark” in 50% or more of the its premises, or (iv) the occurrence of any monetary or material nonmonetary default (beyond any applicable notice and/or cure period) under the FirstGroup America lease, and thereafter the lease of any acceptable replacement tenant occupying all or substantially all of FirstGroup America premises, or (v) the date that is the earlier of (A) the date upon which FirstGroup America, and thereafter any acceptable replacement tenant occupying all or substantially all of the FirstGroup America premises, delivers to the 600 Vine Borrower a written notice or otherwise indicates its intention to terminate its lease or to not renew its lease in accordance with the terms of its lease or (B) twelve months prior to the expiration date of such lease.

Additional Debt. In addition to Note A-1, the property is also security for the pari passu Note A-2. A $5.9 million mezzanine loan was provided in connection with the financing of the property and is secured by mezzanine loan borrower’s equity interest in the borrower and is conterminous with the 600 Vine Whole Loan. The mezzanine loan has a coupon of 11.2500% and amortized based on a non-standard amortization schedule. Including the mezzanine loan, the Cut-off Date LTV is 82.7% and the UW NOI Debt Yield is 9.3%. The UW NCF DSCR calculated based on aggregate debt service payable for the 600 Vine Whole Loan and the mezzanine loan for the 12 month period commencing October 2026 is 1.19x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 11 — 300 Montgomery

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Natixis	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$30,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$30,000,000	Property Type - Subtype:	Office – CBD
% of Pool by IPB:	3.5%	Net Rentable Area (SF)(3):	192,574
Loan Purpose:	Refinance	Location:	San Francisco, CA
Borrowers:	Downtown Properties VII, LLC; 300 Montgomery Associates	Year Built / Renovated:	1918 & 1941 / 2015
Sponsor:	Downtown Properties Holdings, LLC	Occupancy:	87.9%
Interest Rate:	3.5700%	Occupancy Date:	7/19/2017
Note Date:	8/23/2017	Number of Tenants:	44
Maturity Date:	9/5/2027	2014 NOI(4):	$3,049,281
Interest-only Period:	120 months	2015 NOI(4):	$4,102,630
Original Term:	120 months	2016 NOI(4):	$5,311,125
Original Amortization:	None	TTM NOI(4)(5):	$5,461,022
Amortization Type:	Interest Only	UW Economic Occupancy:	88.1%
Call Protection:	L(26),YM1(87),O(7)	UW Revenues:	$9,739,155
Lockbox:	Hard	UW Expenses:	$3,391,504
Additional Debt(1):	Yes	UW NOI(6):	$6,347,651
Additional Debt Balance(1):	$36,000,000	UW NCF:	$6,108,859
Additional Debt Type(1):	Pari Passu	Appraised Value / Per SF(3)(7):	$119,600,000 / $621
Additional Future Debt Permitted(2):	Yes – Mezzanine	Appraisal Date:	5/24/2017

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF(3):	$343
Taxes:	$76,794	Springing	N/A	Maturity Date Loan / SF(3):	$343
Insurance:	$59,011	Springing	N/A	Cut-off Date LTV(7):	55.2%
Replacement Reserve:	$0	Springing	N/A	Maturity Date LTV(7):	55.2%
TI/LC Reserve:	$1,420,026	Springing	N/A	UW NOI DSCR:	2.66x
				UW NCF DSCR:	2.56x
				UW NOI Debt Yield:	9.6%
				UW NCF Debt Yield:	9.3%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Mortgage Loan	$66,000,000	100.0%	Payoff Existing Debt	$31,979,916	48.5%
			Return of Equity	31,842,739	48.2
			Upfront Reserves	1,555,831	2.4
			Closing Costs	621,513	0.9
Total Sources	$66,000,000	100.0%	Total Uses	$66,000,000	100.0%

(1)	The 300 Montgomery loan is part of a larger split whole loan evidenced by two pari passu promissory notes with an aggregate original principal balance of $66,000,000 (collectively, “300 Montgomery Whole Loan”). The financial information presented in the chart above is based on the Cut-off Date balances of 300 Montgomery Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 11 — 300 Montgomery

(2)	The borrowers may obtain a mezzanine loan, from an institutional investor acceptable to the lender, secured by a pledge of all of the direct ownership interests in the borrowers upon satisfaction of certain terms and conditions which include, without limitation, (i) the combined loan-to-value ratio on the origination date of the mezzanine loan and the 300 Montgomery Whole Loan does not exceed 80.0%; (ii) the combined debt service coverage ratio is not less than 1.50x, (iii) the lender receives a rating agency confirmation from Fitch, S&P and KBRA that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the CSAIL Series 2017-CX10 Certificates and (iv) the mezzanine lender enters into an intercreditor agreement in form and substance reasonably acceptable to the lender and the rating agencies for the CSAIL Series 2017-CX10 Certificates.

(3)	The net rentable area (“NRA”) excludes 12,892 SF of un-leasable mezzanine space that the sponsor may convert to common area for tenants. The Appraised Value/Per SF, Cut-off Date Loan / SF and Maturity Date Loan / SF are calculated based on NRA excluding the 12,892 of un-leasable mezzanine space.

(4)	The increase in TTM NOI from 2014 NOI is primarily due to the lease up of creative spaces including Suite 1200 (formerly unusable space) to Ripple Labs, Inc. (“Ripple Labs”) in August 2014 and Suite 900 to Fundbox, Inc. (“Fundbox”) in January 2016. The sponsor has spent approximately $5.1 million over the last four years to modernize the property and meet the demands of San Francisco’s tenant base in order to achieve higher rent on creative build-out spaces.

(5)	Represents the trailing twelve month period ending June 30, 2017.

(6)	UW NOI includes $862,669 in rent steps through September 2018 and rent averaging through the lease term for US Bank totaling $58,516.

(7)	The hypothetical appraised value without the mezzanine space described in footnote (3) is $111.1 million, which results in a Cut-off Date LTV and Maturity Date LTV of 59.4%.

The Loan. The 300 Montgomery loan, which is part of a larger split whole loan is secured by a first mortgage lien on a 192,574 SF Class B office property located at 300 Montgomery Street in San Francisco, California. The 300 Montgomery Whole Loan has an outstanding principal balance as of the Cut-off Date of $66.0 million, which is evidenced by two notes identified as Note A-1 and Note A-2.

Note A-2 is being contributed to the CSAIL 2017-CX10 Commercial Mortgage Trust. Note A-1 was contributed to the CSAIL 2017-CX9 Commercial Mortgage Trust. The holder of Note A-1 is the controlling noteholder of the 300 Montgomery Whole Loan. The trustee of the CSAIL 2017-CX9 Commercial Mortgage Trust, as the holder of Note A-1 (or, prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder), will be entitled to exercise all of the rights of the controlling noteholder with respect to the 300 Montgomery Whole Loan; however, the holder of Note A-2, will be entitled, under certain circumstances, to consult with respect to certain major decisions. The 300 Montgomery Whole Loan will be serviced pursuant to the terms of the pooling and servicing agreement governing the CSAIL 2017-CX9 Commercial Mortgage Trust.

Note A-2 accrues interest at the same rate as Note A-1 and is entitled to payments of interest and principal on a pro rata and pari passu basis with Note A-1, as and to the extent described under “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan (Y/N)	Controlling Piece (Y/N)
Note A-1	$36,000,000	$36,000,000	CSAIL 2017-CX9	Y	Y
Note A-2	30,000,000	30,000,000	CSAIL 2017-CX10	N	N
Total	$66,000,000	$66,000,000

The Borrowers. The borrowing entities for the loan are Downtown Properties VII, LLC, a bankruptcy-remote, single-purpose Delaware limited liability company that owns the leased fee interest, and 300 Montgomery Associates, a single purpose California limited partnership that owns the leasehold interest. Both borrowing entities are owned by Downtown Properties Holdings, LLC.

The Sponsor. The loan’s nonrecourse carve-out guarantor is Downtown Properties Holdings, LLC, an affiliate of Gaw Capital Partners, a Hong Kong-based real estate private equity firm founded in 2005 by brothers Goodwin Gaw and Kenneth Gaw. Downtown Properties Holdings, LLC has been managing real estate assets in the United States (Los Angeles and San Francisco, California) and the United Kingdom since 1995 and has over $2.0 billion in gross assets under management including 2.5 million SF of office buildings, over 1,000 hotel rooms, two 18-hole golf courses and a ski resort. According to its balance sheet dated December 31, 2016, Downtown Properties Holdings, LLC has total assets of approximately $524.1 million including approximately $26.9 million in cash and approximately $469.4 million in real estate investments.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 11 — 300 Montgomery

The Property. The property is a twelve-story, multi-tenanted, Class B office building totaling 192,574 SF, situated on an entire city block of approximately 0.6 acre at 300 Montgomery Street in San Francisco, California. Originally constructed in 1918, the property features a historic façade with colonnades at ground level and has been renovated over the years. The property has marble covered walls and glazed gold-leaf ceilings with suspended bronze fixtures. Floorplates range from 11,429 SF to 20,699 SF. The ground floor features a US Bank branch and a Walgreens retail store, as well as a large marble lobby that provides access to the upper floor office spaces. US Bank is located at the corner of California Street and Montgomery Street, and has pedestrian access from the street as well as from the office lobby. Walgreens Co. (“Walgreens”) is located at the corner of Montgomery Street and Pine Street and is accessed from the street. In addition, there is 24-hour security and nearby parking. Several of the office suites were modernized to meet the demands of the San Francisco tenant base including open, loft-like creative space, which commands a rent premium. Approximately 42,750 SF (22.2% of the NRA) have been renovated in such a manner.

The sponsor purchased the property in 1971 and has since invested approximately $17.3 million in capital improvements, in addition to the approximately $5.0 million in tenant improvements. Approximately $5.1 million has been spent on capital improvement over the past four years alone, including elevator renovation and modernization and common area renovations.

As of July 19, 2017, the property was 87.9% leased by 44 tenants. The property features a tenant mix of government, education, financial, legal, technology, and professional services sectors among others. No tenant represents more than 7.7% of NRA. Additionally, the building features 12,892 SF of vacant mezzanine space, which is not currently marketed for lease and is excluded from the NRA.

The largest tenant at the property, Ripple Labs, leases two suites totaling 14,749 SF (7.7% of the NRA) through August 31, 2019 and October 31, 2020. Ripple Labs has been at the property since 2014 but, due to its expansion, Ripple Labs had a 30,000 SF requirement that could not be accommodated at the property. Ripple Labs moved across the street to the Russ Building in May 2017 and subleases one of its two suites at the property to HackerOne, Inc. and the other one to Grovo Learning, Inc. through the remainder of the lease term. Ripple Labs is a technology company that developed the Ripple payment protocol and exchange network to create a monetary system that was decentralized and enabled individuals and communities to create their own money. The second largest tenant at the property, Consulate General of Brazil, leases 13,000 SF (6.8% of the NRA) through May 31, 2022 with one, five-year extension option remaining. The Consulate General of Brazil in San Francisco has been at the property since 2009 and provides Brazilian nationals and U.S. citizens or foreign nationals residing in the United States with passport and visa services. The Brazilian government is rated Ba2/BB/BB by Moody’s, S&P and Fitch, respectively. The third largest tenant at the property, ELS Educational Services, Inc. (“ELS”), leases 12,303 SF (6.4% of the NRA) through June 30, 2024 with one, five-year extension option remaining. ELS provides English language training in the United States through various language centers. The company was originally founded as a creator and publisher of educational materials, but its current focus is on teaching. ELS has over 80 locations around the world including 54 in the United States, two in Canada, one in Australia and one in India. ELS is a fully-owned subsidiary of Berlitz Language, Inc., a part of Berlitz International, Inc. ELS is headquartered in Princeton, New Jersey and is accredited by the Accrediting Council for Continuing Education and Training. ELS has operated a training facility at the property since 2014.

The Market. The property is located in the heart of the financial district in downtown San Francisco, California, and is situated on an entire block between California Street and Pine Street, at the intersection of Montgomery Street and California Street.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 11 — 300 Montgomery

The property is located in the financial district office submarket and features access to public transportation lines, including the BART-Embarcadero (Bay Area Rapid Transit) train station, which is located four blocks west, the Ferry Building Terminal and the California Street cable car line. Additionally, the property is within walking distance of certain San Francisco destinations including the Union Square shopping district, Westfield San Francisco Centre shopping mall, Rincon Park, several museums and AT&T Park, home of the San Francisco Giants major league baseball team. The property is also expected to benefit from the completion of the Transbay Transit Center, a mass-transit hub that is expected to connect eight Bay Area counties through 11 transportation systems including the BART, AC Transit, Amtrak, Caltrain and California’s planned high speed rail system. The Transbay Transit Center consists of two primary components, with the first phase expected to be completed in December 2017. The first phase will include construction of the above-ground portion of the new Transit Center, the below-grade rail levels and the bus ramp connecting the Transit Center to the San Francisco – Oakland Bay Bridge. A timeline has not yet been provided for the construction of phase two, which includes the downtown rail extension. According to the Transbay Joint Powers Authority, the larger development, which is located approximately 0.7 miles southwest of the property, is expected to include 4,400 residential units, approximately 100,000 SF of new retail space and an approximately 6.0 million SF office tower. The project is also expected to feature City Park, a 5.4- acre rooftop public park with a variety of activities and amenities including an open area amphitheater, gardens, open grass areas and restaurant and café. The property is also expected to benefit from the future San Francisco Central Subway expansion that will extend the Muni Metro T Third Line to provide a direct transit link between the Bayshore and Mission Bay areas to SoMa, downtown, and Chinatown.

According to a third party research report, the property is located in in the financial district office submarket of Downtown San Francisco. As of the second quarter of 2017, the financial district office submarket had approximately 29.9 million SF of office inventory with a vacancy of 9.9% and average asking rents of $58.94 PSF. The average contractual rent at the property is currently 18.0 % below the appraiser concluded market rent of $60.88 PSF on a modified gross basis.

According to the appraisal, the property’s competitive set consists of the six properties detailed in the table below.

Competitive Set Summary(1)

Property	Year Built / Renovated	Total NRA (SF)	Est. Rent PSF	Est. Occ.	Proximity (miles)	Anchor Tenants
300 Montgomery	1918 & 1941 / 2015	192,574(2)	$55.02(2)	87.9%(2)	N/A	Ripple Labs, Consulate General of Brazil, ELS
The Mills Building	1892 / 2003	459,617	$59.50	93.7%	0.1	Pocket Gems
Pacific Bank Building	1920 / 2010	136,791	$57.00	99.6%	0.1	Juniper Square
601 Montgomery Street	1979 / NAV	233,628	$55.00	96.2%	0.2	Anderies and Comes
300 California Street	1948 / NAV	122,600	$60.00	91.9%	0.1	Lystable
550 Kearny Street	1975 / 1981	193,011	$64.00	100.0%	0.2	BTR Capital
115 Sansome Street	1913 / 1993	117,000	$72.00	85.8%	0.1	M Moser Architects

(1)	Source: Appraisal.

(2)	Based on the July 19, 2017 underwritten rent roll.

Historical and Current Occupancy(1)

2014	2015	2016	Current(2)
89.5%	95.1%	91.7%	87.9%

(1)	Source: Historical occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year. The increase in occupancy from 2013 to Current is primarily because the property was undergoing lease-up after the most recent renovation.

(2)	Based on the July 19, 2017 underwritten rent roll. Two tenants, Zappetini Properties (1,264 SF) and Clay Street Capital, Inc. (793 SF) vacated their space in 2017. Two tenants, Michael Brooks Carroll (2,036 SF) and Robert Belluomini, Attorney (1,358 SF) are currently under MTM leases and are excluded from current occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 11 — 300 Montgomery

Top Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rents	Lease Expiration Date
Ripple Labs(3)	NR / NR / NR	14,749	7.7%	$68.31	10.8%	Various
Consulate General of Brazil(4)	Ba2 / BB / BB	13,000	6.8%	$43.26	6.0%	5/31/2022
ELS(5)	NR / NR / NR	12,303	6.4%	$46.36	6.1%	6/30/2024
Delagnes, Mitchell & Linder	NR / NR / NR	10,753	5.6%	$56.39	6.5%	8/31/2025
Walgreens Co.	Baa2 / BBB / BBB	9,441	4.9%	$71.87	7.3%	12/31/2021
Pennbrook Insurance Services(6)	NR / NR / NR	9,333	4.8%	$36.50	3.7%	2/28/2019
US Bank	A1 / A+ / AA	8,866	4.6%	$86.60	8.2%	2/28/2027
Fundbox	NR / NR / NR	8,346	4.3%	$75.32	6.8%	12/31/2020
BSA Architects	NR / NR / NR	6,655	3.5%	$34.50	2.5%	2/28/2019
Captain401	NR / NR / NR	6,061	3.1%	$62.83	4.1%	10/31/2020
Total:		99,507	51.7%		62.0%

(1)	Based on the July 19, 2017 underwritten rent roll which includes rent steps of $822,194 through September 2018 and rent averaging through the lease term for US Bank totaling $58,516.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Ripple Labs leases two suites, Suite 1200 (11,429 SF) through August 31, 2019 and Suite 1130 (3,320 SF) through October 31, 2020 but vacated both in May 2017. Ripple Labs subleases Suite 1200 to HackerOne, Inc. at $73.00 PSF and Suite 1130 to Grovo Learning, Inc. at $71.00 PSF.

(4)	In the event diplomatic relations between the United States and Brazil are terminated, suspended or otherwise interrupted, or the Government of Brazil closes its San Francisco Consulate (and does not re-open the Consulate) during the last four years of its lease, Consulate General of Brazil has the option to terminate its lease with 180 days’ prior written notice and a payment of a termination fee equal to the unamortized tenant improvement and leasing commission costs.

(5)	ELS has the right to terminate its lease at any time after the 84th full calendar month of the term with one-year notice and payment of a termination fee equal to four months base rent in the 10th lease year ($215,107) plus the unamortized balance of the tenant improvements, plus cost of brokerage commission, and legal fees paid in connection with negotiation and execution of lease and the initial 45-day base rent abatement. The lease is guaranteed by Berlitz Languages, Inc.

(6)	Pennbrook Insurance Services subleases four cubicle offices for $5,000 per month.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	23,323	12.1%	NAP	NAP	23,323	12.1%	NAP	NAP
MTM	1	1,515	0.8	$96,430	1.0%	24,838	12.9%	$96,430	1.0%
2017	2	4,698	2.4	203,371	2.2	29,536	15.3%	$299,801	3.2%
2018	7	13,435	7.0	649,257	7.0	42,971	22.3%	$949,058	10.2%
2019	8	40,033	20.8	2,000,166	21.5	83,004	43.1%	$2,949,224	31.7%
2020	17	48,379	25.1	2,813,315	30.2	131,383	68.2%	$5,762,539	61.9%
2021	5	15,259	7.9	1,042,410	11.2	146,642	76.1%	$6,804,949	73.1%
2022	1	13,000	6.8	562,380	6.0	159,642	82.9%	$7,367,329	79.1%
2023	0	0	0.0	0	0.0	159,642	82.9%	$7,367,329	79.1%
2024	1	12,303	6.4	570,368	6.1	171,945	89.3%	$7,937,698	85.2%
2025	1	10,753	5.6	606,362	6.5	182,698	94.9%	$8,544,059	91.8%
2026	0	0	0.0	0	0.0	182,698	94.9%	$8,544,059	91.8%
2027	1	8,866	4.6	767,796	8.2	191,564	99.5%	$9,311,855	100.0%
2028 & Beyond(2)	0	1,010	0.5	0	0.0	192,574	100.0%	$9,311,855	100.0%
Total	44	192,574	100.0%	$9,311,855	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 11 — 300 Montgomery

(1)	Based on the July 19, 2017 underwritten rent roll which includes rent steps of $822,194 through September 2018 and rent averaging through the lease term for US Bank totaling $58,516.

(2)	2028 & Beyond includes 1,010 SF of building management and conference room.

Operating History and Underwritten Net Cash Flow

	2014	2015(1)	2016(2)	TTM(3)	Underwritten(4)	PSF	%(5)
Rents in Place	$5,822,367	$6,984,205	$8,256,786	$8,576,591	$9,311,855	$48.35	84.6%
Vacant Income	0	0	0	0	1,314,941	$6.83	12.0%
Free Rent Adjustments	(102,644)	(71,348)	(55,574)	(123,217)	0	$0.00	0.0%
Gross Potential Rent	$5,719,723	$6,912,857	$8,201,213	$8,453,374	$10,626,796	$55.18	96.6%
Total Reimbursements	368,514	384,932	413,298	447,171	376,748	$1.96	3.4%
Net Rental Income	$6,088,238	$7,297,789	$8,614,510	$8,900,545	$11,003,544	$57.14	100.0%
(Vacancy/Collection Loss)	0	0	0	0	(1,314,941)	($6.83)	(12.0%)
Other Income	47,305	46,914	48,931	50,552	50,552	$0.26	0.5%
Effective Gross Income	$6,135,543	$7,344,703	$8,663,441	$8,951,097	$9,739,155	$50.57	88.5%
Total Expenses	$3,086,262	$3,242,074	$3,352,316	$3,490,075	$3,391,504	$17.61	34.8%
Net Operating Income(6)	$3,049,281	$4,102,630	$5,311,125	$5,461,022	$6,347,651	$32.96	65.2%
Total TI/LC, Capex/RR	0	0	0	0	238,792	$1.24	2.5%
Net Cash Flow	$3,049,281	$4,102,630	$5,311,125	$5,461,022	$6,108,859	$31.72	62.7%

(1)	The increase in 2015 NOI from 2014 NOI is primarily due to the leased up in particular Suite 1200 (formerly unusable space) to Ripple Labs in August 2014, totaling $685,740 in 2015.

(2)	The increase in 2016 NOI from 2015 NOI is primarily due to the leased up in particular Suite 900 to Fundbox in January 2016, totaling $592,566.

(3)	Represents the trailing twelve month period ending June 30, 2017.

(4)	Rents in Place is underwritten based on the June 19, 2017 rent roll and includes rent steps of $822,194 through September 2018 and rent averaging through the lease term for US Bank totaling $58,516.

(5)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(6)	The increase of Net Operating Income since 2014 is also because the sponsor has spent approximately $5.1 million over the last four year to modernize the property and meet the demands of San Francisco’s tenant base, and achieve higher rent on creative build-out spaces.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 12 — Garden Multifamily Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BSP	Single Asset / Portfolio:	Portfolio of 15 Properties
Original Principal Balance(1):	$29,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$29,333,985	Property Type - Subtype:	Multifamily – Garden
% of Pool by IPB:	3.4%	Net Rentable Area (Units):	1,192
Loan Purpose:	Refinance	Location:	Various, Various
Borrowers(2):	Various	Year Built / Renovated:	Various / NAP
Sponsor:	Alfons Melohn	Occupancy:	94.1%
Interest Rate:	5.0100%	Occupancy Date:	8/1/2017
Note Date:	5/12/2017	Number of Tenants:	NAP
Maturity Date:	6/6/2027	2014 NOI:	$4,913,953
Interest-only Period:	None	2015 NOI:	$5,146,740
Original Term:	120 months	2016 NOI:	$5,319,714
Original Amortization:	360 months	TTM NOI(5):	$5,295,896
Amortization Type:	Balloon	UW Economic Occupancy:	94.4%
Call Protection(3):	L(29), Def(87), O(4)	UW Revenues:	$9,224,847
Lockbox(4):	Springing	UW Expenses:	$3,922,703
Additional Debt(1):	Yes	UW NOI:	$5,302,144
Additional Debt Balance(1):	$28,000,000	UW NCF:	$4,944,544
Additional Debt Type(1):	Pari Passu	Appraised Value / Per Unit:	$80,160,000 / $67,248
Additional Future Debt Permitted:	No	Appraisal Date(6):	Various

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Units:	$47,967
Taxes:	$263,448	$75,271	N/A	Maturity Date Loan / Units:	$39,670
Insurance:	$210,417	$21,042	N/A	Cut-off Date LTV:	71.3%
Replacement Reserves:	$0	$29,800	N/A	Maturity Date LTV:	59.0%
Deferred Maintenance:	$987,776	$0	N/A	UW NOI DSCR:	1.43x
Environmental Reserve:	$78,375	$0	N/A	UW NCF DSCR:	1.33x
				UW NOI Debt Yield:	9.3%
				UW NCF Debt Yield:	8.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$57,500,000	98.8%	Payoff Existing Debt	$55,404,684	95.2%
Borrower Equity	716,087	1.2	Upfront Reserves	1,540,015	2.6
			Closing Reserves	1,271,388	2.2

Total Sources	$58,216,087	100.0%	Total Uses	$58,216,087	100.0%
(1)	The Garden Multifamily Portfolio loan is a part of a whole loan evidenced by six pari passu notes with an aggregate original principal balance of $57.5 million (“Garden Multifamily Portfolio Whole Loan”). The financial information presented in the chart above reflects the Cut-off Date balance of the Garden Multifamily Portfolio Whole Loan.

(2)	The loan has 18 borrowers, which are each special purpose entities. For a detailed description, please refer to “The Borrowers” below.

(3)	The lockout period will be at least 29 payments beginning with and including the first payment date of July 6, 2017. Defeasance of the full $57.5 million Garden Multifamily Portfolio Whole Loan is permitted at any time after the date that is two years after the closing date of the securitization that includes the last note of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 12 — Garden Multifamily Portfolio

the Garden Multifamily Portfolio Whole Loan to be securitized. Additionally, partial defeasance of the Garden Multifamily Portfolio Whole Loan is permitted in connection with a partial release of a property in accordance with the Garden Multifamily Portfolio Whole Loan Documents.

(4)	In-place cash management will take effect upon, (i) an event of default; (ii) DSCR falling below 1.20x at the end of any calendar quarter.

(5)	Represents the trailing twelve-month period ending July 31, 2017.

(6)	Appraisal dates for the properties range from February 3, 2017 to February 9, 2017.

The Loan. The Garden Multifamily Portfolio loan, is a $29.5 million first mortgage loan secured by the fee interest in a 1,192 unit portfolio of 15 garden style multifamily properties located across the United States. The Garden Multifamily Portfolio Whole Loan has an outstanding principal balance as of the Cut-off Date of $57,176,411 and is comprised of six pari passu notes, each as described below. The controlling note, A-1, is being contributed to the CSAIL 2017-CX10 Commercial Mortgage Trust along with Note A-4 and A-5. The loan has a 10-year term and will amortize on a 30-year schedule.

Partial Release. Partial release of any of the fifteen properties is permitted after the date that is the earlier to occur of (i) three years after origination and (ii) two years after securitization of the last remaining note of the Garden Multifamily Portfolio Whole Loan, and, among other conditions as outlined in the Garden Multifamily Portfolio Whole Loan documents, (i) payment of 125.0% of the allocated loan amount of the property to be released, (ii) DSCR of the remaining property equal to or greater than the greater of (a) 1.36x or (b) DSCR immediately prior to release; (iii) LTV no greater than the lesser of (a) 71.7% or (b) LTV of all properties prior to the release; (iv) Debt Yield of the remaining property equal to or greater than the greatest of (a) 8.8% or (b) Debt Yield of all properties prior to release.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan (Y/N)	Controlling Piece (Y/N)
Note A-1	$16,000,000	$15,909,958	CSAIL 2017-CX10	Y	Y
Note A-2	18,000,000	17,898,703	CSAIL 2017-C8	N	N
Note A-3	6,000,000	5,966,234	BSP	N	N
Note A-4	6,750,000	6,712,013	CSAIL 2017-CX10	N	N
Note A-5	6,750,000	6,712,013	CSAIL 2017-CX10	N	N
Note A-6	4,000,000	3,977,489	BSP	N	N
Total	$57,500,000	$57,176,411

The Borrowers. The borrowing entities for the Garden Multifamily Portfolio Whole Loan are Ashgrove Apartments Of Jefferson County, Ltd., and Hayfield Park Apartments Of Boone County, Ltd., each a Kentucky limited partnership, Beckford Place Apartments Of The Plains, Ltd., Camellia Court Apartments Of Columbus, Ltd., Camellia Court Apartments Of Columbus, II, Ltd., Forsythia Court Apartments Of Columbus, Ltd., Meadowood Apartments Of Warrick County, Ltd., Ridgewood Apartments Of Bedford, Ltd., Laurelwood Court Apartments Of Bedford, Ltd., Slate Run Apartments Of Bedford, Ltd., each an Ohio limited liability partnership, Foxhaven Apartments Of Stark County, L.L.C., and River Glen Apartments Of Reynoldsburg II LLC, each an Ohio limited liability partnership, Empirian Carleton Court LLC, CRSI SPV 96, LLC, CRSI SPV 59, LLC, and Tabor Ridge Apartments LLC, each a Delaware limited liability company, Elmwoods Apartments Of Marietta, Ltd. (L.P.), a Georgia Limited Partnership, and Wood Trail Apartments Of Newnan, Ltd. (L.P.), a Georgia Limited Partnership, each a Georgia limited liability partnership. All borrowing entities are individually a special purpose entity. All borrowing entities are in part owned and managed by the sponsor, Alfons Melohn, with no borrowing entity being less than 48.0% owned by Alfons Melohn.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Alfons Melohn. Alfons Melohn has over 35 years of real estate experience and is the owner-operator of The Melohn Group, a real estate company founded by Mr. Melohn’s grandfather in the 1950’s and is based in New York. As of year-end 2016 according to Mr. Melohn, he maintains a real estate portfolio with varying interests in 35 real estate assets worth an estimated $280.6 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 12 — Garden Multifamily Portfolio

The Properties. The collateral is comprised of 15 Class B/C garden-style multifamily properties located across the U.S. that were built between 1981 and 1989, totaling 1,192 units. As of August 1, 2017, the portfolio was 94.1% leased and has had an average occupancy of 93.0% from 2008 to 2016. Since 2014, according to the sponsor, approximately $2.3 million in capital expenditure was invested into the properties and was used to make interior improvements, such as cabinet replacement, appliance updates, and lighting updates, and to maintain the property externally, through concrete, asphalt and roof repairs, among other improvements.

A summary of the Garden Multifamily Portfolio properties is provided below:

Portfolio Summary(1)

#	Property	Location	Units	Year Built	Allocated Loan Amount(2)	% of Portfolio Allocated Loan Amount(2)	Appraised Value	Underwritten Net Cash Flow	% of NCF
1	Carleton	Ann Arbor, MI	103	1985	$6,200,000	10.8%	$8,400,000	$582,718	11.8%
2	River Glen	Reynoldsburg, OH	113	1987	5,990,000	10.4	8,000,000	501,278	10.1%
3	Foxhaven	Canton, OH	107	1986	3,970,000	6.9	6,600,000	321,491	6.5%
4	Tabor Ridge	Berea, OH	97	1986	4,800,000	8.3	6,600,000	408,605	8.3%
5	Ridgewood	Bedford, IN	98	1984	4,700,000	8.2	6,100,000	436,155	8.8%
6	Camellia	Columbus, OH	104	1981	3,275,000	5.7	5,600,000	262,516	5.3%
7	Hayfield	Burlington, KY	86	1987	3,960,000	6.9	5,360,000	344,946	7.0%
8	Laurel	Ypsilanti, MI	68	1989	3,500,000	6.1	4,700,000	324,928	6.6%
9	Wood Trail	Newnan, GA	61	1984, 1985	3,450,000	6.0	4,700,000	320,897	6.5%
10	Forsythia	Westerville, OH	60	1984	3,000,000	5.2	4,200,000	260,294	5.3%
11	Ashgrove	Louisville, KY	60	1985	3,050,000	5.3	4,150,000	282,292	5.7%
12	Beckford	The Plains, OH	60	1982	2,950,000	5.1	4,100,000	240,759	4.9%
13	Slate Run	Bedford, OH	62	1984	3,015,000	5.2	4,050,000	184,636	3.7%
14	Meadowood	Newburgh, IN	65	1985	2,940,000	5.1	4,000,000	223,284	4.5%
15	Elmwood	Marietta, GA	48	1984	2,700,000	4.7	3,600,000	249,749	5.1%
Total/Wtd. Avg.:			1,192		$57,500,000	100.0%	$80,160,000	$4,944,544	100.0%

(1)	Source: Appraisal.
(2)	Allocated Loan Amounts and % of Portfolio Allocated Loan Amounts are based on the Garden Multifamily Portfolio Whole Loan amount of $57.5 million.

Portfolio Unit Mix(1)

Property Name	No. of Units	% of Total	Average Unit Size (SF)	Average Monthly Rental Rate	Average Monthly Rental Rate PSF	Monthly Market Rental Rate	Monthly Market Rental Rate PSF
Studio	187	15.7%	288	$471	$1.64	$487	$1.69
One Bedroom, One Bath	837	70.2	576	$614	$1.07	$636	$1.10
Two Bedroom, One Bath	121	10.2	864	$756	$0.88	$768	$0.89
Two Bedroom, Two Baths	46	3.9	864	$815	$0.94	$837	$0.97
Three Bedroom, One Bath	1	0.1	576	$0	$0.00	$1,150	$2.00
Total/Wtd. Avg.	1,192	100.0%	571	$613	$1.07	$634	$1.11

(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 12 — Garden Multifamily Portfolio

The Market. The properties in the Garden Multifamily Portfolio are located across nine separate markets and 14 separate submarkets. According to a third party market research provider, across the submarkets, the fourth quarter 2016 vacancy rate within the Class B/C multifamily submarket average is 3.0% and average asking rent is $735.

Details regarding the market and submarket positioning of the Garden Multifamily Portfolio properties are provided below:

Market Rents and Vacancy

Property	City	State	Occupancy(1)	Market(2)	Submarket(2)	Inventory(2)	Vacancy(2)	Asking Rent
Carleton	Ann Arbor	MI	96.1%	Detroit	Ann Arbor	13,297	0.9%	$991
River Glen	Reynoldsburg	OH	98.2%	Columbus	Whitehall/Gahanna	14,421	4.4%	$650
Foxhaven	Canton	OH	90.7%	Canton	Canton	NAV	2.6%	$627
Tabor Ridge	Berea	OH	99.0%	Cleveland	Strongsville/Brook Park	5,252	2.9%	$687
Ridgewood	Bedford	IN	96.9%	Bloomington	Bloomington	NAV	5.3%	$770
Camellia	Columbus	OH	90.4%	Columbus	Southeast	5,713	3.2%	$617
Hayfield	Burlington	KY	89.5%	Cincinnati	Northern Kentucky	7,451	1.8%	$701
Laurel	Ypsilanti	MI	95.6%	Detroit	Ann Arbor	13,297	0.9%	$991
Wood Trail	Newnan	GA	96.7%	Atlanta	South Fulton	23,778	3.7%	$714
Forsythia	Westerville	OH	98.3%	Columbus	Westerville	3,301	1.8%	$822
Ashgrove	Louisville	KY	96.7%	Louisville	South Central	7,694	2.3%	$613
Beckford	The Plains	OH	90.0%	Columbus	Columbus	80,759	3.1%	$719
Slate Run	Bedford	OH	88.7%	Cleveland	Bedford	10,400	2.8%	$677
Meadowood	Newburgh	IN	86.2%	Evansville	Evansville	NAV	5.2%	$648
Elmwood	Marietta	GA	97.9%	Atlanta	Marietta	15,737	2.7%	$879
Total/Wtd. Avg.			94.1%				3.0%	$735

(1)	Based on the underwritten rent roll dated August 1, 2017.
(2)	Source: Third party market data provider.

Operating History and Underwritten Net Cash Flow

	2014	2015	2016	TTM(1)	Underwritten	PSF	%(2)
Rents in Place	$8,387,626	$8,518,434	$8,662,985	$8,767,832	$8,884,152	$7,453.15	94.5%
Vacant Income	0	0	0	0	0	$0.00	0.0%
Gross Potential Rent	$8,387,626	$8,518,434	$8,662,985	$8,767,832	$8,884,152	$7,453.15	94.5%
Total Reimbursements(3)	451,065	474,772	495,586	518,259	518,259	$434.78	5.5%
Net Rental Income	$8,838,691	$8,993,206	$9,158,571	$9,286,091	$9,402,411	$7,887.93	100.0%
(Vacancy/Collection Loss)	(969,038)	(740,287)	(633,531)	(669,724)	(783,432)	($657.24)	-8.3%
Other Income(4)	736,403	724,397	649,532	605,868	605,868	$508.28	6.4%
Effective Gross Income	$8,606,056	$8,977,316	$9,174,572	$9,222,235	$9,224,847	$7,738.97	98.1%
Total Expenses	$3,692,103	$3,830,576	$3,854,858	$3,926,339	$3,922,703	$3,290.86	42.5%
Net Operating Income	$4,913,953	$5,146,740	$5,319,714	$5,295,896	$5,302,144	$4,448.11	57.5%
Total TI/LC, Capex/RR	357,600	357,600	357,600	357,600	357,600	$300.00	3.9%
Net Cash Flow	$4,556,353	$4,789,140	$4,962,114	$4,938,296	$4,944,544	$4,148.11	53.6%

(1)	TTM column represents the trailing 12-month period ending July 31, 2017.
(2)	% column represents the percentage of Net Rental Income for all revenue lines and represents the percentage of Effective Gross Income for the remainder of fields.
(3)	Total Reimbursements represent utility reimbursement income from tenants.
(4)	Other Income includes pet fees, move-in fees, short term rent premiums, late fees, furniture rental and other miscellaneous items.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 13 — 333 North Bedford

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Natixis	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$29,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$28,844,126	Property Type - Subtype:	Mixed Use – Retail/Office/Warehouse
% of Pool by IPB:	3.4%	Net Rentable Area (SF):	611,954
Loan Purpose:	Refinance	Location:	Mount Kisco and Bedford, NY
Borrower:	DP 21, LLC	Year Built / Renovated:	1957 / 2007-2014
Sponsors:	James A. Diamond; William E. Diamond	Occupancy:	90.0%
Interest Rate:	3.7800%	Occupancy Date:	7/1/2017
Note Date:	8/4/2016	Number of Tenants:	21
Maturity Date:	8/10/2026	2014 NOI:	$6,329,468
Interest-only Period:	None	2015 NOI:	$6,630,288
Original Term:	120 months	2016 NOI:	$6,351,790
Original Amortization:	360 months	TTM NOI(2):	$6,010,015
Amortization Type:	Balloon	UW Economic Occupancy:	89.8%
Call Protection:	L(39),Def(77),O(4)	UW Revenues:	$8,234,062
Lockbox:	Hard	UW Expenses:	$2,469,285
Additional Debt:	Yes	UW NOI(3):	$5,764,777
Additional Debt Balance(1):	$30,000,000	UW NCF:	$5,422,082
Additional Debt Type(1):	Pari Passu	Appraised Value / Per SF:	$94,700,000 / $155
Additional Future Debt Permitted:	No	Appraisal Date:	7/27/2017

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$95
Taxes:	$15,703	$120,633	N/A	Maturity Date Loan / SF:	$77
Insurance:	$127,612	$10,634	N/A	Cut-off Date LTV:	61.4%
Replacement Reserves:	$0	$5,100	N/A	Maturity Date LTV:	49.5%
TI/LC:	$1,500,000	Springing	$1,500,000	UW NOI DSCR:	1.74x
Deferred Maintenance:	$860,966	$0	N/A	UW NCF DSCR:	1.63x
Primary Tenant Reserve:	$0	Springing	N/A	UW NOI Debt Yield:	9.9%
				UW NCF Debt Yield:	9.3%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Mortgage Loan	$59,500,000	100.0%	Payoff Existing Debt	$40,686,576	68.4%
			Return of Equity	15,168,714	25.5
			Upfront Reserves	2,504,280	4.2
			Closing Costs	1,140,429	1.9
Total Sources	$59,500,000	100.0%	Total Uses	$59,500,000	100.0%

(1)	The 333 North Bedford loan is a part of a larger split whole loan evidenced by two pari passu notes with an aggregate original principal balance of $59.5 million (collectively, the “333 North Bedford Whole Loan”). The financial information presented in the chart above reflects the Cut-off Date balance of the 333 North Bedford Whole Loan.
(2)	Represents trailing twelve months ending June 30, 2017.
(3)	The decrease in UW NOI is primarily due to a former tenant The Wine Enthusiast, (18.6% of net rentable area) vacating its space in 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 13 — 333 North Bedford

The Loan. The 333 North Bedford loan, which is part of a larger split whole loan, is a first mortgage loan secured by borrower’s fee simple interest in a 611,954 SF mixed-use building located in Mount Kisco and Bedford, New York. The 333 North Bedford Whole Loan has an outstanding principal balance as of Cut-off Date of approximately $58,177,135, which is comprised of two pari passu notes, identified as Note A-1 and Note A-2.

The non-controlling Note A-2 is being contributed to the CSAIL 2017-CX10 Commercial Mortgage Trust. The controlling Note A-1 was contributed to the Wells Fargo Commercial Mortgage Trust 2016-NXS6. As the holder of Note A-1, the related trustee (or, prior to the occurrence and continuance of a control termination event under the related servicing agreement, the directing certificateholder for the WFCM 2016-NXS6 transaction) is entitled to exercise all of the rights of the controlling noteholder with respect to the 333 North Bedford Whole Loan. The holder of Note A-2 is entitled, under certain circumstances, to consult with the controlling noteholder with respect to certain major decisions. The loan has a 10-year term and will amortize on a 30-year schedule.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan (Y/N)	Controlling Piece (Y/N)
Note A-1	$30,000,000	$29,333,009	WFCM 2016-NXS6	Y	Y
Note A-2	29,500,000	$28,844,126	CSAIL 2017-CX10	N	N
Total	$59,500,000	$58,177,135

The Borrower. The borrowing entity for the loan is DP 21, LLC, a New York limited liability company and special purpose entity. The borrowing entity is owned by Diamond Properties, LLC (73.25%), various investors with no single investor owning more than a 7% interest in the borrower (25.75%) and 333 NBR Corp., the managing member, (1.0%). James A. Diamond and William E. Diamond each own 50% of the managing member and Diamond Properties, LLC.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are James A. Diamond and William E. Diamond. James A. Diamond and William E. Diamond are the founders of Diamond Properties LLC. Since its founding in 1993, Diamond Properties, LLC has acquired 67 properties, including office, warehouse, retail and residential properties and land, in seven states including New York, Pennsylvania, Connecticut, Ohio and Maryland. Diamond Properties LLC currently owns 49 properties, totaling in excess of 6.25 million square feet.

The Property. The property is a 611,594 SF a mixed-used property consisting of recreation space (22.3% of NRA), retail (19.7% including health club spaces), flex space (16.8% of NRA), self-storage (14.7% of NRA), warehouse (11.8% of NRA), and office (5.5% of NRA), known as The Park at Mount Kisco located in Mount Kisco and Bedford, New York. The property was constructed in 1957 as a single tenant distribution facility, which was reconfigured to a multi-tenanted facility from 2006-2008. The property features 20.5-foot clear ceiling heights, 9 loading docks, 17 drive-in bays, and 31.5-foot column by 31.5-foot column spacing. The property is situated on approximately 37.4 acres and contains 799 surface parking spaces (1.3 spaces per 1,000 SF of rentable area). The property is located approximately 35 miles north of New York City.

The largest tenant at the property, Grand Prix New York Racing, LLC, (“Grand Prix”) leases 117,942 SF (19.3% of the NRA) through December 2024. Grand Prix subleases 17,200 SF to Spins Bowl, LLC (“Spins Bowl”). Grand Prix is an indoor go-cart operation providing entertainment to both private and corporate clients offering high-end racing programs to private groups for a variety of events including birthdays, club outings, and bar mitzvahs in the evenings and on weekends. The facility includes two race tracks, corporate meeting rooms, business facilities and other supporting services such as a themed café, a 6,000 SF arcade area which includes a bouncy house and toddler town and racing equipment store. As a partial sub-tenant, Spins Bowl operates a bowling alley with 12 family lanes for public use with large projection videos screens playing music across the entire center and a private VIP event room with seven lanes that include lounges. Spins Bowl has locations in New York (5) and Ohio (3). The sponsors have a 53% ownership interest in Grand Prix New York Racing, LLC and 87% ownership interest in Spins Bowl, LLC.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 13 — 333 North Bedford

The second largest tenant, Safe Havens Partners, LLC leases 90,031 SF (14.7% of the NRA) through May 2022. The third largest tenant, Safe Haven Auto Storage, LLC, leases 60,000 SF (9.8% of the NRA) through June 2020. Both Safe Havens Partners, LLC and Safe Haven Auto Storage, LLC operate as Safe Havens Self Storage (“Safe Haven”) which is a full service self-storage center comprising 591 units. Founded in 1987, Safe Haven Self Storage offers various climate-controlled self-storage units ranging from 5x5 to 10x20, along with a full indoor loading dock large enough for an 18 wheeler. Safe Haven offers a wide assortment of boxes and packing materials for its moving and storage customers. Safe Haven operates one other location in Elmsford, New York. The sponsor has a 75% ownership interest in Safe Havens Partners, LLC.

The fourth largest tenant, Photo File, Inc. leases 42,881 SF (7.0% of the NRA) through March 2020. Photo File was founded in 1987, when it was granted a license for retail photography by Major League Baseball and the Major League Baseball Players Association. Today, Photo File is the largest manufacturer of licensed sports photography. The company is licensed by the MLB, NBA, WNBA, NHL, NFL, CLC, WWE and MLS and their respective player associations, as well thousands of individual athletes. Photo File is also licensed by thousands of individuals and organizations, including Muhammad Ali, Babe Ruth, Joe Namath, Vince Lombardi, and Marvel Comics. The property serves as the headquarters for Photo File.

The property benefits from its location along North Bedford Road, which is the main commercial corridor in the area, and is improved with a number of small free-standing retail strips, shopping centers, office buildings and several auto dealerships. Primary access to the location is provided by Interstate 684 and Route 117. Interstate 684 is a north/south highway that runs through Westchester County and is located approximately 3.5 miles from the property. Route 117 extends south to Bedford Road and provides direct access to Interstate 684. The region is served by LaGuardia, JFK and Westchester County airports.

The Market. The property is located in Mount Kisco and Bedford, New York in Westchester County which is approximately 35 miles north of New York City in Hudson Valley which encompasses several metropolitan statistical areas. Westchester County is located in the southeastern portion of New York State directly north of New York City and is bordered by Hudson River on the west and Connecticut’s Fairfield County on the east. Westchester covers an area of 450 square miles consisting of 48 municipalities. Westchester County is located approximately 10 miles north of Midtown Manhattan, which is home to numerous businesses as well as headquarters for Fortune 500 corporations.

The property is located within the northernmost section of Mount Kisco and extends over the town line into Bedford. Mount Kisco is often referred to as “the commercial hub” of northern Westchester, as residents from surrounding towns and municipalities come to shop at the village’s stores. The property is located along North Bedford Road which extends approximately 2.5 miles northward from the center of Mount Kisco into Bedford. North Bedford Road is the main commercial corridor in the area and is improved with a number of free-standing retail strips, mid-sized shopping centers, free-standing stores, office buildings and several auto dealerships. Retailers located along North Bedford Road include a Target anchored retail center, Staples, and T.J. Maxx. Downtown Mount Kisco includes a number of national retailers such as Ann Taylor, Starbucks, Sleepy’s, Banana Republic, Gap, Baby Gap, Kids Gap, and Rite Aid Pharmacy. According to a third party market research report, the 2017 estimated population in Mount Kisco and Bedford is 11,333 and 17,792, respectively, with a 2017 estimated average household income of $112,544 and $195,997, respectively.

According to the appraisal, the property is located in the Westchester County industrial and office market and the North Market industrial and office submarket. As of second quarter 2017, the Westchester County industrial market contained 37.0 million SF of industrial space within 1,469 buildings with an overall vacancy rate of 5.3% and asking rents of $13.68 PSF. As of second quarter 2017, the North industrial market contained 2.2 million SF within 78 buildings with an overall vacancy rate of 9.0% and asking rents of $15.98 PSF. The North office market contained 5.2 million SF of office space with an overall vacancy rate of 41.3% and asking rents of $22.15 PSF. According to the appraisal, the property’s competitive set consists of the ten properties detailed in the table below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 13 — 333 North Bedford

Competitive Flex/Industrial Set Summary(1)

Property	Year Built / Renovated	Total GLA (SF)	Est. Rent PSF	Est. Occ.	Proximity (miles)	Anchor Tenants
203 Ridgewood Drive	1986 / N/A	32,000	$14.50	NAV	16.0	SolarCity Corp.
718 South Fulton Avenue	1920 / N/A	24,000	$13.00	NAV	28.0	N/A
10 Hermann Place	2016 / N/A	121,883	$12.72	NAV	24.1	Federal Express
404 Fieldcrest Drive	1996 / N/A	78,674	$10.50	NAV	15.1	Federal Express
518-520 Franklin Avenue	1960 / N/A	22,500	$12.75	NAV	27.8	N/A

(1)	Source: Appraisal.

Competitive Office Set Summary(1)

Property	Year Built / Renovated	Total GLA (SF)	Est. Rent PSF	Est. Occ.	Proximity (miles)	Anchor Tenants
45 Knollwood Drive	1982 / N/A	2,409	$22.00	NAV	16.0	LN Capital Corp.
200 Business Park Drive	1987 / N/A	2,600	$20.00	NAV	9.2	Xchange Insurance
355 Main Street	1976 / N/A	1,012	$23.75	NAV	9.1	TPG Enterprises
342-358 Downing Drive	1986 / N/A	2,320	$21.00	NAV	8.6	Better Homes and Gardens R.E.
115 Wall Street	1940 / N/A	1,957	$20.00	NAV	13.5	Work Irish Dance

(1)	Source: Appraisal.

Historical and Current Occupancy(1)

2013	2014	2015	2016	Current(2)
96.9%	98.8%	100.0%	90.5%	90.0%

(1)	Source: Historical Occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.

(2)	Based on the July 2017 underwritten rent roll.

Top Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rents	Lease Expiration Date
Grand Prix New York Racing, LLC	NR / NR / NR	117,942	19.3%	$8.90	14.7%	12/31/2024
Safe Havens Partners, LLC	NR / NR / NR	90,031	14.7	$8.33	10.5	5/31/2022
Safe Haven Auto Storage, LLC	NR / NR / NR	60,000	9.8	$10.25	8.6	6/30/2020
Photo File, Inc.	NR / NR / NR	42,881	7.0	$14.32	8.6	3/31/2020
Saw Mill Club East	NR / NR / NR	42,693	7.0	$18.87	11.3	12/31/2020
C&C North America	NR / NR / NR	31,454	5.1	$14.07	6.2	3/31/2018
Target Corporation	A2 / A / A-	27,609	4.5	$12.67	4.9	12/31/2018
Dunphey & Associates Supply Co Inc.	NR / NR / NR	26,231	4.3	$10.14	3.7	4/30/2022
IAT Interactive LLC	NR / NR /NR	23,769	3.9	$11.66	3.9	MTM
RJMK Park LLC	NR / NR / NR	18,486	3.0	$11.85	3.1	1/31/2020
Total:		481,096	78.6%		75.7%

(1)	Based on the underwritten rent roll, including rent increases occurring through August 31, 2018.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 13 — 333 North Bedford

Lease Rollover Schedule(1)(2)

Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	61,265	10.0%	NAP	NAP	61,265	10.1%	NAP	NAP
MTM	1	23,769	3.9	$277,162	4.3%	85,034	13.9%	$277,162	4.3%
2017	0	0	0.0	0	0.0	85,034	13.9%	$277,162	4.3%
2018	3	71,164	11.6	961,466	15.0	156,198	25.5%	$1,238,628	19.4%
2019	5	27,051	4.4	379,884	5.9	183,249	29.9%	$1,618,512	25.3%
2020	6	180,121	29.4	2,453,323	38.4	363,370	59.4%	$4,071,835	63.7%
2021	0	0	0.0	0	0.0	363,370	59.4%	$4,071,835	63.7%
2022	3	122,843	20.1	1,138,196	17.8	486,213	79.5%	$5,210,031	81.5%
2023	0	0	0.0	0	0.0	486,213	79.5%	$5,210,031	81.5%
2024	1	117,942	19.3	1,049,106	16.4	604,155	98.7%	$6,259,137	97.9%
2025	0	0	0.0	0	0.0	604,155	98.7%	$6,259,137	97.9%
2026	0	0	0.0	0	0.0	604,155	98.7%	$6,259,137	97.9%
2027 & Beyond	2	7,800	1.3	133,945	2.1	611,955	100.0%	$6,393,081	100.0%
Total	21	611,954	100.0%	6,393,081	100.0%

(1)	Based on the July 2017 underwritten rent roll. Rent includes base rent and rent increases occurring through August 31, 2018.
(2)	Certain tenants may have lease expiration options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

Operating History and Underwritten Net Cash Flow

	2014	2015	2016	TTM(1)	Underwritten(2)	PSF	%(3)
Rents in Place	$6,475,101	$6,901,321	$6,698,058	$6,244,797	$6,393,081	$10.45	69.7%
Vacant Income	0	0	0	0	725,856	$1.19	7.9%
Gross Potential Rent	$6,475,101	$6,901,321	$6,698,058	$6,244,797	$7,118,937	$11.63	77.7%
Total Reimbursements	$2,028,386	$2,109,966	$2,080,067	$1,836,627	$2,046,833	$3.34	22.3%
Net Rental Income	$8,503,486	$9,011,288	$8,778,125	$8,081,424	$9,165,770	$14.98	100.0%
(Vacancy/Collection Loss)(4)	0	0	0	0	(938,885)	($1.53)	(10.2%)
Other Income(5)	47,286	1,283	7,176	19,497	7,176	$0.01	0.1%
Effective Gross Income	$8,550,772	$9,012,571	$8,785,301	$8,100,921	$8,234,062	$13.46	89.8%
Total Expenses	$2,221,304	$2,382,282	$2,433,511	$2,090,907	$2,469,285	$4.04	30.0%
Net Operating Income	$6,329,468	$6,630,288	$6,351,790	$6,010,015	$5,764,777	$9.42	70.0%
Total TI/LC, Capex/RR	0	0	0	0	342,695	$0.56	4.2%
Net Cash Flow	$6,329,468	$6,630,288	$6,351,790	$6,010,015	$5,422,082	$8.86	65.8%

(1)	Represents the trailing twelve month period through June 30, 2017.
(2)	Rents in Place includes base rent and rent increases occurring through August 31, 2018.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Based on the actual economic occupancy.
(5)	Other income includes late fees, miscellaneous revenue and office repairs & maintenance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Mortgage Loan No. 14 — Miracle Mile

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BSP	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$28,000,000	Title:	Fee & Leasehold
Cut-off Date Principal Balance(1):	$28,000,000	Property Type - Subtype:	Retail – Anchored
% of Pool by IPB:	3.3%	Net Rentable Area (SF):	298,694
Loan Purpose:	Acquisition	Location:	Monroeville, PA
Borrower:	PZ Miracle GL LLC	Year Built / Renovated:	1954 / 2006
Sponsor:	M & J Wilkow, Ltd.	Occupancy:	97.7%
Interest Rate:	4.3400%	Occupancy Date:	9/7/2017
Note Date:	9/7/2017	Number of Tenants:	32
Maturity Date:	10/6/2027	2014 NOI:	$4,971,868
Interest-only Period:	60 months	2015 NOI:	$5,424,399
Original Term:	120 months	2016 NOI:	$5,599,676
Original Amortization:	360 Months	TTM NOI(4):	$5,832,178
Amortization Type:	IO-Balloon	UW Economic Occupancy:	95.0%
Call Protection(2):	L(25),Def(90),O(5)	UW Revenues:	$7,414,737
Lockbox(3):	Hard	UW Expenses:	$1,987,287
Additional Debt(1):	Yes	UW NOI:	$5,427,450
Additional Debt Balance(1):	$28,000,000	UW NCF:	$5,069,017
Additional Debt Type(1):	Pari Passu	Appraised Value / Per SF:	$80,600,000 / $270
Additional Future Debt Permitted:	No	Appraisal Date:	8/3/2017

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$187
Taxes:	$219,223	$109,612	N/A	Maturity Date Loan / SF:	$171
Insurance:	$34,928	$4,990	N/A	Cut-off Date LTV:	69.5%
Replacement Reserves:	$0	$4,978	$179,216	Maturity Date LTV:	63.4%
TI/LC:	$0	$24,891	$896,082	UW NOI DSCR:	1.62x
Engineering:	$30,250	$0	N/A	UW NCF DSCR:	1.52x
Lease Sweep Reserve:	$0	Springing	$3,000,000	UW NOI Debt Yield:	9.7%
				UW NCF Debt Yield:	9.1%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$56,000,000	69.8%	Purchase Price	$78,000,000	97.3%
Sponsor Equity	24,190,877	30.2	Closing Costs	1,906,476	2.4
			Upfront Reserves	284,401	0.4

Total Sources	$80,190,877	100.0%	Total Uses	$80,190,877	100.0%

(1)	The Miracle Mile loan was co-originated by BSP and JPMorgan Chase Bank, National Association (“JPMCB”). The Miracle Mile loan is a part of a whole loan evidenced by four pari passu notes with an aggregate original principal balance of $56.0 million (“Miracle Mile Whole Loan”). The financial information presented in the chart above reflects the Cut-off Date balance Miracle Mile Whole Loan.

(2)	The lockout period will be at least 25 payments beginning with an including the first payment date of November 6, 2017. Defeasance of the Miracle Mile Whole Loan is permitted at any time after the date that is the earlier of three years after loan origination or two years after the closing date of the securitization that

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 14 — Miracle Mile

includes the last note of the Miracle Mile Whole Loan to be securitized. However, the borrower will be permitted to prepay a portion of the Miracle Mile Whole Loan during the lockout period if the debt service coverage ratio falls below 1.15x, in an amount necessary to achieve a debt service coverage ratio equal to or greater than 1.15x. Any such prepayment must be accompanied by a yield maintenance charge.
(3)	The Miracle Mile Whole Loan is structured with a hard lockbox and in-place cash management.

(4)	Represents the trailing twelve month period ending July 31, 2017.

The Loan. The Miracle Mile loan is part of a $56.0 million first mortgage loan secured by the ground leasehold estate and the fee simple interest in a 298,694 SF anchored retail center located in Monroeville, Pennsylvania.

The Miracle Mile Whole Loan has an outstanding principal balance as of the Cut-off Date of $56.0 million that is evidenced by four pari passu promissory notes. The controlling Note A-1 and non-controlling Note A-2, each having an original principal balance of $14.0 million, are being contributed to CSAIL 2017-CX10 transaction. The Non-controlling Note A-3 and Note A-4, each having an original principal balance of $14.0 million, are being held by JPMCB and will be contributed to a future transaction.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan (Y/N)	Controlling Piece (Y/N)
Note A-1	$14,000,000	$14,000,000	CSAIL 2017-CX10	Y	Y
Note A-2	14,000,000	14,000,000	CSAIL 2017-CX10	N	N
Note A-3	14,000,000	14,000,000	JPMCB	N	N
Note A-4	14,000,000	14,000,000	JPMCB	N	N
Total	$56,000,000	$56,000,000

The Borrower. The borrowing entity for the Miracle Mile Whole Loan is PZ Miracle GL LLC, a Delaware limited liability company and special purpose entity. The property owner, PZ Miracle Limited Partnership, has 100% ownership interest in the borrowing entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is M & J Wilkow, Ltd. (“M & J”). M & J is a family owned full service real estate investment and operating company founded in 1939 and headquartered in Chicago, Illinois. The company currently owns and manages a portfolio of 38 properties totaling approximately 8.3 million SF with a current estimated market value of approximately $1.7 billion. Further, M & J has a significant existing presence within the greater Pittsburgh market with a total 1.2 million SF of retail and 1.7 million SF of office under ownership in the market.

Since the mid-1980s, in addition to expanding the size of its portfolio, the sponsor has modified its business plan by transforming itself from primarily being long-term investors in stabilized real estate assets with limited management resources to a full service, commercial real estate company providing “value added” services to both affiliated investment companies, as well as third party owners of real estate. The sponsor has co-invested in or acted as fiduciary for numerous institutional clients, including UBS, CALSTRS, Prudential, and GE Capital Real Estate.

The Property. The Miracle Mile property is a 298,694 SF retail center located in Monroeville, Pennsylvania that is anchored by Fitness International LLC (“LA Fitness”) and Marshalls and contains other junior anchors and inline tenants such as OfficeMax, PNC Bank, DSW Shoe Warehouse, Old Navy and La-Z-Boy. 1,424 parking spaces are offered at the property, which equates to 4.8 spaces per 1,000 SF of net rentable area (“NRA”).

The acquisition is structured with a fee and leasehold interest. The property is subject to a ground lease with an affiliated ground lessor, PZ Miracle Limited Partnership, who is the sole member of the borrower, effective through September 2046 and a fixed ground lease payment of $1 throughout the term of the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 14 — Miracle Mile

As of September 7, 2017, the property was approximately 97.7% leased by 32 national and regional retail tenants. The largest tenant at the property, Fitness International LLC, known as LA Fitness, leases 45,000 SF (15.1% of the NRA) through February 29, 2024 and has been a tenant at the property since 2008. LA Fitness is a privately-owned American health club chain with over 800 clubs across the United States and Canada. The Miracle Mile branch of LA Fitness underwent an $800,000 renovation last June.

The second largest tenant at the property, Marshalls, leases 31,753 SF (10.6% of the NRA) through January 31, 2022. Marshalls is a chain of American and Canadian off-price department stores owned by TJX Companies. Marshalls has over 975 conventional stores, covering 42 states and Puerto Rico, and 38 stores in Canada. Marshalls is the U.S.’s second largest off-price family apparel and home fashion retailer, behind its sister company, T.J. Maxx. Marshalls has been at the property for approximately 27 years and recently began negotiations with the seller to renew its lease early in order to get additional options.

The third largest tenant at the property, OfficeMax, leases 21,832 SF (7.3% of the NRA) through January 31, 2022. OfficeMax is an American office supplies retailer founded in 1986 and is now a subsidiary of Office Depot, Inc. Office Depot, Inc. reported 2016 annual sales of approximately $11 billion, employed approximately 38,000 employees, and served consumers and businesses in North America and abroad with approximately 1,400 retail stores.

The Miracle Mile property is located off of UW Route 22/William Penn Highway Retail Corridor, which is the primary retail destination in the eastern suburbs of Pittsburgh. Outside of the primary and secondary commercial corridors, development is largely residential in nature.

The Market. The Miracle Mile property is located in the Municipality of Monroeville, Allegheny County, Pennsylvania. Monroeville is approximately 14 miles east of Pittsburgh’s central business district and is part of the eastern suburbs of Allegheny County.

The greater Pittsburgh area benefits from a number of economic drivers encompassing a diversified employment base that includes healthcare, agriculture, manufacturing, education, and insurance services. According to the appraisal, the 2016 population within a one-, three-, and five-mile radius was 7,573, 44,927 and 134,727, respectively. The average household income was $64,751, $71,636 and $70,238, respectively. The appraiser concluded a second quarter of 2017 asking rent of $12.52 PSF and vacancy rate of 2.9% for the Greater Pittsburgh market.

Given the unique mix of commercial/retail/office space, the appraiser assessed competitive set consists of different categories of retail properties detailed in the table below.

Competitive Set Summary(1)

Retail Categories(2)	Year Built	Avg. GLA (SF)	Base Rent PSF	Est. Occ.	Anchor Tenants
Miracle Mile(3)	1954	298,694(4)	$10.00 - $36.00	97.7%(4)	Fitness International LLC (LA Fitness), Marshalls
Fitness Center	1917-2008	344,410	$21.06 - $31.92	98.9%	LA Fitness
Junior Anchor	1958-2008	321,601	$12.35 - $24.48	97.0%	Barnes and Noble, DSW, Marshalls, Best Buy, Office Depot, Gander Mountain
Retail > 5,000 SF	1917-2008	452,999	$14.85 - $23.75	95.5%	Ulta, Crunch Fitness, PA Wine and Spirits, Famous Footwear, Panera Bread, Petsmart
Retail < 5,000 SF	1917-2008	281,991	$20.76 - $31.10	97.3%	Mattress Firm, Cycle Bar, Children’s Place, Verizon, PNC Bank, April Showers
Retail < 2,000 SF	1917-2008	271,300	$29.43 - $40.50	97.2%	Jimmy Johns, Aladdin’s Eatery, Blume Nail, Pittsburgh’s Best JJ’s Inc., European Nails, Luxury Nails
Ground Lease	1958-2010	267,707	$77,350 - $156,250	96.7%	Chili’s, Aldo, Sonic, Huntington Bank, McDonalds
(1)	Source: Appraisal.

(2)	Represents an aggregate of area competitive properties within the area.

(3)	The appraiser concluded to market rent of $110,000/year for pad leases at the property. Two tenants (comprising 2.6% of NRA) at the property are subject to pad leases. Ground lease rents represent lease rents for the pad.

(4)	Based on the underwritten rent roll dated September 7, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 14 — Miracle Mile

Historical and Current Occupancy(1)

2014	2015	2016	Current(2)
95.0%	97.0%	99.0%	97.7%

(1)	Source: Historical Occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.

(2)	Based on the underwritten rent roll dated September 7, 2017.

Top Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rents	Lease Expiration Date
Fitness International LLC (D.B.A LA Fitness)	B2 / B+ / NR	45,000	15.1%	$25.30	19.5%	2/29/2024
Marshalls	A2 / A+ / NR	31,753	10.6	$10.00	5.4	1/31/2022
OfficeMax	NR / NR / NR	21,832	7.3	$16.00	6.0	1/31/2022
PNC Bank	A3 / A- /A+	20,126	6.7	$25.30	8.7	1/31/2024
DSW Shoe Warehouse	NR / NR / NR	20,000	6.7	$18.11	6.2	6/1/2021
La-Z-Boy	NR / NR / NR	20,000	6.7	$13.00	4.5	11/30/2022
Old Navy	NR / NR / NR	19,100	6.4	$19.36	6.3	1/31/2022
Mattress Warehouse	NR / NR / NR	10,631	3.6	$16.00	2.9	1/31/2025
Five Below	NR / NR / NR	9,139	3.1	$16.00	2.5	1/31/2020
Fortune Star	NR / NR / NR	9,000	3.0	$12.50	1.9	1/31/2024
Total:		206,581	69.2%		64.0%

(1)	Based on the underwritten rent roll dated September 7, 2017.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	7,000	2.3%	NAP	NAP	7,000	2.3%	NAP	NAP
MTM	0	0	0.0	$0	0.0%	7,000	2.3%	$0	0.0%
2017	0	0	0.0	0	0.0	7,000	2.3%	$0	0.0%
2018	1	2,300	0.8	77,548	1.3	9,300	3.1%	$77,548	1.3%
2019	3	5,310	1.8	135,990	2.3	14,610	4.9%	$213,538	3.7%
2020	2	13,639	4.6	236,224	4.1	28,249	9.5%	$449,762	7.7%
2021	5	37,068	12.4	761,438	13.1	65,317	21.9%	$1,211,200	20.8%
2022	8	117,105	39.2	1,862,103	31.9	182,422	61.1%	$3,073,303	52.7%
2023	2	4,250	1.4	112,500	1.9	186,672	62.5%	$3,185,803	54.6%
2024	7	89,197	29.9	2,107,857	36.1	275,869	92.4%	$5,293,659	90.8%
2025	2	14,825	5.0	$271,591	4.7	290,694	97.3%	$5,565,250	95.4%
2026	0	0	0.0	0	0.0	290,694	97.3%	$5,565,250	95.4%
2027 & Beyond	2	8,000	2.7	267,000	4.6	298,694	100.0%	$5,832,250	100.0%
Total	32	298,694	100.0%	$5,832,250	100.0%

(1)	Based on the underwritten rent roll dated September 7, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 14 — Miracle Mile

Operating History and Underwritten Net Cash Flow

	2014	2015	2016	TTM(1)	Underwritten	PSF	%(2)
Rents in Place	$5,294,835	$5,605,211	$5,727,849	$5,922,195	$5,832,250	$19.53	74.9%
Vacant Gross Up	0	0	0	0	158,500	$0.53	2.0%
Percentage Rent	18,365	18,651	23,409	23,409	15,863	$0.05	0.2%
Rent Steps	0	0	0	0	20,000	$0.07	0.3%
Gross Potential Rent	$5,313,200	$5,623,862	$5,751,259	$5,945,604	$6,026,614	$20.18	77.4%
Total Reimbursements	1,656,020	1,725,884	1,827,482	1,857,957	1,758,628	$5.89	22.6%
Net Rental Income	$6,969,220	$7,349,746	$7,578,741	$7,803,561	$7,785,242	$26.06	100.0%
(Vacancy/Collection Loss)	0	0	0	0	(389,262)	($1.30)	(5.0%)
Other Income	21,592	17,460	16,383	18,757	18,757	$0.06	0.2%
Effective Gross Income	$6,990,812	$7,367,206	$7,595,124	$7,822,318	$7,414,737	$24.82	95.2%
Total Expenses	$2,018,945	$1,942,807	$1,995,448	$1,990,140	$1,987,287	$6.65	26.8%
Net Operating Income	$4,971,868	$5,424,399	$5,599,676	$5,832,178	$5,427,450	$18.17	73.2%
Total TI/LC, Capex/RR	0	0	0	0	358,433	$1.20	4.8%
Net Cash Flow	$4,971,868	$5,424,399	$5,599,676	$5,832,178	$5,069,017	$16.97	68.4%

(1)	Represents the trailing twelve month period ending July 31, 2017.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Mortgage Loan No. 15 — Totowa Commerce Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Natixis	Single Asset / Portfolio:	Portfolio of 11 Properties
Original Principal Balance(1):	$26,750,000	Title:	Fee
Cut-off Date Principal Balance(1):	$26,750,000	Property Types – Subtypes(3):	Industrial – Flex
% of Pool by IPB:	3.1%	Net Rentable Area (SF):	507,779
Loan Purpose:	Acquisition	Locations:	Totowa, NJ
Borrowers:	Totowa Beacon, LLC; Totowa II LLC; Totowa III, LLC and Totowa IV, LLC	Year Built / Renovated:	Various / NAP
Sponsors:	Jeffrey Greenberg; Steven Greenberg	Current Occupancy(4):	85.5%
Interest Rate:	4.2050%	Occupancy Date:	7/24/2017
Note Date:	9/20/2017	Number of Tenants:	47
Maturity Date:	10/5/2027	2014 NOI:	$4,125,557
Interest-only Period:	60 months	2015 NOI:	$5,098,479
Original Term:	120 months	2016 NOI:	$5,126,942
Original Amortization:	360 months	TTM NOI(5):	$5,179,373
Amortization Type:	IO-Balloon	UW Economic Occupancy(4):	87.1%
Call Protection(2):	L(25),Def (92),O(3)	UW Revenues:	$7,847,766
Lockbox:	Hard	UW Expenses:	$2,812,466
Additional Debt:	Yes	UW NOI:	$5,035,300
Additional Debt Balance(1):	$25,000,000	UW NCF:	$4,696,674
Additional Debt Type(1):	Pari Passu	Appraised Value / Per SF(6):	$69,150,000 / $136
Additional Future Debt Permitted:	No	Appraisal Date:	8/2/2017

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$102
Taxes:	$0	$117,676	N/A	Maturity Date Loan / SF:	$93
Insurance:	$13,553	$13,553	N/A	Cut-off Date LTV:	74.8%
Replacement Reserves(7):	$0	$7,061	$500,000	Maturity Date LTV:	68.2%
Deferred Maintenance:	$15,438	$0	N/A	UW NOI DSCR:	1.66x
Outstanding TI/LC(7):	$702,638	$21,157	$500,000	UW NCF DSCR:	1.55x
Free Rent:	$83,262	$0	N/A	UW NOI Debt Yield:	9.7%
				UW NCF Debt Yield:	9.1%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Mortgage Loan	$51,750,000	75.5%	Purchase Price	$66,500,000	97.0%
Borrower Equity	16,780,111	24.5	Closing Costs	1,215,221	1.8
			Upfront Reserves	814,891	1.2
Total Sources	$68,530,111	100.0%	Total Uses	$68,530,111	100.0%

(1)	The Totowa Commerce Center loan is part of a larger split whole loan evidenced by two pari passu promissory notes with an aggregate original principal balance of $51,750,000 (collectively, “Totowa Commerce Center Whole Loan”). The financial information presented in the chart above is based on the Cut-off Date balances of the promissory notes comprising the Totowa Commerce Center Whole Loan.

(2)	Following the lockout period, the borrowers can release a portion of the Totowa Commerce Center properties consisting of (i) vacant land that has approximately 30,000 SF of buildability and (ii) the 999 Riverview Drive property, provided that among others: (i) no event of default exists, (ii) the purchaser is not affiliated to the borrowers, (iii) after the partial release, the debt yield is not less than the greater of (x) the debt yield immediately preceding partial release and (y) the debt yield at origination, (iv) after partial release, the loan-to-value ratio is

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 15 — Totowa Commerce Center

not greater than the lessor of (x) the loan-to-value ratio immediately preceding partial release and (y) the loan-to-value ratio at origination and (v) the borrowers deliver to the lender 115% of the allocated cut-off date balance (identified in the Portfolio Summary chart below) of the release parcel.

(3)	Ten of the properties are industrial flex assets. The 999 Riverview Drive property is a suburban office property.

(4)	The property is 89.4% leased as of July 24, 2017. Most recent occupancy does not include space leased to Atlantic Inertial Systems Inc. (“Atlantic Inertial”) (3.9% of NRA), as the tenant is currently dark.

(5)	Represents trailing twelve months ending June 30, 2017.

(6)	Based upon a portfolio-level appraised value that includes a 5.8-acre vacant land parcel, valued at $750,000.

(7)	On a monthly basis, the borrowers are required to escrow $7,061 for a replacement reserve and $21,157 for TI/LC. The aggregate balance of TI/LC reserve and the replacement reserve is subject to a cap in an amount of $500,000. If the aggregate balance of TI/LC reserve and the replacement reserve falls below $250,000, the borrowers are required to escrow on a monthly basis $21,157 until the cap is met.

The Loan. The Totowa Commerce Center loan, which is part of a larger split whole loan, is a $51.75 million first mortgage loan secured by a fee interest in a 507,779 SF, eleven-property portfolio consisting of ten industrial flex properties and one office property, located in Totowa, New Jersey. The Totowa Commerce Center Whole Loan has an outstanding principal balance of $51,750,000, which is evidenced by two pari passu notes identified as Note A-1 and Note A-2. Note A-1, which is the controlling note, has an outstanding principal balance as of the Cut-off Date of $26,750,000, is being contributed to the CSAIL 2017-CX10 Commercial Mortgage Trust. Note A-2, which has an outstanding principal balance as of the Cut-off date of $25,000,000 is expected to be contributed to the UBS 2017-C5 transaction. The holder of Note A-2 is entitled, under certain circumstances, to consult with the controlling noteholder with respect to certain major decisions. The loan as a 10-year term and will amortize on a 30-year schedule after 5 years of interest only payments.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan (Y/N)	Controlling Piece (Y/N)
Note A-1	$26,750,000	$26,750,000	CSAIL 2017-CX10	Y	Y
Note A-2	25,000,000	25,000,000	UBS 2017-C5(1)	N	N
Total	$51,750,000	$51,750,000

(1)	The UBS 2017-C5 transaction is expected to close November 16, 2017.

The Borrowers. The borrowing entities for the loan are Totowa Beacon, LLC, Totowa II LLC, Totowa III, LLC and Totowa IV, LLC, four tenants-in-common, each a Delaware limited liability company. Each tenant-in-common is a single purpose entity. The non-member manager of each borrower, Totowa Commerce Manger, LLC, is indirectly owned and controlled by the guarantors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Totowa Commerce Center Whole Loan.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Jeffrey Greenberg and Steven Greenberg. The sponsors are the principals of Heritage Capital Group, LLC, a real estate investment and management company that has been in business for over seventy years and three generations. Heritage Capital Group, LLC has invested in properties in more than twenty states ranging across multiple property types. As of June 1, 2017, the sponsors have a total net worth and liquidity of $61.7 million and $16.1 million, respectively.

The Properties. The Totowa Commerce Center properties consist of ten industrial flex properties and one office property located in Totowa, New Jersey. The Totowa Commerce Center properties are 89.4% leased and 85.5% occupied as of July 24, 2017 by 47 tenants. The Totowa Commerce Center properties were built between 1987 and 1999, and, according to the sponsors, they have invested $771,536 in capital expenditures since 2014. The Totowa Commerce Center properties have a granular rent roll, with no tenant accounting for greater than 6.1% of NRA or 7.5% of underwritten base rent on a portfolio basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 15 — Totowa Commerce Center

The following table represents each property comprising the Totowa Commerce Center properties:

Portfolio Summary

#	Property Name	Allocated Cut-off Date Loan Amount(2)	% of Allocated Cut-off Date Loan Amount	Year Built	Total SF(1)	% Office	Occupancy(3)
1	80-100 Commerce Way	$6,759,616	13.1%	1996	47,294	84.0%	100.0%
2	40 Commerce Way	6,571,107	12.7	1987	50,822	69.0%	100.0%
3	29 Commerce Way	6,539,062	12.6	1990	50,969	63.0%	100.0%
4	One Center Court	6,200,551	12.0	1999	39,245	37.0%	100.0%
5	11 Commerce Way	6,179,167	11.9	1989	47,207	72.0%	100.0%
6	45 Commerce Way	5,770,343	11.2	1992	51,849	51.0%	100.0%
7	999 Riverview Drive	3,832576	7.4	1988	58,191	100.0%	78.4%
8	Two Center Court	3,767,810	7.3	1998	30,600	58.0%	100.0%
9	120-140 Commerce Way	3,239,622	6.3	1994	35,765	72.0%	77.0%
10	60 Commerce Way	1,460,735	2.8	1988	50,943	70.0%	43.6%
11	20 Commerce Way	1,429,411	2.8	1992	44,894	83.0%	46.3%
Total/Wtd. Avg.		$51,750,000	100.0%	1992	507,779	70.2%	85.5%

(1)	Information is based on the underwritten rent roll as of July 24, 2017.

(2)	Based on the Totowa Commerce Center Whole Loan.

(3)	The Totowa Commerce Center properties are 89.4% leased. The most recent occupancy does not include space leased to Atlantic Inertial (3.9% of NRA), as the tenant is currently dark.

The largest tenant in the portfolio, WestRock Converting Co. (“WestRock”) (BBB by S&P / Baa2 stable by Moody’s) leases 30,868 SF (6.1% of the net rentable area). WestRock is a corrugated packaging company and has more than 240 manufacturing facilities, design centers, research labs, and sales offices around the world. Based on the company’s most recent annual report, the company’s net revenue and total assets were reported at $14.2 billion and $23.0 billion, respectively. WestRock leases two spaces at the Totowa Commerce Center properties. WestRock’s has been in occupancy at the One Center Court property since December 27, 2000 and its current lease expires on February 29, 2020 with one three-year renewal option. The tenant has a termination option with a termination date of April 30, 2018 and payment of a termination fee of $104,592. WestRock’s lease at the 29 Commerce Way property commenced on January 1, 2015 and expires on May 31, 2022 with one three year renewal option. The tenant has a termination option with a termination date of May 31, 2020 with notice to be received by landlord no later than May 31, 2019, and payment of a termination fee of $214,658

Cervalis Holdings LLC (“Cervalis”) leases 28,130 SF (5.5% of NRA) through February 28, 2020. Cervalis is a colocation, cloud computing and managed services company, which was acquired by CyrusOne in 2015. The Cervalis division of Cyrus has four data centers throughout the New York Metropolitan Area located in Wappingers Falls, New York; Totowa, New Jersey; Stamford, Connecticut and Norwalk, Connecticut. Based on the company’s 2015 annual report, the company’s net revenue and total assets were reported at $399.3 million and $2.2 billion, respectively. Cervalis’ lease at the 29 Commerce Way property commenced on February 1, 2014 and expires on February 28, 2020, with one five-year renewal option.

Coram Alternate Site Services (“Coram”) leases 26,125 SF (5.1% of NRA) through June 30, 2019. Coram provides infusion care services and is the infusion provider of CVS. Coram has more than 30 years of experience and cares for patients through a national network of 90+ locations, including 70+ infusion suites nationwide. Coram provides infusion therapies and services to more than 45,000 patients each month. CVS (BBB+ by S&P / Baa1 by Moody’s), acquired Coram in 2014. Coram leases 26,125 SF at the 11 Commerce Way property. Coram has been in occupancy since October 3, 1989 at the 11 Commerce Way property and its current lease expires on June 30, 2019, with one five-year renewal option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 15 — Totowa Commerce Center

The Market. The Totowa Commerce Center properties are located in Totowa, New Jersey, which is located within the New York-Jersey City, NY-NJ-PA metropolitan statistical area, approximately 25 miles west of Manhattan, New York. This location provides easy access to the surrounding region via I-80, NJ Turnpike (I-95), the Garden State Parkway, and Routes 46, 3, 19, 21, and 23.

According to a third party research report, the Totowa Commerce Center properties are located in the Northern New Jersey Flex Industrial Market as of the second quarter of 2017. The Northern New Jersey Flex Industrial Market contains 1,614 buildings totaling 63.4 million SF of flex industrial space. The Northern New Jersey Flex Industrial Market reported a vacancy rate of 11.1% and asking rental rates of $12.17 per SF as of second quarter of 2017.

Competitive Flex/Industrial Set Summary(1)

Property	Year Built / Renovated	Total GLA (SF)	Est. Rent PSF	Est. Occ.	Proximity (miles)	Tenant Name
Fairfield Business Center	1974 / N/A	2,895	$10.00	NAV	7.0	Project LLC
Fairfield Business Center	1974 / N/A	8,505	$8.25	NAV	7.0	Sandream Enterprises
17 Madison Road	1979 / N/A	30,792	$8.21	NAV	6.5	Tadbik, NJ
Wayne Business Center	1968 / N/A	1,500	$10.00	NAV	7.4	Trotac Laser

(1)	Source: Appraisal.

Historical and Current Occupancy(1)

2014	2015	2016	Current(2)
91.9%	92.6%	90.9%	85.5%

(1)	Source: Historical Occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.
(2)	The Totowa Commerce Center properties are 89.4% leased. The most recent occupancy does not include space leased to Atlantic Inertial (3.9% of NRA), as the tenant is currently dark. Occupancy is based on the July 24, 2017 underwritten rent roll.

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rents	Lease Expiration Date
WestRock(3)	Baa2 / BBB / NR	30,868	6.1%	$14.08	7.5%	Various
Cervalis(4)	NR / BB / NR	28,130	5.5%	$12.00	5.8%	2/28/2020
Coram(5)	Baa1 / BBB+ / NR	26,125	5.1%	$13.13	5.9%	6/30/2019
Universal Hospital Services	NA / NA / NA	21,245	4.2%	$16.00	5.9%	6/30/2021
ADT LLC	NA / NA / NA	20,780	4.1%	$12.00	4.3%	8/31/2020
Jack Henry & Associates	NA / NA / NA	20,278	4.0%	$13.00	4.5%	9/30/2019
Atlantic Inertial(6)	NA / NA / NA	19,854	3.9%	$12.50	0.0%	2/28/2022
Thales Defense & Security	NA / NA / NA	18,276	3.6%	$12.50	3.9%	10/31/2018
Canare Corp. of America	NA / NA / NA	16,331	3.2%	$12.67	3.6%	9/30/2021
Patterson Dental Supply	NA / NA /NA	14,649	2.9%	$13.50	3.4%	11/30/2021
Total:		216,536	42.6%		44.8%

(1)	Based on the July 24, 2017 underwritten rent roll, including rent increases occurring through September 2018.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	WestRock’s lease at the One Center Court property expires on February 29, 2020 with one three-year renewal option. The tenant has a termination option with a termination date of April 30, 2018 and payment of a termination fee of $104,592. WestRock’s lease at the 29

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 15 — Totowa Commerce Center

Commerce Way property expires on May 31, 2022 with one three-year renewal option. The tenant has a termination option with a termination date of May 31, 2020 with notice to be received by landlord no later than May 31, 2019, and payment of a termination fee of $214,658.
(4)	Cervalis has one five-year renewal option

(5)	Coram has one five-year renewal option. The Coram lease is guaranteed by CVS. The above ratings reflect CVS credit ratings.

(6)	Atlantic Inertial is currently dark and paying rent. UW Base Rent does not include rent from the tenant.

Lease Rollover Schedule(1)(2)

Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	73,622	14.5%	NAP	NAP	73,622	14.5%	NAP	NAP
MTM	1	2,727	0.5	$36,133	0.6%	76,349	15.0%	$36,133	0.6%
2017	1	2,630	0.5	29,193	0.5	78,979	15.6%	$ 65,326	1.1%
2018	9	64,373	12.7	885,498	15.3	143,352	28.2%	$950,824	16.4%
2019	8	73,066	14.4	1,001,472	17.3	216,418	42.6%	$1,952,296	33.6%
2020	12	123,841	24.4	1,485,565	25.6	340,259	67.0%	$3,437,861	59.2%
2021	7	74,761	14.7	1,014,066	17.5	415,020	81.7%	$4,451,927	76.7%
2022	8	36,721	7.2	571,820	9.9	451,741	89.0%	$5,023,747	86.6%
2023	2	14,398	2.8	172,561	3.0	466,139	91.8%	$5,196,308	89.5%
2024	2	20,359	4.0	305,076	5.3	486,498	95.8%	$5,501,384	94.8%
2025	2	13,681	2.7	212,056	3.7	500,179	98.5%	$5,713,439	98.5%
2026	0	0	0.0	0	0.0	500,179	98.5%	$5,713,439	98.5%
2027 & Beyond	1	7,600	1.5	89,604	1.5	507,779	100.0%	$5,803,043	100.0%
Total	53	507,779	100.0%	$5,803,043	100.0%

(1)	Based on the underwritten rent roll, including rent increases occurring through September 2018.

(2)	Vacant SF Rolling includes space leased to Atlantic Inertial (3.9% of NRA), as the tenant is currently dark.

Operating History and Underwritten Net Cash Flow

	2014	2015	2016	TTM(1)	Underwritten	PSF	%(3)
Rents in Place(2)	$5,572,999	$6,114,211	$6,015,075	$6,046,729	$5,803,043	$11.43	65.1%
Vacant Income	0	0	0	0	1,082,935	$2.13	12.1%
Gross Potential Rent	$5,572,999	$6,114,211	$6,015,075	$6,046,729	$6,885,978	$13.56	77.2%
Total Reimbursements	1,972,782	2,179,111	2,036,079	2,018,888	2,029,711	$4.00	22.8%
Net Rental Income	$7,545,781	$8,293,322	$8,051,154	$8,065,617	$8,915,689	$17.56	100.0%
(Vacancy/Collection Loss)(4)	(455,899)	(327,894)	(223,271)	(179,769)	(1,082,935)	($2.13)	(12.1%)
Other Income	37,698	63,287	37,761	44,264	15,012	$0.03	0.2%
Effective Gross Income	$7,127,580	$8,028,715	$7,865,644	$7,930,112	$7,847,766	$15.46	88.0%
Total Expenses	$3,002,023	$2,930,236	$2,738,702	$2,750,739	$2,812,466	$5.54	35.8%
Net Operating Income	$4,125,557	$5,098,479	$5,126,942	$5,179,373	$5,035,300	$9.92	64.2%
Total TI/LC, Capex/RR	0	0	0	0	338,626	$0.57	4.3%
Net Cash Flow	$4,125,557	$5,098,479	$5,126,942	$5,179,373	$4,696,674	$9.25	59.8%

(1)	Represents the trailing twelve month period through June 30, 2017.

(2)	Rents in Place include base rent and rent increases occurring through September 2018.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Based on the actual economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.